As filed with the Securities and Exchange Commission on      [  ], 1998
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    Form S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Foamex L.P.
                           Foamex Capital Corporation
                         General Felt Industries, Inc.
                              Foamex Fibers, Inc.
                                   Foamex LLC
             (Exact name of registrant as specified in its charter)

      Delaware                       3086                       05-0475617

      Delaware                       9999                       22-3182164

      Delaware                       2273                       13-3476119

      Delaware                       2297                       13-3819884

      Delaware                       2515                       23-2939109


(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
      of incorporation        Industrial Classification     Identification No.)
      of organization)               Code Number)

                                 ---------------
        1000 Columbia Avenue, Linwood, Pennsylvania 19061, (610) 859-3000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 ---------------
                           Philip N. Smith, Jr., Esq.
                                   Foamex L.P.
                              1000 Columbia Avenue
                           Linwood, Pennsylvania 19061
                                 (610) 859-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                 with a copy to:
                            Maurice M. Lefkort, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000
                                 ---------------
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following bax and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        Calculation of Registration Fee

                                                                      Proposed
                                                                       maximum         Proposed maximum
            Title of each class                  Amount to be      offering price     aggregate offering        Amount of
       of securities to be registered             registered         per unit(1)             price           registration fee
------------------------------------------       -------------     --------------     ------------------     ----------------
13-1/2% Senior Subordinated Notes due 2005        $98,000,000           100%              $98,000,000           $ 29,696.97
------------------------------------------        -----------           ----              -----------           -----------
Guarantees(2)                                         (3)               (3)                  (3)                     (3)
------------------------------------------        -----------           ----              -----------           -----------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) General Felt Industries, Inc., Foamex Fibers, Inc. and Foamex LLC are each registering Guarantees of the payment of the principal of, premium, if any, and interest on the Notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.
(3)  Not applicable.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

       Offer for all Outstanding 13-1/2% Senior Subordinated Notes Due 2005
              in Exchange for up to $98,000,000 principal amount of
                   13-1/2% Senior Subordinated Notes Due 2005
                                       of

                                   Foamex L.P.

                           Foamex Capital Corporation

--------------------------------------------------------------------------------
                               The Exchange Offer
     will expire at Midnight, New York City time on        , 1998, unless
                                    extended
--------------------------------------------------------------------------------
                                 ---------------

     Foamex L.P., a Delaware limited partnership ("Foamex") and Foamex Capital Corporation, a Delaware corporation ("FCC" and together with Foamex, the "Issuers"), hereby offer upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of the Issuers' 13-1/2% Senior Subordinated Notes due 2005 (the "New Notes") for each $1,000 principal amount of their issued and outstanding 13-1/2% Senior Subordinated Notes due 2005 (the "Old Notes" and, together with the New Notes, the "Notes") from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer and will not contain certain terms providing for an increase in the interest rate on the Old Notes under certain circumstances described in the Registration Rights Agreement (as defined). The New Notes evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the same benefits under, the Indenture (as defined) governing the Old Notes.

     Interest on the Notes is payable semi-annually in cash on February 15 and August 15 of each year, commencing February 15, 1998. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after August 15, 2000 in cash at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date of redemption. See "Description of Notes--Optional Redemption." In addition, upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the Issuers to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. See "Description of Notes--Repurchase at the Option of Holders--Change of Control." There can be no assurance that, in the event of a Change of Control, the Issuers would have sufficient funds to purchase all Notes tendered. See "Risk Factors--Limitations on Ability to Make Change of Control Payment."

     The Notes are general unsecured obligations of the Issuers, rank subordinate in right of payment to all Senior Debt (as defined), rank pari passu in right of payment to all Pari Passu Debt (as defined) and rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers. The Notes are unconditionally guaranteed (the "Note Guarantees") on a senior subordinated basis by the Subsidiary Guarantors (as defined). The Note Guarantees are general unsecured obligations of the Subsidiary Guarantors, rank subordinate in right of payment to all Senior Debt of the Subsidiary Guarantors, rank pari passu in right of payment to all Pari Passu Debt of the Subsidiary Guarantors and rank senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. As of September 28, 1997, on a pro forma basis, after giving effect to the Crain Acquisition (as defined) and the Related Transactions (as defined), the Notes would have been subordinated to approximately $479.8 million of Senior Debt and pari passu with approximately $177.4 million of Pari Passu Debt.

     The New Notes will bear interest from and including their respective dates of issuance. Holders whose Old Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes, but will not receive any payment in respect of interest on the Old Notes accrued after the issuance of the New Notes.

     The Old Notes were originally issued on December 23, 1997 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act (the "Initial Offering"). The Issuers are making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.
                               ---------------
  See "Risk Factors" beginning on page 11 for a discussion of certain factors that holders of the Old Notes should consider in connection with the Exchange Offer and that prospective investors in the New Notes should consider in connection with such investment.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                  (Cover continued on next page)
                                 ---------------
                The date of this Prospectus is       [  ], 1998

(Cover continued from previous page)

     Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuers, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes, and (iii) it is acquiring the New Notes in the ordinary course of its business (a holder unable to make the foregoing representations is referred to as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each broker-dealer (other than a Restricted Holder) that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") is required to acknowledge in the Letter of Transmittal that it acquired the Old Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such New Notes. Based upon interpretations by the staff of the Commission, the Issuers believe that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer (other than a Restricted Holder) upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Issuers have agreed that for a period of 120 days following consummation of the Exchange Offer they will make this Prospectus available to Participating Broker-Dealers for use in connection with any such resale. During such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market making or other trading activities. See "Exchange Offer" and "Plan of Distribution."

     Based upon interpretations by the staff of the Commission, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     The New Notes are new securities for which there is currently no market. The Issuers presently do not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). There can be no assurance that an active public market for the New Notes will develop.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected. It is not expected that an active market for the Old Notes will develop while they are subject to restrictions on transfer.

     The Issuers will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to Midnight, New York City time, on the date the Exchange Offer expires, which will be , 1998 (the "Expiration Date"), unless the Exchange Offer is extended by the Issuers in their sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Issuers in their reasonable discretion and to the terms and provisions of the Registration Rights Agreement (as defined). Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Issuers have agreed to pay all of the expenses incurred by them in connection with the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of         , 1998.

     The Issuers will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Foamex and FCC with the Commission under file numbers 1-11432 and 1-11436, respectively, are incorporated herein by reference:

     1. The Issuers' Annual Reports on Form 10-K for the fiscal year ended December 29, 1996 (other than the financial information of Foamex International Inc.), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

     2. All other reports filed by Foamex pursuant to Section 13(a) or 15(d) of the Exchange Act since December 29, 1996, consisting of the Issuers' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1997 and June 29, 1997 and the Issuers' Current Reports on Form 8-K dated May 28, 1997,
June 12, 1997 and August 29, 1997.

     All documents filed by Foamex pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this Exchange Offer shall be deemed to be incorporated by reference into the Prospectus and to be a part hereof from the dates of filing of such documents.

     These documents are available upon request from Foamex, 1000 Columbia Avenue, Linwood, Pennsylvania 19061 and its telephone number is (610) 859-3000.


                              AVAILABLE INFORMATION

     The Issuers and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Foamex and FCC are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Commission. Reports, proxy statements and other information concerning the Issuers can be inspected without charge at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. In addition, upon request, such reports, proxy statements and other information will be made available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at the prescribed rates. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

     In the event that the Issuers cease to be subject to the informational reporting requirements of the Exchange Act, the Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in such a filing with the Commission on Forms 10-Q and 10-K as if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Issuers' independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K as if the Issuers were required to file such reports. In addition, for so long as any of the Old Notes remain outstanding, the Issuers have agreed to make available to any beneficial owner of the Old Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context requires otherwise, the term "Foamex" refers to Foamex L.P. and its subsidiaries, "FCC" refers to Foamex Capital Corporation, the "Issuers" refers to Foamex and FCC and "Crain" refers to Crain Industries, Inc. and its subsidiaries. Foamex is an indirect-majority owned subsidiary of Foamex International Inc. ("Foamex International"). FCC is a wholly owned special purpose subsidiary of Foamex whose sole business is to act as co-issuer of certain indebtedness of Foamex.


                                  The Company

     Foamex is the largest manufacturer and marketer of flexible polyurethane and advanced polymer foam products in North America. Foamex's products are utilized primarily in six end-markets: (i) carpet cushion and other carpet products, (ii) cushioning foams, including bedding products, (iii) furniture products for furniture manufacturers and packaging, (iv) automotive applications, including trim and accessories, (v) specialty and technical applications, including those for filtration, gasketing and sealing and (vi) consumer products. Foamex is the largest North American producer of foams used for carpet cushion, automotive applications and specialty and technical products and is a leading North American producer of cushioning foams. The Company has recently refocused its business on the flexible polyurethane and advanced polymer foam business by acquiring Crain in December 1997 and previously divesting of non-foam business segments. Management believes that a focus in the foam business will allow Foamex to concentrate management, financial and operational resources and will position Foamex to pursue its growth strategy of developing new products, improving profitability and expanding internationally.

     Foamex distributes carpet cushion to major floor covering retailers such as Sears, New York Carpet World and Carpetland USA. Foamex supplies cushioning foams to major bedding and furniture manufacturers such as Sealy, Simmons and Ethan Allen. Foamex's packaging foams are supplied to distributors and manufacturers of computers and other electronic devices, including Seagate Technology and CompUSA. Foamex distributes its automotive foam products to original equipment manufacturers ("OEMs"), including Ford, General Motors and Chrysler, and major tier one suppliers such as Lear Corporation, Johnson Controls and Delphi Automotive Systems. Foamex's specialty and technical foams consist of reticulated foams and other customized polyester and polyether foams used for filtration, reservoiring and consumer products which are utilized worldwide in a wide variety of applications by companies such as Hewlett-Packard and Briggs & Stratton. Foamex distributes consumer products to retailers such as Wal-Mart. Foamex and its predecessors have been developing, manufacturing and marketing polyurethane foam for more than 40 years.

     For the latest twelve months ended September 28, 1997 (the "LTM Period"), after giving pro forma effect to the acquisition (the "Crain Acquisition") by an affiliate of the Company of all outstanding capital stock of Crain Holdings Corp., a Delaware corporation and holder of all outstanding capital stock of Crain ("Crain Holdings") and the Related Transactions (as defined), Foamex would have had net sales and EBDAIT (as defined) of $1,261.0 million and $152.5 million, respectively. During the same period, the percentage of pro forma net sales generated by carpet cushion and other carpet products, cushioning foams, automotive foams, specialty and technical foams, and consumer products was approximately 28%, 43%, 18%, 6% and 5%, respectively. Prior to the second quarter of 1997, the cushioning foams and furniture product markets were treated as a single product group; therefore, all historical data in this Prospectus reflects cushioning foam and furniture products as the single product group "cushioning foam."


                              Recent Developments

     On December 23, 1997, Foamex International acquired Crain pursuant to a merger transaction with Crain Holdings for an aggregate consideration of approximately $213.7 million, including the assumption of debt, and all of the assets of Crain subject to all of its liabilities were contributed to Foamex. Management believes that based on net sales, Crain was the third largest domestic producer of flexible polyurethane foam and foam products in the United States. See "The Crain Acquisition." The Crain Acquisition provided a fully integrated manufacturer, fabricator and distributor of a broad range of flexible polyurethane foam and foam products which are sold to a diverse customer base, principally in the furniture, bedding and carpet cushion markets. Management believes that

Foamex's acquisition of Crain (i) strengthens Foamex's market position as the leading North American producer of foam products, (ii) offers increased penetration in the Company's existing product lines and adds complementary products lines such as consumer products, (iii) strengthens the Company's operations geographically, (iv) provides several proprietary foam-producing processes which serve to lower overall production costs and are environmentally friendly, and (v) offers opportunities for significant overhead cost reductions and purchasing and freight cost efficiencies.

     In order to facilitate the Crain Acquisition, the Issuers offered (the "Private Exchange Offer") to a limited number of holders of Crain 13 1/2% Senior Subordinated Notes due 2005 (the "Crain Notes") with whom the Issuers have previously negotiated the terms of the Private Exchange Offer (the "Qualified Holders") to exchange such Qualified Holders' $98.0 million principal amount of Crain Notes for $80.00 in cash and $1,000 principal amount of Old Notes for each $1,000 principal amount of Crain Notes. Such $98.0 million in aggregate principal amount of Crain Notes were retired and cancelled by the trustee of the Crain Notes and the remaining $2.0 million in aggregate principal amount of Crain Notes were redeemed by Crain, all in accordance with the indenture under which the Crain Notes were issued.

     On October 6, 1997, Foamex sold its needlepunch carpeting, tufted carpeting and artificial grass products business, located in Dalton, Georgia to Bretlin, Inc., a subsidiary of The Dixie Group, Inc. The sales price was approximately $41.0 million, net of post-closing adjustments which were finalized in December 1997. Foamex used the net proceeds of the sale to reduce long-term debt.


                             Competitive Strengths

     Foamex believes that it possesses a number of competitive strengths that have allowed it to become the largest manufacturer and marketer of flexible polyurethane and advanced polymer foam products in North America, including:

     Emphasis on New Product Development. Foamex believes it has one of the leading research and development capabilities in the industry and, as a result, has been awarded more than 100 foam-related patents worldwide. These capabilities provide Foamex with a stream of new products, new applications for existing products, and new processes for foam manufacturing. An example of this capability is variable pressure foaming (VPF[TM]), an innovative manufacturing process currently used in North America only by Foamex, which has been used to create new products such as Reflex[TM]. Reflex[TM] is designed to replace fiberfill in certain cushioning products. Foamex has also recently introduced Plushlife[TM] for the carpet cushion market and Powerthane[TM] for automotive applications. Another technology developed by Foamex is Surface Modification Technology (SMT[TM]), which allows for high volume precision contouring of foam surfaces, thereby improving Foamex's existing products and creating new products such as sculpted bed mattresses.

     Alignment with Key Customers. Foamex has historically maintained a steady revenue base by aligning itself with key customers, many of which have been Foamex's customers for many years. These customer relationships are supported by Foamex's extensive North American network of 58 strategically located facilities, which allows Foamex to deliver products cost effectively on a just-in-time basis. As a result of these relationships, Foamex is able to work with customers during the design phase for new products and new applications, thereby favorably positioning Foamex to be the principal supplier for these products.

     High Quality Products. Foamex is a pioneer in manufacturing and distributing high quality flexible polyurethane and advanced polymer foam products to satisfy the specific needs of customers. During 1996, Foamex completed QS-9000 and ISO-9001 certification for its eight domestic facilities that supply the automotive industry and is pursuing the appropriate certifications for the remainder of its manufacturing facilities. Foamex was one of the first flexible polyurethane foam manufacturers to be QS-9000 certified, demonstrating its commitment to producing the highest quality products and meeting the needs of its customers.

     Low Cost Manufacturing Position. Foamex strives to maintain state-of-the-art manufacturing facilities which utilize recent manufacturing improvements such as the proprietary VPF[TM] and patented SMT[TM] technologies, as well as the latest carbon dioxide converting process. These technologies are designed to, among other things, maximize the conversion efficiency of raw materials into finished goods and to minimize labor costs. Furthermore,

Foamex has implemented a company-wide Continuous Improvement Process program designed to continually increase productivity, reduce costs and improve product quality. In addition, as the largest manufacturer of flexible polyurethane and advanced polymer foam products in North America, management believes that Foamex is able to realize economies of scale in its raw materials procurement, which represent more than two-thirds of Foamex's manufacturing costs, and recover costs from the use of substantially all of its internally generated trim foam, which is the principal raw material in the production of bonded carpet cushion.


                                Growth Strategy

     Foamex's strategy focuses on (i) developing new proprietary foam products,
(ii) introducing new uses for advanced foam products, (iii) expanding in international markets and (iv) reducing costs through continued emphasis on manufacturing improvements.

     New Proprietary Foam Products. Foamex plans to continue to utilize its significant research and development capability to develop new products. In recent years, Foamex has developed new proprietary technologies, such as VPF[TM] and SMT[TM], which have been used to create higher margin, value-added products designed to replace existing flexible polyurethane foam products. SMT[TM] has allowed Foamex to develop sculpted mattress toppers, mattress pads and bed pillows which are replacing traditional polyurethane foam products due to their superior comfort, quality and value. In certain cases, such as Plushlife[TM], a proprietary carpet cushion designed to replace traditional bonded and prime carpet cushion, Foamex brands these products to create product recognition and to generate higher margins.

     New Uses for Foam. Foamex is actively developing new applications for its advanced foam products to replace other materials. In the automotive industry, the number of foam applications has increased from eight per vehicle in 1984 to 20 per vehicle in 1997. For example, Foamex has introduced products such as foam headliners which are replacing fiberglass headliners (the rigid material between the fabric and the metal roof of a car). Reflex[TM] foams, which include cushion wraps and cushion cores and are created using VPF[TM], are advanced polymer cushioning products designed to improve comfort, quality and durability in upholstered furniture and to replace standard fiberfill. Foamex's fastest growing business, specialty and technical foams, focuses on developing customized foam applications for high-growth product markets such as inkjet printer cartridges, nickel-metal hydride batteries and oxygenators for cardio-pulmonary surgery.

     International Expansion. Foamex has positioned itself to take advantage of global opportunities. In Mexico, Foamex has built a new state-of-the-art manufacturing facility, which is expected to meet increasing demand and to allow Foamex to increase market penetration. In Asia, which management believes offers attractive growth opportunities, Foamex entered into a joint venture agreement in 1997 to build and operate fabrication facilities in Singapore and Thailand. These facilities were completed in 1997. Additionally, Foamex has created an alliance with Recticel s.a. ("Recticel"), Europe's largest flexible polyurethane foam manufacturer, which will allow Foamex to better meet the increasing global needs of its automotive customers.

     Additional Operating Cost Savings. Foamex is continuing to build on the 1995 Operational Reorganization which was designed to reduce operating costs and improve productivity. Foamex achieved additional operating cost savings in 1997 that resulted from (i) improved productivity, through-put and material yields in the manufacturing process, (ii) the full year benefit of facilities closed during 1996, (iii) the closure of two additional facilities during 1997 and (iv) the expansion of the Continuous Improvement Process. Foamex expects to take charges in the range of $21.0 million to $26.0 million in the fourth quarter of 1997 related to the restructuring/consolidation of Foamex's operations in connection with the Crain Acquisition and the Related Transactions. In addition, Foamex expects to take fourth quarter special charges and write-offs for fixed asset impairments, charges associated with start-up operations and reserves relating to inventory and accounts receivable in the range of $14.0 million to $17.0 million.

                                ----------------

     The principal executive offices of Foamex are located at 1000 Columbia Avenue, Linwood, Pennsylvania 19061 and its telephone number is (610) 859-3000.

                              The Exchange Offer

The Exchange Offer.....................   The Issuers are offering to exchange
                                          (the "Exchange Offer") up to
                                          $98,000,000 aggregate principal amount
                                          of 13 1/2% Senior Subordinated Notes
                                          due 2005 (the "New Notes") for up to
                                          $98,000,000 aggregate principal amount
                                          of their outstanding 13 1/2% Senior
                                          Subordinated Notes due 2005 (the "Old
                                          Notes"). Upon consummation of the
                                          Exchange Offer, the terms of the New
                                          Notes will be identical in all
                                          material respects (including principal
                                          amount, interest rate, maturity and
                                          ranking) to the terms of the Old Notes
                                          for which they may be exchanged
                                          pursuant to the Exchange Offer, except
                                          that the New Notes have been
                                          registered under the Securities Act,
                                          and, therefore, will not bear legends
                                          restricting their transfer and will
                                          not contain certain terms providing
                                          for an increase in the interest rate
                                          on the Old Notes under certain
                                          circumstances described in the
                                          Registration Rights Agreement (as
                                          defined).


Minimum Condition......................   The Exchange Offer is not
                                          conditioned upon any minimum aggregate
                                          principal amount of Old Notes being
                                          tendered for exchange.


Expiration Date........................   The Exchange Offer will expire at
                                          Midnight, New York City time, on     ,
                                          1998, unless extended (the "Expiration
                                          Date").


Exchange Date..........................   The date of acceptance for exchange
                                          for the Old Notes will be the first
                                          business day following the Expiration
                                          Date.


Conditions to the Exchange Offer.......   The obligation of the Issuers to
                                          consummate the Exchange Offer is
                                          subject to certain conditions. See
                                          "The Exchange Offer--Conditions." The
                                          Issuers reserve the right to terminate
                                          or amend the Exchange Offer at any
                                          time prior to the Expiration Date upon
                                          the occurrence of any such condition.


Withdrawal Rights......................   Tenders may be withdrawn at any time
                                          prior to 5:00 p.m. on the Expiration
                                          Date. Any Old Notes not accepted for
                                          any reason will be returned without
                                          expense to the tendering holders
                                          thereof as promptly as practicable
                                          after the expiration or termination of
                                          the Exchange Offer.


Procedures for Tendering Old Notes.....   See "The Exchange Offer--Procedures
                                          for Tendering."


Federal Income Tax Consequences........   The exchange of Old Notes for New
                                          Notes by Holders should not be a
                                          taxable exchange for federal income
                                          tax purposes.

Certain Representations................   Each Holder desiring to participate
                                          in the Exchange Offer will be required
                                          to represent, among other things, that
                                          (i) it is not an "affiliate" (as
                                          defined in Rule 405 of the Securities
                                          Act) of the Issuers, (ii) it is not
                                          engaged in, and does not intend to
                                          engage in, and has no arrangement or
                                          understanding with any person to
                                          participate in, a distribution of the
                                          New Notes, and (iii) it is acquiring
                                          the New Notes in the ordinary course
                                          of its business (a holder unable to
                                          make the foregoing representations is
                                          referred to as a "Restricted Holder").


Transfer Restrictions on New Notes.....   Based upon interpretations by the
                                          staff of the Commission, the Issuers
                                          believe that New Notes issued pursuant
                                          to the Exchange Offer to Participating
                                          Broker-Dealers may be offered for
                                          resale, resold, and otherwise
                                          transferred by a Participating
                                          Broker-Dealer (other than a Restricted
                                          Holder) upon compliance with the
                                          prospectus delivery requirements, but
                                          without compliance with the
                                          registration requirements, of the
                                          Securities Act. The Issuers have
                                          agreed that for a period of 120 days
                                          following consummation of the Exchange
                                          Offer they will make this Prospectus
                                          available to Participating
                                          Broker-Dealers for use in connection
                                          with any such resale. During such
                                          period of time, delivery of this
                                          Prospectus, as it may be amended or
                                          supplemented, will satisfy the
                                          prospectus delivery requirements of a
                                          Participating Broker-Dealer engaged in
                                          market making or other trading
                                          activities. See "Exchange Offer" and
                                          "Plan of Distribution." Based upon
                                          interpretations by the staff of the
                                          Commission, the Issuers believe that
                                          New Notes issued pursuant to the
                                          Exchange Offer may be offered for
                                          resale, resold, and otherwise
                                          transferred by a Holder thereof (other
                                          than a Restricted Holder or a
                                          Participating Broker-Dealer) without
                                          compliance with the registration and
                                          prospectus delivery requirements of
                                          the Securities Act.

Effect on Holders of Old Notes.........   As a result of the making of this
                                          Exchange Offer, and upon acceptance
                                          for exchange of all validly tendered
                                          Old Notes pursuant to the terms of
                                          this Exchange Offer, the Issuers will
                                          have fulfilled a covenant contained in
                                          the Registration Rights Agreement (the
                                          "Registration Rights Agreement") dated
                                          as of December 23, 1997 by and among
                                          the Issuers, General Felt Industries,
                                          Inc. ("General Felt"), Foamex Fibers,
                                          Inc. ("Foamex Fibers") and Foamex LLC
                                          ("FLLC"). Holders of the Old Notes who
                                          do not tender their Old Notes in the
                                          Exchange Offer will continue to hold
                                          such Old Notes and will be entitled to
                                          all the rights and limitations
                                          applicable thereto under the Indenture
                                          dated as of December 23, 1997, among
                                          the Issuers, General Felt, Foamex
                                          Fibers, FLLC, Crain Holdings Corp.
                                          ("Crain Holdings") and The Bank of New
                                          York, as trustee (the "Trustee"),
                                          relating to the Old Notes and the New
                                          Notes (the "Indenture"). All
                                          untendered, and tendered but
                                          unaccepted, Old Notes will continue to
                                          be subject to the restrictions on
                                          transfer provided for in the Old Notes
                                          and the Indenture. To the extent that
                                          Old Notes are tendered and accepted in
                                          the Exchange Offer, the trading
                                          market, if any, for the Old Notes
                                          could be adversely affected. See "Risk
                                          Factors--Consequences of Failure to
                                          Exchange."

                                 The New Notes

Issuers................................   Foamex L.P., a Delaware limited
                                          partnership and Foamex Capital
                                          Corporation, a Delaware corporation.


Maturity Date..........................   August 15, 2005.


Interest Payment Dates.................   The New Notes bear interest at the
                                          rate of 13 1/2% per annum, payable
                                          semi-annually in cash on February 15
                                          and August 15 of each year, commencing
                                          August 15, 1998.


Ranking................................   The New Notes are general unsecured
                                          obligations of the Issuers, rank
                                          subordinate in right of payment to all
                                          Senior Debt, rank pari passu in right
                                          of payment to all Pari Passu Debt and
                                          rank senior in right of payment to all
                                          existing and future subordinated
                                          indebtedness of the Issuers. The Note
                                          Guarantees are general unsecured
                                          obligations of the Subsidiary
                                          Guarantors, rank subordinate in right
                                          of payment to all Senior Debt of the
                                          Subsidiary Guarantors, rank pari passu
                                          in right of payment to all Pari Passu
                                          Debt of the Subsidiary Guarantors and
                                          rank senior in right of payment to all
                                          existing and future subordinated
                                          indebtedness of the Subsidiary
                                          Guarantors. As of September 28, 1997,
                                          on a pro forma basis after giving
                                          effect to the Crain Acquisition and
                                          the Related Transactions, the New
                                          Notes would have been subordinated to
                                          approximately $479.8 million of Senior
                                          Debt and pari passu with approximately
                                          $177.4 million of Pari Passu Debt. See
                                          "Description of Notes--Subordination."


Optional Redemption....................   The New Notes are redeemable at the
                                          option of the Issuers, in whole or in
                                          part, at any time on or after August
                                          15, 2000 in cash at the redemption
                                          prices set forth herein, plus accrued
                                          and unpaid interest and Liquidated
                                          Damages, if any, thereon to the date
                                          of redemption. See "Description of
                                          Notes--Optional Redemption."


Change of Control......................   Upon the occurrence of a Change of
                                          Control, each holder of New Notes will
                                          have the right to require the Issuers
                                          to repurchase all or any part of such
                                          holder's New Notes at an offer price
                                          in cash equal to 101% of the aggregate
                                          principal amount thereof, plus accrued
                                          and unpaid interest and Liquidated
                                          Damages, if any, thereon to the date
                                          of purchase. See "Description of
                                          Notes--Repurchase at the Option of
                                          Holders--Change of Control." See
                                          "Risk Factors--Limitations on Ability
                                          to Make Change of Control Payment."

Note Guarantees........................   The New Notes are jointly and
                                          severally fully and unconditionally
                                          guaranteed on a senior subordinated
                                          basis by each of General Felt, Foamex
                                          Fibers and FLLC. The New Notes will
                                          also be guaranteed by all those
                                          Restricted Subsidiaries (as defined)
                                          of the Issuers required in the future
                                          to execute a Note Guarantee pursuant
                                          to the provisions of the Indenture
                                          described under "Description of the
                                          Notes--Additional Guarantees" and any
                                          other Subsidiary that executes a Note
                                          Guarantee (together, the "Subsidiary
                                          Guarantors"). The obligations of any
                                          Subsidiary Guarantor under its Note
                                          Guarantee is limited to an amount that
                                          would cause such Note Guarantee not to
                                          constitute a fraudulent conveyance
                                          under applicable law. See "Risk
                                          Factors--Certain Creditors'
                                          Rights Considerations."


Certain Covenants......................   The Indenture contains certain
                                          covenants that limit, among other
                                          things, the ability of the Issuers to:
                                          (i) pay dividends, redeem capital
                                          stock or make certain other restricted
                                          payments or investments, (ii) incur
                                          additional indebtedness or issue
                                          preferred equity interests, (iii)
                                          merge, consolidate or sell all or
                                          substantially all of its assets, (iv)
                                          create liens on assets and (v) enter
                                          into certain transactions with
                                          affiliates or related persons. See
                                          "Description of Notes--Certain
                                          Covenants."


     For a discussion of certain factors that should be considered by prospective participants in connection with the Exchange Offer and the Notes, see "Risk Factors."

      SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following table presents summary historical consolidated financial information of Foamex, for the fiscal years ended January 1, 1995, December 31, 1995 and December 29, 1996, which have been derived from the audited consolidated financial statements of Foamex, and for the nine months ended September 29, 1996 and September 28, 1997, which have been derived from the unaudited condensed consolidated financial statements of Foamex. The summary pro forma data give effect to the Merger (as defined) and the Related Transactions. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and the condensed consolidated financial statements and related notes thereto of Foamex included elsewhere in this Prospectus.


                                                                                                     Nine Months ended
                                                     Fiscal Year (1)(2)                                  September
                                    ---------------------------------------------------- -----------------------------------------
                                                                             Pro Forma                                 Pro Forma
                                       1994(3)      1995(4)       1996          1996          1996          1997          1997
                                                                    (In thousands, except ratios)
Statements of Operations Data:
Net sales .........................    $833,660     $862,834    $926,351    $1,271,315      $696,344      $ 702,441     $946,927
Gross profit ......................     142,395      100,749     153,232       203,197       114,158        125,616      166,018
Selling, general and
 administrative expenses ..........      57,059       63,466      56,778        91,872        42,184         46,893       74,573
Restructuring and other
 charges (credits) ................          --       39,249      (6,415)       (6,415)           --             --           --
Operating income (loss) ...........      85,336       (1,966)    102,869       117,740        71,974         78,723       91,445
Income (loss) from
 continuing operations ............      38,011      (48,126)     53,661        45,881        34,611         42,153       37,995

Other Data:
EBDAIT(5) .........................    $107,444     $ 77,593    $117,586    $  143,437      $ 87,919      $  94,293     $116,043
Gross profit margin ...............        17.1%        11.7%       16.5%         16.0%         16.4%          17.9%        17.5%
EBDAIT margin(6) ..................        12.9          9.0        12.7          11.3          12.6           13.4         12.3
Capital expenditures ..............    $ 21,201     $ 19,726    $ 23,509    $   35,874      $ 14,536      $  25,444     $ 29,769

Pro Forma Data:
Cash interest expense .............          --           --          --        64,075            --             --       49,288
Ratio of EBDAIT to cash
 interest expense .................          --           --          --          2.24x           --             --         2.35x
Ratio of net debt to LTM
 Period EBDAIT (7) ................          --           --          --            --            --             --         5.06x

Cash Flow Data:
Cash flow from operating
 activities .......................      50,285       27,336      36,180            --        34,043         31,730           --
Cash flow from investing
 activities .......................     (64,478)     (30,554)     22,750            --        (1,434)      (125,060)          --
Cash flow from financing
 activities .......................      30,234      (16,163)    (38,600)           --       (18,908)        73,440           --

                                            As of
                                     September 28, 1997
                                    ---------------------
Balance Sheet Data (at period end):   Actual    Pro Forma
Cash and cash equivalents .........  $  1,078  $   3,473
Total assets ......................   600,999    891,007
Long-term debt ....................   519,668    759,051

(footnotes on following page)

  Notes to Summary Historical and Pro Forma Consolidated Financial Information

(1) Foamex has a 52-53 week fiscal year ending on the Sunday closest to the end of the calendar year. Each fiscal year presented was 52 weeks.
(2) Fiscal years 1994 and 1995 have been restated for discontinued operations resulting from the sale of certain non-foam operations. In addition, fiscal years 1994 and 1995 and the nine months ended September 30, 1996 have been restated to reflect the contribution of Foamex Latin America, Inc. and its subsidiaries ("Foamex Mexico") to Foamex from Foamex International because the contribution was accounted for in a manner similar to a pooling of interests because the entities were under common control.
(3) Includes the operations of Foamex Mexico from its date of acquisition of March 31, 1994, and thus may not be comparable to other periods. See Note
    2 above.
(4) Includes results of operations of Foamex Fibers from its date of acquisition of April 13, 1995, and thus may not be comparable to other periods.
(5) EBDAIT consists of earnings before depreciation, amortization, interest, income taxes and other non-cash or non-recurring items. EBDAIT is not intended to represent cash flow from operations as defined by generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. In fiscal years 1995 and 1996, there were additional non-cash or non-recurring items of approximately $56.7 million and $(6.4) million, respectively. The Company believes that EBDAIT is a standard measure commonly reported and widely used by analysts, investors and other interested parties and further believes that trends in EBDAIT are similar to trends in operating income, excluding restructuring charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in the industry. However, not all companies calculate EBDAIT using the same methods; therefore, the EBDAIT figures set forth above may not be comparable to EBDAIT reported by other companies. Certain covenants contained in the Credit Facility are based upon measures similar to EBDAIT.
(6) EBDAIT Margin is calculated by dividing EBDAIT by net sales. The Company believes that EBDAIT Margin is a standard measure commonly reported and widely used by analysts, investors and other interested parties. Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in the industry. However, see Note 5 above.
(7) Net debt is defined as total long-term debt (including current maturities) less cash and cash equivalents. LTM Period EBDAIT is defined as EBDAIT for the prior four full fiscal quarters. The Company believes that the ratio of net debt to LTM period EBDAIT is a standard measure commonly reported and widely used by analysts, investors and other interested parties. Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in the industry. However, see Note 5 above.

                                 RISK FACTORS


     In addition to the other information contained in this Prospectus, investors should consider carefully the following factors, which may be generally applicable to the Old Notes as well as the New Notes.


Consequences of Failure to Exchange

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Issuers do not intend to register the Old Notes under the Securities Act. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not tendered or not accepted for exchange and the price at which they may be sold, could be adversely affected. See "The Exchange Offer."


Substantial Leverage

     As a result of the Crain Acquisition and the Related Transactions, on a pro forma basis, Foamex would have had long-term debt of $759.1 million, and partners' equity (deficit) of ($103.6) million as of September 28, 1997. For 1996, Foamex's ratio of earnings to fixed charges was 2.31 to 1 and, on a pro forma basis after giving effect to the Crain Acquisition and the Related Transactions, Foamex's ratio of earnings to fixed charges would have been 1.74 to 1. For the nine months ended September 28, 1997, Foamex's ratio of earnings to fixed charges was 2.29 to 1 and, on a pro forma basis after giving effect to the Crain Acquisition and the Related Transactions, Foamex's ratio of earnings to fixed charges would have been 1.77 to 1.

     The Issuers will require substantial amounts of cash to fund scheduled payments of principal and interest on their outstanding indebtedness as well as future capital expenditures and any increased working capital requirements. The Issuers' obligation to make principal payments on their debt, after giving pro forma effect to the Crain Acquisition and the Related Transactions, for each of the next five calendar years is approximately $13.0 million, $22.0 million, $32.4 million, $32.4 million and $33.8 million, respectively. Such principal payment obligation may be accelerated in whole or in part in connection with certain asset sales, upon certain transactions constituting a "change of control" as defined under the applicable debt instrument, upon certain debt or equity offerings, as a result of certain excess cash flows and upon the occurrence of an "event of default" as defined under the applicable debt instrument. See "Description of Certain Debt Instruments--Credit Facility." FCC conducts no activity other than being co-obligor on certain indebtedness issued by Foamex. Foamex's ability to generate sufficient cash flow to fund its scheduled payments in the future will depend on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. Also, the Indenture, the indenture relating to $150,000,000 original principal amount of 9 7/8% Senior Subordinated Notes due 2007 (the "9 7/8% Note Indenture") issued by the Issuers and the Credit Facility restrict, among other things, the Issuers' ability to incur additional indebtedness and grant liens on its properties. The restrictions imposed by the Indenture, the 9 7/8% Note Indenture and the Credit Facility, together with Foamex's leverage, could limit Foamex's ability to respond to changing market and economic conditions, provide for capital expenditures and take advantage of business opportunities. Foamex believes that it will have sufficient cash flow from operations and available borrowings to meet its debt service requirements. However, if Foamex's cash flow and capital resources are insufficient to fund its debt service obligations, Foamex may be forced to refinance all or a portion of its indebtedness or sell assets. There can be no assurance that Foamex would be able to refinance its existing indebtedness or sell assets on terms that are commercially reasonable or at all.


Integration of Crain Acquisition

     The Crain Acquisition has expanded the size and scope of Foamex's operations. Acquisitions, such as the Crain Acquisition, may expose Foamex to particular risks, including, without limitation, diversion of management's attention, the inability to integrate acquired companies into Foamex's operations, assumption of liabilities and amortization of goodwill and other acquired intangible assets, some or all of which could have a material adverse effect on the financial condition or results of operations of Foamex. There can be no assurance that Foamex will be successful in integrating Crain's business into Foamex's operations. In addition, the Crain Acquisition has resulted in Foamex expanding into new product areas, including distributing consumer products. The integration and operation of this new business may place significant demands on Foamex's management and other resources and may expose Foamex to additional liabilities. There can be no assurance that there will be any operating efficiencies between these new businesses and Foamex's existing business or that such businesses can be operated profitably or that Foamex will realize anticipated synergies and operating efficiencies from the combination of the assets of Foamex and Crain. In addition, as a result of the Asset Contribution (as defined), Crain was required to obtain the consent of third parties to the assignment of substantially all of its contracts. Crain did not obtain all of such consents and there can be no assurances that Crain will not lose any valuable contract rights. Moreover, the Crain Acquisition may adversely affect the Company's liquidity. See "The Crain Acquisition."


Partners' Deficit and Charge to Earnings

     As of September 28, 1997, on a pro forma basis, after giving effect to the Crain Acquisition and the Related Transactions, Foamex had a partners' deficit of approximately $103.6 million. There can be no assurance as to when or if such deficit will be eliminated. Foamex believes that such deficit will not have a material adverse effect on its liquidity and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


Price and Availability of Raw Materials

     In 1996, raw materials accounted for more than two-thirds of the manufacturing costs of Foamex. The two principal chemicals used in the manufacture of flexible polyurethane foam are toluene diisocyanate ("TDI") and polyol. ARCO Chemical Company, BASF Corporation and The Dow Chemical Company are among Foamex's largest suppliers of raw materials. Foamex generally has alternative chemical suppliers for each major raw material and Foamex believes that it could find alternative sources of supply should it cease doing business with any of its major suppliers. The price of TDI and polyol is influenced by demand, manufacturing capacity and oil and natural gas prices.

     Historically, the price of raw materials has been cyclical and volatile, and Foamex's principal suppliers of raw materials used in the manufacture of flexible polyurethane foam have increased the price of raw materials several times since September 1994. Significant increases in raw material prices could have a material adverse effect on the financial condition or results of operations of Foamex. Foamex attempts to offset raw material cost increases through selling price increases; however, there can be no assurance that Foamex will be successful in implementing selling price increases or that competitive pricing pressure will not require Foamex to adjust selling prices. Results of operations have been and could be adversely affected by delays in implementing, or the inability of Foamex to implement, selling price increases to offset raw material cost increases. For example, Foamex estimates that in 1995 the amount of net unrecovered raw material cost increases was approximately $25.0 million.


     The principal suppliers to the foam industry announced raw material price increases effective April 1997. The impact of the raw material cost increases were not significant during the second quarter of 1997. However, Foamex estimates the raw material cost increases, net of sale price increases to customers, had an unfavorable impact of approximately $2.0 million during the third quarter of 1997. There can be no assurance that chemical or other suppliers will not increase raw material costs in the future or that Foamex will be able to implement selling price increases to offset any such raw material cost increases.


Subordination; Rights of Senior Lenders

     The Notes will be subordinated to all Senior Debt including the indebtedness under the Credit Facility. The Notes will also be structurally subordinated to creditors (including trade creditors) of Foamex's subsidiaries that are not guarantors of the Notes, including Foamex Canada Inc. and its subsidiaries ("Foamex Canada"), Foamex Mexico and Foamex Asia, Inc. and its subsidiaries ("Foamex Asia"). The incurrence of additional indebtedness by Foamex's Restricted Subsidiaries (as defined) is restricted by the 9 7/8% Note Indenture and the Indenture. See "Description of Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." By reason of the subordination of the Notes, in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or other winding-up of the Issuers or upon certain defaults with respect to Senior Debt, creditors who are holders of Senior Debt must be paid in full before the holders of the Notes may be paid. As of September 28, 1997, on a pro forma basis, after giving effect to the Crain Acquisition and the Related Transactions, Foamex had approximately $479.8 million of Senior Debt.

     The assets of the Issuers may be insufficient to pay the amount due on the Notes in the event of any insolvency, bankruptcy, or similar event of default.


Interest Rate Fluctuations

     Variable rate debt comprises a significant percentage of the Company's overall indebtedness and, as a result, future fluctuation in interest rates will have a greater impact on the Company's interest expense than in the past. In addition, as a result of an interest rate swap, the business of Foamex will be significantly more sensitive to prevailing interest rates than under the terms of its fixed rate indebtedness. There can be no assurance that the variable interest payments by Foamex will not increase significantly in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


Certain Creditor's Rights Considerations

     The Exchange Offer may be subject to review under relevant federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit (including in circumstances where bankruptcy is not involved) were ever commenced by or on behalf of unpaid creditors of the Issuers or the Subsidiary Guarantors, as the case may be, at some future date. These laws vary among the various jurisdictions. In general, under these laws, if a court were to find that, at the time an obligation (such as the Notes) was incurred or a security interest was granted, either (a) such obligation was incurred or security interest granted with the intent of hindering, delaying or defrauding creditors or (b) the entity incurring the obligation or granting such security interest received less than reasonably equivalent or fair value or consideration in exchange for the incurrence of such obligation or the granting of such security interest and (i) was insolvent or was rendered insolvent by reason thereof, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, (iii) intended to incur, or believed, or reasonably should have believed, that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes) or (iv) such entity was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied) (a "Fraudulent Conveyance"), such court could impose legal and equitable remedies, including (x) subordination of the obligation to presently existing and future indebtedness of the entity, (y) avoidance of the issuance of the obligation or granting of the security interest, and direction of the repayment of any amounts paid from the proceeds thereof to a fund for the benefit of the entity's creditors or (z) taking of other action detrimental to the holders of the Notes.

     The measures of insolvency for purposes of determining whether a Fraudulent Conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of the company's debts, including contingent unliquidated and unmatured liabilities, is greater than all the company's property at a fair valuation, or if the present fair salable value of the company's assets is less than the amount that would be required to pay the probable liability on its existing debts as they become absolute and matured.

     Pursuant to the terms of the Indenture, the obligations of any Subsidiary Guarantor under its Note Guarantee is limited to an amount that would cause such Note Guarantee not to constitute a fraudulent conveyance under applicable law. Although the Issuers and the Subsidiary Guarantors are unable to predict how a court would value a Subsidiary Guarantor on the date of issuance of the Notes, the Issuers and the Subsidiary Guarantors view it as likely that a court would limit the amount of the Note Guarantee of Foamex Fibers and FLLC to an amount that is substantially less than the outstanding principal amount of the Notes, and could limit the amount of the Note Guarantee of General Felt.

     The Issuers believe that they will receive reasonably fair and equivalent value at the time the Notes are issued, by virtue of the surrender of a like principal amount of Crain Notes. It is possible, however, that a court could conclude differently. Notwithstanding such possibility, however, Foamex believes that at the time of, or as a result of, the issuance of the Notes, Foamex (i) will not be insolvent or rendered insolvent under the foregoing standards, (ii) will not be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital, (iii) does not intend to incur, and does not believe that it will or would incur, debts beyond its ability to pay such debts as they mature and (iv) will have sufficient assets to satisfy any probable money judgment against it in any pending actions. Consequently, Foamex believes that even if one or more elements of the transaction were deemed to involve the incurrence of an obligation or the grant of a security interest for less than reasonably equivalent or fair value, a Fraudulent Conveyance would not occur. Foamex's beliefs with regard to the solvency of Foamex are based in part on Foamex's operating history and analysis of internal cash flow projections, estimated values of assets and liabilities of Foamex at the time of the Exchange Offer. There can be no assurance, however, that a court passing on these issues would adopt the same methodology or assumption or arrive at the same conclusions.


Control of Foamex by Trace Holdings

     FMXI, Inc. ("FMXI"), the managing general partner of Foamex and a wholly owned subsidiary of Foamex International, controls the management and operations of Foamex. Trace International Holdings, Inc. ("Trace Holdings"), directly and indirectly through a wholly owned subsidiary, owns in excess of 40% of the outstanding common stock of Foamex International. In addition, Trace Foam Company, Inc. ("Trace Foam"), a wholly owned subsidiary of Trace Holdings, owns a 1% non-managing general partnership interest in Foamex. Marshall S. Cogan, Vice Chairman of the Board of Foamex, Foamex International, FMXI and Chairman of Foamex International's Executive Committee, owns or has voting control over a majority of the capital stock of Trace Holdings. Foamex and Trace Foam have entered into a management services agreement pursuant to which Trace Foam provides Foamex with certain administrative and advisory services. As a result, Trace Holdings is expected to have the ability to direct the activities of Foamex. See "Management," "Security Ownership of Certain Beneficial Owners," "Certain Relationships and Related Transactions" and "Description of the Partnership Agreement."


Reliance on Major Customers

     Foamex's five largest customers together accounted for approximately 24.3% of Foamex's net sales in fiscal year 1996. For the first nine months ended September 28, 1997, Foamex's five largest customer together accounted for approximately 17.4% of Foamex's net sales, on a pro forma basis after giving effect to the Crain Acquisition and the Related Transactions. Foamex anticipates that in connection with the Crain Acquisition and the Related Transactions, it will lose certain current Foamex customers as a result of the acquisition of businesses that compete with such customers, and that certain customers of both Crain and Foamex will reduce their purchases from the post-Crain Acquisition entity in order to avoid a concentration of suppliers. The loss, or a substantial decrease in the amount, of purchases by any of Foamex's major customers could adversely affect Foamex's financial position and results of operations. See "Business--Customers."


Environmental Liabilities and Regulations

     The past and present business operations of Foamex and the past and present ownership and operation of real property by Foamex are subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances and the remediation of environmental contamination. As a result, Foamex is involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. Foamex is currently remediating soil and groundwater contamination in excess of state standards at several of its current and former facilities, and is either removing or conducting permanent in place closure of its underground storage tanks ("USTs") pursuant to federal law. Further, Foamex has been designated a Potentially Responsible Party by the United States Environmental Protection Agency with respect to 13 sites. Based on information available at this time with respect to potential liability involving these facilities and sites, and in view of indemnification by Trace Holdings and Recticel Foam Corporation ("RFC") associated with the partnership formation of Foamex, Foamex believes that any such liability would not have a material adverse effect on its financial position or results of operations. If management's assessment of Foamex's liability with respect to these facilities and sites is incorrect, such liabilities could have a material adverse effect on Foamex.

     In addition, as a result of the Crain Acquisition, Foamex has become responsible for environmental liabilities associated with the pre-acquisition operations of Crain. Based on information available at this time with respect to potential liability involving these facilities and sites, Foamex believes that any such liability would not have a material adverse effect on its financial position or results of operations. If management's assessment of Foamex's liability with respect to the Crain facilities and sites is incorrect, such liabilities could have a material adverse effect on Foamex.

     Foamex cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on its properties. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, and discovery of new conditions may require additional expenditures by Foamex, some of which may be material. See "Business--Environmental Matters" and "Business--Legal Proceedings."


Litigation

     As of November 3, 1997, Foamex and Trace Holdings were two of multiple defendants in actions filed on behalf of approximately 5,500 recipients of breast implants in various United States federal and state courts and one Canadian provincial court. Some of these actions allege substantial damages, but most of these actions allege unspecified damages for personal injuries of various types. Three of these cases seek to allege claims on behalf of all breast implant recipients or other allegedly affected parties, but no class has been approved or certified by the court. In addition, three cases have been filed alleging claims on behalf of approximately 700 residents of Australia, New Zealand, England and Ireland. Foamex believes that the number of suits and claimants may increase. During 1995, Foamex and Trace Holdings were granted summary judgments and dismissed as defendants from all such cases in the federal courts of the United States and the state courts of California. Appeals for these decisions were withdrawn and the decisions are final.

     Although breast implants do not contain foam, certain silicone gel implants were produced using a polyurethane foam covering fabricated by independent distributors or fabricators from bulk foam purchased from Foamex or Trace Holdings. Neither Foamex nor Trace Holdings recommended, authorized, or approved the use of its foam for these purposes. Foamex is indemnified by Trace Holdings for any such liabilities relating to foam manufactured prior to October 1990. Although Trace Holdings has paid Foamex's litigation expenses to date pursuant to such indemnification and Foamex believes Trace Holdings likely will be in a position to continue to pay such expenses, there can be no absolute assurance that Trace Holdings will be able to provide such indemnification. While it is not feasible to predict or determine the outcome of these actions, based on Foamex's present assessment of the merits of pending claims, after consultation with the general counsel of Trace Holdings, and without taking into account the indemnification provided by Trace Holdings, the coverage provided by Trace Holdings' and Foamex's liability insurance and the potential indemnity from the manufacturers of polyurethane foam covered breast implants, Foamex believes that the disposition of matters that are pending or that may reasonably be anticipated to be asserted should not have a material adverse effect on either Foamex's or Trace Holdings' consolidated financial position or results of operations. If Foamex's assessment of liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex.

     Foamex and its subsidiaries are involved in a number of litigation matters which have arisen in the ordinary course of business. Foamex believes that the outcome of these legal proceedings will not have a material adverse effect on Foamex's financial condition or results of operations. See "Business--Legal Proceedings."


Limitations on Ability to Make Change of Control Payment

     The Indenture requires the Issuers, in the event of a Change of Control, to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. Certain events involving a Change of Control may give rise to a similar repurchase obligation or constitute an event of default under the 9 7/8% Notes Indenture, the Credit Facility or other indebtedness of the Issuers that may be incurred in the future. Moreover, the exercise by the holders of the Notes of their right to require the Issuers to repurchase the Notes may cause a default under the 9 7/8% Notes Indenture, the Credit Facility or such other indebtedness even if the Change of Control does not constitute an event of default. Additionally, there can be no assurance that the Issuers will have the financial resources necessary to repurchase the Notes upon a Change of Control. In addition, the obligation to make an offer to repurchase upon the occurrence of a Change of Control may be waived by the holders of a majority of the outstanding principal amount of the Notes. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

Competition

     The flexible polyurethane foam market in which Foamex operates is highly competitive. Some of Foamex's competitors are larger than Foamex and may have greater financial and other resources available to them and there can be no assurance that Foamex can compete successfully with such other companies. See "Business--Competition."


Absence of Public Market for the New Notes

     There is no public market for the New Notes, and the New Notes will not be listed on a securities exchange and they may trade at a discount from their principal amount, depending upon a number of factors, including the market for similar securities, prevailing interest rates and the financial condition of the Issuers. Accordingly, no assurance can be given that a holder of New Notes will be able to sell such New Notes in the future or that any such sale will be at a price equal to or higher than the price paid by Holders of such New Notes.
See "Plan of Distribution."

     The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of financial performance of, and prospects for, the Issuers.


Dependence on Certain Industries

     A substantial portion of Foamex's foam products are principally used in the automotive, furniture, bedding and carpet industries. Accordingly, a downturn in such industries could adversely affect Foamex. Furthermore, an overall downturn in the economy could adversely affect the markets which Foamex serves.

                             THE CRAIN ACQUISITION

     Pursuant to definitive agreements entered into as of December 8, 1997, among Crain Holdings Corp., a Delaware corporation ("Crain Holdings"), certain stockholders of Crain Holdings, Foamex International and Merger Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of Foamex International, Foamex International acquired Crain Holdings on December 23, 1997 through the Merger of Acquisition Corp. with and into Crain Holdings (the "Merger"). The aggregate purchase price for the Crain Acquisition was approximately $213.7 million, including the assumption of certain outstanding debt and the issuance of the Notes.

     Prior to the Crain Acquisition, Crain was a fully integrated manufacturer, fabricator and distributor of a broad range of flexible polyurethane foam and foam products which are sold to a diverse customer base, principally in the furniture, bedding and carpeting markets. Management believes that Foamex's acquisition of Crain (i) strengthens Foamex's market position as the leading North American producer of foam products, (ii) offers increased penetration in the Company's existing product lines and adds complementary products lines such as consumer products, (iii) strengthens the Company's operations geographically,
(iv) provides several proprietary foam-producing processes which serve to lower overall production costs and are environmentally friendly, and (v) offers opportunities for significant overhead cost reductions and purchasing and freight cost efficiencies.

     The purchase price for the Crain Acquisition and related fees and expenses was funded from: (i) the proceeds of $118.0 million of borrowings by Acquisition Corp. (the "Bridge Loan") and (ii) the issuance by Foamex of the Notes.

     Immediately following consummation of the Merger: (i) Crain was merged with Crain Holdings, (ii) Crain contributed its retail business to FLLC, (iii) Crain contributed its interests in FLLC and all of its other assets, subject to all of its liabilities, to Foamex (the transactions described in clauses (i) through (iii) are referred to herein as the "Asset Contribution")), and (iv) Foamex refunded the Bridge Loan through additional borrowings under the Credit Agreement (the "Bridge Loan Refunding") (collectively, the "Related Transactions").

     For a more complete description of the foregoing, see "Capitalization," "Description of Certain Debt Instruments" and "Pro forma Condensed Combined Financial Information" included elsewhere in this Prospectus.


                                USE OF PROCEEDS

     Foamex will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as described in this Prospectus, Foamex will receive in exchange Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any change in the indebtedness of Foamex.

                                CAPITALIZATION

     The following table sets forth the cash and cash equivalents and the capitalization of Foamex as of September 28, 1997, and as adjusted to give pro forma effect to the Crain Acquisition and the Related Transactions. This table should be read in conjunction with the consolidated and the condensed consolidated financial statements and related notes thereto of Foamex included elsewhere in this Prospectus.


                                                       As of September 28, 1997
                                                       ------------------------
                                                        Historical    Pro forma
                                                              (In thousands)
   Cash and cash equivalents ........................   $   1,078     $   3,473
                                                        =========     =========
   Short-term borrowings and current portion
    of long-term debt ...............................   $  13,535     $  14,630
                                                        ---------     ---------
   Long-term debt
    13 1/2% Senior Subordinated Notes due 2005(1) ....         --       112,700
    9 1/2% Senior Secured Notes ......................      4,523         4,523
    11 1/4% Senior Notes(2) ..........................      5,825         5,825
    11 7/8% Senior Subordinated Debentures(2)(3) .....     20,227        20,227
    11 7/8% Series B Debentures(2) ...................         45            45
    Credit Facility .................................     320,900       447,122
    9 7/8% Senior Subordinated Notes .................    150,000       150,000
    Other(4) ........................................      18,148        18,609
                                                        ---------     ---------
       Total Long-term debt .........................     519,668       759,051
   Partners' equity (deficit) .......................    (103,596)     (103,596)
                                                        ---------     ---------
       Total capitalization .........................   $ 429,607     $ 670,085
                                                        =========     =========

----------
(1) The Notes have been reflected at their estimated fair market value of $112.7 million with a face value of $98.0 million.

(2) Subsequently redeemed on October 1, 1997.

(3) Net of unamortized debt discount of approximately $0.1 million.

(4) Net of unamortized debt discount of approximately $1.0 million.

              PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following pro forma condensed combined financial statements for the year ended December 29, 1996 and the nine months ended September 28, 1997, give effect to the Crain Acquisition and the Related Transactions, Crain's acquisition of the Comfort Clinic Division of Bioclinic Corporation in August 1996 and Crain's acquisition of SIMCO Corporation in May 1997 as though each such transaction had occurred at the beginning of the earliest period presented. The Pro forma Condensed Combined Balance Sheet as of September 28, 1997 has been prepared to give effect to the Crain Acquisition and the Related Transactions as though such transactions occurred as of September 28, 1997. The pro forma adjustments are based upon available information and certain assumptions that Foamex believes are reasonable.

     The Crain Acquisition was accounted for using the purchase method of accounting. Allocations of the purchase price for the Crain Acquisition have been determined based upon preliminary estimates of fair value and are subject to change. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the pro forma financial information.

     Upon consummation of the Crain Acquisition, Foamex initiated a restructuring/consolidation plan for the two entities. The related costs and estimated savings associated with this restructuring/consolidation plan have not been included in the pro forma condensed combined financial statements.

     The pro forma condensed combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and related noted thereto included elsewhere in this Prospectus. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results that might have been achieved had such events occurred as of an earlier date, nor are they indicative of the operating results which may occur in the future.

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      For the year ended December 29, 1996
                             (dollars in thousands)


                                                                Comfort        Pro forma
                                        Crain(1)    Simco(1)   Clinic(1)     Adjustments(2)
                                       ---------    -------    --------      -------------
Net Sales ...........................  $ 306,093    $16,805    $ 32,938       $  (10,872)(3)
Cost of Goods Sold ..................    243,745     14,380      30,376          (10,872)(3)
                                       ---------    -------    --------       ----------
Gross Profit ........................     62,348      2,425       2,562               --
Selling, General &
Administrative Expenses .............     35,299      2,025       4,704
Depreciation & Amortization .........      9,295                  5,677           (4,704)(4)
Restructuring and Other
 Charges (Credits) ..................  ---------    -------    --------       ----------
Income (Loss) From
 Operations .........................     17,754        400      (7,819)           4,704
Interest and Debt Issuance
 Expense ............................     16,459        251         913            1,395(5)
Other Income (Expense), Net .........       (304)        11
                                       ---------    -------    --------       ----------
Income (Loss) from
 Continuing Operations
 Before Provision for
 Income Taxes .......................        991        160      (8,732)           3,309
Provision for Income Taxes ..........        395         11                       (2,115)(6)
                                       ---------    -------    --------       ----------
Income (Loss) from
 Continuing Operations ..............  $     596    $   149    $ (8,732)      $    5,424
                                       =========    =======    ========       ==========



                                       Pro forma                     Pro forma
                                         Crain     Foamex L.P.    Adjustments(2)    Combined
                                       --------    ----------     -------------    ----------
Net Sales ...........................  $344,964     $926,351                       $1,271,315
Cost of Goods Sold ..................   277,629      773,119      $    17,370 (7)   1,068,118
                                       --------     --------      -----------      ----------
Gross Profit ........................    67,335      153,232          (17,370)        203,197
Selling, General &
Administrative Expenses .............    42,028       56,778           (6,934)(8)      91,872
Depreciation & Amortization .........    10,268                       (10,268)(9)          --
Restructuring and Other
 Charges (Credits) ..................                 (6,415)                          (6,415)
                                       --------     --------      -----------      ----------
Income (Loss) From
 Operations .........................    15,039      102,869             (168)        117,740
Interest and Debt Issuance
 Expense ............................    19,018       43,211            3,340 (10)     65,569
Other Income (Expense), Net .........      (293)       1,705                            1,412
                                       --------     --------      -----------      ----------
Income (Loss) from
 Continuing Operations
 Before Provision for
 Income Taxes .......................    (4,272)      61,363           (3,508)         53,583
Provision for Income Taxes ..........    (1,709)       7,702            1,709 (11)      7,702
                                       --------     --------      -----------      ----------
Income (Loss) from
 Continuing Operations ..............  $ (2,563)    $ 53,661      $    (5,217)     $   45,881
                                       ========     ========      ===========      ==========

                  See notes to pro forma financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  For the nine months ended September 28, 1997
                             (dollars in thousands)


                                                         Pro forma     Pro forma                     Pro forma
                                 Crain     Simco(1)   Adjustments(2)     Crain     Foamex L.P.    Adjustments(2)     Combined
                              ----------- ---------- ---------------- ----------- ------------- ------------------ -----------
Net Sales                      $237,890     $6,596                     $244,486      $702,441                       $946,927
Cost of Goods Sold              186,663      5,301                      191,964       576,825      $   14,732(14)    783,521
                               --------     ------      --------       --------      --------      ----------       --------
Gross Profit                     51,227      1,295                       52,522       125,616         (14,732)       163,406
Selling, General &
 Administrative Expenses         30,207        565                       30,772        46,893          (5,704)(15)    71,961
Depreciation & Amortization       8,661        180      $     61(12)      8,902                        (8,902)(16)
                               --------     ------      --------       --------      --------      ----------       --------
Income (Loss) From
 Operations                      12,359        550           (61)        12,848        78,723            (126)        91,445
Interest and Debt Issuance
 Expense                         13,063        132           462(13)     13,657        33,355           3,111(17)     50,123
Other Income (Expense), Net        (120)         8                         (112)        1,403                          1,291
                               --------     ------      --------       --------      --------      ----------       --------
Income (Loss) from
 Continuing Operations
 Before Provision for
 Income Taxes                      (824)       426          (523)          (921)       46,771          (3,237)        42,613
Provision for Income Taxes         (313)                     (55)(6)       (368)        4,618             368(11)      4,618
                               --------     ------      --------       --------      --------      ----------       --------
Income (Loss) from
 Continuing Operations         $   (511)    $  426      $   (468)      $   (553)     $ 42,153      $   (3,605)      $ 37,995
                               ========     ======      ========       ========      ========      ==========       ========

                  See notes to pro forma financial statements.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                           As of September 28, 1997
                            (dollars in thousands)


                                                                                 Pro forma
                                                     Foamex L.P.     Crain      Adjustments          Combined
                                                     ----------     --------    -----------          ---------
 Cash & Cash Equivalents ........................    $   1,078      $  2,395                         $   3,473
 Accounts Receivable, Net .......................      141,609        49,589                           191,198
 Inventories ....................................       94,301        37,468                           131,769
 Other Current Assets ...........................       48,584         3,237                            51,821
                                                     ---------      --------      --------           ---------
   Total Current Assets .........................      285,572        92,689                           378,261
 Property, Plant & Equipment, Net ...............      195,178        52,184      $ (1,549)(18)        245,813
 Cost in Excess of Assets Acquired, Net .........       82,114        62,527        78,736 (19)        223,377
 Debt Issuance Costs, Net .......................       17,771        10,303        (6,703)(20)         21,371
 Other Assets ...................................       20,364         1,821                            22,185
                                                     ---------      --------      --------           ---------
   TOTAL ASSETS .................................    $ 600,999      $219,524      $ 70,484           $ 891,007
                                                     =========      ========      ========           =========
 Short-term Borrowings ..........................    $   4,871                                       $   4,871
 Current Portion of Long-term Debt ..............        8,664      $    245      $    850 (21)          9,759
 Accounts Payable ...............................       71,952        29,768                           101,720
 Accounts Payable to Related Parties ............       16,556                                          16,556
 Accrued Interest ...............................        7,220         1,747                             8,967
 Other Accrued Liabilities ......................       48,590        15,534                            64,124
                                                     ---------      --------      --------           ---------
   Total Current Liabilities ....................      157,853        47,294           850             205,997
 Long-term Debt .................................      519,668       127,833       111,550 (22)        759,051
 Other Liabilities ..............................       27,074         5,092        (2,611)(23)         29,555
 Partners' Equity ...............................     (103,596)                                       (103,596)
 Stockholder's Equity ...........................                     39,305       (39,305)(24)
                                                     ---------      --------      --------           ---------
   TOTAL LIABILITIES & EQUITY ...................    $ 600,999      $219,524      $ 70,484           $ 891,007
                                                     =========      ========      ========           =========

                  See notes to pro forma financial statements.

                       FOOTNOTES TO PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS
                            (dollars in thousands)

(1) Crain's statement of operations includes the results of Comfort Clinic and SIMCO from their respective acquisition dates of August 1996 and May 1997. The statement of operations for Comfort Clinic and SIMCO include their respective pre-acquisition results.

(2) Pro forma adjustments for "Pro forma Crain" represent adjustments relating to Crain's acquisitions and related financings of Comfort Clinic and SIMCO. Pro forma adjustments for "Pro forma Combined" represent the adjustments for the Crain Acquisition and the Related Transactions.

(3) Reflects the elimination of intercompany sales and cost of sales pertaining to purchases of mattress pads and pillows, as well as foam bun purchases by Comfort Clinic in the amount of $10,872.

(4) Reflects the following:

   (a) Reduction of Comfort Clinic's amortization expense for the goodwill as if the acquisition had been consummated as of the beginning of the period in the amount of $4,737.

   (b) Estimated pro forma increase for the amortization of goodwill associated with the SIMCO acquisition of $184.

   (c) Adjustment of Comfort Clinic's depreciation expense reflecting a decrease in historical depreciation expense compared to the step-up in basis associated with the Comfort Clinic acquisition during the period in the amount of $151.

(5) Represents the net impact on interest and debt issuance expenses associated with financing the Comfort Clinic acquisition ($10) and the SIMCO acquisition ($1,385).

(6) Reflects the effect of the pro forma adjustments and assumes an effective income tax rate of 40%.

(7)  Reclassification of depreciation expense to cost of goods sold .......................    $   7,615
     Reclassification of transportation costs from selling, general and administrative
       expenses ...........................................................................       11,555
     Estimated pro forma reduction in depreciation expense ................................       (1,800)
                                                                                               ---------
                                                                                               $  17,370
                                                                                               =========

(8)  Reclassification of amortization and depreciation expense to selling, general, and
       administrative expenses ............................................................    $   2,653
     Reclassification of transportation costs to cost of goods sold .......................      (11,555)
     Estimated pro forma increase in goodwill amortization ................................        1,968
                                                                                               ---------
                                                                                               $  (6,934)
                                                                                               =========

(9)  Reclassification to cost of goods sold ...............................................    $  (7,615)
     Reclassification to selling, general and administrative expenses .....................       (2,653)
                                                                                               ---------
                                                                                                 (10,268)
                                                                                               =========

(10) Elimination of historical Crain interest and debt issuance expenses ...................   $ (19,018)
     Interest and debt issuance costs on related financings ................................      22,358
                                                                                               ---------
                                                                                               $   3,340
                                                                                               =========

(11) Elimination of pro forma Crain tax benefit since as a result of the Asset
       Contribution, Crain's operations will be conducted through a partnership and not subject to federal and certain state income taxes.

(12) Estimated pro forma increase for the amortization of goodwill associated with the SIMCO acquisition of $61.

(13) Estimated pro forma increase in interest and debt issuance expensesassociated with the SIMCO acquisition of $462.

(14) Reclassification of depreciation expense to cost of goods sold ......................     $   6,532
       Reclassification of transportation costs from selling, general and
       administrative expenses ...........................................................         9,550
     Estimated pro forma reduction in depreciation expense ...............................        (1,350)
                                                                                               ---------
                                                                                               $  14,732
                                                                                               =========
(15) Reclassification of amortization and depreciation expense to selling, general, and
       administrative expenses ...........................................................     $   2,370
     Reclassification of transportation costs to cost of goods sold ......................        (9,550)
     Estimated pro forma increase in goodwill amortization ...............................         1,476
                                                                                               ---------
                                                                                               $  (5,704)
                                                                                               =========

(16) Reclassification to cost of goods sold ..............................................     $  (6,532)
     Reclassification to selling, general and administrative expenses ....................        (2,370)
                                                                                               ---------
                                                                                               $  (8,902)
                                                                                               =========

(17) Elimination of historical Crain interest and debt issuance expenses .................     $ (13,657)
       Interest and debt issuance costs on related financings ............................        16,768
                                                                                               ---------
                                                                                               $   3,111
                                                                                               =========
(18) Reflects an adjustment for equipment excluded from the Crain Acquisition.
     For the remaining property, plant and equipment Foamex estimates that the current book value approximates estimated fair market value.

(19) Elimination of Crain existing cost in excess of assets acquired. ....................     $ (61,798)
     Estimated excess purchase price of the Crain Acquisition over the estimated fair
       value of the net assets acquired in the Crain Acquisition .........................       140,534
                                                                                               ---------
                                                                                               $  78,736
                                                                                               =========

(20) Elimination of Crain existing deferred financing costs ..............................     $ (10,303)
     Capitalization of deferred financing fees associated with the Crain Acquisition .....         3,600
                                                                                               ---------
                                                                                               $  (6,703)
                                                                                               =========
(21) Represents current portion of borrowings used to financing the Crain Acquisition.

(22) Repayment of existing Crain revolving credit facility ...............................     $ (27,100)
                                                                                               ---------
     Repayment of unexchanged notes ......................................................        (2,000)
     Repayment of other existing indebtedness ............................................          (480)
     Reflects borrowings used to finance the Crain Acquisition. ..........................       126,430
     Adjustment to reflect the fair market value of Crain's senior subordinated notes ....        14,700
                                                                                               ---------
                                                                                               $ 111,550
                                                                                               =========
(23) Elimination of payable to Hicks & Muse.

(24) Elimination of Crain's stockholder's equity.

        SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FOAMEX

     The following table presents selected historical consolidated financial information of Foamex, for the fiscal years ended January 3, 1993, January 2, 1994, January 1, 1995, December 31, 1995 and December 29, 1996, which have been derived from the audited consolidated financial statements of Foamex, and for the nine months ended September 29, 1996 and September 28, 1997, which have been derived from the unaudited condensed consolidated financial statements of Foamex. The selected historical consolidated financial information should be read in conjunction with the consolidated and the condensed consolidated financial statements and related notes thereto of Foamex included elsewhere in this Prospectus.


                                                                                                                  Nine Months ended
                                                                  Fiscal Year (1)(2)                                  September
                                         -----------------------------------------------------------------    ----------------------
                                           1992         1993(3)        1994(4)       1995(5)        1996         1996        1997
                                                           (In thousands, except ratios)
Statements of Operations Data:
Net sales .............................  $501,751      $684,310       $833,660      $862,834      $926,351     $696,344   $ 702,441
Gross profit ..........................    69,887        93,704        142,395       100,749       153,232      114,158     125,616
Selling, general and administrative
 expenses .............................    29,931        48,403         57,059        63,466        56,778       42,184      46,893
Restructuring and other charges
 (credits).............................        --         7,400             --        39,249        (6,415)          --          --
                                         --------      --------       --------      --------      --------     --------   ---------
Operating income (loss) ...............    39,956        37,901         85,336        (1,966)      102,869       71,974      78,723
Interest and debt issuance
 expense ..............................    18,178        47,375         41,532        44,550        43,211       31,855      33,355
Other income (expense), net ...........       397         1,809            732          (205)        1,705        1,076       1,403
                                         --------      --------       --------      --------      --------     --------   ---------
Income (loss) from continuing
 operations before provision for
 income taxes .........................    22,175        (7,665)        44,536       (46,721)       61,363       41,195      46,771
Provision for income taxes(6) .........       164           261          6,525         1,405         7,702        6,584       4,618
                                         --------      --------       --------      --------      --------     --------   ---------
Income (loss) from continuing
 operations ...........................    22,011        (7,926)        38,011       (48,126)       53,661       34,611      42,153
Income (loss) from discontinued
 operations, net ......................        --           194          1,230        (5,117)      (42,050)     (41,516)         --
Extraordinary loss ....................        --        (9,921)            --            --        (1,912)        (672)    (45,538)
                                         --------      --------       --------      --------      --------     --------   ---------
Net income (loss) .....................  $ 22,011      $(17,653)      $ 39,241      $(53,243)     $  9,699     $ (7,577)  $  (3,385)
                                         ========      ========       ========      ========      ========     ========   =========
Other Data:
Capital expenditures ..................  $ 15,243      $ 21,270       $ 21,201      $ 19,726      $ 23,509     $ 14,536   $  25,444
Ratio of earnings to fixed
 charges(7) ...........................      2.12x           --(8)        1.94x           --(8)       2.31x        2.18x       2.29x

Balance Sheet Data (at period end):
Cash and cash
 equivalents ..........................  $ 21,483      $  3,978       $ 20,019      $    638      $ 20,968     $ 14,339   $   1,078
Total assets ..........................   340,900       575,528        654,176       605,892       586,157      592,921     600,999
Long-term debt ........................   285,762       414,445        441,757       433,956       392,617      409,006     519,668
Partners' equity (deficit) ............   (39,061)       49,386         52,548       (12,604)       12,832      (24,043)   (103,596)

(footnotes on following page)

    Notes to Selected Historical Consolidated Financial Information of Foamex

(1) Foamex has a 52-53 week fiscal year ending on the Sunday closest to the end of the calendar year. Each fiscal year presented was 52 weeks with the exception of 1992, which was 53 weeks.

(2) Fiscal years 1993 through 1995 have been restated for discontinued operations resulting from the sale of Perfect Fit Industries, Inc. ("Perfect Fit"). In addition, fiscal years 1994 and 1995 and the nine months ended September 30, 1996 have been restated to reflect the contribution of Foamex Mexico to Foamex from Foamex International because the contribution was accounted for in a manner similar to a pooling of interests because the entities were under common control.

(3) Includes the results of operations of General Felt and Great Western from their respective dates of acquisition of March 23, 1993 and May 1, 1993, and thus may not be comparable to other periods. Great Western was subsequently merged into Foamex.

(4) Includes the operations of Foamex Mexico from its date of acquisition of March 31, 1994, and thus may not be comparable to other periods. See Note 2 above.

(5) Includes results of operations of Foamex Fibers from its date of acquisition of April 13, 1995, and thus may not be comparable to other periods.

(6) Foamex, as a partnership, is not subject to federal and certain state income taxes. Provision for income taxes for all periods presented relates to Canadian income tax and certain state income taxes of Foamex and additionally subsequent to (i) 1992, the federal and state income taxes of General Felt, (ii) 1993, Mexican income taxes and (iii) 1994, the state income taxes of Foamex Fibers which files a consolidated federal tax return with General Felt.

(7) For purposes of computing this ratio, earnings consist of income (loss) before income taxes and extraordinary items and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rental expense).

(8) Earnings were insufficient to cover fixed charges by approximately $8.0 million in fiscal year 1993 and approximately $47.0 million in fiscal year 1995. Earnings before fixed charges for the 1993 and 1995 fiscal years were reduced by non-cash expenses consisting principally of depreciation and amortization of approximately $21.7 million and $22.9 million, respectively.

    SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF GENERAL FELT

     The following table presents selected historical consolidated financial information of General Felt, for the fiscal year ended January 3, 1993, and the period from January 4, 1993 to March 22, 1993 ("Predecessor Company"), the period from March 23, 1993 to January 2, 1994 and the fiscal years ended January 1, 1995, December 31, 1995 and December 29, 1996, which have been derived from the audited consolidated financial statements of the Predecessor Company and General Felt, and for the nine months ended September 29, 1996 and September 28, 1997, which have been derived from the unaudited condensed consolidated financial statements of General Felt. The selected historical consolidated financial information should be read in conjunction with the consolidated and the condensed consolidated financial statements and related notes thereto of General Felt included elsewhere in this Prospectus.


                                        Predecessor Company
                                   -----------------------------
                                                    January 4,      March 23,
                                       Fiscal         1993 to        1993 to
                                        Year         March 22,     January 2,
                                   -------------- -------------- --------------
                                       1992(1)         1993        1994(2)(3)
                                          (In thousands, except ratios)
Statements of Operations
 Data:
Net sales ........................   $190,841        $37,777       $182,240
Gross profit .....................     22,988          3,460         19,765
Selling, general and
 administrative expenses .........     16,474          3,374         16,217
Restructuring and other
 charges (credits) ...............         --             --          1,750
                                      --------       -------        --------
Operating income (loss) ..........      6,514             86          1,798
Interest and debt issuance
 expense .........................      7,686          1,559          4,509
Other income, net ................         86             19             32
                                      --------       -------        --------
Income (loss) from continuing
 operations before provision
 for income taxes ................     (1,086)        (1,454)        (2,679)
Provision for income taxes .......        338             --            125
                                      --------       -------        --------
Income (loss) from continuing
 operations ......................     (1,424)        (1,454)        (2,804)
Income (loss) from
 discontinued operations, net              --             --             72
                                      --------       -------        --------
Net income (loss) ................    $(1,424)       $(1,454)       $(2,732)
                                      ========       =======        ========
Other Data:
Capital expenditures .............    $ 1,501        $   296        $ 1,805
Ratio of earnings to fixed
 charges(5) ......................         --(6)          --(6)          --(6)

Balance Sheet Data (at period end):
Cash and cash equivalents ........    $    68        $    68        $    85
Total assets(7) ..................     98,406         97,704        173,506
Long-term debt(8) ................     60,583         63,576         60,310
Stockholder's equity(7) ..........      9,365          7,910         64,304



                                      Fiscal         Fiscal        Fiscal         Nine Months ended
                                       Year           Year          Year              September
                                   -----------  --------------   ----------    -----------------------
                                    1994(1)(2)   1995(1)(2)(4)   1996(1)(2)       1996          1997
                                                      (In thousands, except ratios)
Statements of Operations
 Data:
Net sales ........................   $290,577      $279,123      $ 302,648     $ 225,836     $ 223,648
Gross profit .....................     39,457        26,532         39,332        31,919        22,540
Selling, general and
 administrative expenses .........     24,392        22,312         18,819        13,703        14,111
Restructuring and other
 charges (credits) ...............         --        14,156         (5,460)           --            --
                                     --------      --------      ---------     ---------     ---------
Operating income (loss) ..........     15,065        (9,936)        25,973        18,216         8,429
Interest and debt issuance
 expense .........................      1,178         1,164          2,179         1,474           765
Other income, net ................         90            52          1,015           527           147
                                     --------      --------      ---------     ---------     ---------
Income (loss) from continuing
 operations before provision
 for income taxes ................     13,977       (11,048)        24,809        17,269         7,811
Provision for income taxes .......      5,587           962          6,344         6,693         3,099
                                     --------      --------      ---------     ---------     ---------
Income (loss) from continuing
 operations ......................      8,390       (12,010)        18,465        10,576         4,712
Income (loss) from
 discontinued operations, net          (2,293)      (11,040)       (45,726)      (45,192)           --
                                     --------      --------      ---------     ---------     ---------
Net income (loss) ................   $  6,097      $(23,050)     $ (27,261)    $ (34,616)    $   4,712
                                     ========      ========      =========     =========     =========
Other Data:
Capital expenditures .............   $  3,391      $  1,604      $   2,442     $   1,799     $   1,287
Ratio of earnings to fixed
 charges(5) ......................       6.94x           --(6)        9.60x         9.97x         7.72x

Balance Sheet Data (at period end):
Cash and cash equivalents ........   $     72      $    538      $     336     $     668     $     209
Total assets(7) ..................    175,131       155,497        177,681       189,560       156,805
Long-term debt(8) ................     50,877        59,556         21,403        39,194         2,227
Stockholder's equity(7) ..........     70,401        49,509         97,019        90,311       101,731

(footnotes on following page)

Notes to Selected Historical Consolidated Financial Information of General Felt


(1) General Felt has a 52-53 week fiscal year ending on the Sunday closest to the end of the calendar year. Each fiscal year presented was 52 weeks with the exception of 1992, which was 53 weeks.

(2) The period from March 23, 1993 to January 2, 1994 and the fiscal years 1994 through 1996 have been restated for discontinued operations resulting from the sale of Perfect Fit.

(3) On March 23, 1993, Foamex acquired the outstanding common stock of General Felt for approximately $96.0 million. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

(4) Includes results of operations of Foamex Fibers from its date of acquisition of April 13, 1995, and thus may not be comparable to other periods.

(5) For purposes of computing this ratio, earnings consists of income (loss) before income taxes and extraordinary items and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest expense, including amounts capitalized, and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rental expense).

(6) Earnings were insufficient to cover fixed charges by approximately $1.1 million in fiscal year 1992, approximately $1.5 million in the period January 4, 1993 to March 22, 1993, approximately $2.7 million in the period March 23, 1993 to January 2, 1994 and by approximately $11.0 million in fiscal year 1995. Earnings before fixed charges for the fiscal year 1992, the period from January 4, 1993 to March 22, 1993, the period from March 23, 1993 to January 2, 1994 and for fiscal year 1995 were reduced by non-cash expenses consisting principally of depreciation and amortization of approximately $7.5 million, $1.6 million, $5.6 million and $4.5 million, respectively.

(7) On March 23, 1993, Foamex contributed approximately $46.3 million to General Felt in connection with the acquisition of General Felt by Foamex. During 1996, Foamex contributed intercompany notes of approximately $74.7 million to General Felt in connection with the sale of Perfect Fit.

(8) During fiscal years 1996 and 1997, General Felt used approximately $31.5 million and $12.1 million, respectively, of the net proceeds from sale of Perfect Fit to reduce the long-term debt.

    SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FOAMEX FIBERS

     The following table presents selected historical consolidated financial information of: (i) Foamex Fibers (successor to GS Industries, Inc. and Pontotoc Fibers, Inc.) for the period from April 13, 1995 to December 31, 1995 and for the fiscal year ended December 29, 1996, which were derived from the audited financial statements of Foamex Fibers, (ii) the combined historical financial information of GS Industries, Inc. and Pontotoc Fibers, Inc. (collectively, the "Predecessor Company") for the year ended December 31, 1994 and for the period from January 1, 1995 to April 12, 1995, which have been derived from the audited financial statements of Foamex Fibers, and (iii) the historical financial information of Foamex Fibers for the nine months ended September 29, 1996 and September 28, 1997, which have been derived from the unaudited condensed financial statements of Foamex Fibers. The following table also presents the selected combined historical financial information of the Predecessor Company for the years ended December 31, 1992 and 1993, which have been derived from the unaudited combined financial statements of the Predecessor Company. The selected historical financial information should be read in conjunction with the financial statements and the condensed financial statements and related notes thereto of Foamex Fibers included elsewhere in this Prospectus.


                                                  Predecessor Company
                                      --------------------------------------------
                                                                       January 1,   April 13,
                                                                         1995 to     1995 to
                                                                          April     December    Fiscal    Nine Months ended
                                               Fiscal Year                 12,         31,       Year         September
                                      ------------------------------   ---------    ---------  -------   ------------------
                                        1992      1993(1)    1994(1)      1995       1995(2)   1996(1)     1996       1997
---------------------------------------------------------------------------------------------------------------------------
                                                                  (In thousands, except ratios)
Statements of Operations Data:
Net sales ..........................  $14,397     $17,827    $16,778     $5,577     $14,112    $21,410   $16,034    $17,627
Gross profit .......................    1,267       2,118      3,213        997       2,164      4,567     3,431      3,793
Selling, general and
 administrative expenses ...........      907       1,282      1,497        336         980      1,257       858        937
                                      -------     -------    -------     ------     -------    -------   -------    -------
Operating income ...................      360         836      1,716        661       1,184      3,310     2,573      2,856
Other expense, net .................      112         163         29          6          12          7         8          2
                                      -------     -------    -------     ------     -------    -------   -------    -------
Income from continuing
 operations before provision
 for income taxes ..................      248         673      1,687        655       1,172      3,303     2,565      2,854
Provision for income taxes(3) ......       --          --         --         --         469      1,232       948      1,053
                                      -------     -------    -------     ------     -------    -------   -------    -------
Net Income .........................  $   248     $   673    $ 1,687     $  655     $   703    $ 2,071   $ 1,617    $ 1,801
                                      =======     =======    =======     ======     =======    =======   =======    =======
Other Data:
Capital expenditures ...............  $   428     $   525    $   491     $  587     $   191    $   669   $   402    $   699

Balance Sheet Data (at period end):
Cash and cash equivalents(4) .......  $   225     $   462    $ 1,021     $1,622     $   469    $   156   $   279    $   192
Total assets .......................    4,605       4,747      5,945      7,113       9,894     13,314    12,655     16,398
Long-term debt(4) ..................    4,430       4,470      4,198        938          --         --        --         --
Stockholder's equity (deficit) .....     (592)       (261)       964      1,468       7,975     10,046     9,592     11,847

(footnotes on following page)

    Notes to Selected Historical Financial Information of Foamex Fibers

(1) Foamex Fibers has a 52-53 week fiscal year ending on the Sunday closest to the end of the calendar year. The Predecessor Company's year ended on December 31.

(2) On April 13, 1995, Foamex Fibers acquired certain assets and assumed certain liabilities of the Predecessor for aggregate consideration of approximately $8.0 million, including related fees and expenses. The acquisition was accounted for using the purchase method of accounting.

(3) The stockholders of the Predecessor Company had elected S Corporation status under the provisions of the Internal Revenue Code. Accordingly, the Predecessor Company was not subject to federal income taxes.

(4) The stockholders of the Predecessor Company retained the cash and long-term debt of the Predecessor Company in connection with the acquisition by Foamex Fibers.

        SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF CRAIN

     The following table presents selected historical consolidated financial information of Crain, for the fiscal years ended August 28, 1992, August 27, 1993, August 26, 1994 and August 25, 1995, the four months ended December 31, 1995 and the year ended December 31, 1996, which have been derived from the audited consolidated financial statements of Crain and the Predecessor (as defined), and for the nine months ended September 30, 1996 and September 30, 1997, which have been derived from the unaudited consolidated financial statements of Crain. The selected historical consolidated financial information should be read in conjunction with the consolidated financial statements and related notes thereto of Crain included elsewhere in this Prospectus.


                                                          Predecessor Company
                                           -------------------------------------------------
                                                              Fiscal Year
                                           -------------------------------------------------
                                            1992(1)      1993(1)      1994(1)       1995(1)
                                           ---------    --------     ---------     ---------
                                                     (in thousands, except ratios)
Statements of Operations Data:
Net sales ..............................   $ 166,163    $180,769     $ 232,826     $ 258,895
Cost of Sales ..........................     124,221     142,104       180,575       210,459
Selling, general and
 administrative expenses ...............      25,893      27,007        28,404        32,673
Depreciation and amortization ..........       4,060       4,290         4,962         5,286
                                           ---------    --------     ---------     ---------
Operating income (loss) ................      11,989       7,368        18,885        10,477
Interest expense .......................       1,939       2,016         2,564         3,431
Amortization of deferred
 financing costs .......................          --          --            --            --
Other income (expense), net(2) .........          13        (332)          223         2,510
                                           ---------    --------     ---------     ---------
Income (loss) before provision
 for income taxes ......................      10,063       5,020        16,544         9,556
Provision (benefit) for
 income taxes ..........................          --          --            --            --
                                           ---------    --------     ---------     ---------
Net income (loss) ......................   $  10,063    $  5,020     $  16,544     $   9,556
                                           =========    ========     =========     =========
Other Data:
Capital expenditures ...................   $   2,898    $ 11,246     $   6,505     $  11,754
Ratio of earnings to
 fixed charges(3) ......................         3.7x        2.3x          4.4x          2.6x

Balance Sheet Data
 (at period end):
Cash and cash equivalents ..............   $   1,812    $  2,170     $   2,859     $   4,057
Total assets ...........................      68,107      86,470       105,985       121,835
Long-term debt .........................      18,008      28,634        35,908        42,263
Stockholder's equity (deficit) .........      32,351      34,685        42,371        46,265



                                              Four
                                             months
                                              ended        Year          Nine Months ended
                                          December 31,    Ended               September
                                          ------------   --------     -----------------------
                                             1995(1)        1996         1996          1997
                                          ------------   --------     ---------      --------
                                                     (in thousands, except ratios)
Statements of Operations Data:
Net sales ..............................    $96,463      $306,093     $ 226,191      $237,890
Cost of Sales ..........................     77,855       243,745       180,111      186,663
Selling, general and
 administrative expenses ...............     10,438        35,299        25,206       30,207
Depreciation and amortization ..........      2,439         9,295         6,567        8,661
                                            --------     --------     ---------      --------
Operating income (loss) ................      5,701        17,754        14,307       12,359
Interest expense .......................      5,156        14,618        10,851       11,567
Amortization of deferred
 financing costs .......................        597         1,841         1,268        1,496
Other income (expense), net(2) .........       (103)         (304)           24         (120)
                                            --------     --------     ---------      --------
Income (loss) before provision
 for income taxes ......................       (155)          991         2,212         (824)
Provision (benefit) for
 income taxes ..........................         91           395           938         (313)
                                            --------     --------     ---------      --------
Net income (loss) ......................    $  (246)     $    596     $   1,274      $  (511)
                                            ========     ========     =========      ========
Other Data:
Capital expenditures ...................    $ 2,141      $ 11,030     $   8,887      $ 4,325
Ratio of earnings to
 fixed charges(3) ......................         --(4)       1.05x         1.15x          --(4)

Balance Sheet Data
 (at period end):
Cash and cash equivalents ..............    $ 1,983      $  6,102     $   1,822      $ 2,395
Total assets ...........................    183,858       198,876       182,825      219,524
Long-term debt .........................    116,337       118,318       110,240      128,078
Stockholder's equity (deficit) .........     24,282        29,842        25,456       39,305

(footnotes on following page)

    Notes to Selected Historical Consolidated Financial Information of Crain

(1) Crain changed its year end from a fiscal year ending on the last Friday in August to a calendar year end effective December 31, 1995.

(2) During 1995, the predecessor of Crain (the "Predecessor") recognized a gain of $2,434 on an insurance settlement related to a fire at one of its facilities.

(3) For purposes of computing this ratio, earnings consists of income (loss) before income taxes, extraordinary items and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest expense, including amounts capitalized and the amortization of deferred financing costs, and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rental expense).

(4) Earnings were insufficient to cover fixed charges by approximately $0.2 million in the four months ended December 31, 1995 and $0.8 million for the nine months ended September 30, 1997. Earnings before fixed charges for the four months ended December 31, 1995 and for the nine months ended September 30, 1997 were reduced by non-cash expenses consisting principally of depreciation and amortization or approximately $2.4 million and $8.7 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


General

     Foamex is the largest manufacturer and marketer of flexible polyurethane and advanced polymer foam products in North America. Foamex's products are utilized primarily in six end-markets: (i) carpet cushion and other carpet products, (ii) cushioning foams, including bedding products, (iii) furniture products for furniture manufacturers and packaging, (iv) automotive applications, including trim and accessories, (v) specialty and technical applications, including those for filtration, gasketing and sealing and (vi) consumer products. Foamex is the largest North American producer of foams used for carpet cushion, automotive applications and specialty and technical products and is a leading North American producer of cushioning foams. The Company has recently refocused its business on the flexible polyurethane and advanced polymer foam business by acquiring Crain in December 1997 and previously divesting non-foam business segments. Management believes that a focus in the foam business will allow Foamex to concentrate management, financial and operational resources and will position Foamex to pursue its growth strategy of developing new products, improving profitability and expanding internationally.

     Prior to the second quarter of 1997, the cushioning foams and furniture product markets were treated as a single product group; therefore, all historical data in this Prospectus reflects cushioning foam and furniture products as the single product group "cushioning foam."

     Operating results for 1998 are expected to be influenced by various internal and external factors. These factors include, among other things, (i) consolidation of the Crain business, (ii) continued implementation of the continuous improvement program to improve Foamex's profitability, (iii) additional raw material cost increases, if any, by Foamex's chemical suppliers,
(iv) Foamex's success in passing on to its customers selling price increases to recover such raw material cost increases and (v) fluctuations in interest rates.

     On December 23, 1997, Foamex acquired Crain pursuant to a merger transaction with Crain Holdings for an aggregate consideration of approximately $213.7 million, including the assumption of debt. Management believes that based on net sales, Crain was the third largest domestic producer of flexible polyurethane foam and foam products in the United States. The Crain Acquisition provided a fully integrated manufacturer, fabricator and distributor of a broad range of flexible polyurethane foam and foam products which are sold to a diverse customer base, principally in the furniture, bedding and carpet cushion markets. Management believes that Foamex's acquisition of Crain (i) strengthens Foamex's market position as the leading North American producer of foam products, (ii) offers increased penetration in the Company's existing product lines and adds complementary products lines such as consumer products, (iii) strengthens the Company's operations geographically, (iv) provides several proprietary foam-producing processes which serve to lower overall production costs and are environmentally friendly, and (v) offers opportunities for significant overhead cost reductions and purchasing and freight cost efficiencies.

     Following consummation of the Crain Acquisition, Foamex initiated a restructuring/consolidation plan for the two entities. The related costs and estimated savings associated with this restructuring/consolidation plan have not been included in the pro forma condensed combined financial statements. See "Pro forma Condensed Combined Financial Information." Foamex expects to take charges in the range of $21.0 million to $26.0 million in the fourth quarter of 1997 related to the restructuring/consolidation of Foamex's operations in connection with the Crain Acquisition and the Related Transactions. In addition, Foamex expects to take fourth quarter special charges and write-offs for fixed asset impairments, charges associated with start-up operations and reserves relating to inventory and accounts receivable in the range of $14.0 million to $17.0 million.


Refinancing Plan

     On June 12, 1997, Foamex's parent, Foamex International, completed a refinancing plan (the "Refinancing Plan") which included (i) a tender offer pursuant to which Foamex purchased (a) $99.8 million of the $104.3 million outstanding principal amount of the Senior Secured Notes, (b) $130.1 million of the $135.9 million outstanding principal amount of the Senior Notes, (c) $105.5 million of the $125.8 million outstanding principal amount of the Senior Subordinated Debentures, (d) substantially all of the $7.0 million outstanding principal amount of the Series B Debentures and (e) all $116.7 million outstanding principal amount of the Foamex-JPS Automotive L.P. ("FJPS") Discount Debentures; (ii) the repayment of $5.2 million of borrowings under its then existing credit facility (the "Existing Credit Facility"); and (iii) the payment of fees and expenses. In addition, the indentures pursuant to which the Senior Secured Notes, Senior Notes, Senior Subordinated Debentures and Series B Debentures were issued were amended to remove substantially all of the restrictive covenants. Foamex incurred an extraordinary loss on the early extinguishment of debt associated with the Refinancing Plan of approximately $44.5 million. The Refinancing Plan was funded by $347.0 million of borrowings under the Credit Facility and the net proceeds from the issuance of $150.0 million principal amount of 9 7/8% Notes.

     The Refinancing Plan was designed to reduce Foamex International's interest expense and increase its operating and financial flexibility. After giving effect to the Refinancing Plan, Foamex International reduced total debt net of cash from $726.2 million at December 31, 1995 to $553.1 million at June 29, 1997. Also, after giving effect to the Refinancing Plan, Foamex International's pro forma interest expense for the 52 weeks ended June 29, 1997 would have decreased $5.6 million and, after the retirement of long-term debt with the net proceeds of the divestitures in 1996, Foamex International's pro forma interest expense for the same period would have decreased an additional $1.3 million. In addition, the Refinancing Plan eliminated the FJPS Discount Debentures thereby eliminating approximately $2.3 million of additional interest expense that would have been incurred by Foamex International over the next 12 months as compared to the previous 12 months.

     As a result of the Refinancing Plan, Foamex's total long-term debt increased by $150.1 million to $546.3 million, and variable rate debt comprises a larger percentage of Foamex's overall indebtedness than in the past, and as a result, future fluctuations in interest rates will have a greater impact on Foamex's interest expense than in the past. Foamex expects the Refinancing Plan to result in increased interest expense of approximately $2.5 million in the second half of 1997 as compared to the first half of 1997, and annualized increased interest expense of approximately $5.0 million, as compared to the debt structure prior to the Refinancing Plan, assuming no material changes in interest rates, and without giving effect to the indebtedness incurred in the Crain Acquisition. Foamex's future interest expense will vary based on a variety of factors, including fluctuations in interest rates in general.

     Foamex redeemed on October 1, 1997 approximately $26.0 million of the approximately $30.0 million of Foamex's outstanding public debt that was not tendered as part of the Refinancing Plan. The redemption was funded with borrowings under the Credit Facility. In connection with this redemption, Foamex is expected to incur an extraordinary loss on the early extinguishment of debt of approximately $2.6 million in the fourth quarter of 1997.

     During July 1997, Foamex International announced the creation of a new senior management operating committee to simplify Foamex's management and reporting structure and to position Foamex to achieve its strategic goals which include: (i) to focus on its core flexible polyurethane operations in the automotive, carpet cushion, technical, cushioning and furniture markets (furniture sales were previously combined with cushioning sales), (ii) to maximize revenue growth by increasing market share in existing markets, introducing new and enhanced foam products with higher margins and pursuing international opportunities and (iii) to continue to lower its cost structure.

     On October 6, 1997, Foamex sold its needlepunch carpeting, tufted carpeting and artificial grass products business, located in Dalton, Georgia to Bretlin, Inc., a subsidiary of The Dixie Group, Inc. The sales price was approximately $41.0 million, net of post-closing adjustments which were finalized in December 1997. Foamex used the net proceeds of the sale to reduce long-term debt.


1995 Operational Reorganization

     In November 1995, Foamex's parent, Foamex International, announced the 1995 Operational Reorganization to focus on its core flexible polyurethane and advanced polymer foam business, enhance shareholder value and maximize future profitability through a series of operational improvements, asset sales and the reduction of long-term debt. In connection with the 1995 Operational Reorganization, Foamex International sold JPS Automotive, a manufacturer of automotive fabric and carpet, and Foamex sold Perfect Fit, a manufacturer of fabric-based home comfort products. These divestitures have resulted in a decrease of total debt for Foamex International by approximately $248.4 million. In addition, on October 6, 1997, Foamex sold its Dalton, Georgia needlepunch carpeting, tufted carpeting and artificial grass products business. Foamex used the net sale proceeds to reduce total debt by $38.8 million during October 1997.

     As part of the 1995 Operational Reorganization, Foamex implemented a plan to improve its profitability through (i) the realignment of management to correspond with product groups, (ii) the consolidation of foam production, fabrication or branch locations resulting in the elimination of 12 facilities, a reduction of approximately 300 employees representing approximately 7% of the work force, and an improved utilization of its remaining production capacity, (iii) the implementation of additional procedures to reduce manufacturing costs, including process redesign to eliminate non-value added operations, (iv) the reduction of selling, general and administrative expenses through cost containment and (v) the reduction of inventory levels through improved forecasting and the elimination of inventories associated with closed facilities. As an example of the improved utilization of the remaining facilities, Foamex increased the average output per pouring plant by 19% from 1995 to 1996, and by approximately 7.4% for the first nine months of 1997 as compared to the first nine months of 1996.


Price and Availability of Raw Materials

     Historically, the price of raw materials has been cyclical and volatile, and Foamex's principal suppliers of raw materials used in the manufacture of flexible polyurethane foam have increased the price of raw materials several times since September 1994. Significant increases in raw material prices could have a material adverse effect on the financial condition or results of operations of Foamex. Foamex attempts to offset raw material cost increases through selling price increases; however, there can be no assurance that Foamex will be successful in implementing selling price increases or that competitive pricing pressure will not require Foamex to adjust selling prices. Results of operations have been and could be adversely affected by delays in implementing, or the inability of Foamex to implement, selling price increases to offset raw material cost increases. For example, Foamex estimates that in 1995 the amount of net unrecovered raw material cost increases was approximately $25.0 million. See "Risk Factors--Price and Availability of Raw Materials."

     The principal suppliers to the foam industry announced raw material price increases effective April 1997. The impact of the raw material cost increases were not significant during the second quarter of 1997. However, Foamex estimates the raw material cost increases, net of sale price increases to customers, had an unfavorable impact of approximately $2.0 million during the third quarter of 1997. Foamex believes that due to expected increases in capacity during the next two years for TDI and polyol, it will be more difficult for Foamex's suppliers to raise raw material prices in the future. There can be no assurance that chemical suppliers will not increase raw material costs in the future or that Foamex will be able to implement selling price increases to offset any such raw material cost increases.


Results of Operations


Nine Months Ended September 28, 1997 Compared to Nine Months Ended September 29, 1996


Foamex

     Net sales for the nine months ended September 28, 1997 were $702.4 million as compared to $696.3 million in the nine months ended September 29, 1996, an increase of $6.1 million or 0.9%. Carpet cushion products net sales for the nine months ended September 28, 1997 decreased 1.0% to $214.9 million from $217.2 million in the nine months ended September 29, 1996 primarily due to a change in product mix and competitive pricing pressure resulting from an excess supply of foam trim, the primary component of rebond carpet cushion. Cushioning products net sales for the nine months ended September 28, 1997 increased 4.4% to $167.6 million from $160.5 million in the nine months ended September 29, 1996 primarily due to an increase in net sales from both new and existing customers of bedding related products. Furniture products net sales for the nine months ended September 28, 1997 of $92.1 million were consistent as compared to net sales of $91.5 million for the nine months ended September 29, 1996. Automotive products net sales for the nine months ended September 28, 1997 decreased 2.2% to $171.4 million from $175.2 million for the nine months ended September 29, 1996 primarily due to increased selling prices implemented during the first quarter of 1996 offset by reduced net sales volume in 1997 as compared to 1996 resulting from reduced car and light truck builds due to temporary production shut-downs at several Chrysler and Ford facilities, slower than expected start-up of several new platforms and labor strikes at both Chrysler and General Motors plants during the second quarter of 1997. Technical products net sales for the nine months ended September 28, 1997 increased 8.8% to $56.4 million from $51.9 million in the nine months ended September 29, 1996 primarily due to increased net sales volume.

     Gross profit as a percentage of net sales increased to 17.9% for the nine months ended September 28, 1997 from 16.4% in the nine months ended September 29, 1996 primarily due to selling price increases, improved material and production efficiencies and manufacturing cost containment which include (i) the impact during 1997 of the selling prices initiated in 1996 to offset previous raw material cost increases, (ii) favorable raw material efficiencies and (iii) an increased favorable impact of the 1995 restructuring and operational plan in 1997 as compared to 1996. These increases were offset by approximately $2.0 million of unrecovered raw material costs during the third quarter of 1997.

     Income from operations increased to $78.7 million for the nine months ended September 28, 1997 from $72.0 million in the nine months ended September 29, 1996 primarily due to improved gross profit margins as discussed above, offset by a $4.7 million increase in selling, general and administrative expenses during 1997 as compared to the comparable period for 1996. The increase in selling, general and administrative expenses is primarily due to increases in employee compensation and incentives, research and development costs, and travel and promotion costs associated with the launching of new products and international expansion.

     Income from continuing operations increased to $42.2 million for the nine months ended September 28, 1997 as compared to $34.6 million in the nine months ended September 29, 1996. The increase is primarily due to the reasons cited above offset by an increase in interest and debt issuance expense of $1.5 million. The increase in interest and debt issuance expense is primarily due to a decrease in the favorable impact from the interest rate swap agreements in the third quarter of 1997 as compared to the third quarter of 1996 and is also due to the higher level of outstanding indebtedness in 1997 as compared to 1996 as a result of the Refinancing Plan. Loss from discontinued operations for 1996 represents the loss on disposal and the operating loss of Perfect Fit which was sold during 1996. See Note 2 to the condensed consolidated financial statements for further discussion. The decrease in the effective income tax rate for continuing operations for 1997 as compared to 1996 is primarily due to a decrease in pre-tax earnings and the related tax provision of a subsidiary that files federal income tax returns.

     The extraordinary loss on early extinguishment of debt of approximately $45.5 million during 1997 relates to premium and consent fee payments, the write-off of debt issuance costs and other charges associated with the early extinguishment of approximately $359.3 million of aggregate principal amount of debt in connection with the Refinancing Plan and other debt extinguishment during 1997. See Note 4 to the condensed consolidated financial statements for further discussion. The extraordinary loss on early extinguishment of debt of approximately $0.7 million during 1996 primarily relates to the write-off of debt issuance costs associated with the early extinguishment of $12.0 million of bank term loan borrowings.


Foamex Capital Corporation

     FCC is solely a co-issuer of certain indebtedness of Foamex and has no other material operations.


General Felt

     Net sales for the nine months ended September 28, 1997 were $223.6 million as compared to $225.8 million for the nine months ended September 29, 1996, a decrease of $2.2 million, or 1.0%. The decrease is primarily due to a change in product mix and competitive pricing pressure resulting from an excess supply of foam trim, the primary component of rebond carpet cushion.

     Gross profit as a percentage of net sales decreased to 10.1% for the nine months ended September 28, 1997 from 14.1% in the nine months ended September 29, 1996 primarily due to increased shipments of lower margin carpet cushion products and competitive pricing pressure.

     Operating income decreased to $8.4 million for the nine months ended September 28, 1997 as compared to $18.2 million for the nine months ended September 29, 1996 primarily due to the reasons discussed above. Selling, general and administrative expenses of $14.1 million for the nine months ended September 28, 1997 were fairly consistent as compared to $13.7 million for the nine months ended September 29, 1996.

     The effective income tax rate remained fairly consistent at 40% for 1997 as compared to 39% for 1996.

     The loss from discontinued operations for 1996 relates to the loss on disposal and the operating loss of Perfect Fit which was sold during 1996.

Foamex Fibers

     Net sales for the nine months ended September 28, 1997 were $17.6 million as compared to $16.0 million for the nine months ended September 29, 1996, an increase of $1.6 million or 9.9%. The increase is primarily due to increased net sales volume of certain products during 1997 and the effect of increased selling prices that were initiated during 1996.

     Gross profit as a percentage of net sales remained fairly consistent at 21.5% for the nine months ended September 28, 1997 as compared to 21.4% in the nine months ended September 29, 1996.

     Income from operations increased to $2.9 million for the nine months ended September 28, 1997 as compared to $2.6 million for the nine months ended September 29, 1996 primarily due to the reasons discussed above. Selling, general and administrative expenses of $0.9 million for the nine months ended September 28, 1997 were consistent as compared to the nine months ended September 29, 1996.

     The effective tax rate remained constant at 37% for 1997 as compared to 1996.


Nine Months Ended September 30, 1997 Compared to the Nine Months Ended September 30, 1996


Crain

     Net sales for the nine months ended September 30, 1997 were $237.9 million compared to $226.2 million for the same period in 1996, which represented an increase of $11.7 million or 5.2%. This increase in net sales was primarily due to the incremental sales associated with the acquisitions of the Comfort Clinic Division of Bio Clinic Corporation ("Comfort Clinic") (October 18, 1996) and SIMCO Corporation ("Simco") (May 5, 1997) (the "Acquisitions"), combined with an increase in carpet cushion sales volume. This performance was partially offset by pricing pressures experienced during the year, certain softness within the furniture industry and a decline in carpet cushion prices resulting from decreasing scrap foam prices.

     Cost of goods sold as a percent of sales improved to 78.5% for the nine months ended September 30, 1997 from 79.6% for the nine months ended September 30, 1996. The change was primarily due to cost improvement activities implemented during the year and cost reductions achieved from plant consolidations made in 1996, partially offset by certain raw material price increases experienced during the third quarter of 1997.

     Selling, general and administrative expenses were $30.2 million for the nine months ended September 30, 1997 as compared to $25.2 million for the same period of 1996. This increase of $5.0 million primarily reflected the incremental costs associated with the Acquisitions.


Year Ended December 29, 1996 Compared to Year Ended December 31, 1995


Foamex

     Net sales for 1996 were $926.4 million as compared to $862.8 million in 1995, an increase of $63.6 million or 7.4%. Carpet cushion net sales for 1996 increased 7.5% to $291.3 million from $271.0 million in 1995 primarily due to increased selling prices initiated during the second quarter of 1996 as well as increased volume of shipments due to improved carpet sales. Cushioning foam net sales for 1996 increased 7.4% to $332.9 million from $310.0 million in 1995 primarily due to increased net sales volume from both new and existing customers of bedding related products, increased selling prices initiated at the beginning of 1996 and a full year of results for a company acquired in April 1995 which manufactures cushioning products. Automotive foam net sales for 1996 increased 5.5% to $231.9 million from $219.8 million in 1995 primarily due to a continued increase in net sales of tri-laminates and composite headliners and increased selling prices initiated at the beginning of 1996. Specialty and technical foam net sales for 1996 increased 13.4% to $70.3 million from $62.0 million in 1995 primarily due to increased selling prices and increased net sales volume.

     Gross profit as a percentage of net sales increased to 16.5% for 1996 from 11.7% in 1995 primarily due to selling price increases and improved material and production efficiencies, which include (i) selling price increases during 1996 to offset the adverse affect of the 1995 and 1994 raw material cost increases,
(ii) reductions in customer deductions for pricing disputes, promotional programs and other matters and (iii) reductions in salaries and other overhead costs associated with the implementation of the 1995 Operational Reorganization.

     Operating income was $102.9 million for 1996 as compared to a loss from operations of $2.0 million in 1995. The increase was primarily due to an increase in gross profit margin as discussed above, a decrease in restructuring and other charges (credits) of $45.7 million and a decrease in selling, general and administrative expenses of $6.7 million for 1996 as compared to 1995. The decrease in restructuring and other charges (credits) is comprised of the $39.2 million charge for restructuring and other charges in 1995 plus the net restructuring credit of $6.4 million in 1996. The 1996 net restructuring credit is comprised of an $11.3 million credit due to Foamex's decision not to close a facility which was part of the 1995 Operational Reorganization and $1.7 million of credits relating primarily to the favorable termination of lease agreements and other matters relating to the 1995 Operational Reorganization, offset by $6.6 million of restructuring charges relating to the planned closure of two facilities during 1997. The decrease in selling, general and administrative expenses is the result of reductions in the provision for uncollectible accounts of approximately $3.9 million, salaries and employee costs of approximately $3.7 million and a reduction of approximately $2.0 million in environmental accruals offset by increases in selling expenses associated with the increased net sales volume and management realignment in connection with the 1995 Operational Reorganization.

     Income from continuing operations before provision for income taxes was $61.4 million for 1996 as compared to a loss from continuing operations before provision for income taxes of $46.7 million in 1995. The increase is primarily due to the reasons cited above and a decrease in interest and debt issuance expense of $1.3 million. The decrease in interest and debt issuance expense is primarily due to a $2.3 million increased benefit from interest rate swap agreements offset by the amount of interest allocated to discontinued operations in 1996 as compared to 1995. See Note 3 to the consolidated financial statements for further discussion.

     Foamex, as a limited partnership, is not subject to federal and certain state income taxes. However, the consolidated financial statements include a provision for income taxes which primarily relates to the federal and state income taxes of corporate subsidiaries and subsidiaries located in foreign jurisdictions that file separate income tax returns. See Note 10 to the consolidated financial statements for further discussion.

     The loss from discontinued operations of $42.1 million (net of $2.6 million income tax benefit) in 1996 relates to the net loss on the sale of the home comfort products business segment which consisted primarily of the net assets of Perfect Fit and the operating loss of Perfect Fit through the closing date. See
Note 3 to the consolidated financial statements for further discussion.

     The extraordinary loss on early extinguishment of debt of $1.9 million primarily relates to the write-off of debt issuance costs and redemption premiums associated with the early extinguishment of $30.6 million of long-term debt. See Note 11 to the consolidated financial statements for further discussion.


General Felt

     Net sales for 1996 were $302.6 million as compared to $279.1 million in 1995, an increase of $23.5 million or 8.4%. The increase is primarily due to increased selling prices for carpet cushion initiated during the second quarter of 1996, increased volume of shipments of carpet cushion and a full year of results for Foamex Fibers.

     Gross profit as a percentage of net sales increased to 13.0% for 1996 from 9.5% in 1995 primarily due to (i) selling price increases, (ii) reductions in customer deductions for pricing disputes, promotional programs and other matters and (iii) reductions in salaries and other overhead costs associated with the implementation of the 1995 Operational Reorganization.

     Income from operations was $26.0 million for 1996 as compared to a loss from operations of $9.9 million in 1995. The increase was primarily due to an increase in gross profit margins as discussed above, a decrease in restructuring and other charges (credits) of $19.6 million and a decrease in selling, general and administrative expenses of $3.5 million for 1996 as compared to 1995. The decrease in restructuring and other charges (credits) is comprised of the $14.2 million charge for restructuring and other charges in 1995 plus the net restructuring credit of $5.4 million in 1996. The 1996 net restructuring credit is comprised of a $11.3 million credit due to General Felt's decision not to close a facility which was part of the 1995 Operational Reorganization offset by $5.9 million of restructuring charges relating to the closure of a facility during 1997. The decrease in selling, general and administrative expenses is the result of reductions in the provision for uncollectible accounts of approximately $2.0 million, salaries and employee costs of approximately $2.0 million offset by increases in selling expenses associated with the increased net sales volume and management realignment in connection with the 1995 Operational Reorganization.

     Income from continuing operations before provision for income taxes was $24.8 million for 1996 as compared to a loss from continuing operations before provision for income taxes of $11.0 million in 1995. The increase is primarily due to the reasons cited above and an increase in other income of $1.0 million, offset by an increase in interest expense of $1.0 million. The increase in interest expense is due to increased borrowings during 1996 under the revolving promissory notes with Foamex, offset by a decrease in term borrowings under the Existing Credit Facility. The increase in other income is primarily due to interest income associated with the net proceeds from the sale of Perfect Fit.

     The increase in the tax provision during 1996 is due to the limitation on the utilization of certain tax benefits.

     The loss from discontinued operations of $45.7 million (net of $1.4 million income tax benefit) in 1996 relates to the net loss on the sale of the home comfort products business segment which consisted of the net assets of Perfect Fit and the operating loss of Perfect Fit through the closing date.


Foamex Fibers

     Foamex Fibers was formed on March 29, 1995 for the purpose of acquiring certain assets and assuming certain liabilities of GS Industries, Inc. and Pontotoc Fibers, Inc. manufacturers of various nonwoven textile fiber products used primarily for carpet padding and in the furniture industry (collectively, the "Predecessor Company"). On April 13, 1995, Foamex Fibers acquired such assets and assumed such liabilities for an aggregate price of approximately $8.0 million.

     Foamex Fibers has presented management's discussion and analysis of the year ended December 29, 1996 against the combined period from January 1, 1995 to April 12, 1995 of the Predecessor Company and the period from April 13, 1995 to December 31, 1995 of Foamex Fibers (collectively, "Combined 1995"), as Foamex Fibers believes that, except for the provision for income taxes, the data is comparable since the pro forma adjustments had an insignificant effect on all line items presented in the results of operations for the period from January 1, 1995 to April 12, 1995 of Predecessor Company. Management of Foamex Fibers believes that there are no factors which are not discussed in this Prospectus which would materially affect the comparability of the year ended December 29, 1996 and the Combined 1995 period.

     Net sales for 1996 were $21.4 million as compared to net sales of $19.7 million in Combined 1995, an increase of $1.7 million or 8.7%. The increase is primarily due to selling price increases initiated during 1996 and increased net sales volume in 1996 as compared to Combined 1995.

     Gross profit as a percentage of net sales increased to 21.3% for 1996 from 16.1% for Combined 1995 primarily due to selling price increases and production efficiencies resulting from the increased net sales volume.

     Income from operations was $3.3 million for 1996 as compared to $1.8 million for Combined 1995. The increase was primarily due to the reasons discussed above.

     The effective income tax rate decreased to 37.3% for 1996 as compared to 40.0% for the period from April 13, 1995 to December 31, 1995 due to a decrease in the state effective income tax rate. The Predecessor Company was not subject to corporate income taxes.


Year Ended December 31, 1996 Compared to Twelve Months Ended December 31, 1995

Crain

    Net sales for the year ended December 31, 1996 were $306.1 million, representing a $37.1 million or 13.8% increase over the twelve months ended December 31, 1995. This increase in net sales was primarily attributable to growth in Crain's carpet cushion and consumer products accounts. The increase in carpet cushion sales was primarily due to market share gains and the pass-through of rising scrap material prices to customers. The increase in consumer product sales was bolstered by new product introductions, a strong back-to-school season and the fourth quarter acquisition of Comfort Clinic.

     Cost of goods sold as a percentage of sales improved from 81.3% for the twelve months ended December 31, 1995 to 79.6% for the year ended December 31, 1996. This change was primarily due to cost reduction activities put in place during the year, including the consolidation of five facilities. The decrease in cost of goods sold as a percentage of sales was also attributable to the benefits received from the utilization of internally produced scrap foam during the period of increasing scrap prices.

     Selling, general and administrative expenses were $35.3 million for the year ended December 31, 1996, as compared to $32.8 million for the twelve months ended December 31, 1995, representing an increase of $2.5 million or 7.6%. Expressed as a percentage of sales, selling, general and administrative expenses decreased to 11.5% for the year ended December 31, 1996 from 12.2% for the twelve months ended December 31, 1995. The decrease as a percentage of sales was primarily due to plant consolidation activities which included the elimination of certain administrative costs.


Year Ended December 31, 1995 Compared to Year Ended January 1, 1995


Foamex

     Net sales for 1995 were $862.8 million as compared to $833.7 million in 1994, an increase of $29.1 million or 3.5%. Carpet cushion net sales for 1995 decreased 7.4% to $271.0 million from $292.5 million in 1994 primarily due to reduced net sales volume of certain carpet cushion products resulting from weak carpet sales and a change in product mix to carpet cushion with lower selling prices. In addition, carpet cushion selling prices were under pressure from an excess supply of low priced scrap foam, the primary component of rebond carpet cushion. Cushioning foam net sales for 1995 increased 7.2% to $310.0 million from $289.2 million in 1994 primarily due to the April 1995 acquisition of a company which manufactures cushioning products and increased selling prices offset by a reduction in net sales volume due to competitive pricing pressures and reduced demand for certain cushioning foam products. Automotive foam net sales for 1995 increased 11.0% to $219.8 million from $198.0 million in 1994 primarily due to increased net sales volume of tri-laminates and composite headliner products offset by a reduction in net sales volume of other automotive foam products. Specialty and technical foam net sales for 1995 increased 14.8% to $62.0 million from $54.0 million in 1994 primarily due to increased selling prices and increased net sales volume.

     Gross profit as a percentage of net sales decreased to 11.7% for 1995 from 17.1% for 1994. This unfavorable relationship was primarily due to net unrecovered raw material cost increases of approximately $25.0 million during 1995. In addition, the decrease in gross profit margin for 1995 as compared to 1994 was also associated with (i) approximately $7.7 million of increased customer deductions for pricing disputes, promotion programs and other matters,
(ii) approximately $3.5 million of increased employee benefits accruals associated with insurance and pension plans and other accruals, (iii) approximately $1.5 million of inventory write-offs associated with scrap foam inventory and discontinued or slow moving product lines, (iv) an increase in net sales of automotive tri-laminates, which have a lower-margin than other foam products, (v) under-utilization of manufacturing capacities due to reduced net sales volume of certain product lines and (vi) carpet cushion selling prices remaining under pressure from an excess supply of low-priced scrap foam, the primary component of rebond carpet cushion.

     A loss from operations of $2.0 million was incurred for 1995 as compared to operating income of $85.3 million for 1994. The decrease in operating income was primarily due to (i) the reduction in gross profit margin as a percentage of net sales as discussed above, (ii) an increase in selling, general and administrative expenses of $6.4 million for 1995 as compared to 1994 including an increase of $3.7 million in the provision for uncollectible accounts and
(iii) restructuring and other charges of $39.2 million (as discussed below).

     In 1995, Foamex approved the 1995 Operational Reorganization to consolidate 13 foam production, fabrication or branch locations to concentrate resources as a result of industry conditions and better position itself to achieve its strategic growth objectives. Foamex recorded restructuring and other charges of $39.2 million which were comprised of charges of $35.6 million associated with the consolidation of the foam production, fabrication or branch locations, $2.2 million associated with the completion of the 1993 restructuring plan and $1.4 million associated with merger and acquisition activities of Foamex. The components of the $35.6 million restructuring charge include: $16.7 million for fixed asset writedowns, $15.1 million for plant closure and operating lease obligations and $3.8 million for personnel reductions. The $3.8 million cost for personnel reductions primarily represents severance and employee benefit costs associated with the elimination of manufacturing and administrative personnel. See Note 4 to the consolidated financial statements for further discussion.

     A net loss of $53.2 million was incurred for 1995 as compared to net income of $39.2 million for 1994. The decrease is primarily due to (i) the reasons cited above and (ii) an increase in interest and debt issuance expense of $3.0 million. The increase in interest and debt issuance expense was primarily associated with (i) a decrease of $1.6 million in the benefit received from interest rate swap agreements in 1995 as compared to 1994 and (ii) an increase in term loan interest expense due to a full year of borrowings in 1995 as compared to 1994.

     Foamex, as a limited partnership, is not subject to federal and certain state income taxes. However, the consolidated financial statements include a provision for income taxes which primarily relates to the federal and state income taxes of corporate subsidiaries and subsidiaries located in foreign jurisdictions that file separate income tax returns. See Note 10 to the consolidated financial statements for further discussion.


General Felt

     Net sales for 1995 were $279.1 million as compared to $290.6 million in 1994, a decrease of $11.5 million or 3.9%. The decrease is primarily due to reduced net sales volume of certain carpet cushion products offset by the April 1995 acquisition of the Predecessor Company. The reduced net sales volume of carpet cushion resulted from weak carpet sales and a change in product mix to carpet cushion with lower selling prices. In addition, carpet cushion selling prices were under pressure from an excess supply of low priced scrap foam, the primary component of rebond carpet cushion.

     Gross profit as a percentage of net sales decreased to 9.5% for 1995 from 13.6% for 1994. This unfavorable relationship was primarily due to the change in product mix to carpet cushion with lower selling prices. In addition, the decrease in gross profit margins for 1995 as compared to 1994 was also associated with (i) approximately $2.2 million of increased customer deductions for pricing disputes, promotion programs and other matters, (ii) approximately $0.3 million of inventory write-offs associated with scrap foam inventory and discontinued or slow moving product lines, (iii) under-utilization of manufacturing capacities due to reduced net sales volume of carpet cushion and
(iv) carpet cushion selling prices remaining under pressure from an excess supply of low priced scrap foam, the primary component of rebond carpet cushion.

     A loss from operations of $9.9 million was incurred for 1995 as compared to income of $15.1 million for 1994. The decrease in income from operations was primarily due to the reduction in gross profit margins as a percentage of net sales as discussed above and restructuring and other charges of $14.2 million (as discussed below), offset by a decrease in selling, general and administrative expenses of $2.1 million for 1995 as compared to 1994. The decrease in selling, general and administrative expenses is primarily due to decreased promotion expense of $4.2 million during 1995 as compared to 1994 and decreased employee costs of $0.5 million during 1995 as compared to 1994 offset by an increase in the provision for uncollectible accounts of $2.4 million during 1995 as compared to 1994.

     In 1995, General Felt approved its portion of the 1995 Operational Reorganization to consolidate two foam production, fabrication or branch locations to concentrate resources as a result of industry conditions and better position itself to achieve its strategic growth objectives. General Felt recorded restructuring and other charges of $14.2 million which were comprised of charges of $13.1 million associated with the consolidation of the foam production, fabrication or branch locations and a $1.1 million charge associated with the completion of the 1993 restructuring plan. The components of the $13.1 million restructuring charge include: $8.5 million for fixed asset writedowns (net of estimated proceeds), $3.8 million for plant closure and operating lease obligations and $0.8 million for personnel reductions. The $0.8 million cost for personnel reductions primarily represents severance and employee benefit costs associated with the elimination of manufacturing and administrative personnel.

     A loss from continuing operations of $12.0 million was incurred for 1995 as compared to income from continuing operations of $8.4 million for 1994. The decrease is primarily due to the reasons cited above offset by a decrease in the provision for income taxes. The decrease in the provision for income taxes is primarily due to reduced pretax earnings as discussed above, offset by a limitation on the utilization of certain tax benefits.

     The loss from discontinued operations for 1995 and 1994 relate to the operating loss of Perfect Fit.

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

Foamex Fibers

     Foamex Fibers has presented management's discussion and analysis of the Combined 1995 period against the 1994 period of the Predecessor Company, as Foamex Fibers believes that, except for the provision for income taxes, the data is comparable since the pro forma adjustments had an insignificant effect on all line items presented in the results of operations for the period from January 1, 1995 to April 12, 1995 and the year ended December 31, 1994 of Predecessor Company. Management of Foamex Fibers believes that there are no factors which are not discussed in this Prospectus which would materially affect the comparability of the Combined 1995 period and the 1994 period of the Predecessor Company.

     Net sales for Combined 1995 were $19.7 million as compared to net sales by the Predecessor Company of $16.8 million for 1994, an increase of $2.9 million, or 17.4%. The increase is primarily due to increased net sales volume in Combined 1995 as compared to 1994.

     Gross profit as a percentage of net sales decreased to 16.1% for Combined 1995 from 19.2% for 1994 primarily due to increased shipments of certain products with lower margins in Combined 1995.

     Income from operations was $1.8 million for Combined 1995 as compared to $1.7 million for 1994. The increase is primarily due to the reasons discussed above, offset by decreased selling, general and administrative expenses of $0.2 million.

     The Predecessor Company was not subject to corporate income taxes.


Liquidity and Capital Resources

     Foamex's primary capital requirements consist principally of working capital requirements, scheduled payments of principal and interest on outstanding indebtedness and capital expenditures. Foamex believes that cash flow from operating activities, cash on hand and periodic borrowings under the Credit Facility, if necessary, will be adequate to meet these capital requirements. The ability to meet the operating cash requirements could be impaired if Foamex fails to comply with any of the covenants contained in the Credit Facility and such noncompliance is not cured by Foamex or waived by the lenders. Foamex was in compliance with the covenants in the Credit Facility as of September 28, 1997, and expects to be in compliance with the covenants in the Credit Facility for the foreseeable future.

     Cash and cash equivalents decreased $19.9 million during 1997 to $1.1 million at September 28, 1997 from $21.0 million at December 29, 1996. The decrease in cash and cash equivalents was primarily due to (i) $25.4 million of cash used for capital expenditures, (ii) $15.3 million of cash used for distributions and a loan to partners, (iii) $9.9 million of cash used for financing activities after considering the decrease in restricted cash and the purchase of the Discount Debentures offset by (iv) $31.7 million of cash provided from operating activities. The $9.9 million of cash used for financing activities reflects the: (a) $363.4 million repayment of long-term debt, (b) $105.8 million of cash used for the purchase of the Discount Debentures, (c) $15.6 million of cash used for debt issuance costs, (d) $22.9 million of cash used for premium and consent fee payments and other cash charges associated with the Refinancing Plan and other debt extinguishment offset by (e) $485.7 million of cash proceeds from long-term debt, revolving loans and short-term borrowings and (f) the decrease of restricted cash of $12.1 million. Cash flow from continuing operations decreased $2.8 million to $31.7 million for 1997 as compared to $34.5 million for 1996. Cash flow from continuing operations decreased for 1997 as compared to 1996 primarily due to an increase in the use of cash for operating assets offset by an increase in income from continuing operations. Cash flow from continuing operations was $36.7 million, $36.5 million and $50.6 million in 1996, 1995 and 1994, respectively. Cash flow from continuing operations remained consistent for 1996 as compared to 1995 primarily as a result of improved operating results from continuing operations offset by an increased use of cash by the operating assets and liabilities. Cash flow from continuing operations decreased in 1995 as compared to 1994 primarily as a result of the reduction in operating results from continuing operations.

     Working capital decreased $9.4 million for 1997 to $127.7 million at September 28, 1997 from $137.1 million at December 29, 1996. The decrease in working capital is primarily due to the $19.9 million decrease in cash, as previously discussed, offset by a $3.4 million increase in net operating assets and liabilities, as discussed below, a $3.3 million net increase in other current assets, and a $3.9 million decrease in short-term borrowings and current portion of long-term debt. The net operating assets and liabilities (comprised of accounts receivable, inventories and accounts payable) increased $3.4 million to $147.4 million at September 28, 1997 from $144.0 million at

December 29, 1996 primarily due to an increase in accounts receivable offset by an increase in accounts payable and a decrease in inventories. The increase in accounts receivable is primarily due to an increase in net sales for September 1997 as compared to December 1996. The increase in accounts payable is primarily due to the timing of payments. The decrease in inventories is due to reduced levels of major chemicals and foam trim inventories offset by increased work-in-process inventories which is the result of increased production in September 1997 as compared to December 1996.

     During the first nine months of 1997, Foamex spent approximately $25.4 million on capital expenditures and expects to maintain or reduce spending for capital expenditures for the foreseeable future since significant capital projects, such as the new Mexico City facility, were completed during 1997. Future capital expenditures are expected to focus primarily on the maintenance of existing equipment and on the installation of the VPF[TM] manufacturing process. From the beginning of 1994 through 1996, Foamex spent approximately $63.9 million on capital improvements. The expenditures included: (i) installation of new VPF[TM] technology in the Verona, Mississippi and Orange, California facilities; (ii) construction of a facility in Mexico City, Mexico to improve manufacturing efficiencies and to meet the growing demand for flexible polyurethane foam products; and (iii) installation of more efficient flexible polyurethane foam production line systems and fabricating equipment in a number of manufacturing facilities.

     On October 6, 1997, Foamex sold its needlepunch carpeting, tufted carpeting and artificial grass products business, located in Dalton, Georgia to Bretlin, Inc., a subsidiary of The Dixie Group, Inc. The sales price was approximately $41.0 million, net of post-closing adjustments which were finalized in December 1997. Foamex used the net proceeds of the sale to reduce long-term debt.

     Foamex redeemed on October 1, 1997 approximately $26.0 million of the approximately $30.0 million of Foamex L.P.'s outstanding public debt that was not tendered as part of the Refinancing Plan. The redemption was funded with borrowings under the Credit Facility. In connection with this redemption, Foamex L.P. is expected to incur an extraordinary loss on the early extinguishment of debt of approximately $2.6 million in the fourth quarter of 1997.

     As of September 28, 1997, there was approximately $31.0 million of outstanding revolving credit borrowings under the Credit Facility with unused availability of approximately $102.6 million. Borrowings by Foamex Canada Inc. as of September 28, 1997 were approximately $2.9 million under a revolving credit agreement with unused availability of approximately $1.4 million. Borrowings by Foamex Latin America, Inc. as of September 28, 1997 were approximately $2.0 million under a revolving credit agreement with no availability.

     In May 1997, Foamex Mexico entered into a loan agreement which provides for
(i) a $5.0 million term loan and (ii) a $2.0 million line of credit. Borrowings under such loan agreement bear interest at a rate of LIBOR plus 4.5% and are collateralized by certain assets of Foamex Mexico. The $5.0 million term loan is amortized in equal quarterly payments after the first year and will mature in 2002. The $2.0 million line of credit will be used for working capital purposes and is renewable annually. Foamex Mexico plans to use the proceeds of the term loan for expenditures associated with the construction of a new manufacturing facility and to repay $2.0 million of borrowings under three promissory notes.

     During 1996, Foamex received net sale proceeds of approximately $42.7 million in connection with the sale of Perfect Fit. The net sale proceeds were used to repurchase long-term debt of approximately $30.6 million during 1996 and for the payment of certain retained liabilities, with the remainder held as restricted cash as of December 29, 1996 for the repurchase of additional long-term debt during 1997. During 1997, Foamex repurchased approximately $8.0 million of long-term debt and repaid $3.8 million of term borrowings under the Existing Credit Facility with the remaining net sale proceeds.

     On June 28, 1994, Foamex purchased an $87.9 million principal amount note due 2006 from its 98% limited partner FJPS for $35.3 million (the "FJPS Note"). During December 1996, Foamex received a partial repayment of the FJPS Note in the amount of $18.4 million. The FJPS Note was canceled as part of the Refinancing Plan. See Note 13 to the consolidated financial statements.

     In March 1994, Foamex International acquired Transformacion De Espumas Y Fieltros, S.A. de C.V. ("TEFSA") for an aggregate purchase price of $4.5 million, including related fees and expenses of approximately $0.4 million, to be paid over a three-year period with an initial cash payment of $1.7 million. In April 1995, Foamex acquired certain assets and assumed certain liabilities of manufacturers of synthetic fabrics for the carpet and furniture industries for an aggregate consideration of approximately $8.0 million, including related fees and expenses of approximately $0.3 million, with an initial cash payment of $7.2 million. During 1996, Foamex International contributed its interest in Foamex Mexico to Foamex. Also, during 1996 Foamex made a scheduled cash payment of approximately $0.8 million in accordance with the purchase agreement. The final payment of approximately $0.9 million was made in April 1997.

     Foamex made cash distributions to its partners, pursuant to the Tax Sharing Agreement (as defined), of approximately $8.8 million, $3.5 million, $2.4 million and $3.3 million in the nine months ended September 28, 1997 and in the years ended 1996, 1995 and 1994, respectively.

     Interest Rate Swap Agreements. Foamex enters into interest rate swaps to lower funding costs and/or to manage interest costs and exposure to changing interest rates. Foamex does not hold or issue financial instruments for trading purposes.

     In connection with the Refinancing Plan, Foamex's existing interest rate swap agreements with a notional amount of $300.0 million were considered to be effectively terminated since the underlying debt was extinguished. These interest rate swap agreements had an estimated fair value liability of $8.2 million at the date of the Refinancing Plan which is included in the extraordinary loss on the early extinguishment of debt. In lieu of a cash payment for the estimated fair value of the existing interest rate swap agreements, Foamex entered into an amendment of the existing interest rate swap agreements resulting in one interest rate swap agreement with a notional amount of $150.0 million through June 2007. Accordingly, the $8.2 million fair value liability has been recorded as a deferred credit which will be amortized as a reduction in interest and debt issuance expense on a straight-line basis over the life of the amended interest rate swap agreement. Under the amended interest rate swap agreement, Foamex is obligated to make fixed payments of 5.75% per annum through December 1997 and variable payments based on the higher of LIBOR at the beginning of the period or the end of the period for the remainder of the agreement, in exchange for fixed payments by the swap partner at 6.44% per annum for the life of the agreement, payable semi-annually in arrears. The amended interest rate swap agreement can be terminated by either party in June 2002, and annually thereafter, for a cash settlement based on the fair market value of the amended interest rate swap agreement. Interest and debt issuance expense is subject to fluctuations in LIBOR during the term of the swap agreement except during 1997. Foamex is exposed to credit loss in the event of nonperformance by the swap partner; however, the occurrence of this event is not anticipated. The effect of the interest rate swaps described above was a favorable adjustment to interest and debt issuance expense of $2.2 million and $2.8 million for the nine months ended September 28, 1997 and September 29, 1996, respectively.

     Effects of the Refinancing Plan. On June 12, 1997, Foamex's parent, Foamex International, completed the Refinancing Plan, which included (i) a tender offer pursuant to which Foamex purchased (a) $99.8 million of the $104.3 million outstanding principal amount of the Senior Secured Notes, (b) $130.1 million of the $135.9 million outstanding principal amount of the Senior Notes, (c) $105.5 million of the $125.8 million outstanding principal amount of the Senior Subordinated Debentures, (d) substantially all of the $7.0 million outstanding principal amount of the Series B Debentures, and (e) all $116.7 million outstanding principal amount of the FJPS Discount Debentures; (ii) the repayment of $5.2 million of borrowings under the Existing Credit Facility; and (iii) the payment of fees and expenses. In addition, the indentures pursuant to which the Senior Secured Notes, Senior Notes, Senior Subordinated Debentures and Series B Debentures were issued were amended to remove substantially all of the restrictive covenants. Foamex incurred an extraordinary loss on the early extinguishment of debt associated with the Refinancing Plan of approximately $44.5 million. The Refinancing Plan was funded by $347.0 million of borrowings under the Credit Facility and the net proceeds from the issuance of $150.0 million principal amount of 97/8% Notes. See "Risk Factors--Substantial Leverage" and "--Partners' Deficit and Charge to Earnings."

     As a result of the Refinancing Plan, Foamex's long-term debt increased by $150.1 million to $546.3 million, and variable rate debt comprises a larger percentage of Foamex's overall indebtedness than in the past, and as a result, future fluctuations in interest rates will have a greater impact on Foamex's interest expense than in the past. Foamex expects the Refinancing Plan to result in increased interest expense of approximately $2.5 million in the second half of 1997 as compared to the first half of 1997, and annualized increased interest expense of approximately $5.0 million, as compared to the debt structure prior to the Refinancing Plan, assuming no material changes in interest rates and without giving effect to additional indebtedness incurred in connection with the Crain Acquisition. Foamex's future interest expense will vary based on a variety of factors, including fluctuations in interest rates in general.

     In connection with the consummation of the Refinancing Plan, Foamex distributed (i) to FJPS and FMXI, all FJPS Discount Debentures purchased in the cash tender offer pursuant to Foamex's consent solicitation statement dated May 12, 1997, as amended (the "Tender Offer"), the FJPS Note and the promissory note of Foamex International payable to Foamex, and (ii) to Trace Foam, an amount in cash equal to 1/99th of the distribution to FJPS and FMXI. As part of the Refinancing Plan (a) FMXI dividended its distribution to Foamex International,
(b) each of the FJPS Discount Debentures distributed to FJPS, the Foamex International promissory note, and the FJPS Note were canceled and (c) FJPS and its general partner, FJGP Inc., were merged into Foamex International.

     On July 7, 1996, Trace Holdings issued to Foamex a promissory note for approximately $4.4 million plus accrued interest of approximately $0.4 million, which is an extension of an earlier note. As part of the Refinancing Plan, the Note was amended and restated, with accrued interest being added to principal, the maturity was extended to July 7, 2001, and the interest rate was changed to the sum of 2 3/8% plus Three Month LIBOR. In connection with the Refinancing Plan, Foamex agreed to permit up to an additional $5.0 million of borrowings by Trace International (which was borrowed on July 1, 1997) on terms and conditions substantially similar to the existing promissory note, and the tax distribution advance agreement was amended to increase the permitted advances to Foamex International from $17.0 million to $25.0 million.


The Crain Acquisition

     As a result of the consummation of the Crain Acquisition and the Related Transactions, all of the assets of Crain, subject to all of its liabilities were contributed to Foamex on December 23, 1997. Such indebtedness included an approximately $118.0 million bridge loan, and $98.0 million principal amount of the Old Notes. In connection with the such contribution, Foamex refinanced the bridge loan with $8.0 million of revolving credit borrowing and $110.0 million of term borrowing under its Credit Agreement.

     Foamex expects to take charges in the range of $21.0 million to $26.0 million in the fourth quarter of 1997 related to the restructuring and consolidation of Foamex's operations in connection with the Crain Acquisition and the Related Transactions, and expects to take fourth quarter special charges and write-offs for fixed asset impairments, charges associated with start-up operations and reserves relating to inventory and accounts receivable in the range of $14.0 million to $17.0 million.

     On December 26, 1997, Foamex purchased a $2.5 million promissory note from Foamex International, and on December 29, 1997 Foamex purchased a $2.49 million promissory note from Foamex International.


Inflation and Other Matters

     There was no significant impact on Foamex's operations as a result of inflation during the prior three year period. Effective in January 1997, Foamex's operations in Mexico became subject to highly inflationary accounting for financial reporting purposes. Translation adjustments resulting from fluctuations in the exchange rate between the Mexican peso and the U.S. dollar will be included in Foamex's consolidated statement of operations as compared to partners' equity (deficit). Large fluctuations in the Mexican peso exchange rate could have an adverse impact on Foamex's results of operations. The effect of the translation adjustments on the 1997 results of operations have been insignificant. In some circumstances, market conditions or customer expectations may prevent Foamex from increasing the price of its products to offset the inflationary pressures that may increase its costs in the future. See "--Results of Operations--Year Ended December 31, 1995 Compared to Year Ended January 1, 1995" and "Risk Factors--Price and Availability of Raw Materials" for a discussion of the impact of raw material price increases.


Business Cycle and Seasonality

     Foamex's automotive foam customers are predominantly automotive OEMs or other automotive suppliers. As such, the sales of these product lines are directly related to the overall level of passenger car and light truck production in North America. Also, Foamex's sales are sensitive to sales of new and existing homes, changes in personal disposable income and seasonality. Foamex typically experiences two seasonally slow periods during each year, in early July and in late December, due to scheduled plant shutdowns and holidays.


Environmental Matters

     Foamex is subject to extensive and changing environmental laws and regulations. Expenditures to date in connection with Foamex's compliance with such laws and regulations have not had a material adverse effect on its operations, financial position, capital expenditures or competitive position. The amount of liabilities recorded by Foamex in connection with environmental matters as of September 28, 1997 was approximately $3.8 million.

In addition, as of September 28, 1997, Foamex has net receivables of approximately $1.0 million for indemnification of environmental liabilities from former owners, net of a $1.0 million allowance relating to potential disagreements regarding the scope of the indemnification. Although it is possible that new information or future developments could require Foamex to reassess its potential exposure to all pending environmental matters, including those described in the footnotes to Foamex's condensed consolidated financial statements, Foamex believes that, based upon all currently available information, the resolution of all such pending environmental matters will not have a material adverse effect on Foamex's operations, financial position, capital expenditures or competitive position. See "Risk Factors--Environmental Liabilities and Regulations."

                                   BUSINESS


     Foamex's operations are conducted together with its wholly owned subsidiaries, General Felt, Foamex Fibers, FLLC, Foamex Canada, Foamex Mexico and Foamex Asia, and their respective operations. FCC is a wholly owned special purpose subsidiary of Foamex whose sole business is to act as a co-issuer of certain indebtedness of Foamex.


Business Overview

     Foamex is the largest manufacturer and marketer of flexible polyurethane and advanced polymer foam products in North America. Foamex's products are utilized primarily in six end-markets: (i) carpet cushion and other carpet products, (ii) cushioning foams, including bedding products, (iii) furniture products for furniture manufacturers and packaging, (iv) automotive applications, including trim and accessories, (v) specialty and technical applications, including those for filtration, gasketing and sealing and (vi) consumer products. Foamex is the largest North American producer of foams used for carpet cushion, automotive applications and specialty and technical products and is a leading North American producer of cushioning foams. The Company has recently refocused its business on the flexible polyurethane and advanced polymer foam business by acquiring Crain in December 1997 and previously divesting non-foam business segments. Management believes that a focus in the foam business will allow Foamex to concentrate management, financial and operational resources and will position Foamex to pursue its growth strategy of developing new products, improving profitability and expanding internationally.

     Foamex distributes carpet cushion to major floor covering retailers such as Sears, New York Carpet World and Carpetland USA. Foamex supplies cushioning foams to major bedding and furniture manufacturers such as Sealy, Simmons and Ethan Allen. Foamex's packaging foams are supplied to distributors and manufacturers of computers and other electronic devices, including Seagate Technology and CompUSA. Foamex distributes its automotive foam products to OEMs, including Ford, General Motors and Chrysler, and major tier one suppliers such as Lear Corporation, Johnson Controls and Delphi Automotive Systems. Foamex's specialty and technical foams consist of reticulated foams and other customized polyester and polyether foams used for filtration, reservoiring and consumer products which are utilized worldwide in a wide variety of applications by companies such as Hewlett-Packard and Briggs & Stratton. Foamex distributes its consumer products to retailers such as Wal-Mart. Foamex and its predecessors have been developing, manufacturing and marketing polyurethane foam for more than 40 years.

     For the LTM Period, after giving pro forma effect to the Crain Acquisition and the Related Transactions, Foamex had net sales and EBDAIT (as defined) of $1,261.0 million and $152.5 million, respectively. During the same period, the percentage of pro forma net sales generated by carpet cushion and other carpet products, cushioning foams, automotive foams, specialty and technical foams, and consumer products was approximately 28%, 43%, 18%, 6% and 5%, respectively. Prior to the second quarter of 1997, the cushioning foams and furniture product markets were treated as a single product group; therefore, all historical data in this Prospectus reflects cushioning foam and furniture products as the single product group "cushioning foam."

     On December 23, 1997, Foamex acquired Crain pursuant to a merger transaction with Crain Holdings for an aggregate consideration of approximately $213.7 million, including the assumption of debt. Management believes that based on net sales, Crain was the third largest domestic producer of flexible polyurethane foam and foam products in the United States. The Crain Acquisition provided a fully integrated manufacturer, fabricator and distributor of a broad range of flexible polyurethane foam and foam products which are sold to a diverse customer base, principally in the furniture, bedding and carpet cushion markets. Management believes that Foamex's acquisition of Crain (i) strengthens Foamex's market position as the leading North American producer of foam products, (ii) offers increased penetration in the Company's existing product lines and adds complementary products lines such as consumer products, (iii) strengthens the Company's operations geographically, (iv) provides several proprietary foam-producing processes which serve to lower overall production costs and are environmentally friendly, and (v) offers opportunities for significant overhead cost reductions and purchasing and freight cost efficiencies.

     In order to facilitate the Crain Acquisition, the Issuers offered the Qualified Holders to exchange such Qualified Holders' $98.0 million principal amount of Crain Notes for $80.00 in cash and $1,000 principal amount of Old Notes for each $1,000 principal amount of Crain Notes. Such $98.0 million in aggregate principal amount of Crain Notes were retired and cancelled by the trustee of the Crain Notes and the remaining $2.0 million in aggregate principal amount of Crain Notes were redeemed by Crain, all in accordance with the indenture under which the Crain Notes were issued.

     On October 6, 1997, Foamex sold its needlepunch carpeting, tufted carpeting and artificial grass products business, located in Dalton, Georgia to Bretlin, Inc., a subsidiary of The Dixie Group, Inc. The sales price was approximately $41.0 million, net of post-closing adjustments which were finalized in December 1997. Foamex used the net proceeds of the sale to reduce long-term debt.


Competitive Strengths

     Foamex believes that it possesses a number of competitive strengths that have allowed it to become the largest manufacturer and marketer of flexible polyurethane and advanced polymer foam products in North America, including:

     Emphasis on New Product Development. Foamex believes it has one of the leading research and development capabilities in the industry and, as a result, has been awarded more than 100 foam-related patents worldwide. These capabilities provide Foamex with a stream of new products, new applications for existing products, and new processes for foam manufacturing. An example of this capability is variable pressure foaming (VPF[TM]), an innovative manufacturing process currently used in North America only by Foamex, which has been used to create new products such as Reflex[TM]. Reflex[TM] is designed to replace fiberfill in certain cushioning products. Foamex has also recently introduced Plushlife[TM] for the carpet cushion market and Powerthane[TM] for automotive applications. Another technology developed by Foamex is Surface Modification Technology (SMT[TM]), which allows for high volume precision contouring of foam surfaces, thereby improving Foamex's existing products and creating new products such as sculpted bed mattresses.

     Alignment with Key Customers. Foamex has historically maintained a steady revenue base by aligning itself with key customers, many of which have been Foamex's customers for many years. These customer relationships are supported by Foamex's extensive North American network of 58 strategically located facilities, which allows Foamex to deliver products cost effectively on a just-in-time basis. As a result of these relationships, Foamex is able to work with customers during the design phase for new products and new applications, thereby favorably positioning Foamex to be the principal supplier for these products.

     High Quality Products. Foamex is a pioneer in manufacturing and distributing high quality flexible polyurethane and advanced polymer foam products to satisfy the specific needs of customers. During 1996, Foamex completed QS-9000 and ISO-9001 certification for its eight domestic facilities that supply the automotive industry and is pursuing the appropriate certifications for the remainder of its manufacturing facilities. Foamex was one of the first flexible polyurethane foam manufacturers to be QS-9000 certified, demonstrating its commitment to producing the highest quality products and meeting the needs of its customers.

     Low Cost Manufacturing Position. Foamex strives to maintain state-of-the-art manufacturing facilities which utilize recent manufacturing improvements such as the proprietary VPF[TM] and patented SMT[TM] technologies, as well as the latest carbon dioxide converting process. These technologies are designed to, among other things, maximize the conversion efficiency of raw materials into finished goods and to minimize labor costs. Furthermore, Foamex has implemented a company-wide Continuous Improvement Process program designed to continually increase productivity, reduce costs and improve product quality. In addition, as the largest manufacturer of flexible polyurethane and advanced polymer foam products in North America, management believes that Foamex is able to realize economies of scale in its raw materials procurement, which represent more than two-thirds of Foamex's manufacturing costs, and recover costs from the use of substantially all of its internally generated trim foam, which is the principal raw material in the production of bonded carpet cushion.


Growth Strategy

     Foamex's strategy focuses on (i) developing new proprietary foam products,
(ii) introducing new uses for advanced foam products, (iii) expanding in international markets and (iv) reducing costs through continued emphasis on manufacturing improvements.

     New Proprietary Foam Products. Foamex plans to continue to utilize its significant research and development capability to develop new products. In recent years, Foamex has developed new proprietary technologies, such as VPF[TM] and SMT[TM], which have been used to create higher margin, value-added products designed to replace existing flexible polyurethane foam products. SMT[TM] has allowed Foamex to develop sculpted mattress toppers, mattress pads and bed pillows which are replacing traditional polyurethane foam products due to their superior comfort, quality and value. In certain cases, such as Plushlife[TM], a proprietary carpet cushion designed to replace traditional bonded and prime carpet cushion, Foamex brands these products to create product recognition and to generate higher margins.

     New Uses for Foam. Foamex is actively developing new applications for its advanced foam products to replace other materials. In the automotive industry, the number of foam applications has increased from 8 per vehicle in 1984 to 20 per vehicle in 1997. For example, Foamex has introduced products such as foam headliners which are replacing fiberglass headliners (the rigid material between the fabric and the metal roof of a car). Reflex[TM] foams, which include cushion wraps and cushion cores and are created using VPF[TM], are advanced polymer cushioning products designed to improve comfort, quality and durability in upholstered furniture and to replace standard fiberfill. Foamex's fastest growing business, specialty and technical foams, focuses on developing customized foam applications for high-growth product markets such as inkjet printer cartridges, nickel-metal hydride batteries and oxygenators for cardio-pulmonary surgery.

     International Expansion. Foamex has positioned itself to take advantage of global opportunities. In Mexico, Foamex has built a new state-of-the-art manufacturing facility, which is expected to meet increasing demand and to allow Foamex to increase market penetration. In Asia, which management believes offers attractive growth opportunities. Foamex entered into a joint venture agreement in 1997 to build and operate fabrication facilities in Singapore and Thailand. These facilities were completed in 1997. Additionally, Foamex has created an alliance with Recticel, Europe's largest flexible polyurethane foam manufacturer, which will allow Foamex to better meet the increasing global needs of its automotive customers.

     Additional Operating Cost Savings. Foamex is continuing to build on the 1995 Operational Reorganization which was designed to reduce operating costs and improve productivity. Foamex achieved additional operating cost savings in 1997 that resulted from (i) improved productivity, through-put and material yields in the manufacturing process, (ii) the full year benefit of facilities closed during 1996, (iii) the closure of two additional facilities during 1997 and (iv) the expansion of the Continuous Improvement Process. Foamex expects to take charges in the range of $21.0 million to $26.0 million in the fourth quarter of 1997 related to the restructuring/consolidation of Foamex's operations in connection with the Crain Acquisition and the Related Transactions. In addition, Foamex expects to take fourth quarter special charges and write-offs for fixed asset impairments, charges associated with start-up operations and reserves relating to inventory and accounts receivable in the range of $14.0 million to $17.0 million.

Products

     Foamex is a manufacturer and distributor of quality flexible polyurethane and advanced polymer foam products designed to satisfy the specific needs of customers. Foamex's 46 foam manufacturing and 12 distribution facilities enable it to source production efficiently and meet the needs of its customers throughout North America. Such facilities are also important for satisfying all of the foam requirements of large national customers in a timely and cost effective manner.

     Foamex is the largest manufacturer and marketer of flexible polyurethane and advanced polymer foam products in North America. Foamex's products are utilized primarily in six end-markets: (i) carpet cushion and other carpet products, (ii) cushioning foams, including bedding products, (iii) furniture products for furniture manufacturers and packaging, (iv) automotive applications, including trim and accessories, (v) specialty and technical applications, including those for filtration, gasketing and sealing and (vi) consumer products. Prior to the second quarter of 1997, the cushioning foams and furniture product markets were treated as a single product group; therefore, all historical data in this Prospectus reflects cushioning foam and furniture products as the single product group "cushioning foam." The consumer products group was acquired in the Crain Acquisition and the Related Transactions and historical data for the consumer products category is not available. The table below sets forth net sales of Foamex by product category for the periods indicated:

                                                Fiscal Year                                              Three Quarters
                    --------------------------------------------------------------------  ------------------------------------------
                             1994                   1995                   1996                    1996                   1997
                    ---------------------- ---------------------- ----------------------  ---------------------- -------------------
                         $           %          $           %          $           %           $           %          $           %
                                                                       (In millions)
Carpet cushion .... $ 292.5      35.1%     $ 271.0      31.4%     $ 291.3      31.5%       $ 217.2      31.2%     $ 214.9      30.6%
Cushioning
 foams ............   289.2      34.7        310.0      35.9        332.9      35.9          252.0      36.2        259.7      37.0
Automotive
 foams ............   198.0      23.7        219.8      25.5        231.9      25.0          175.2      25.2        171.4      24.4
Specialty and
 technical
 foams ............    54.0       6.5         62.0       7.2         70.3       7.6           51.9       7.4         56.4       8.0
                    -------     -----      -------     -----      -------     -----        -------     -----      -------     -----
 Total ............ $ 833.7     100.0%     $ 862.8     100.0%     $ 926.4     100.0%       $ 696.3     100.0%     $ 702.4     100.0%
                    =======     =====      =======     =====      =======     =====        =======     =====      =======     =====


     Carpet Cushion. Foamex is one of the largest manufacturers and distributors of prime, bonded, sponge rubber and felt carpet cushion in North America. Foamex has also developed Plushlife[TM], a proprietary bonded carpet cushion product, introduced in February 1997, which Foamex believes to be one of the most significant improvements in bonded carpet cushion products in many years. Plushlife[TM] combines two cushions into a single structure one to absorb the energy of foot traffic and the other to enhance comfort.

     Foamex developed ComfortWear[RegTM], a quality prime carpet cushion, which was introduced in February 1994 in conjunction with significant consumer and trade promotions. ComfortWear[RegTM] currently is sold in retail outlets throughout the United States. ComfortWear[RegTM] is marketed through floor covering retailers in the United States such as Sears, New York Carpet World and Carpetland USA.

     Cushioning Foams. Foamex is one of the largest manufacturers of cushioning foams in North America. Foamex manufactures and sells flexible polyurethane foam and polyester fiber to bedding manufacturers both directly and indirectly through independent fabrication operations. These foams are used by the bedding industry in quilts, toppers, cores and border rolls for mattresses and by the furniture industry for seating products. Cushioning foams are generally sold in large volumes on a regional basis because of high shipping costs. Due to its size and the strategic location of its production facilities, Foamex believes it will continue to have an advantage over small regional producers in supplying large national accounts with all of their foam requirements.

     The development and introduction of value added products continues to be a priority of Foamex and has included (i) Reflex[TM] discussed below, (ii) viscoelastic or "memory" foams for the bedding industry, which maintain their resiliency better than other foams and materials and (iii) Latex Plus[TM], a urethane-based replacement for latex, a material used in bedding products. One of Foamex's most recent product introductions is Reflex[TM] for the cushioning industry which was created using the VPF[TM] manufacturing process. Reflex[TM] materials, which include cushion wraps and cushion cores, are advanced polymer cushioning products designed to improve comfort, quality and durability in upholstered furniture.

     Foamex's cushioning foams for bedding products are sold to mattress customers, such as Sealy, Simmons, Serta, and Spring Air Company, both directly and through independent fabrication operators located across the United States. Also, Foamex supplies cut-to-size seat cushions, backs and other pieces to the furniture industry, including to Berkline, Action and Schnadig. Foamex also sells cushioning foam for use in a number of other markets. The uses of cushioning foam include packaging materials for such things as computer and electronic components and cushioning applications in certain sporting good products and in recreational vehicles.

     Automotive Foams. Foamex is one of the largest suppliers of the trim foam requirements of the North American operations of American OEMs. Depending on the automotive manufacturer and/or the application, foam is supplied by Foamex either directly to the manufacturer or indirectly through subsuppliers. Automotive foams are used for trim pads, door panel parts, headliners, acoustical purposes, flame and adhesive laminates and rolls for tri-lamination. Tri-laminated foam is applied to automotive fabrics to form a foam/fabric composite that results in cost savings and aesthetic value for the automotive manufacturer.

     The domestic automotive manufacturers have narrowed their supply base during recent years, increasing the percentage and dollar amount of components that they purchase from outside suppliers. As a result, a smaller number of companies are supplying an increasing percentage of these manufacturers' needs. Foamex believes it has benefited from this trend, which favors suppliers with quality facilities and products, cost efficient plants, long-standing relationships, strong design, technical and product development support and broad product lines. Foamex believes this outsourcing trend will continue, particularly for components such as foam, trim and accessories that represent a small portion of the overall cost of a vehicle. Automotive suppliers are increasingly offering integrated systems which lower overall cost and improve quality relative to previous sourcing methods in which individually sourced components were assembled and installed by the OEMs.

     During 1996, Foamex entered into a strategic alliance with Recticel to design, manufacture and market polyurethane products for the automotive industry in order to meet the worldwide requirements of the OEMs and the major tier one suppliers such as Lear Corporation, Johnson Controls, Inc., and Delphi Automotive Systems. Under this alliance, both companies will jointly supply the automotive suppliers, with products manufactured in North America by Foamex and in Europe by Recticel.

     Foamex believes that the automotive manufacturers' just-in-time inventory requirements will provide Foamex with a competitive advantage due to the quality of Foamex's foam products, its flexible manufacturing capacity and its 46 strategically located manufacturing facilities and 12 distribution facilities that enable Foamex to minimize shipping time and costs. In addition, Foamex expects foam usage per vehicle to continue to increase because manufacturers have generally increased their investment in upgrading automobile and light truck interiors to improve comfort, attractiveness, safety and noise absorption capabilities. Foamex is well suited to meet these requirements.

     Foamex's new product development and flexible manufacturing capabilities allow it to produce quality products to satisfy changing specifications. Examples of Foamex's ability to react to changing industry requirements include thermoformable headliners, tri-laminates, advanced cutting technology and energy absorbing foams. For example, Foamex is one of the first suppliers to introduce a thermoformable headliner, Customfit[TM], made from rigid polyurethane foam. The use of foam headliners is expected to continue to grow due to concerns for automotive workers' safety caused by fiberglass processing. Foamex intends to continue manufacturing and supplying foam and fabric components, such as tri-laminated material for automotive seating. The use of tri-laminates has become increasingly prevalent due to significant cost savings for manufacturers and improved aesthetics for consumers.

     Automotive manufacturers are increasingly requiring the production facilities of their suppliers to meet certain high quality standards. Foamex has achieved the highest quality ratings awarded to foam suppliers by automotive manufacturers. For instance, the Ford Motor Company has announced that it will buy components only from plants which have achieved or are currently being evaluated for the Ford Q-1 status. All Foamex plants which supply parts to the Ford Motor Company are currently rated Q-1. In addition, Foamex's facilities that supply the automotive industry have been highly rated by the General Motors Corporation's "Target for Excellence" program, and a majority of such facilities that supply the Chrysler Corporation have received Chrysler's "Quality Excellence" award. Eventually, all tier one and tier two automotive supplier facilities worldwide will be required to meet the QS-9000 quality manufacturing standards set by United States automotive manufacturers. In 1996, Foamex completed QS-9000 and ISO-9001 certification for its eight domestic facilities which supply the automotive industry. Foamex was one of the first polyurethane manufacturers to be QS-9000 certified which demonstrates its commitment to producing the highest quality products and meeting the needs of its customers.

     Specialty and Technical Foams. Foamex believes that it is one of the foam industry's prime innovators and producers of industrial, specialty, consumer and safety foams (collectively, "specialty and technical foams"). Specialty and technical foams consist of reticulated foams and other custom polyester and polyether foams, which are sometimes combined with other materials to yield specific properties. Reticulation is the thermal or chemical process used to remove the membranes from the interconnecting cells within foam. This leaves a porous, skeletal structure allowing for the free flow of gases and/or liquids.

     Reticulated foams are well suited for filtration, reservoiring, sound absorption and sound transmission. Industrial applications include carburetors, computer cabinets, ink pad reservoirs, high speed inkjet printers and speaker grills. Medical applications include oxygenators for cardiopulmonary surgery, instrument holders for sterilization, pre-op scrubbers impregnated with anti-microbial agents and EKG pads containing conductive gels. Other specialty and technical foams have unique characteristics such as flame retardancy and fluid absorption. In addition, felting and lamination with other foams or materials give these composites specific properties. Additional products sold within this group include foams for refrigerated supermarket produce counters, mop heads, paint brushes, diapers and cosmetic applications.

     Foamex utilizes advertising in trade journals and related media in order to attract customers and, more generally, to create an awareness of its capabilities for specialty and technical foams. In addition, due to the highly specialized nature of most specialty and technical foams, Foamex's research staff works with customers to design, develop and manufacture each product to specification.

     Consumer Products. Foamex sells flexible polyurethane foam and polyester fiber for use in therapeutic sleep products such as mattress pads and bed pillows, which are manufactured for the health care and consumer markets. Foamex also manufactures and markets a broad line of home furnishing products to retailers throughout the United States. Foamex's home furnishing products include a broad range of products such as leisure furniture, futon sofas, bean bag chairs, floor pillows and pet beds.


Marketing and Sales

     Prior to the Crain Acquisition and the Related Transactions, Foamex had a marketing and sales force of approximately 175 employees. As a result of the Crain Acquisition and the Related Transactions, Foamex has a marketing and sales force of approximately 235 employees. Product business managers direct sales efforts toward each of the end-user markets (i.e., carpet cushion, cushioning foams, furniture products, automotive foams, specialty and technical foams and consumer products).

     Foamex's carpet cushion marketing program includes the broad distribution of products to both the retail and wholesale levels. Furthermore, promotions, marketing and advertising expenditures are important in positioning Foamex's carpet cushions as premium, trade branded products.

     Bedding and furniture products are sold directly by Foamex to customers and also through third party independent fabricators. The key strategic elements supporting growth in these areas are a focus on marketing and sales efforts, high quality, cost-competitive products and low freight costs through optimal plant location. Plant locations are critical in this regionalized line of business where the transportation cost typically comprises a significant portion of product cost.

     Foamex has been a leading supplier of automotive foam products to the automotive industry for more than 30 years. Foamex is the primary supplier of automotive foam products to certain tier one suppliers, including Lear Corporation, Johnson Controls, Inc. and Delphi Automotive Systems. For its other customers, Foamex competes for new business both at the beginning of the development of new models and upon the redesign of existing models. Once a foam producer has been designated to supply parts for a new program, the foam producer usually produces parts for the life of the program. Competitive factors in the market include product quality and reliability, cost and timely service, technical expertise and development capability, new product innovation and customer service.

     Foamex markets most of its specialty and technical foams through a network of independent fabrication and distribution companies in North America, the United Kingdom and South Korea. Such fabricators or distributors often further process or finish these products to meet the specific needs of the end user. Foamex's specialty and technical foams service unique end user requirements and are generally sold at relatively high margins. This line of business is characterized by a diversity and complexity of both customers and applications.


     Foamex's consumer products sales efforts are primarily regionally based with each salesperson selling to local accounts. Foamex sells its consumer products to retailers including Wal-Mart.


International and Domestic Operations and Export Sales

     International ventures initiated in 1996 illustrate Foamex's long-term commitment to expanding outside North America. These international ventures include Foamex's expansion of its international capabilities in Mexico and the exploration of opportunities in Asia. The first international venture was Foamex's expansion in Mexico to meet the steady growth in demand there over the past year. Foamex has a total of three facilities in Mexico serving the automotive and cushioning industries. Two such facilities are located within Mexican free trade zones close to the U.S. border and primarily service automotive customers. The new state-of-the-art Mexico City facility services both automotive and cushioning customers.

     Foamex has created an alliance with Recticel, Europe's largest flexible polyurethane foam manufacturer, which will allow Foamex to meet the global needs of its automotive customers. In addition, the alliance will allow Foamex and Recticel to jointly design, manufacture and market products for U.S. and European automotive customers. The alliance facilitates supplying automotive customers with polyurethane foam products in both North America and Europe. Foamex has in the past exchanged technical information and expertise relating to foam manufacturing with Recticel.

     Foamex has been servicing the Asian market with technical products for several years primarily through third party distributors. Foamex believes Asia offers attractive growth opportunities. Foamex entered into a joint venture agreement in 1997 to build and operate fabrication facilities in Singapore and Thailand. These facilities were completed in 1997.

     Foamex's net sales to customers in foreign markets in 1996, 1995 and 1994 were $76.0 million (8.2% of net sales), $73.3 million (8.5% of net sales) and $66.6 million (8.0% of net sales), respectively.


Customers

     During the past three fiscal years, no one customer accounted for more than 10.0% of Foamex's net sales. However, during the nine months ended September 28, 1997 net sales to the five largest customers comprised $225.4 million or 24.3% of Foamex's net sales. During the same period, on a pro forma basis after giving effect to the Crain Acquisition and the Related Transactions, net sales to the five largest customers accounted for approximately 17.4% of pro forma net sales. See "Risk Factors--Reliance on Major Customers."


Manufacturing and Raw Materials

     Prior to the Crain Acquisition and the Related Transactions, Foamex produced bulk and fabricated flexible polyurethane foam at 46 manufacturing facilities in North America with a total of approximately 6.9 million square feet of floor space. As a result of the Crain Acquisition and the Related Transactions, Foamex acquired an additional 30 manufacturing facilities in the United States with a total of approximately 3.5 million square feet of floor space. Foamex believes that its manufacturing facilities and the manufacturing facilities acquired as part of the Crain Acquisition and the Related Transactions are well suited for their intended purposes and are in good condition. See "--Properties." The manufacturing facilities are strategically located to service their major customers because high freight cost in relation to the cost of the foam product generally results in distribution being most cost effective within 200 to 300 miles from each facility.

     Foamex's fabrication process involves cutting foam buns into various shapes and sizes to meet customer specifications. Fabricated foam is sold to customers and is utilized by Foamex to produce its home furnishing products. Scrap foam, generated in connection with the fabrication of foam products, is used by Foamex to produce bonded carpet cushion.

     In 1996, raw materials accounted for more than two-thirds of the manufacturing costs of Foamex. The two principal chemicals used in the manufacture of flexible polyurethane foam are TDI and polyol. ARCO Chemical Company, BASF Corporation and The Dow Chemical Company are among Foamex's largest suppliers of raw materials. Foamex generally has alternative chemical suppliers for each major raw material and Foamex believes that it could find alternative sources of supply should it cease doing business with any of its major suppliers. The price of TDI and polyol is influenced by demand, manufacturing capacity and oil and natural gas prices.

     Foamex's principal suppliers of raw materials used in the manufacture of flexible polyurethane foam have increased the price of raw materials several times since September 1994. In response, Foamex increased selling prices, where possible, for cushioning, automotive and specialty and technical foam products. Results of operations have been and could be adversely affected by delays in implementing, or the inability of Foamex to implement, selling price increases to offset raw material cost increases. For example, Foamex estimates that in 1995 the amount of net unrecovered raw material cost increases was approximately $25.0 million. Foamex's principal suppliers of raw materials unsuccessfully attempted to implement price increases in October 1996 and these suppliers have again announced price increases effective April 1997. Foamex believes that if any price increases are sustained in the industry, Foamex will also be impacted by such increases to the extent any such price increases are not offset through a selling price increase. The impact of raw material cost increases was not significant during the second quarter of 1997. However, Foamex estimates the raw material cost increases, net of sale price increases to customers, had an unfavorable impact of approximately $2.0 million during the third quarter of 1997. Significant increases in raw material costs could have a material adverse effect on Foamex's financial condition or results of operations. There can be no assurance that chemical suppliers will not increase raw material costs in the future or that Foamex will be able to implement selling price increases to offset any such raw material cost increases. See "Risk Factors--Price and Availability of Raw Materials."


Employees

     As of September 28, 1997, Foamex employed approximately 4,425 persons, with 3,935 of such employees involved in manufacturing, 315 in administration and 175 involved in sales and marketing. Approximately 925 of these employees are located outside the United States. Also, approximately 1,425 of these employees are covered by collective bargaining agreements with labor unions, which agreements expire on various dates from 1997 through 2001. Foamex considers relations with its employees to be good.

     As a result of the Crain Acquisition and the Related Transactions, Crain's approximately 1,950 full-time employees were transferred to Foamex. Of those 1,950 full-time employees, 18 (all located at Crain's plant in West Memphis, Arkansas) were represented by a labor union. The contract covering Crain's unionized work force expires in December 1998. Crain has informed Foamex that it believes that it had a good relationship with its employees.


Competition

     The flexible polyurethane foam industry is highly competitive. With respect to flexible polyurethane foam, competition is based primarily on price, quality of products and service. Foamex's larger competitors in the polyurethane foam industry include E. R. Carpenter Company, Hickory Springs Manufacturing Company, Vitafoam, Inc., General Foam Corporation, Flexible Foam Products, Inc. and Crest Foam Industries, Inc. None of such competitors competes in all of the product categories in which Foamex does business. See "Risk Factors--Competition."


Patents and Trademarks

     Foamex owns various United States and foreign patents relating to the manufacture and processing of foam. Patented technologies developed by Foamex have included SMT[TM], reticulation and felting. Trademarks and servicemarks include Foamex[RegTM], General Felt Industries[RegTM], ComfortWear[RegTM], Plushlife[TM], SMT[TM], Reflex[TM], Chamber TechnologySM and Berber-Mate[TM]. The registered processes and products were developed through ongoing research and development activities to improve quality, reduce costs and expand markets through the development of new applications for flexible polyurethane foam products. Foamex uses several additional trademarks and tradenames for product identification, the majority of which are used in the carpet cushion and specialty and technical foams product lines. See "--Research and Development" below for a discussion of the VPF[TM] technology. As a result of the Crain Acquisition and Related Transactions, Foamex acquired various patents and trademarks registered domestically and in numerous foreign countries. The registered processes and products were developed through Crain's ongoing research and development activities to improve quality, reduce costs and expand markets through the development of new applications for flexible polyurethane foam products. Crain used several trademarks and trade names for product identification including Vertifoam[RegTM], Enviro-Cure[RegTM] and Egg Crate[RegTM]. Foamex believes its business is not dependent upon any individual patent, trademark, servicemark or tradename.


Research and Development

     Foamex believes it has a significant research and development capability. This capability gives Foamex a significant advantage in the ongoing development of new products and new applications for existing products. As of September 28, 1997, Foamex has research and development facilities located in Hayward, California and Eddystone, Pennsylvania employing approximately 24 full-time employees. Expenditures for research and development amounted to $2.7 million, $3.2 million and $2.5 million for 1994, 1995 and 1996, respectively. Research and development facilities located in Fort Smith, Arkansas, which employ ten full-time employees were acquired as part of the Crain Acquisition and the Related Transactions.

     Foamex and Recticel have exchanged know-how, trade secrets, engineering and other data, designs, specifications, chemical formulations, technical information, market information and drawings which are necessary or useful for the manufacture, use or sale of foam products and it is anticipated that they will continue to do so in the future. Foamex, Recticel and Beamech Group Limited, an unaffiliated third party ("Beamech"), have an interest in a Swiss corporation that develops new manufacturing technology for the production of polyurethane foam including the VPF[TM] manufacturing process. VPF[TM] is a manufacturing process that contains no chlorofluorocarbons and eliminates volatile auxiliary blowing agents. Moreover, VPF[TM] produces polymers with a wide range of properties, including previously unavailable low density, ultrasoft products. Foamex believes that the VPF[TM] process will expand applications for urethane-based products. Foamex, Recticel, and their affiliates have a royalty-free license to use technology developed by the Swiss corporation. The Swiss corporation, subject to certain limitations, is free to license the VPF[TM] technology to third parties. Foamex currently operates the only two VPF[TM] units in North America.

     Foamex recently developed SMT[TM] which allows for high volume precision contouring of foam surfaces, including the pattern, the size of the pattern and the depth of the cut, thereby improving Foamex's existing products and creating new products such as sculpted bed mattresses that provide enhanced comfort.


Properties

     As of September 28, 1997, Foamex conducted its operations through 46 manufacturing and 12 distribution facilities. As a result of the Crain Acquisition and the Related Transactions, Foamex acquired an additional 30 manufacturing facilities. Of these 88 facilities, 21 are owned and 67 are leased. Total floor space in use at the owned manufacturing and distribution facilities is approximately 4.1 million square feet and total floor space in use at the leased manufacturing and distribution facilities is approximately 6.7 million square feet. Eighty of these facilities are located in 49 cities in the United States, five facilities are located in two cities in Canada and three facilities are located in three cities in Mexico. The 1997 annual base rental with respect to such leased facilities is approximately $14.6 million under leases expiring from 1997 to 2005. Foamex does not anticipate any problem in renewing or replacing any of such leases expiring in 1997. Foamex subleases to third parties approximately 0.1 million square feet of space in San Leandro, California and approximately 0.1 million square feet of space in Fort Smith, Arkansas. In addition, Foamex has approximately 1.1 million square feet of idle space of which approximately 0.5 million is leased.

     Foamex maintains administrative and sales offices in Linwood, Pennsylvania; St. Louis, Missouri; Ft. Smith, Arkansas, Hayward, California; Chicago, Illinois; Southfield, Michigan; and New York, New York.


Environmental Matters

     Foamex is subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances and the remediation of environmental contamination, and as a result, is from time to time involved in administrative and judicial proceedings and inquiries relating to environmental matters. During 1997, expenditures in connection with Foamex's compliance with federal, state, local and foreign environmental laws and regulations did not have a material adverse effect on its operations, financial position, capital expenditures or competitive position. As of September 28, 1997, Foamex had accruals of approximately $3.8 million for environmental matters.

     The Clean Air Act Amendments of 1990 (the "1990 CAA Amendments") provide for the establishment of federal emission standards for hazardous air pollutants including methylene chloride, propylene oxide and TDI, materials used in the manufacturing of foam. On December 27, 1996, the United States Environmental Protection Agency (the "EPA") proposed regulations under the 1990 CAA Amendments that will require manufacturers of slab stock polyurethane foam and foam fabrication plants to reduce emissions of methylene chloride. Because these regulations are subject to change prior to finalization, Foamex cannot accurately predict the actual cost of their implementation. Foamex does not believe implementation of the regulations will require it to make material expenditures, due to Foamex's use of alternative technologies which do not utilize methylene chloride and its ability to shift current production to the facilities which use these alternative technologies, however, material expenditures may be required at the facilities formerly operated by Crain. The 1990 CAA Amendments also may result in the imposition of additional standards regulating air emissions from polyurethane foam manufacturers, but these standards have not yet been proposed or promulgated.

     In addition to general regulatory requirements, state laws have resulted or will result in more stringent regulations regarding the use and emission of methylene chloride. Several former Crain facilities have been required to meet greater state restrictions regarding emission limits and/or quantities used of this chemical. For example, in California, methylene chloride usage was phased out at the end of 1995, while in Kent, Washington, and Easton, Pennsylvania, the former Crain facilities, pursuant to consent decrees as well as applicable laws, must over a period of time phase out methylene chloride usage. Specifically, through the development of the Enviro-Cure[RegTM] process, which uses ambient or refrigerated air to remove the heat of reaction during the foam curing process, methylene chloride usage can be reduced by up to 90 percent and, when used in conjunction with the Vertifoam[RegTM] process, completely. Crain had installed the Enviro-Cure[RegTM] process at its manufacturing facilities in Ft. Smith, Arkansas; Compton, California; San Leandro, California; Elkhart, Indiana; Tupelo, Mississippi; and Conover, North Carolina. Where regulations require the elimination of methyl-chloroform and methylene chloride. Crain has installed a CARDIO[RegTM] system, which eliminates the use of methyl-chloroform. During 1996, Crain installed the CARDIO[RegTM] system at its Compton, California; Easton, Pennsylvania; and Kent, Washington plants. However, see "Legal Proceedings" below.

     Foamex has reported to appropriate state authorities that it has found soil contamination in excess of state standards at facilities in Orlando, Florida; La Porte, Indiana; Conover, North Carolina; Cornelius, North Carolina; Fort Wayne, Indiana; Philadelphia, Pennsylvania; and at a former facility in Dallas, Texas and groundwater contamination in excess of state standards at the Orlando, Conover, Philadelphia, and Cornelius facilities. Foamex has begun remediation and is conducting further investigations into the extent of the contamination at these facilities and, accordingly, the extent of the remediation that may ultimately be required. The actual cost and the timetable of any such remediation cannot be predicted with any degree of certainty at this time. Foamex, based on engineering estimates of the remaining potential remediation costs for these facilities, has accruals of $3.0 million for the estimated cost of completing remediation and established a net receivable of $1.0 million on the basis of indemnifications by Trace Holdings and RFC associated with the partnership formation of Foamex. Foamex has completed remediation of soil contamination at a former Trenton, New Jersey manufacturing facility closed in October 1993 and is awaiting final closure approvals from the New Jersey Department of Environmental Protection regarding the remediation of soil contamination and monitoring of groundwater at the former Trenton facility. Foamex is in the process of completing a remediation at its Mesquite, Texas facility and expects a certificate of completion under the Texas Voluntary Clean Up program when such remediation is complete.

     Federal regulations require that by the end of 1998 all USTs be removed or upgraded in all states to meet applicable standards. Foamex has six USTs that will require removal or permanent in-place closure by the end of 1998. Due to the age of all of these tanks, leakage may have occurred resulting in soil and possibly groundwater contamination. Foamex has accrued approximately $0.3 million for the estimated removal and remediation costs, if any, associated with USTs. However, the full extent of contamination, and accordingly, the actual cost of such remediation, including at the former Crain facilities, cannot be predicted with any degree of certainty at this time. Foamex believes that its USTs do not pose a significant risk of environmental liability because of its monitoring practices for USTs and conditional approval for the permanent in-place closure for certain USTs. However, there can be no assurance that such USTs will not result in significant environmental liability in the future.

     On April 10, 1997, the Occupational Health and Safety Administration promulgated new standards governing employee exposure to methylene chloride, which is used as a blowing agent in some of Foamex's manufacturing processes. Foamex does not believe that it will be required to make any material expenditures to comply with these new standards due to its use of alternative technologies which do not use methylene chloride and its ability to shift production to facilities which use these technologies, however, material expenditures may be required at the facilities formerly operated by Crain.

     Foamex has been designated as a Potentially Responsible Party ("PRP") by the EPA with respect to 13 sites with an estimated total liability to Foamex for the 13 sites of less than approximately $0.5 million. Estimates of total cleanup costs and fractional allocations of liability are generally provided by the EPA or the committee of PRPs with respect to the specified site. In each case, the participation of Foamex is considered to be immaterial.

     On May 5, 1997, there was an accidental chemical spill at one of Foamex's manufacturing facilities. The spill was contained on site and cleaned-up for an approximate cost of $0.6 million. Although it is possible that new information or future developments could require Foamex to reassess its potential exposure relating to all pending environmental matters, including those described herein, Foamex believes that, based upon all currently available information, the resolution of such environmental matters will not have a material adverse effect on Foamex's operations, financial position, capital expenditures or competitive position. The possibility exists, however, that new environmental legislation and/or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated and that may be material. See "Risk Factors--Environmental Liabilities and Regulations."

Legal Proceedings

     As of November 3, 1997, Foamex and Trace Holdings were two of multiple defendants in actions filed on behalf of approximately 5,500 recipients of breast implants in various United States federal and state courts and one Canadian provincial court. Some of these actions allege substantial damages, but most of these actions allege unspecified damages for personal injuries of various types. Three of these cases seek to allege claims on behalf of all breast implant recipients or other allegedly affected parties, but no class has been approved or certified by the court. In addition, three cases have been filed alleging claims on behalf of approximately 700 residents of Australia, New Zealand, England, and Ireland. Foamex believes that the number of suits and claimants may increase. During 1995, Foamex and Trace Holdings were granted summary judgments and dismissed as defendants from all cases in the federal courts of the United States and the state courts of California. Appeals for these decisions were withdrawn and the decisions are final.

     Although breast implants do not contain foam, certain silicone gel implants were produced using a polyurethane foam covering fabricated by independent distributors or fabricators from bulk foam purchased from Foamex or Trace Holdings. Neither Foamex nor Trace Holdings recommended, authorized, or approved the use of its foam for these purposes. Foamex is indemnified by Trace Holdings for any such liabilities relating to foam manufactured prior to October 1990. Although Trace Holdings has paid Foamex's litigation expenses to date pursuant to such indemnification and Foamex believes Trace Holdings likely will be in a position to continue to pay such expenses, there can be no absolute assurance that Trace Holdings will be able to provide such indemnification. While it is not feasible to predict or determine the outcome of these actions, based on Foamex's present assessment of the merits of pending claims, after consultation with the general counsel of Trace Holdings, and without taking into account the indemnification provided by Trace Holdings, the coverage provided by Trace Holdings' and Foamex's liability insurance, and the potential indemnity from the manufacturers of polyurethane covered breast implants, Foamex believes that the disposition of matters that are pending or that may reasonably be anticipated to be asserted should not have a material adverse effect on either Foamex's or Trace Holdings' consolidated financial position or results of operations. If Foamex's assessment of liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex.

     Foamex is party to various other lawsuits, both as defendant and plaintiff, arising in the normal course of business. It is the opinion of Foamex that the disposition of these lawsuits will not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Foamex. If Foamex's assessment of Foamex's liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex's consolidated financial position. See "Risk Factors--Litigation."

     In November 1997, a complaint was filed in the United States District Court for the Southern District of Texas alleging that various defendants, including Crain through the use of the Cardio process licensed from a third party, infringed on a patent held by plaintiff. Foamex is negotiating with the licensor of the process for the assumption of the defense of the action by the licensor; however, the action is in the preliminary stages, and there can be no assurance as to the ultimate outcome of the action.

     Crain was a party to various legal proceedings and administrative actions, all of which were of an ordinary or routine nature incidental to the operations of Crain. Foamex has been informed in the opinion of Crain's management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on Crain's financial condition or results of operations.

                              THE EXCHANGE OFFER


Purpose and Effect of the Exchange Offer

     The Old Notes were issued by the Issuers on December 23, 1997 as part of the Crain Acquisition and the Related Transactions. In connection therewith, the Issuers and the Subsidiary Guarantors entered into the Registration Rights Agreement, pursuant to which the Issuers and the Subsidiary Guarantors agreed, for the benefit of the Holders of the Old Notes, that the Issuers and the Subsidiary Guarantors would, at their sole cost, (i) within 45 days following the original issuance of the Old Notes, file with the Commission the Exchange Offer Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Issuers identical in all material respects to the series of Old Notes and (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act at the earliest possible time, but in no event later than 150 days following the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement (of which this Prospectus is a part), the Issuers will offer to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may, subject to certain exceptions described below, be reoffered and resold by the Holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to any Note means any person in whose name such Note is registered on the books of Foamex.

     Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuers, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes, and (iii) it is acquiring the New Notes in the ordinary course of its business (a holder unable to make the foregoing representations is referred to herein as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer, and may only sell its Old Notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each Participating Broker-Dealer is required to acknowledge in the Letter of Transmittal that it acquired the Old Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of New Notes. Based upon interpretations by the staff of the Commission, the Issuers believe that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer (other than a Restricted Holder) upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Issuers have agreed that for a period of 120 days following consummation of the Exchange Offer they will make this Prospectus available to Participating Broker-Dealers for use in connection with any such resale. During such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market making or other trading activities. See "Plan of Distribution."

     Based upon interpretations by the staff of the Commission, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     If (i) the Issuers are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Issuers 20 business days following the consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) such Holder is a broker-dealer and owns Old Notes acquired directly from the Issuers or an affiliate of the Issuers, then the Issuers are required under the Registration Rights Agreement to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by the Holder thereof who satisfies certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuers are required under the Registration Rights Agreement to use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective at the earliest possible time but in no event later than 120 days after the date on which the Issuers become obligated to file such Shelf Registration Statement and, except under certain circumstances, keep effective such Shelf Registration Statement until two years after its effective date. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earliest to occur of (i) the date on which such Old Note has been exchanged by a person other than a Participating Broker-Dealer for a New Note in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. The Issuers will, in the event of the filing of the Shelf Registration Statement, provide to each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement copies of any Shelf Registration Statement or any prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of Transfer Restricted Securities. A Holder of Transfer Restricted Securities that sells such Transfer Restricted Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages, if any, set forth in the following paragraph.

     If (i) any Registration Statement required by the Registration Rights Agreement is not filed with the Commission on or prior to the date specified for such filing in the Registration Rights Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers have agreed to pay to each Holder of Transfer Restricted Securities, for the first 90-day period immediately following the occurrence of such Registration Default, liquidated damages ("Liquidated Damages") in an amount equal to $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the Liquidated Damages payable to each Holder will increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. Following the cure of all Registration Defaults, the accrual of Liquidated Damages, if any, shall cease.

     Payment of Liquidated Damages is the sole remedy available to the Holders of Transfer Restricted Securities in the event that the Issuers do not comply with the deadlines set forth in the Registration Rights Agreement with respect to the registration of Transfer Restricted Securities for resale under the Registration Statement.


Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be identical in all material respects (including principal amount, interest rate, maturity and ranking) to terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain terms providing for an increase in the interest rate on the Old Notes under certain circumstances described in the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

     As of the date of this Prospectus, $98.0 million aggregate principal amount of the Old Notes is outstanding. The Issuers have fixed the close of business on
     , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there was one registered Holder of the Old Notes.

     Holders of the Old Notes do not have any appraisal or dissenters' rights under law or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commission or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."


Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean Midnight, New York City time, on
          , 1998, unless the Issuers, in their reasonable discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent (as defined) of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled Expiration Date, unless otherwise required by applicable law or regulation.

     The Issuers reserve the right, in their reasonable discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if in their reasonable judgment any of the conditions set forth below under the caption "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Issuers may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.


Procedures for Tendering

     Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, together with any required signature guarantees, or, in the case of a book-entry transfer, Agent's Message (as defined), and any other required documents, to the Exchange Agent prior to Midnight, New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, or Book-Entry Confirmation, as the case may be, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to Midnight, New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     DTC has authorized DTC participants that hold Old Notes on behalf of beneficial owners of Old Notes through DTC to tender their Old Notes as if they were Holders. To effect a tender of Old Notes, DTC participants should either
(i) complete and sign the Letter of Transmittal (or a manually signed facsimile thereof), have the signature thereon guaranteed if required by the Instructions to the Letter of Transmittal, and mail or deliver the Letter of Transmittal (or such manually signed facsimile) to the Exchange Agent pursuant to the procedure set forth in "Procedures for Tendering" or (ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "--Book-Entry Transfer."

     The tender by a Holder will constitute an agreement between such Holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes, or Book-Entry Confirmation, as the case may be, should be sent to the Issuers.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangement to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power and signed by such registered Holder as such registered Holder's name appears on such Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The

Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of Old Notes. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will not be deemed to have been properly tendered. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to the Issuers, among other things, that such Holder is not a Restricted Holder. Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."


Acceptance of Old Notes for Exchange; Delivery of New Notes

     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or Agent's Message and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date.


Book-Entry Transfer

     The Exchange Agent will establish a new account or utilize an existing account with respect to the Old Notes at DTC promptly after the date of this Prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes may make a book-entry tender of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although tender of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes stating (i) the aggregate principal amount of Old Notes which have been tendered by such participant, (ii) that such participant has received and agrees to be bound by the term of the Letter of Transmittal and (iii) that the Company may enforce such agreement against the participant.

Guarantee Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     (a) the tender is made through an Eligible Institution;

     (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.


Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers in their sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

     Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

Conditions

     Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers, or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their subsidiaries;

     (b) any change, or any development involving a prospective change, in the business or financial affairs of the Issuers or any of their subsidiaries has occurred which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers;

     (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

     (d) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their reasonable discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Issuers determine in their reasonable discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "--Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.


Exchange Agent

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:


                           To: The Bank of New York
                          By Hand/Overnight Courier:
                             The Bank of New York
                              101 Barclay Street
                           New York, New York 10286
                             Attn: George Johnson
                            Reorganization Section
                            Facsimile Transmission:
                                (212) 815-6339
                      Confirm by Telephone: (212) 815-3687

Fees and Expenses

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Issuers and their affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.


     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Issuers will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.


Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the estimated fair market value as reflected in the Issuers' accounting records on the date of the Initial Offering. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer, the unamortized expenses related to the issuance of the Old Notes and the adjustment to reflect the estimated fair market value of the Old Notes will be amortized over the term of the Notes.


Regulatory Approvals

     The Issuers do not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer, other than the effectiveness of the Exchange Offer Registration Statement under the Securities Act.


Other

     Participation in the Exchange Offer is voluntary and Holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

                                  MANAGEMENT


Directors and Executive Officers of the Issuers and the Subsidiary Guarantors

     Pursuant to the Partnership Agreement (as defined), Foamex is managed by its managing general partner, FMXI. All of the directors and executive officers of FMXI are employees of Foamex and/or Foamex International and are not compensated by FMXI for their services as directors and executive officers of FMXI. See "Description of the Partnership Agreement."

     FCC, FLLC and General Felt are wholly owned subsidiaries of Foamex. Foamex Fibers is a wholly owned subsidiary of General Felt. The directors of each of FCC, General Felt and Foamex Fibers are not compensated by FCC, General Felt or Foamex Fibers for their services as directors.

     The following sets forth certain information with respect to the persons who, as of the date of this Prospectus, are executive officers of Foamex and/or directors and executive officers of FMXI, FCC, General Felt and/or Foamex Fibers. FLLC does not have any officers or directors and is managed by its sole member, Foamex.


               Name                 Age                             Position
   Andrea Farace .................  41   Chairman and Chief Executive Officer of Foamex, FMXI,
                                         FCC and Foamex Fibers; Chairman of General Felt
   Marshall S. Cogan .............  60   Vice Chairman of Foamex and FMXI; a director of FCC,
                                         General Felt and Foamex Fibers
   Robert J. Hay .................  71   Chairman Emeritus of Foamex
   Salvatore J. Bonanno ..........  56   President and Chief Operating Officer of Foamex and
                                         FMXI; a director of FMXI, FCC and Foamex Fibers
   Kenneth R. Fuette .............  52   Senior Vice President of Finance and Chief Financial Officer
                                         of Foamex and FCC; Senior Vice President of Finance and
                                         a director of FMXI; Vice President, Treasurer, Chief
                                         Financial Officer and a director of General Felt; Senior Vice
                                         President of Finance, Chief Financial Officer and a director of FCC; Vice President and Treasurer of Foamex Fibers
   William H. Bundy ..............  56   Senior Vice President of Manufacturing Operations of
                                         Foamex; Vice President of Foamex Fibers
   Paul A. Haslanger .............  50   Senior Vice President of Strategic Planning and the
                                         Technical Products Segment Group of Foamex
   Barry Zimmerman ...............  60   Executive Vice President, Manufacturing Services and
                                         Corporate Development of Foamex; Vice President of FMXI
                                         and General Felt; and Vice President and a director of FCC
   Philip N. Smith, Jr ...........  54   Vice President of Foamex; Vice President, Secretary and
                                         General Counsel and a director of FMXI; Vice President
                                         and Secretary of FCC, General Felt and Foamex Fibers
   Theodore J. Kall ..............  56   President and a director of General Felt
   George L. Karpinski ...........  49   Senior Vice President, Treasurer and Secretary of
                                         Foamex; Vice President of FMXI, FCC, General Felt and
                                         Foamex Fibers
   Robert H. Nelson ..............  51   Vice President, Assistant Secretary and Assistant
                                         Treasurer of Foamex; Vice President of Foamex Fibers
                                         and General Felt; Vice President and a director of FCC
   R. Allen Baker ................  36   Vice President and Chief Accounting Officer of Foamex,
                                         FMXI, FCC, General Felt and Foamex Fibers

     The board of directors of each of FMXI, FCC, General Felt and Foamex Fibers is elected annually until their successors are elected and qualified. Successors are required to be elected by stockholder vote while vacancies in unexpired terms and any additional positions created by board action are filled by action of the existing board of directors. The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, resignation, disqualifications or removal from office.

     There is no family relationship between any of the directors and executive officers.

     Andrea Farace began serving as Chairman and Chief Executive Officer of Foamex, Foamex International, FMXI, FCC, Foamex Fibers and certain affiliated entities in May 1997. Mr. Farace has also served as Chairman of the Board of General Felt since May 1997. Mr. Farace has also served as a director of Foamex International since February 1996. Mr. Farace served as President and a director of Trace Holdings from December 1994 and December 1993, respectively, to December 1997. Prior to December 1993, Mr. Farace held several executive positions within Trace Holdings beginning in April 1991. Mr. Farace was Senior Executive of C.I.R. S.p.A. from May 1990 to March 1991. Prior to that, Mr. Farace was a Managing Director at Shearson Lehman Hutton, Inc. Mr. Farace is a director of Trace Foam and CHF Industries, Inc., both of which are subsidiaries of Trace Holdings, as well as Atlantic Auto Finance, Inc. ("Atlantic Finance"), an affiliate of Trace Holdings, and General Felt. Additionally, Mr. Farace is a director of the Managed High Income Portfolio, Inc. and a member of the Advisory Board of the Italy Fund, both of which are NYSE-listed mutual funds.

     Marshall S. Cogan began serving as Vice Chairman of Foamex International, Foamex and FMXI and as a director of FCC, General Felt and Foamex Fibers in May 1997. Additionally, Mr. Cogan became the Chairman and Chief Executive Officer of United Auto Group, Inc. ("UAG"), an affiliate of Trace Holdings in April 1997. Mr. Cogan served as the Chairman of the Board and Chief Executive Officer of Foamex, FMXI and FCC from January 1994 to May 1997. Additionally, Mr. Cogan served as Chairman of the Board and Chief Executive Officer of Foamex International from its inception in September 1993 to May 1997. Mr. Cogan has served as Chairman of the Executive Committee of Foamex International since September 1993. Mr. Cogan has been a director of Trace Foam since December 1991 and the Chairman of the Board and President of Trace Foam and Trace Foam Sub, Inc. ("Trace Foam Sub"), since January 1992 and March 1995, respectively. Mr. Cogan also served as Vice Chairman of Foamex from January 1993 until January 1994. Mr. Cogan has been the principal stockholder, Chairman or Co-Chairman of the Board and Chief Executive Officer or Co-Chief Executive Officer of Trace Holdings, since 1974. He has also been a member of the Board of Directors of UAG since November 1990, and of Recticel since February 1993. Additionally, Mr. Cogan serves on the Board of Directors of the American Friends of the Israel Museum and the American Ballet Theater, the Board of Trustees of The Museum of Modern Art, the Boston Latin School and New York University Medical Center. Mr. Cogan also serves on several committees of Harvard University.

     Robert J. Hay has been Chairman Emeritus of Foamex since January 1994. Mr. Hay was Chairman Emeritus and a director of FMXI from January 1994 to May 1997 and also served as Chairman Emeritus and a director of Foamex International from 1993 to 1997. Mr. Hay was Chairman and Chief Executive Officer of Foamex from January 1993 to January 1994. Mr. Hay was President of Foamex and its predecessor from 1972 through 1992. Mr. Hay began his career as a chemist with The Firestone Tire and Rubber Company, a predecessor of Foamex in 1948.

     Salvatore J. Bonanno has been President of Foamex since July 1995 and began serving as President of Foamex International and FMXI in May 1997 and as Chief Operating Officer of Foamex and FMXI in July 1997. Mr. Bonanno has also served as Executive Vice President of Manufacturing, Corporate Planning of Foamex International since July 1995, and a director since February 1996. Prior to joining Foamex International, Mr. Bonanno was employed with Chrysler Corporation for thirty years, most recently serving as the General Manager of International Manufacturing Operations. Mr. Bonanno currently serves on the Industrial Advisory Board of Lawrence Livermore National Laboratories and became a director of FCC and Foamex Fibers in June 1997.

     Kenneth R. Fuette has been Senior Vice President of Finance and Chief Financial Officer of Foamex and Foamex International since July 1997, and Senior Vice President of Finance of FMXI since January 1994. Mr. Fuette began serving as a director of FMXI, Senior Vice President of Finance, Chief Financial Officer and a director of FCC and Vice President and Treasurer of Foamex Fibers in May 1997. Mr. Fuette has also served as Vice President, Treasurer, Chief Financial Officer and a director of General Felt since June 1997. Prior thereto, Mr. Fuette served as Senior Vice President of Finance, Chief Accounting Officer and Chief Financial Officer of Foamex and Foamex International from January 1996 to July 1997. Mr. Fuette served as a Vice President of Foamex International and its predecessors from 1983 to 1995 and as Controller of Foamex International or its predecessors from 1977 to 1995. Mr. Fuette became a director of General Felt in June 1997.

     William H. Bundy has been Senior Vice President of Manufacturing
Operations of Foamex since July 1997 and a Senior Vice President of Foamex International since March 1994. Mr. Bundy began serving as Vice President of Foamex Fibers in May 1997. Prior thereto, Mr. Bundy served as a Senior Vice President of Foamex from January 1994 to July 1997 and as a Senior Vice President of FMXI from March 1994 to May 1997. Mr. Bundy also served as a director of Foamex International from September 1993 to May 1994, President and Chief Operating Officer of Foamex International from September 1993 to January 1994 and President and Chief Operating Officer of Foamex from January 1993 until January 1994. Mr. Bundy was Senior Vice President of Manufacturing of Foamex from 1984 through 1992. Mr. Bundy began his career as a production manager for the predecessor to Foamex in 1967.

     Paul A. Haslanger began serving as Senior Vice President, Manufacturing Support of Foamex International and as Senior Vice President of Strategic Planning and the Technical Products Segment Group of Foamex in July 1997. Prior thereto, Mr. Haslanger served as Senior Vice President of Technical Products of Foamex International and Foamex from October 1995 to July 1997. Mr. Haslanger served as Senior Vice President of Manufacturing of FMXI from October 1993 through May 1997 and Senior Vice President of Foamex International from September 1993 to January 1996. Mr. Haslanger was also Senior Vice President of Manufacturing of Foamex from February 1993 to January 1996. Prior thereto, Mr. Haslanger was Vice President of Manufacturing of Foamex and its predecessor from 1984 through January 1993. He began his career with the predecessor to Foamex in 1969.

     Barry Zimmerman has been Executive Vice President, Manufacturing Services and Corporate Development of Foamex since November 1996, Chairman, President and a director of Foamex Mexico since September 1993 and Vice President of FMXI and General Felt since April 1995. Mr. Zimmerman has been a Senior Vice President of Foamex from October 1995 to November 1996 and a Senior Vice President or Vice President and Managing Director of Trace Holdings since October 1986. Prior to that, Mr. Zimmerman held several executive positions within Trace Holdings beginning in August 1978. Mr. Zimmerman has been a director of Trace Foam since October 1990. Mr. Zimmerman has served as director of FCC since July 1992.

     Philip N. Smith, Jr. has been Vice President of Foamex, Vice President, Secretary and General Counsel of FMXI since October 1993 and Vice President, Secretary and General Counsel of Foamex International since its inception in September 1993 and of UAG since June 1996. Since May 1997, Mr. Smith has served as a director of FMXI and Vice President and Secretary of FCC, General Felt and Foamex Fibers. Mr. Smith has been the Secretary of Trace Foam since its inception in October 1990 and a Vice President of Trace Foam since December 1991. Mr. Smith has been a Vice President or Senior Vice President and the Secretary and General Counsel of Trace Holdings since January 1988 and has overseen and been actively involved in transaction negotiations, litigation, stockholder and director relations and other corporate legal matters. Prior to joining Trace Holdings, he was the sole shareholder of a professional corporation which was a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P

     Theodore J. Kall was appointed President and a director of General Felt in April 1995. Mr. Kall previously served as General Felt's National Accounts Manager since July 1993. Mr. Kall has served in various sales, marketing and product management positions including Vice President of Sales and Marketing from 1980 to 1993. He began his career with General Felt in 1974.

     George L. Karpinski has been Senior Vice President, Treasurer and Secretary of Foamex since July 1997 and has been Vice President and Treasurer of Foamex International since May 1996. Prior thereto, Mr. Karpinski served as Vice President, Secretary and Treasurer of Foamex from May 1993 to July 1997. Mr. Karpinski was Treasurer of Foamex from March 1989 to May 1993 and was Assistant Treasurer of Foamex from November 1985 to March 1989. Mr. Karpinski began serving as Vice President of FMXI, FCC, General Felt and Foamex Fibers in May 1997 and became a director of Foamex Mexico in June 1997. Mr. Karpinski began his career with the predecessor to Foamex in 1969.

     Robert H. Nelson has served as Vice President and a director of FCC since July 1992, as Vice President, Assistant Secretary and Assistant Treasurer of Foamex since January 1996 and as Vice President of Foamex Fibers and General Felt since June 1997. Mr. Nelson has also served as Executive Vice President and Chief Financial Officer of UAG since January 1997 and as a director since January 1996. He has also served as Vice Chairman of Atlantic Finance since March 1996, Chief Financial Officer and Treasurer of Trace since 1987 and Senior Vice President, Chief Operating Officer and a director of Trace since 1994.

     R. Allen Baker has served as Vice President and Chief Accounting Officer of Foamex, FMXI, Foamex International, FCC, General Felt and Foamex Fibers since August 1997. Prior thereto, Mr. Baker was the Director of Financial Reporting of Foamex and Foamex International from October 1994 until August 1997. Prior to joining Foamex and Foamex International, Mr. Baker was a manager in the business assurance practice of Coopers & Lybrand L.L.P. since June 1988.



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

     For information regarding executive compensation for Foamex and General Felt, see Foamex's 1996 Annual Report on Form 10-K. The executive officers of General Felt and Foamex Fibers, with the exception of Theodore J. Kall, are not compensated in connection with their positions at General Felt and Foamex Fibers. In the case of Theodore J. Kall, his compensation is paid by General Felt and Foamex provides information regarding such compensation in its annual report. See "Incorporation of Certain Documents by Reference."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 31, 1997, the beneficial ownership of the partnership interests of Foamex by (i) each person who is known to Foamex to own beneficially more than 5.0% of any class of Foamex's partnership interests, (ii) each director of FMXI (the managing general partner of Foamex) and FCC (iii) each executive officer listed in the summary compensation table of Foamex's 1996 Form 10-K and (iv) all executive officers and directors of Foamex, FMXI and FCC as a group. FCC, FLLC and General Felt are each wholly owned subsidiaries of Foamex. Foamex Fibers is a wholly owned subsidiary of General Felt.


Name and Address                            Type of             % of       % of
of Beneficial Owners                        Interest          Profits     Class

FMXI, Inc. (1)
1000 Columbia Avenue
Linwood, Pennsylvania 19061 ...........   General Partner        1.0        33.3

Crain Industries, Inc. (1)
1000 Columbia Avenue
Linwood, Pennsylvania 19061 ...........   General Partner        1.0        33.3

Trace Foam Company, Inc. (2)
375 Park Avenue, 11th Floor
New York, New York 10152 ..............   General Partner        1.0        33.3

Foamex International Inc. (1)
1000 Columbia Avenue                      General Partner        2.0        66.6
Linwood, Pennsylvania 19061 ...........   Limited Partner       97.0       100.0

Marshall S. Cogan (2)
375 Park Avenue, 11th Floor
New York, New York 10152 ..............   General Partner        1.0        33.3

All officers and directors as
a group (11 persons) (2), (3) .........   General Partner        1.0        33.3

----------
(1)  FMXI and Crain are each wholly owned by Foamex International.

(2) Trace Foam is a wholly owned subsidiary of Trace Holdings. Marshall S. Cogan, a director of FMXI, Foamex International and Trace Foam, is the majority stockholder of Trace Holdings. Mr. Cogan disclaims beneficial ownership of the partnership interest owned by Trace Foam. The disclosure of Marshall S. Cogan's beneficial ownership does not include the beneficially owned partnership interests of Foamex International. Trace Holdings beneficially owns in excess of 40% of the common stock of Foamex International.

(3) The disclosure of beneficial ownership of officers and directors does not include any beneficial ownership arising solely by virtue of such person's position with FMXI or Foamex International.


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

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Foamex regularly enters into transactions with its affiliates on terms it believes to be no less favorable to Foamex than those which Foamex could have obtained from unaffiliated third parties. Payments to affiliates by Foamex and its subsidiaries in connection with any such transactions are governed by the provisions of the 9 7/8% Note Indenture, the Indenture and the Credit Facility, which generally provide that such transactions be on terms comparable to those generally available in equivalent transactions with third parties.


Airplane Lease

     Foamex was party to a lease agreement for an airplane with Trace Aviation Corp., a subsidiary of Trace Holdings ("Trace Aviation"). During 1995, Foamex paid Trace Aviation $1.6 million, pursuant to the lease agreement. The lease agreement also provided for the use of the airplane by Trace Holdings with remuneration to Foamex based on actual usage of the airplane. During 1995, Trace Holdings paid to Foamex $0.6 million pursuant to the lease agreement. During August 1995, Foamex Aviation Inc. ("Aviation"), a wholly owned subsidiary of Foamex International, acquired the airplane from Trace Holdings and the Foamex lease and other agreements were terminated. Foamex anticipates that it will distribute approximately $2.0 million per year to Aviation to enable Aviation to pay debt service and certain operating costs.


Tax Sharing Agreement

     In 1992, Foamex and its partners entered into a tax sharing agreement, as amended (the "Tax Sharing Agreement"), pursuant to which Foamex agreed to make quarterly distributions to its partners which, in the aggregate, will equal the tax liability that Foamex would have paid if it had been a Delaware corporation filing separate tax returns rather than a Delaware partnership. In connection with Foamex International's initial public offering in 1993 and the attendant reallocation of partnership interests, the Foamex Tax Sharing Agreement was amended to provide that 99% of the payments will be made to Foamex International and its subsidiaries and 1% of the payments would be made to Trace Foam. For the fiscal years ended January 1, 1995, December 31, l995 and December 29, 1996, Foamex made payments of approximately $3.3 million, $2.4 million and $3.5 million, respectively, pursuant to the terms of the Tax Sharing Agreement to Foamex International and its subsidiaries. During the nine months ended September 28, 1997, Foamex made payments of approximately $8.8 million under the Tax Sharing Agreement.


Tax Distribution Advance Agreement

     On December 11, 1996, Foamex and FJPS entered into a Tax Distribution Advance Agreement pursuant to which FJPS has the right to obtain up to $17.0 million of advances against future distributions to the Tax Sharing Agreement. Any such advances will bear interest at a rate equal to 13.25% per annum. All advances must be repaid by December 31, 1999, and FJPS is obligated to use 50.0% of any tax distribution to prepay the outstanding advances. In connection with the Refinancing Plan, the maximum amount of advances was increased to $25.0 million and FJPS's rights and obligations under the Tax Distribution Advance Agreement were assumed by Foamex International. In December 1997, Foamex advanced $13.6 million to Foamex International pursuant to the Tax Distribution Advance Agreement.


Management Services Agreement

     Foamex and Trace Foam entered into a management services agreement, pursuant to which Trace Foam provides Foamex with general managerial services of a financial, technical, legal, commercial, administrative and/or advisory nature for an annual fee of $3.0 million and reimbursement of expenses incurred. During the last three years the annual fee was $1.75 million. Foamex believes that the agreement is no less favorable to Foamex than that which Foamex could have obtained from unaffiliated third parties.


Indemnification Regarding Environmental Matters

     Pursuant to the Asset Transfer Agreement, dated as of October 2, 1990, as amended, between Trace Holdings and Foamex (the "Trace Holdings Asset Transfer Agreement"), Foamex is indemnified by Trace Holdings for any liabilities incurred by Foamex arising out of or resulting from, among other things, the ownership or use of any of the assets transferred pursuant to the Trace Holdings Asset Transfer Agreement or the conduct of the transferred business on or prior to October 2, 1990, including, without limitation, any loss actually arising out of or resulting from any events, occurrences, acts or activities occurring after October 2, 1990, to the extent resulting from conditions existing on or prior to October 2, 1990, relating to (i) injuries to or the contraction of any diseases by any person resulting from exposure to Hazardous Substances (as defined in the Trace Holdings Asset Transfer Agreement) without regard to when such injuries or diseases are first manifested, (ii) the generation, processing, handling, storage or disposition of or contamination by any waste or Hazardous Substance, whether on or off the premises from which the transferred business has been conducted or (iii) any pollution or other damage or injury to the environment, whether on or off the premises from which the transferred business has been conducted. Foamex is also indemnified by Trace Holdings for any liabilities arising under Environmental Laws (as defined in the Trace Holdings Asset Transfer Agreement) relating to current or former Trace Holdings assets and for any liability relating to products of the transferred business shipped on or prior to October 2, 1990.


Certain Transactions Relating to the Acquisition of General Felt

     In connection with Foamex's acquisition of General Felt in March 1993, Trace Holdings and General Felt entered into a reimbursement agreement pursuant to which Trace Holdings agreed to reimburse General Felt on a pro rata basis reflecting the period of time each occupied a former General Felt facility for costs relating to an environmental cleanup plan.

     In 1994, General Felt leased two facilities from limited partnerships in which directors and officers of Foamex International, Foamex and/or Trace Foam have an interest. These partnerships purchased the properties from General Felt in 1978. The rental terms under each lease were determined on the basis of appraised values for comparable properties within each respective area. The lessor under the first of these leases (the "East State Lease") was East State Associates, the partners of which include Mr. Cogan. The East State Lease related to a 100,000 square foot warehouse in Hamilton Township (Trenton), New Jersey. In accordance with the terms of the East State Lease, the lessor exercised its right to require General Felt to purchase the facility at the appraised fair market value of $2,250,000, as agreed by both parties. General Felt assigned the purchase contract for the property to an unaffiliated third party who purchased the property on March 28, 1994.

     The lessor under the second lease (the "West State Lease") was West State Associates, the partners of which include Mr. Cogan. The West State Lease related to a General Felt manufacturing facility in Pico Rivera, California. On August 26, 1994, General Felt in mutual agreement with the lessor purchased the facility at the appraised fair market value of $3,350,000.


Certain Transactions Relating to the Acquisition of Great Western

     In connection with the acquisition of Great Western in May 1993, Foamex entered into lease agreements dated May 1993, with John Rallis ("Rallis"), individually, or an affiliate, relating to former Great Western manufacturing facilities. Aggregate lease payments for each of the fiscal years ended January 1, 1995, December 31, 1995 and December 29, 1996 were $1.6 million, $1.6 million and $1.7 million, respectively. Foamex has the option to purchase each of the properties at any time after April 2001 at a price equal to fair market value.

     Part of the aggregate consideration paid by Foamex for the assets of Great Western was in the form of a subordinated promissory note payable to Rallis in the principal amount of $7,014,864 that bears interest at a maximum rate of 6.0% per annum payable semi-annually.


FJPS Note

     On June 28, 1994, Foamex purchased an $87.9 million principal amount note due 2006 from its 98% limited partner FJPS for $35.3 million (the "FJPS Note"). In December 1996 in exchange for certain waivers and amendment of the FJPS Note, FJPS repaid $18.4 million of the FJPS Note and a waiver payment of $0.2 million using a portion of the proceeds from the sale of its partnership interest in JPS Automotive. The FJPS Note was classified in partners' equity (deficit) and the accreted principal of $16.3 million for the period from June 28, 1994 to December 29, 1996 was included in the FJPS Note. In connection with the Refinancing Plan, the FJPS Note was distributed by Foamex to its partners and canceled.


Foamex International Supply Agreement

     In June 1994, Foamex also entered into a supply agreement with Foamex International (the "Supply Agreement"). Pursuant to the terms of the Supply Agreement, at the option of Foamex, Foamex International will purchase certain raw materials which are necessary for the manufacture of Foamex's products, and resell such raw materials to Foamex at a price equal to net cost plus reasonable out-of-pocket expenses. Management believes that the terms of the Supply Agreement are no less favorable than those which Foamex could have obtained from an unaffiliated third party. For the fiscal years ended January 1, 1995, December 31, 1995 and December 29, 1996, Foamex purchased $66.6 million, $105.1 million and $129.7 million, respectively, in raw materials under the Supply Agreement.


Certain Transactions in Connection with the Refinancing Plan

     In connection with the consummation of the Refinancing Plan, Foamex distributed (i) to FJPS and FMXI, all FJPS Discount Debentures purchased in the Refinancing Plan, the FJPS Note and the promissory note of Foamex International payable to Foamex, and (ii) to Trace Foam, an amount in cash equal to 1/99th of the distribution to FJPS and FMXI. As part of the Refinancing Plan (a) FMXI dividended its distribution to Foamex International, (b) each of the FJPS Discount Debentures distributed to FJPS, the Foamex International promissory note, and the FJPS Note were canceled and (c) FJPS and its general partner, FJGP Inc., were merged into Foamex International.

     On July 7, 1996, Trace Holdings issued to Foamex a promissory note for approximately $4.4 million plus accrued interest of approximately $0.4 million, which is an extension of an earlier note. As part of the Refinancing Plan, the Note was amended and restated, with accrued interest being added to principal, the maturity was extended to July 7, 2001, and the interest rate was changed to the sum of 2 3/8% plus Three Month LIBOR. In connection with the Refinancing Plan, on July 1, 1997 Trace International borrowed an additional $5.0 million on terms and conditions substantially similar to the existing promissory note, and the tax distribution advance agreement was amended to increase the permitted advances to Foamex International from $17.0 million to $25.0 million.

     In connection with the Refinancing Plan, FJPS and its general partner FJGP Inc. were merged into Foamex International. As a result, the partners of Foamex are Foamex International, with a 98% limited partnership interest, FMXI, a wholly owned subsidiary of Foamex International, with a 1% managing general partnership interest, and Trace Foam, with a 1% non-managing general partnership interest. In addition, Foamex's tax sharing agreement, tax distribution advance agreement and management agreement were amended as described above.


Certain Transactions in Connection with The Crain Acquisition

     As part of the Crain Acquisition and the Related Transactions, Crain (which at the time was a wholly owned subsidiary of Foamex International) contributed all of its assets, subject to all of its liabilities to Foamex on December 23, 1997 in exchange for a 1% non-managing general partnership interest. The assumed liabilities included indebtedness comprised of an approximately $118.0 million bridge loan, and $98.0 million principal amount of the Old Notes. In connection with the such contribution, Foamex refinanced the bridge loan with $8.0 million of revolving credit borrowing and $110.0 million of term borrowing under its Credit Agreement. As a result of the contribution, the partners of Foamex are Foamex International, with a 97% limited partnership interest, FMXI, a wholly owned subsidiary of Foamex International, with a 1% managing general partnership interest, Crain, a wholly owned subsidiary of Foamex International, with a 1% non-managing general partnership interest, and Trace Foam, with a 1% non-managing general partnership interest. In addition, Foamex's tax sharing agreement was amended to provide for distributions in proportion to the new partnership percentages.


Other Transactions

     For each of the fiscal years ended January 1, 1995, December 31, 1995 and December 29, 1996, Foamex made charitable contributions to the Trace International Holdings, Inc. Foundation (the "Foundation") in the amount of $0.2 million. The Foundation is a Delaware tax-exempt private foundation. Marshall S. Cogan, Vice Chairman of Foamex International and Foamex, is the sole director of the Foundation.

     In December 1995, Foamex entered into a $2.0 million promissory note with Foamex International. The note bore interest at a rate per annum equal to six month LIBOR plus 4.0% and was payable semi-annually in June and December. The note was scheduled to mature in December 1997. The note was classified in the other component of partners' equity (deficit). This note was distributed to Foamex's partners and canceled in connection with the Refinancing Plan.

     In December 1997, Foamex purchased two promissory notes from Foamex International, one on December 26, 1997 for $2.5 million, and one on December 29, 1997 for $2.49 million. The notes bear interest at a rate per annum equal to three month LIBOR plus 2.375%. The notes are payable on demand, or if no demand is made on December 31, 2001.

     Trace Holdings rents approximately 5,900 square feet of general, executive and administrative office space in New York, New York from Foamex, on substantially the same terms as Foamex leases such space from a third party lessor. The lease commenced October 1, 1993 with the occupancy and rent payments commencing on October 1, 1994. The lease provides for an initial term of 11 years and expires on September 30, 2004. The lease provides for two optional five-year renewal periods at the fair market rental value of the property on the first day of such renewal term. The annual rental for the period October 1, 1994 through September 30, 2004 is approximately $0.7 million. Under the lease, Foamex is required to pay certain excess real estate taxes and operating expenses incurred by the lessor relating to the property for which it will be proportionally reimbursed by Trace Holdings. The rental terms were the result of arm-length negotiations between Foamex and the third party lessor. Trace Holdings will reimburse, through increased rent, Foamex for the cost of any leasehold improvements applicable to the space occupied for the benefit of Trace Holdings.

                    DESCRIPTION OF CERTAIN DEBT INSTRUMENTS

     Set forth below is a summary of all of the material payment terms of certain debt instruments to which Foamex is a party.


Credit Facility

     Foamex and General Felt have entered into a credit agreement with a group of banks for which The Bank of Nova Scotia ("Scotiabank") and Citicorp USA, Inc. act as administrative agents (the "Administrative Agents"). The Credit Facility provides for (i) $330.0 million of term loans, comprised of a $120.0 million term A sub-facility (the "Term A Loan"), a $110.0 million term B sub-facility (the "Term B Loan") and a $100.0 million term C sub-facility (the "Term C Loan") and (ii) a $150.0 million revolving credit facility (the "Revolving Facility"). In connection with the Crain Acquisition, Foamex obtained a new term D sub-facility (the "Term D Loan") of $110.0 million. The Term D Loan, together with additional debt, including borrowings under the Revolving Credit Facility, was used to refinance the Bridge Loan. The Bridge Loan was used to fund the Crain purchase price.

     Any unused Term A Loan commitments will remain open until June 15, 1998 and can be drawn for the purpose of funding any future repurchase of notes not repurchased in connection with the Refinancing Plan. In conjunction with the Refinancing Plan, $88.0 million of Term A Loans, $110.0 million of Term B Loans, $100.0 million of Term C Loans and $49.0 million of borrowings under the Revolving Facility were drawn. In connection with the redemption of certain publicly held debt securities on October 1, 1997, Foamex drew an additional $29.0 million of Term A Loans. Also, on October 6, 1997, Foamex repaid $38.8 million of Term A borrowings with the net proceeds from the sale of its needlepunch carpeting, tufted carpeting and artificial grass products business.


     The Term A Loan, the Term B Loan and the Term C Loan are amortized each year and will mature in June 2003, 2005 and 2006, respectively. The Term D Loan is amortized each year and will mature in December 2006. The Revolving Facility will terminate in June 2003. Set forth below are the aggregate principal amounts of the term loans that are amortized for the fourth quarter of 1997 and for each year thereafter, assuming that $81.2 million (includes drawdown of the remaining $3.0 million commitment), $110.0 million, $100.0 million and $110.0 million are drawn for the Term A Loan, Term B Loan, Term C Loan and Term D Loan, respectively, and no excess cash flow or other prepayments are made.



                    Calendar Year                   Amount
                                                (in thousands)
                    1997 ...................       $  3,559
                    1998 ...................          9,253
                    1999 ...................         13,289
                    2000 ...................         17,324
                    2001 ...................         20,351
                    2002 ...................         23,377
                    2003 ...................         35,747
                    2004 ...................         69,800
                    2005 ...................         77,300
                    2006 ...................        131,200
                                                   --------
                    Total ..................       $401,200
                                                   ========

     The maturity of borrowings under the Credit Facility may be accelerated upon the occurrence of certain events. In addition, Foamex and General Felt are required, subject to certain exceptions, to prepay outstanding borrowings from the net proceeds of certain asset sales, equity and debt issuances and a percentage of annual excess cash flow (based on Foamex's then current Leverage Ratio (as defined below)). Borrowings under the Credit Facility are secured by the accounts receivable, inventories, certain real and personal property and certain intangible assets of Foamex and General Felt, the partnership interests of Foamex and the capital stock of all the direct and indirect subsidiaries of Foamex and General Felt.

     Funds borrowed under the Credit Facility bear interest at either (i) Scotiabank's alternate base rate ("Base Rate") or (ii) LIBOR plus, in each case, an applicable margin (the "Applicable Margin") based on Foamex's ratio (the "Leverage Ratio") of (a) total funded indebtedness less cash to (b) its trailing four quarter EBDAIT. Generally, for LIBOR borrowings, the Applicable Margin ranges from 0.625% (corresponding to a Leverage Ratio less than

2.50) to 2.625% (corresponding to a Leverage Ratio greater than or equal to 4.50). Generally, for Base Rate borrowings, the Applicable Margin ranges from 0.0% (corresponding to a Leverage Ratio less than 3.00) to 1.625% (corresponding to a Leverage Ratio greater than or equal to 4.50). Within these ranges, the Applicable Margin varies depending on the maturity date of the borrowings.

     The Credit Facility restricts, among other things and subject to certain exceptions, Foamex's and General Felt's ability: (i) to incur additional indebtedness, except for extensions or refundings of certain permitted indebtedness, (ii) to merge, consolidate, liquidate, dissolve, sell or transfer all or substantially all of their assets or make other similar fundamental changes, (iii) to sell assets outside the ordinary course of business in excess of amounts set forth therein in any fiscal year, (iv) to guarantee or invest in, or make loans or advances to, other persons or entities, (v) to declare or pay dividends or make other distributions with respect to their equity interests and
(vi) to engage in certain transactions with affiliates and holders of their equity interests. In general, these covenants are more restrictive than those contained in the Indenture and the 9 7/8% Note Indenture. The Credit Facility also requires Foamex to maintain specified financial ratios.

     Events of default under the Credit Facility include, among other things:
(i) any failure by Foamex or General Felt to pay principal thereunder when due, or to pay interest or any other amount due within five days after the date due,
(ii) the failure of Foamex or any of its subsidiaries to pay any other indebtedness (including capitalized leases) when due in excess of amounts set forth therein, or the occurrence of any breach, default or event of default that would cause or permit the acceleration of indebtedness in excess of amounts set forth therein, (iii) the breach by Foamex, General Felt, FMXI or Trace Foam of certain covenants and agreements of the Credit Facility, (iv) the material inaccuracy of any representation or warranty given by Foamex, General Felt, FMXI or Trace Foam in the Credit Facility, (v) the continuance of a default by Foamex, General Felt, FMXI or Trace Foam in the performance of or compliance with other covenants and agreements in the Credit Facility for 30 days after the occurrence thereof and (vi) certain changes of control and acts of bankruptcy, insolvency or dissolution. An event of default under the Credit Facility would result in an Event of Default under the Indenture and the 9 7/8% Note Indenture.


9-1/2% Senior Secured Notes due 2000

     The Senior Secured Notes were issued on June 3, 1993 and bear interest at the rate of 9-1/2% payable semi-annually on each June 1 and December 1. The Senior Secured Notes mature on June 1, 2000. The Senior Secured Notes are collateralized by a first-priority lien on substantially all of the assets of Foamex except for receivables, real estate and fixtures. The Senior Secured Notes may be redeemed at the option of Foamex, in whole or in part, at any time on or after June 1, 1998, initially at 101.583% of their principal amount, plus accrued interest, and declining to 100% on or after June 1, 1999. As part of the Refinancing Plan, the indenture pursuant to which the Senior Secured Notes were issued was amended to remove substantially all restrictive covenants.


9-7/8% Senior Subordinated Notes due 2007

     The 9-7/8% Notes were issued on June 12, 1997 and bear interest at the rate of 9-7/8% payable semi-annually on each June 15 and December 15. The 9-7/8% Notes mature on June 15, 2007. The 9-7/8% Notes are subordinated in right of payment to all Senior Debt (as defined). The 9-7/8% Notes may be redeemed at the option of Foamex, in whole or in part, at any time on or after June 15, 2002, initially at 104.938% of their principal amount, plus accrued interest, and declining to 100% on or after June 15, 2005. Prior to June 15, 2005, Foamex may redeem, on one or more occasions, up to 35% of the initially outstanding aggregate principal amount of the 9-7/8% Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages with the cash proceeds of one or more Public Equity Offerings; provided that, in each case, at least 65% of the initially outstanding aggregate principal amount of 9-7/8% Notes remains outstanding immediately after such redemption. The 9-7/8% Note Indenture contains covenants substantially similar to the Indenture, except that (i) the prepayment of the 9-7/8% Notes does not constitute a "Restricted Payment" under the Indenture, and
(ii) in connection with Asset Sales, Foamex is required to offer to repurchase the 9-7/8% Notes before it offers to repurchase the Notes.


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

Industrial Revenue Bonds ("IRBs")

     Two bond issues in the principal amount of $1.0 million and $6.0 million, maturing in 2005 and 2013, respectively, are collateralized by certain properties which have an approximate net carrying value of $11.3 million at December 29, 1996 and letters of credit approximating $7.3 million. The IRBs bear interest at a var iable rate with options available to Foamex to convert to a fixed rate. The interest rates on the IRBs were 4.85% and 4.0% at December 29, 1996 for the $6.0 million and $1.0 million bond issues, respectively. The interest rate on the $6.0 million bond issue varies weekly based on an interest rate that is indicative of current bidside yields on high quality short-term, tax-exempt obligations, or if such interest rate is not available, 70.0% of the interest rate for thirteen week United States Treasury Bills. The maximum interest rate for either of the IRBs is 15.0% per annum. At the time of a conversion to a fixed interest rate and upon appropriate notice, the IRBs are redeemable at the option of the bondholders.


Subordinated Note Payable

     This note payable was issued to the former Chief Operating Officer of Foamex International, on May 6, 1993 by Foamex in connection with the acquisition of Great Western. The note bears interest at a maximum rate of 6.0% per annum and the principal amount is payable in three equal annual installments beginning May 6, 1999. See "Certain Relationships and Related
Transactions--Certain Transactions Relating to the Acquisition of Great
Western."


Foamex Mexico Loan Agreement

     In May 1997, Foamex Mexico entered into a loan agreement which provides for
(i) a $5.0 million term loan and (ii) a $2.0 million line of credit. Borrowings under such loan agreement bear interest at a rate of LIBOR plus 4.5% and are collateralized by certain assets of Foamex Mexico. The $5.0 million term loan is amortized in equal quarterly payments after the first year and will mature in 2002. The $2.0 million line of credit will be used for working capital purposes and is renewable annually. Foamex Mexico plans to use the proceeds of the term loan for expenditures associated with the construction of a new manufacturing facility.


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

                             DESCRIPTION OF NOTES


General

     The Old Notes were issued and the New Notes will be issued under an indenture (the "Indenture") by and among Foamex and FCC, as joint and several obligors, General Felt, Foamex Fibers and FLLC as Subsidiary Guarantors, Crain Holdings solely as intermediate obligor and The Bank of New York, as trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act, and, therefore, will not bear legends restricting their transfer and will not contain certain terms providing for an increase in the interest rate on the Old Notes under the circumstances described in the Registration Rights Agreement. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following is a summary of all material provisions of the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definition of certain terms used in the following summary are set forth under "--Certain Definitions." For purposes of this summary, the term Issuers refers only to Foamex and FCC and not to any of their respective Subsidiaries.

     The Notes are general unsecured obligations of the Issuers, subordinated in right of payment to all existing and future Senior Debt of the Issuers, including Indebtedness pursuant to the Credit Facility. The Issuers' obligations under the Notes are jointly and severally unconditionally guaranteed (the "Note Guarantees") on a senior subordinated basis by the Subsidiary Guarantors. See "--Note Guarantees." As of September 28, 1997, on a pro forma basis, after giving effect to the Crain Acquisition and the Related Transactions, the Issuers would have had approximately $479.8 million aggregate principal amount of Senior Debt and approximately $177.4 million aggregate principal amount of Pari Passu Debt. The Indenture permits the incurrence of additional Senior Debt, Pari Passu Debt and Subordinated Indebtedness in the future.

     The operations of Foamex are conducted in part through its Subsidiaries, and Foamex may, therefore, be dependent upon the cash flow of its Subsidiaries to meet its debt obligations, including its obligations under the Notes. While all of the existing domestic subsidiaries of the Issuers are, and certain future domestic subsidiaries are expected to be, Subsidiary Guarantors, certain other foreign Subsidiaries of Foamex are not guarantors and may be restricted in their ability to pay dividends to Foamex pursuant to instruments governing indebtedness of such Subsidiaries. Under certain circumstances, the Issuers will be able to designate any Subsidiaries formed by the Issuers or acquired by the Issuers after the original issuance of the Notes as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not Subsidiary Guarantors and are not subject to most of the restrictive covenants set forth in the Indenture.


Principal, Maturity and Interest

     The Notes are limited in aggregate principal amount to $98.0 million and will mature on August 15, 2005. Each Note will bear interest at the rate of 13-1/2% per annum from the date of issuance of the Crain Note for which the Note is exchanged, from the date of the last periodic payment of interest on such Crain Note or from the most recent date to which interest has been paid or provided for, whichever is later. Interest is payable semi-annually on February 15 and August 15 of each year commencing February 15, 1998 to holders of record at the close of business on the January 30 or July 30 immediately preceding the Interest Payment Date. Principal, interest, premium and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, interest, premium and Liquidated Damages, if any, with respect to the Notes, the Holders of which have given wire transfer instructions to the Issuers, will be required to be made by wire transfer of immediately available next day funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiple of $1,000.


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

Subordination

     The payment of principal of, interest and premium and Liquidated Damages, if any, on the Notes is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed and all permissible renewals, extensions, refundings or refinancings thereof.

     The Indenture provides that, upon any payment or distribution of assets of the Issuers of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to either Issuer all amounts due or to become due under or with respect to all Senior Debt will first be paid in full before any payment is made on account of the Notes, except that the Holders of Notes may receive Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of Foamex or FCC of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the holders of the Notes or the Trustee would be entitled will be paid by Foamex or FCC or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

     The Indenture provides that (a) in the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt will have occurred and be continuing and will have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt will have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment will be made by or on behalf of Foamex or FCC on account of the Notes (other than payments in the form of Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default will have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration will have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Issuers or the Trustee receive written notice (a "Payment Notice") of such event of default (which notice will be binding on the Trustee and the holders of Notes as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt to which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

     As a result of the subordination provisions described above, in the event of Foamex's or FCC's liquidation, dissolution, bankruptcy, reorganization, insolvency, receivership or similar proceeding or in an assignment for the benefit of the creditors or a marshaling of the assets and liabilities of either of the Issuers, holders of Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. See "Risk Factors--Subordination." The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Issuers and their respective Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

Note Guarantees

     The Issuers' payment obligations under the Notes are jointly and severally fully and unconditionally guaranteed by the Subsidiary Guarantors. The Note Guarantees will be subordinated to the prior payment in full of all Senior Debt of each Subsidiary Guarantor (including such Subsidiary Guarantor's guarantee of the Credit Agreement, if any) to the same extent that the Notes are subordinated to Senior Debt of the Issuers. The obligations of any Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Certain Creditors' Rights Considerations."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) Foamex would be permitted by virtue of Foamex's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." The requirements of clauses (iii) and (iv) of this paragraph will not apply in the case of a consolidation with or merger with or into any other Person if the acquisition of all of the Equity Interests in such Person would have complied with the provisions of the covenants described below under the captions "--Restricted Payments" and "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that (a) in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, or (b) in the event that either of the Issuers designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Issuers, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders." In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, upon the assumption provided for in clause (i) in the preceding paragraph, such Subsidiary Guarantor shall be discharged from all further liability and obligation under the Indenture.


Intermediate Obligations of Crain Holdings

     Crain Holdings was a party to the Indenture for the sole purpose of assuming the obligations of the Notes before the effectiveness of the Asset Contribution. As a result of the consummation of the Asset Contribution on December 23, 1997, Crain Holdings was released as an obligor of the Notes.


Optional Redemption

     The Notes will not be redeemable at the Issuers' option prior to August 15, 2000. Thereafter, the Notes will be redeemable at the option of the Issuers, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:


        Period                           Redemption Price
        -----------------------------    ----------------
        2000 ........................       106.7500%
        2001 ........................       105.0625%
        2002 ........................       103.3750%
        2003 ........................       101.6875%
        2004 and thereafter .........       100.0000%


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

Selection and Notice

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


Mandatory Redemption

     Except as set forth below under "--Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.


Repurchase at the Option of Holders

     Change of Control

     Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control and offering to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than the fifth Business Day preceding the last day of the fiscal quarter of Foamex next following the Change of Control date (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-l under the Exchange Act any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect to all the Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event prior to the Change of Control Payment Date, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. See "Risk Factors--Limitations on Ability to Make Change of Control Payment."

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Facility restricts the Issuers from repurchasing any Notes and also provides that certain asset sales and change of control events with respect to the Issuers would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which either of the Issuers becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their respective lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from purchasing the Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Note Indenture which would, in turn, constitute a default under the 9-7/8% Note Indenture and the Credit Facility and would likely cause an event of default under any other outstanding Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes. See "Risk Factors--Subordination" and "Description of Certain Debt Instruments."

     The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of each of the Issuers and each of their respective Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the Notes to require the Issuers to repurchase such Notes as a result of sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their respective Subsidiaries taken as a whole to another person or group may be uncertain.

     The obligation to make a Change of Control Offer, together with restrictions in the Indenture described herein on the ability of Foamex and its Restricted Subsidiaries to incur additional indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales, may make more difficult or discourage a takeover of Foamex, whether favored or opposed by the management of Foamex. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that Foamex or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make any leveraged buyout of Foamex or any of its Subsidiaries by the management of Foamex more difficult. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of the Notes protection in all circumstances from the adverse aspects of highly leveraged transaction, reorganization, restructuring, merger or similar transaction. In addition, while neither Foamex nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control, such right may be waived by the Holders of a majority of the outstanding principal amount of the Notes.

     Asset Sale

     The Indenture provides that each of the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless (i) such Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and a resolution of the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by such Issuer or such Restricted Subsidiary is in the form of
(A) cash, (B) assets useful in a Permitted Business not to exceed $30.0 million in the aggregate over the life of the Notes, or (C) Equity Interests representing a controlling interest in a Permitted Business not to exceed $30.0 million in the aggregate over the life of the Notes (collectively, the "Permitted Consideration"), provided that the amount of (x) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's most recent balance sheet), of such Issuer or any Restricted Subsidiary (other than contingent liabilities (except to the extent reflected (or reserved for) on a balance sheet of the Issuers or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction) and liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are converted within 90 days by such Issuer or such Restricted Subsidiary into Permitted Consideration (to the extent so received), shall be deemed to be Permitted Consideration of the same type (or in the case of assumed liabilities, shall be deemed to be cash) for purposes of this provision; and provided further, that the 80% limitation referred to above shall not apply to any Asset Sale in which the Permitted Consideration portion of the consideration received therefor is equal to or greater than what the net after-tax proceeds would have been had such Asset Sales complied with the aforementioned 80% limitation.


     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may apply such Net Proceeds, at their option, (a) to repay Senior Debt, or (b) to the acquisition of assets to be used in a Permitted Business. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers will be required to make an offer to all Holders of the Notes (an "Asset Sale Offer") to purchase the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, the obligation to consummate such repurchase shall be suspended during such time as the Issuers are conducting an offer to repurchase the 9-7/8% Notes pursuant to the terms of the 9-7/8% Note Indenture, and the amount of Excess Proceeds shall be reduced by the amount applied to the payment of the 9-7/8% Notes in such repurchase offer. To the extent that the aggregate amount of the Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided, however, that the Issuers shall not be obligated to purchase the Notes in denominations other than integral multiples of $1,000. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


Certain Covenants


   Restricted Payments

     The Indenture provides that each of the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their respective Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuers (other than cash in lieu of fractional shares)) or to the direct or indirect holders of the Issuers' or any of their respective Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in additional Equity Interests (other than Disqualified Stock) of the Issuers or (in the case of a dividend, other payment or distribution on account of the Equity Interest of a Restricted Subsidiary) of such Restricted Subsidiary or (b) to the Issuers or their Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any direct or indirect parent of the Issuers; (iii) make any Investment in any Unrestricted Subsidiary; (iv) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than the Notes and the 9-7/8% Notes) that is pari passu with or subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at Stated Maturity; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) Foamex would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their respective Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii), (x), (xi), (xii),
(xiii), (xiv), (xv), (xvi), (xvii) and (xviii) of the


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next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated
Net Income of Foamex for the preceding four-quarter period, plus (ii) 100% of the aggregate net cash proceeds received by Foamex from the issue or sale since June 12, 1997 of Equity Interests of Foamex (other than Disqualified Stock) or of Disqualified Stock or debt securities of Foamex that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuers and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) or of capital contributions to the Issuers, plus (iii) to the extent that any Restricted Investment that was made after June 12, 1997 is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, if any), or the cash return, including, without limitation, any cash dividends or distributions, with respect to such Restricted Investment or from any Unrestricted Subsidiary.

     The foregoing provisions will not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Pari Passu Debt, or subordinated Indebtedness or Equity Interests of the Issuers or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of, Equity Interests of the Issuers or any Restricted Subsidiary (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Pari Passu Debt or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuers to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuers, any Restricted Subsidiary of the Issuers, or any direct or indirect parent of the Issuers or their respective Restricted Subsidiaries held by any member of the Issuers' (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement either (a) in effect as of June 12, 1997; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction or (b) upon the termination of such person's employment; (vi) the advancement of payment or payment of distributions pursuant to the Tax Sharing Agreement and the making of up to $17.0 million of loans or advances pursuant to the Tax Advance Agreement dated as of December 11, 1996 between FJPS and Foamex as amended to the date of the Indenture; (vii) the payment by Foamex of a management fee pursuant to the Management Services Agreement in an amount not to exceed $3.0 million per annum;
(viii) distributions to Foamex International Inc. and its Subsidiaries which are utilized to pay the debt service and other expenses of Foamex Aviation Corp., the aggregate amount of which shall not exceed $2.0 million in any twelve-month period; (ix) additional payments in an aggregate amount not to exceed $25.0 million; (x) Contributions to a Restricted Subsidiary if such Subsidiary (a) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the Obligations of the Issuers with respect to the Indenture and the Notes and (b) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture, has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the Indenture; (xi) distributions, loans or advances to the holders of the Equity Interests of the Issuers in an amount sufficient to pay all or a portion of the principal of, interest or premium, if any, on the Foamex-JPS Automotive L.P. Senior Secured Discount Debentures due 2004; (xii) distributions, loans or advances to holders of the Equity Interests of the Issuers in an amount sufficient to enable Foamex International to pay its reasonable, out of pocket operating and administrative expenses, including without limitation, directors fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes; provided that no such expense payments shall be made to an Affiliate (other than a director or officer of the Issuers whose status as an Affiliate results solely from his position as a director or officer of the Issuers) of Foamex International; (xiii) Investments received by the Issuers or any of their Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales"; (xiv) the Closing Date Transactions; (xv) payments made pursuant to the Great Western Note; (xvi) payments made to purchase any Indebtedness subject to the Closing Date Transactions that is not purchased pursuant to such Closing Date Transactions; (xvii) the issuance or sale of Equity Interests of Foamex Latin America to key executives of Foamex


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Latin America not to exceed 5% of the outstanding Equity Interests of Foamex
Latin America ; and (xviii) the Crain Acquisition Transactions.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by either Issuer and their respective Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will be included for purposes of calculating the aggregate amount of Restricted Payments under clause (c) of first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any individual or series of related non-cash Restricted Payments (other than the Closing Date Transactions and the Crain Acquisition Transactions) shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, as applicable, if such fair market value exceeds $1.0 million. In connection with each Restricted Payment, the Issuers shall deliver to the Trustee, prior to or within 60 days of the making of such Restricted Payment, an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

   Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Issuers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Issuers and the Subsidiary Guarantors will not issue any Disqualified Stock and the Issuers will not permit any of their respective Subsidiaries which are not Subsidiary Guarantors to issue any shares of preferred stock; provided, however, that the Issuers and their Subsidiaries may incur Indebtedness (including Acquired Debt and Indebtedness under the Credit Facility) or issue shares of Disqualified Stock or in the case of Subsidiaries which are not Subsidiary Guarantors, issue preferred stock if: the Fixed Charge Coverage Ratio for Foamex's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued and such net proceeds had been applied, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Issuers or any of their respective Subsidiaries of term Indebtedness under the Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the Credit Facility after giving effect to such incurrence, including all term Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $470.0 million less the aggregate amount of all Net Proceeds of Asset Sales that have been applied since the date of the Indenture to repay such term Indebtedness under the Credit Facility and resulting in a permanent reduction of the related commitments pursuant to the covenant described above under the caption "Asset Sales";

     (ii) the incurrence by the Issuers or any of their Subsidiaries of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount, without duplication, equal to the maximum potential liability of the Issuers and their Subsidiaries thereunder) under the Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under the Credit Facility after giving effect to such incurrence, including all Indebtedness incurred to refund, refinance or replace any other revolving


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Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to $150.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay such revolving Indebtedness and resulting in a permanent reduction of the related commitments pursuant to the covenant described above under the caption "--Asset Sales"; provided, however, that notwithstanding anything to the contrary contained in the Indenture, in no event shall the amount of Indebtedness which the Issuers and their Subsidiaries may incur in the aggregate pursuant to clause (i) and this clause (ii) be less than $150.0 million;

     (iii) the incurrence by the Issuers and their respective Subsidiaries of the Existing Indebtedness;

     (iv) the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the Notes;

     (v) the incurrence by the Issuers or any of their respective Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

     (vi) the incurrence by the Issuers or any of their respective Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be incurred;

     (vii) the incurrence by the Issuers or any of their respective Restricted Subsidiaries of intercompany Indebtedness between or among the Issuers and any of their respective Restricted Subsidiaries; provided, however, that (i) if an Issuer is the obligor on such Indebtedness and the payee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by an Issuer or such Restricted Subsidiary, as the case may be;

     (viii) the incurrence by the Issuers or any of their respective Subsidiaries of Hedging Obligations;

     (ix) the Guarantee by the Issuers or any of their respective Subsidiaries of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this covenant;

     (x) the incurrence by the Issuers' Unrestricted Subsidiaries of Non-Recourse Debt and preferred stock, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers;

     (xi) the incurrence by the Issuers or any of their respective Subsidiaries of additional Indebtedness including, without limitation, pursuant to the Credit Facility, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $45.0 million;

     (xii) Acquired Debt of a Subsidiary in existence at the time of the acquisition of such Subsidiary, if such Acquired Debt was not incurred in contemplation of such acquisition and such Acquired Debt is Non-Recourse Debt (except with respect to such acquired Subsidiary and its Subsidiaries);

     (xiii) Indebtedness of Foamex Canada, Inc. and its Subsidiaries (which is Non-Recourse Debt, except with respect to such entities) in an amount, at any time outstanding not to exceed CND$15.0 million;

     (xiv) Indebtedness of Foamex Latin America (which is Non-Recourse Debt, except with respect to such entities) in an amount, at any time outstanding not to exceed $12.0 million;

     (xv) Assets Sales in the form of Receivables Transactions; and

     (xvi) Indebtedness of Foamex Asia, Inc. and its Subsidiaries (which is Non-Recourse Debt, except with respect to such entities) in an amount, at any time outstanding not to exceed $5.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in its sole discretion,


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classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Neither the accrual of interest, nor the accretion of accreted value will be deemed to be an incurrence of Indebtedness for purposes of this covenant.


  Liens

     The Indenture provides that the Issuers will not and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary which is not a Subsidiary Guarantor to (i)(a) pay dividends or make any other distributions to the Issuers or any of their respective Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuers or any of their respective Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their respective Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their respective Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture,
(b) the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their respective Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) any instrument or agreement governing Indebtedness permitted to be incurred under the Indenture, which is secured by a Lien permitted to be incurred under the Indenture, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to such Lien, or (j) restrictions applicable to a Receivables Subsidiary arising from a Receivables Transaction.


  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Issuers may not consolidate or merge with or into (whether or not the Issuers are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia provided that FCC may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as Foamex remains a partnership; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case


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of a merger of an Issuer with or into one of its Wholly Owned Restricted
Subsidiaries, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of an Issuer, upon the assumption provided for in clause (ii) above, such Issuer shall be discharged from all further liability and obligation under the Indenture.


  Transactions with Affiliates

     The Indenture provides that the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Subsidiary with an unrelated Person and (ii) the Issuers deliver to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (l) the Crain Acquisition Transactions; (m) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business; (n) the advancement of payment or payment of distributions pursuant to the Tax Sharing Agreement and the making of loans or advances pursuant to the Tax Advance Agreement dated as of December 11, 1996 between FJPS and Foamex, as amended to the date of the Indenture; (o) the payment by Foamex of a management fee pursuant to the Management Services Agreement in an amount not to exceed $3.0 million per annum; (p) distributions to Foamex International and its Subsidiaries which are utilized to pay the debt service and other expenses of Foamex Aviation Corp., the aggregate amount of which shall not exceed $2.0 million in any twelve-month period; (q) the issuance or sale of Equity Interests of Foamex Latin America to key executives of Foamex Latin America, not to exceed 5% of the outstanding Equity Interests of Foamex Latin America; (r) Investments in the Trace Note not to exceed $5.0 million; (s) Investments in the Trace Global Opportunity Fund not to exceed $5.0 million; (t) borrowings of up to $5.0 million by Trace Holdings from the Issuers and their respective Subsidiaries;
(u) the Closing Date Transactions; (v) transactions pursuant to the Supply Agreement with Foamex International, dated as of June 28, 1994; (w) purchases (and sales) of inventory and services in the ordinary course of business at a price not greater (less) than the price paid by (charged to) purchasers of a similar quantity of inventory and services which are not Affiliates of the Issuers, (x) any employment agreement entered into by the Issuers or any of their respective Restricted Subsidiaries in the ordinary course of business and consistent with the current market practice or the past practice of the Issuers or such Restricted Subsidiary; (y) transactions between or among the Issuers and/or its Restricted Subsidiaries; and (z) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.


  Anti-Layering

     The Indenture provides that (i) the Issuers will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both
(a) subordinate or junior in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Notes and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Senior Debt and (b) senior in right of payment to its Note Guarantee.


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  Sale and Leaseback Transactions

     The Indenture provides that the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuers may enter into a sale and leaseback transaction if (i) the Issuers could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and
(b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens" and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

     Limitation on Issuances and Sales of Capital Stock of Restricted
Subsidiaries

     The Indenture provides that the Issuers (i) will not, and will not permit any Restricted Subsidiary of the Issuers to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Issuers to any Person (other than the Issuers or a Restricted Subsidiary of the Issuers), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Issuers to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Restricted Subsidiary of the Issuers; provided, however, the foregoing restrictions will not apply to (A) Investments in the entities described under clause (o) of the definition of Permitted Investments;
(B) transfers, conveyances, sales, leases or other dispositions (collectively "dispositions") of any Capital Stock of any Restricted Subsidiary that have a fair market value at the time of such disposition of less than $1.0 million; or
(C) a public offering of Equity Interests of Foamex Latin America which results in the net proceeds to Foamex Latin America of at least $15.0 million.

  Business Activities

     The Indenture provides that the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuers and their respective Restricted Subsidiaries taken as a whole.

  Payments for Consent

     The Indenture provides that neither the Issuers nor any of their respective Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Additional Guarantees

     The Indenture provides that (i) if the Issuers or any of their respective Restricted Subsidiaries shall, after the date of the Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, (ii) if Foamex or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, or (iii) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $1.0 million, then the Issuers shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Subsidiary Guarantor) to execute a Note Guarantee of the Obligations of the Issuers under the Notes in the form set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Note Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy, fraudulent


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conveyance and equitable principles. Notwithstanding the foregoing, the Issuers or any of their Restricted Subsidiaries may make a Restricted Investment in any Wholly Owned Restricted Subsidiary of the Issuers without compliance with this covenant provided that such Restricted Investment is permitted by the covenant described under the caption "--Restricted Payments."

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Foamex's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Certain Effects of the Covenants

     Although the covenant described above under "Incurrence of Indebtedness and Issuance of Preferred Stock" will restrict the incurrence of certain additional Indebtedness by Foamex and its Subsidiaries, Foamex and its Subsidiaries will nevertheless be able to incur Permitted Debt and additional Indebtedness if the appropriate Fixed Charge Coverage Ratio is obtained (the "Debt Test"). The Debt Test may have limited applicability in the event of a leveraged buyout initiated or supported by Foamex, its management, or an affiliate of either party. However, the Debt Test, together with other covenants in the Indenture, including those relating to Restricted Payments, Liens, and Transactions with Affiliates, may not afford Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged or similar transaction. Neither Foamex nor the Trustee may waive such covenants; however, such covenants, except for certain limited exceptions related to payment and subordination, may be waived by the Holders of a majority of the outstanding principal amount of the Notes. See "--Amendment, Supplement and Waiver."


Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuers to comply with the provisions described under the captions "--Change of Control," or to consummate a mandatory Offer to purchase pursuant to the covenant described above under the caption "--Asset Sales," or "--Merger, Consolidation, or Sale of Assets"; (iv) failure by the Issuers for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their respective Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuers or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $20.0 million or more;
(vi) failure by the Issuers or any of their respective Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after entry thereof; and (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their respective Significant Subsidiaries (as defined in the Indenture).


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     If any Event of Default occurs and is continuing, the Trustee or the
Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Credit Facility, upon a declaration of acceleration by the Holders of the Notes or the Trustee, all principal and interest under the Indenture shall be due and payable upon the earlier of (x) the day which is five Business Days after the provision to the Issuers, the Credit Agent and the Trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the Credit Facility; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (v) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured, paid or waived. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any of their respective Restricted Subsidiaries all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to August 15, 2000, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


No Personal Liability of Directors, Officers, Employees, Partners and
Stockholders

     No director, officer, employee, partner, incorporator or stockholder of the Issuers or any of their Restricted Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


Satisfaction and Discharge of the Indenture; Defeasance

     The Indenture provides that the Issuers may terminate their Obligations under the Indenture and the Obligations of the Subsidiary Guarantors under the Note Guarantees at any time by delivering all outstanding Notes issued under the Indenture to the Trustee for cancellation and paying all sums to be paid pursuant to the terms of the Indenture. In addition, the Issuers are permitted to terminate their Obligations under the Indenture and the Obligations of the Subsidiary Guarantors under the Note Guarantees by irrevocably depositing with the Trustee money or United States Government Obligations sufficient to pay principal, interest and premium and Liquidated Damages, if any, on the Notes to maturity or redemption, and all other sums payable pursuant to the terms of the Indenture after complying


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with certain other procedures set forth therein. Notwithstanding the foregoing, certain Obligations of the Issuers and the Subsidiary Guarantors under the Indenture, the Notes and the Note Guarantees shall survive until the Notes are no longer outstanding.


Transfer and Exchange

     A Holder may transfer or exchange the Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of the Notes to be redeemed.

     A registered Holder of a Note will be treated as the owner of it for all purposes.


Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 or Article 12 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of the Notes.

     Notwithstanding the foregoing, without the consent of any Holder of the Notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption and discharge of the Issuers' and the Subsidiary Guarantors' obligations to Holders of the Notes in the case of a merger, consolidation or sale of assets or Capital Stock, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to Guarantee the Notes.


Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers or the Subsidiary Guarantors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject


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to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


Book-Entry, Delivery and Form

     Except as set forth below, the Notes will initially be issued in the form of one or more notes in global form without coupons (each, a "Global Note"). Upon issuance, each Global Note will be deposited with, or on behalf of, the Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary.

     If a Holder tendering the Old Notes so requests, such Holder's Notes will be issued as described below under "Certificated Securities" in form without coupons (the "Certificated Securities").

     The Depositary has advised the Issuers that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry charges to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The Issuers expect that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants who elect to exchange Old Notes with an interest in the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery of definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments.

     So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in the Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     The Issuers understand that under existing industry practice, in the event the Issuers request any action of holders or an owner of a beneficial interest in a Global Note desires to take any action that the Depositary, as the holder of such Global Note, is entitled to take, the Depositary would authorize the Participants to take such action and the Participant would authorize persons owning through such Participants to take such action or would otherwise act upon the instruction of such persons. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such New Notes.

     Payments with respect to the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes represented by a Global Note registered in the name of the Depositary or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture,


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the Issuers and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Issuers nor the Trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Notes (including principal, premium, if any, interests and Liquidated Damages, if any), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of the Depositary. Payments by the Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.


Certificated Securities

     If (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of New Notes in definitive form under the Indenture, then, upon surrender by the Depositary of its Global Notes, Certificated Securities will be issued to each person that the Depositary identifies as the beneficial owner of the New Notes represented by the Global Note. In addition, any person having a beneficial interest in a Global Note or any Holder of Old Notes whose Old Notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or Old Notes for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Issuers nor the Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).


Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, Donaldson, Lufkin & Jenrette Securities Corporation will not be deemed to be an Affiliate as of the date of the Indenture.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (excluding any sale and leaseback transaction, the granting of a Permitted Lien, and the transfer of cash and Cash Equivalents) other than sales of inventory, licensing of intellectual property or sales of services, in each case in the ordinary course of business, but including a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Issuers or any of their respective Restricted Subsidiaries of Equity Interests of any of the Issuers' Restricted Subsidiaries, in the case of either clause (i) or (ii), whether


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in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for Net Proceeds in excess of $10.0 million. Notwithstanding the foregoing: (i) a transfer of assets by either of the Issuers to a Restricted Subsidiary or by a Restricted Subsidiary to either of the Issuers or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to either of the Issuers or to another Restricted Subsidiary, (iii) Hedging Obligations and (iv) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments" will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Beneficial Owner" means "beneficial owner", as such terms is defined in Rule l3d-3 and Rule l3d-5 under the Exchange Act; provided, however, that (i) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, or similar agreement until the consummation of the transactions contemplated by such agreement, and (ii) for purposes of determining beneficial ownership of Voting Stock of Foamex, stockholders of Foamex International Inc. shall be deemed to beneficially own a percentage of Voting Stock of Foamex equal to their percentage beneficial ownership of Voting Stock of Foamex International Inc. multiplied by Foamex International Inc.'s beneficial ownership of Voting Stock of Foamex.

     "Board of Directors" means the Board of Directors of the Managing General Partner, on behalf of Foamex (or Foamex, if Foamex is a corporation), FCC, or any Subsidiary Guarantor or any authorized committee of the Board of Directors.


     "Business Day" means any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (iii) time deposits and certificates of deposit, including eurodollar time deposits, of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000 with a maturity date not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) direct obligations issued by any state of the United States of America or any political subdivision of any state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Trustee), (vi) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Trustee) and in each case maturing within one year after the date of


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

acquisition, (vii) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is member of the OECD having total assets in excess of $100,000,000, (viii) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and
(ix) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (viii).

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of either of the Issuers and their respective Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuers, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner of (A) more than 25% of the Voting Stock of either of the Issuers (measured by voting power rather than by number of shares) and (B) a greater percentage of the Voting Stock than the Principals and their Related Parties or (iv) the first day on which a majority of the members of the Board of Directors of either of the Issuers are not Continuing Directors.

     "Closing Date Transactions" means the following transactions entered into by Foamex in connection with the issuance of the 9-7/8% Notes: (i) the distribution to Foamex-JPS Automotive L.P. ("FJPS") and FMXI, Inc. of: (a) all of the FJPS and Foamex-JPS Capital Corporation Senior Secured Discount Debentures due 2004 purchased by Foamex on or prior to the date of the Indenture; (b) the promissory note of FJPS payable to Foamex, dated June 28, 1994 and (c) the promissory note of Foamex International Inc. payable to Foamex, dated December 8, 1995; (ii) a cash distribution to Trace Foam Company, Inc. in an amount equal to one-ninety ninth (1/99) of the distribution in (i) above;
(iii) the amendment of the promissory note of Trace International Holdings, Inc. payable to Foamex, dated July 7, 1996, which extends the maturity of such obligation to 2001; and (iv) the Tender Offer and the incurrence of borrowings under the Credit Facility in connection with the Refinancing Plan.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale or discontinued operations (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including, to the extent applicable, payments made pursuant to any tax sharing agreements), to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings (whether or not accounted for by the Issuers and their respective Subsidiaries as interest expense), and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (excluding, however, the effect of the Closing Date Transactions and of any other extraordinary transaction in connection with the incurrence of the 9-7/8% Notes, and the consummation of the recapitalization of the Issuers in connection therewith); provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions with respect to current or prior years Net Income (if not previously distributed or


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dividended) paid in cash to the referent Person or a Restricted Subsidiary thereof; (ii) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Issuers or one of their respective Subsidiaries except as set forth in (i).

     "Consolidated Net Worth" means, (A) with respect to any partnership, the common and preferred partnership equity of such partnership and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, and
(B) with respect to any other Person as of any date, the sum of (i) the consolidated equity of the common equityholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), plus (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuers who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Contributions" means any loans, cash advances, capital contributions, investments or other transfers of assets for less than fair value by the Issuers or any of their respective Restricted Subsidiaries to any Subsidiary or other Affiliate of the Issuers or any of their respective Restricted Subsidiaries other than a Subsidiary Guarantor, other than loans and cash advances to officers and directors made in the ordinary course of business not to exceed $5.0 million.

     "Crain Acquisition Transactions" means the contribution by Crain Industries, Inc. and/or any of its subsidiaries of substantially all of their assets, subject to substantially all of their liabilities to Foamex L.P. in exchange for a limited partnership interest, the assumption by Foamex L.P. of all such liabilities, and the refinancing of certain indebtedness assumed through borrowings under the Credit Facility.

     "Credit Agent" means any of The Bank of Nova Scotia or Citicorp USA, Inc., in their respective capacity as Administrative Agents for the lenders party to the Credit Facility, or any successor thereto or any person otherwise appointed.

     "Credit Facility" means that certain Credit Facility, dated as of June 12, 1997, by and among the Issuers and The Bank of Nova Scotia and Citicorp USA, Inc., as Credit Agents, providing for up to $620.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and after the Credit Agent has acknowledged in writing that the Credit Facility has been terminated and all then outstanding Indebtedness and obligations thereunder with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of such Credit Facility (as designated by the Board of Directors as evidenced by a resolution), as such successors or replacements may be amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.


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

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by the Issuers as Designated Senior Debt.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means (i) up to $14.1 million in aggregate principal amount of Indebtedness of the Issuers and their respective Restricted Subsidiaries (other than Indebtedness under the Credit Facility plus Indebtedness subject to the Closing Date Transactions that is not purchased pursuant to such Closing Date Transactions) in existence on the date of the Indenture, including the Great Western Note and (ii) the 9-7/8% Notes, in each case until all such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding the amortization of deferred financing costs) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period to the extent related to Indebtedness, and (iii) any interest expense on Indebtedness of another Person (other than such Person's Restricted Subsidiaries) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), but only to the extent of the interest expense attributable to the lesser of (a) the principal amount of such Indebtedness, or (b) the fair market value of such asset and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments to such Person or its Restricted Subsidiaries and dividends on Equity Interests payable solely in Equity Interests of the Issuers, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuers or any of their respective Restricted Subsidiaries incurs, assumes, Guarantees or redeems, repurchases or otherwise retires any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption, repurchase or retirement of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuers or any of their respective Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.


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

     "Foamex Latin America" means Foamex Latin America, Inc. and its direct and indirect Subsidiaries.

     "Foreign Subsidiary" means any Subsidiary of the Issuers either (a) which is organized outside of the United States of America, (b) whose principal activities are conducted outside of the United States of America or (c) whose only material assets are Equity Interests in Subsidiaries which are Foreign Subsidiaries.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on June 12, 1997.

     "Great Western Note" means the subordinated promissory note incurred in connection with the acquisition of Great Western in the principal amount of $7,014,864 that bears interest at a maximum rate of 6.0% per annum payable semi-annually.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and (ii) other agreements or arrangements designed to protect such Person against or expose such Person to fluctuations in interest rates and/or currency exchange rates.

     "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, to the extent such Indebtedness does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything in the Indenture to the contrary, Hedging Obligations shall not constitute Indebtedness, except to the extent they appear on the balance sheet of Foamex.

     "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Foamex or FCC or to the creditors of Foamex or FCC, as such, or to the assets of Foamex or FCC, or (ii) any liquidation, dissolution, reorganization or winding up of Foamex or FCC, whether voluntary or involuntary and involving insolvency or bankruptcy, or
(iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Foamex or FCC.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Restricted Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of one of the Issuers, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments." A provision in an agreement relating


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to the purchase or sale of any of the Issuers' or their respective Restricted
Subsidiaries' assets containing an "earn out" or providing for an adjustment to the purchase or sale price based on a financial statement relating to the assets purchased or sold shall not be deemed to be an "Investment."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Management Services Agreement" means that management services agreement, by and between Foamex and Trace Foam Company, Inc. as in effect on the date of the Indenture.

     "Managing General Partner" means FMXI, Inc., a Delaware corporation and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (or loss in the case of (a)), together with any related provision for taxes (including pursuant to the Tax Sharing Agreement) on such gain (or loss in the case of
(a)), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions and losses) or (b) the disposition of any securities other than Cash Equivalents by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss), excluding charges related to hyper-inflationary accounting pursuant to FASB 52 and interpretations by the Commission thereof.

     "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of their respective Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, consent fees to facilitate such Asset Sale and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "9-7/8% Note Indenture" means the Indenture, dated as of June 12, 1997, among Foamex L.P., Foamex Capital Corporation, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as trustee, relating to the 9-7/8% Notes.

     "9-7/8% Note" means the $150,000,000 principal amount of the Issuers' 9-7/8% Senior Subordinated Notes due 2007.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither of the Issuers nor any of their respective Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders, except for lenders under instruments governing Acquired Debt (a) have acknowledged that they do not have recourse to the holder of the Equity Interest of the debtor or (b) have been notified in writing that they will not have any recourse to the stock or assets of either of the Issuers or any of their respective Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Pari Passu Debt" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries which, by its terms is pari passu in right of payment to the Notes.


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     "Payment in Full" (together with any correlative phrases, e.g., "paid in full" and "pay in full") means (i) with respect to any Senior Debt other than Senior Debt under or in respect of the Credit Facility, payment in full thereof or due provision for payment thereof (x) in accordance with the terms of the agreement or instrument pursuant to which such Senior Debt was issued or is governed or (y) otherwise to the reasonable satisfaction of the holders of such Senior Debt, which shall include, in any Insolvency or Liquidation Proceeding, approval by such holders individually or as a class, of the provision for payment thereof, and (ii) with respect to Senior Debt under or in respect of the Credit Facility, payment in full thereof in cash or Cash Equivalents.

     "Permitted Business" means (i) the manufacture and distribution of polyurethane and advanced polymer foam and activities related thereto, and (ii) other businesses engaged in by the Issuers and their respective Restricted Subsidiaries on the date of the Indenture and similar lines of businesses to those engaged in by the Issuers on the date of the Indenture, including, but not limited to, the manufacture and distribution of plastics and related products.

     "Permitted Investments" means (a) any Investment in either of the Issuers or in a Wholly Owned Restricted Subsidiary of either of the Issuers and that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by either of the Issuers or any Restricted Subsidiary of either of the Issuers in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Issuers or such Restricted Subsidiary is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, either of the Issuers or a Restricted Subsidiary of either of the Issuers that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers or a Subsidiary Guarantor; (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed the sum of (A) $15.0 million, and (B) the aggregate net cash proceeds (or non-cash proceeds when converted into cash) received by Foamex and its Restricted Subsidiaries from the sale or disposition of investments existing as of June 12, 1997 or made pursuant to this clause (f); (g) securities received in connection with any good faith settlement or Insolvency or Liquidation Proceeding; (h) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of the Issuers and their Restricted Subsidiaries or as required by any Indebtedness issued in compliance with the Indenture; (i) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business; (j) endorsements of negotiable instruments and other similar negotiable documents; (k) transactions with Affiliates as permitted under the Indenture; (l) Investments outstanding as of the date of the Indenture, (m) Investments of up to $5.0 million in Trace Global Opportunities Fund, (n) loans or advances of up to $5.0 million in Trace Holdings, and (o) Investments in, including Contributions to, Foamex Latin America, Foamex Asia or one or more Foreign Subsidiaries, provided that the maximum amount of such Investments outstanding at any one time does not exceed $50.0 million, plus the cash dividends and distributions received by the Issuer and its Restricted Subsidiaries with respect to Investments pursuant to this clause (o).

     "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facility; (ii) Liens in favor of either of the Issuers or any Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any Subsidiary of either of the Issuers; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with either of the Issuers; (iv) Liens on property existing at the time of acquisition thereof by the Issuers or any Subsidiary of the Issuers, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens incurred


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in the ordinary course of business including, without limitation, judgment and attachment liens, of the Issuers or any Subsidiary of the Issuers with respect to obligations that do not exceed $25.0 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); (xi) Liens in favor of the Trustee; (xii) Liens on Receivables in connection with Receivables Transaction; (xiii) Liens incurred in connection with Permitted Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being refinanced; (xiv) Liens securing Senior Debt; (xv) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (xvi) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (xvii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xviii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xix) Liens to secure Indebtedness of any Restricted Subsidiary, that is a Foreign Subsidiary provided that such Indebtedness is used by such Restricted Subsidiary to finance operations of such Foreign Subsidiary outside the United States and Canada; (xx) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Foamex or any of its Subsidiaries; and (xxi) Liens arising from filing Uniform Commercial Code financing statements regarding leases (other than true leases and true consignments).

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuers or any of their respective Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any of their respective Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus prepayment premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by one of the Issuers or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Post-Petition Interest" means all interest and expenses accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Senior Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Principals" means Trace International Holdings, Inc. and Marshall S.
Cogan.

     "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) Foamex or FCC; or (ii) Foamex International Inc. to the extent the net proceeds thereof are contributed to one of the Issuers as a capital contribution, that, in each case, results in the net proceeds to either of the Issuers of at least $25.0 million.

     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that at no time shall the Issuers and their respective Subsidiaries have more than one Receivables Subsidiary.

     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, the Issuers or their Restricted Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) and this clause (B).

     "Reorganization Securities" means securities distributed to the holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults) are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Notes and the Indenture are, and provide to the holders of Senior Debt.

     "Representative" means the trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means all Indebtedness and other Obligations specified below payable directly or indirectly by either of the Issuers or any of their respective Restricted Subsidiaries, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed by either of the Issuers or any of their respective Restricted Subsidiaries: (i) the principal of, interest on and all other Obligations related to the Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility); (ii) amounts payable in respect of any Hedging Obligations; (iii) all Indebtedness not prohibited by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant that is not expressly pari passu with or subordinated to the Notes, and (iv) all permitted renewals, extensions, refundings or refinancings thereof. All Post-Petition Interest on Senior Debt shall constitute Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries to any other Restricted Subsidiaries which is not a Subsidiary Guarantor, (ii) Indebtedness of FCC to Foamex, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of the Indenture. To the extent any payment of Senior Debt (whether by or on behalf of the Issuers or any of their respective Restricted Subsidiaries, as proceeds or security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside, or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by or paid over to such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. All Senior Debt shall be and remain Senior Debt for all purposes of the Indenture, whether or not subordinated in a bankruptcy, receivership, insolvency or similar proceeding.

     "Stated Maturity" means, with respect to any installment of interest, accreted value or principal on any series of Indebtedness, the date on which such payment of interest or principal is due or is scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means General Felt Industries, Inc., Foamex Fibers, Inc., Foamex LLC and those Restricted Subsidiaries required to execute a Note Guarantee pursuant to the provisions of the Indenture described under the caption "Additional Guarantees" and any other Subsidiary that executes a Note Guarantee.

     "Tax Sharing Agreement" means the tax sharing agreement, among Foamex, Trace Foam Company, Inc., FMXI, Inc. and Foamex International Inc. as in effect on the date of the Indenture.

     "Trace Note" means the promissory note of Trace International Holdings, Inc. dated July 7, 1996 payable to Foamex, as amended and restated as part of the Closing Date Transactions.

     "United States Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof the payment of which the full faith and credit of the United States of America is pledged.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of either Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) on the date of such designation is not party to any agreement, contract, arrangement or understanding with either of the Issuers or any Restricted Subsidiary of either of the Issuers unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer; (c) is a Person with respect to which neither of the Issuers nor any of their respective Restricted Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of either of the Issuers or any of their respective Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of either of the Issuers or any of their respective Restricted Subsidiaries. Any such designation by the Board of Directors of either Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of such Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuers shall be in default of such covenant). The Board of Directors of either of the Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                   DESCRIPTION OF THE PARTNERSHIP AGREEMENT


     Set forth below is a summary of certain material terms of the Fourth Amended and Restated Agreement of Limited Partnership of Foamex dated as of December 14, 1993 and amended as of June 28, 1994, June 12, 1997 and December 23, 1997 (the "Partnership Agreement"). A copy of such agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


Organization and Duration

     Foamex is a Delaware limited partnership. FMXI, a wholly owned subsidiary of Foamex International, serves as the managing general partner of Foamex and has a 1.0% interest therein, and Crain, another wholly owned subsidiary of Foamex International, is a non-managing general partner of Foamex and has a 1.0% interest therein. Trace Foam is a non-managing general partner of Foamex and has a 1.0% interest therein. Foamex International is a limited partner of Foamex and has a 97.0% interest therein. Foamex will continue its existence until December 14, 2033, unless terminated earlier in accordance with the terms of the Partnership Agreement. See "--Dissolution" below.


Management

     The business and affairs of Foamex are managed by FMXI as the managing general partner. The Partnership Agreement authorizes FMXI to designate officers of Foamex who are responsible for implementing the decisions of FMXI and for conducting the ordinary and usual business and affairs of Foamex. See "Management--Directors and Executive Officers of the Issuers and Subsidiary Guarantors."


Assignment of Partnership Interests

     No partner of Foamex may sell or otherwise encumber or dispose of, whether voluntarily or by operation of law, any part or all of its interest in Foamex without the written consent of the other partners and any attempt to do so will be void.

     A person or entity will not be admitted as a substitute general partner of Foamex or a substitute limited partner of Foamex until such time as such person or entity (i) executes a counterpart of the Partnership Agreement or an amendment to the Partnership Agreement agreeing to be bound by the terms and conditions of the Partnership Agreement and (ii) is listed as a general partner or a limited partner, as the case may be, on the books and records of Foamex. No partner may withdraw from Foamex or otherwise assign its partnership interest other than pursuant to the Partnership Agreement.


Amendment of the Partnership Agreement

     The Partnership Agreement may not be amended except by an instrument in writing signed by partners holding more than 50% of the partnership interests in Foamex at such time; provided, however, no amendment affecting the rights of Trace Foam in respect of allocations, distributions, assignments, indemnification or capital contributions may be made without the approval of Trace Foam.


Dissolution

     The partnership existence of Foamex shall continue until December 14, 2033 and then dissolve unless extended by mutual written consent of all partners, unless any of the following events occur which shall require a dissolution of
Foamex: (i) any event of withdrawal of a general partner that causes a general partner to cease to be a general partner of Foamex under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), except that Foamex shall not be dissolved if (a) at the time of such event all remaining general partners agree to carry on the business of Foamex without dissolution upon such an event or (b) within 90 days after such event all partners of Foamex agree in writing to continue the business of Foamex and to the appointment, effective as of the date of such event, of one or more general partners of Foamex or (ii) the entry of a decree of judicial dissolution under the Partnership Act.

     Notwithstanding the foregoing, except to the extent required by applicable law, Foamex may not be dissolved until 90 days after Scotiabank, and Citicorp USA, Inc. as Administrative Agents (or any successor agent as Administrative Agent) of the Credit Facility, shall have received written notice of such impending or proposed dissolution. See "Description of Certain Debt Instruments--Credit Facility."

Indemnification

     The Partnership Agreement provides that, to the fullest extent permitted by law, Foamex will indemnify the partners, their respective affiliates, officers, directors, stockholders, employees and agents, and any employee, agent and officer of Foamex, against all expenses actually and reasonably incurred by it or them in connection with any threatened, pending or completed action, suit or proceeding against it or them or by, against or in the right of Foamex to which it or them is or was a party, or is threatened to be made a party, involving an alleged cause of action for damages arising out of, or in any way related to or connected with, the business or internal affairs of Foamex, if, in the transaction giving rise to such action, suit, or proceeding, such person acted in good faith, without gross negligence or willful misconduct or the willful breach of the Partnership Agreement and in a manner such person reasonably believed to be within the scope of its authority under the Partnership Agreement.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion summarizes certain United States federal income tax consequences of the exchange of the Old Notes and the ownership and disposition of the New Notes to a U.S. Holder. For this purpose, a "U.S. Holder" is a person who is, for United States federal income tax purposes, (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Although the following discussion does not purport to describe all of the tax considerations that may be relevant to a U.S Holder, such discussion summarizes the material United States federal income tax consequences to a U.S. Holder that purchased the Old Notes pursuant to their original issue and that holds the Notes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     The statements regarding United States tax laws and practices set forth below are based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations in force and as applied in practice on the date of this Prospectus and are subject to changes to those laws and practices, and any relevant judicial decisions, subsequent to the date of this Prospectus, which changes may be retroactive.

     This discussion does not deal with persons that are subject to special tax rules, such as dealers in securities, financial institutions, life insurance companies, tax-exempt entities, persons holding the Notes as a part of a hedging or conversion transaction or a straddle or persons whose "functional currency" is not the United States dollar.

     HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT OF ANY STATE OR LOCAL TAX LAWS.


The Exchange Offer

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Notes because the terms of the New Notes are not materially different from the terms of the Old Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by U.S. Holders upon receipt of a New Note, (ii) the holding period of the New Note should include the holding period of the Old Note exchanged therefor and (iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Old Note exchanged therefor immediately before the exchange.


Stated Interest

     Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. As described more fully below, because the Old Notes were treated as received in a taxable sale or exchange, the Old Notes (and therefore the New Notes) may be treated as issued at a premium. If the New Notes are treated as issued at a premium, a U.S. Holder may, under certain conditions, offset interest income on the New Notes by an allocable portion of such premium over the term of the New Notes. See "Sale, Exchange or Retirement of the Notes; Amortization of Premium."


Sale, Exchange or Retirement of the Notes;  Amortization of Premium

     A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year. In the case of individuals, such gain or loss will be subject to a maximum rate of twenty eight percent if the Old Note and the New Note have been held for more than one year but less than eighteen months, and will be subject to a maximum tax rate of twenty percent if held for more than eighteen months.

     If the issue price of the New Notes exceeds their principal amount, then a portion of such excess may constitute "amortizable bond premium" under Section 171 of the Code. A U.S. Holder may elect under certain conditions to amortize amortizable bond premium over the term of the Notes as an offset against interest income. Because the Issuer is permitted under certain conditions to redeem the Notes at prices that exceed their principal amount, such right will have the effect of reducing or eliminating any such amortizable bond premium, depending upon the extent to which the issue price of the Notes exceeds the optional redemption price. U.S. Holders who nevertheless desire to amortize the full excess, if any, of the issue price of the Notes over their principal amount should consider an election under Treasury Regulations Section 1.1272-3 to report the accrual of interest on the New Notes on a constant yield-to-maturity basis. Such an election must be made for the taxable year in which such U.S. Holder acquires an Old Note and, once made, may not be revoked without the consent of the IRS. On December 30, 1997, the IRS issued final regulations under
Section 171 of the Code. If an election under Treasury Regulations Section 1.1272-3 election was not made for the Old Notes, a U.S. Holder should consider an election under Treasury Regulations Section 1.171-4, which would allow such U.S. Holder to amortize the bond premium attributable to the years for which the election is in effect. Such an election may be made for both the taxable year of the Exchange Offer and any subsequent year and, once made, may not be revoked without the consent of the IRS. Moreover, electing U.S. Holders otherwise permitted to report income under the "cash method" of accounting would not be permitted to do so with respect to payments under the Note and, accordingly, such an election may result in an acceleration of interest income otherwise reportable under a Note.


Backup Withholding

     Under certain circumstances a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number ("TIN") in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                             PLAN OF DISTRIBUTION

     Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuers, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes, and (iii) it is acquiring the New Notes in the ordinary course of its business (a holder unable to make the foregoing representations is referred to herein as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer, and may only sell its Old Notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each Participating Broker-Dealer is required to acknowledge in the Letter of Transmittal that it acquired the Old Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such New Notes. Based upon interpretations by the staff of the Commission, the Issuers believe that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer (other than a Restricted Holder) upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Issuers have agreed that for a period of 120 days following consummation of the Exchange Offer, they will make this Prospectus available to Participating Broker-Dealers for use in connection with any such resale. During such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market making or other trading activities.

     Based upon interpretations by the staff of the Commission, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuers have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.


                                 LEGAL MATTERS

     Certain legal matters in connection with the New Notes offered hereby will be passed upon for the Issuers and Subsidiary Guarantors by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

     The (i) consolidated financial statements of Foamex as of December 31, 1995 and December 29, 1996 and for each of the three years in the period ended December 29, 1996, (ii) balance sheets of Foamex Capital Corporation as of December 31, 1995 and December 29, 1996, (iii) consolidated financial statements of General Felt Industries, Inc. as of December 31, 1995 and December 29, 1996 and for each of the three years in the period ended December 29, 1996, (iv) financial statements of Foamex Fibers, Inc. as of December 31, 1995 and December 29, 1996 and for the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 and the combined financial statements of GS Industries, Inc. and Pontotoc Fibers, Inc. for the year ended December 31, 1994 and for the period from January 1, 1995 to April 12, 1995, (v) the consolidated balance sheet of FMXI, Inc. as of December 29, 1996 and (vi) the consolidated balance sheet of Trace Foam Company, Inc. as of December 31, 1996, included in this Registration Statement have been included in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The consolidated financial statements of Crain Industries, Inc. as of December 31, 1996 and for the year then ended, included in this Registration Statement have been included in reliance upon the report of Arthur Andersen L.L.P., independent accountants, given on authority of that firm as experts in accounting and auditing.


                          FORWARD-LOOKING STATEMENTS

     In connection with certain forward-looking statements contained in this Prospectus, Foamex notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements, such as the integration of acquired businesses, raw material price increases, general economic conditions, the implementation and estimated annualized savings of the operations plan and changes in environmental legislation and environmental conditions. The forward-looking statements contained in this Prospectus were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Foamex. Accordingly, there can be no assurance that the forward-looking statements contained in this Prospectus will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, compiled by or subjected to agreed-upon procedures by independent accountants, and no third-party has independently verified or reviewed such statements. Readers of this Prospectus should consider these facts in evaluating the information contained herein. In addition, the business and operations of Foamex are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements contained in this Prospectus. The inclusion of forward-looking statements contained in this Prospectus should not be regarded as a representation by Foamex or any other person that the forward-looking statements contained herein will be achieved. In light of the foregoing, readers of this Prospectus are cautioned not to place undue reliance on the forward-looking statements contained herein.

                          FOAMEX L.P. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                             -----
                                   Foamex L.P.


Report of Independent Accountants ........................................................   F-3
Consolidated Balance Sheets as of December 31, 1995 and December 29, 1996 ................   F-4
Consolidated Statements of Operations for the years ended 1994, 1995 and 1996 ............   F-6
Consolidated Statements of Cash Flows for the years ended 1994, 1995 and 1996 ............   F-7
Consolidated Statements of Partners' Equity (Deficit) for the years ended 1994,
  1995 and 1996 ..........................................................................   F-8
Notes to Consolidated Financial Statements ...............................................   F-9
Condensed Consolidated Balance Sheets as of December 29, 1996 and September 28, 1997
 (unaudited) .............................................................................   F-28
Condensed Consolidated Statements of Operations--Thirty-Nine Week Periods Ended
 September 29, 1996 and September 28, 1997 (unaudited) ...................................   F-29
Condensed Consolidated Statements of Cash Flows--Thirty-Nine Week Periods Ended September
 29, 1996 and September 28, 1997 (unaudited) .............................................   F-30
Notes to Condensed Consolidated Financial Statements (unaudited)..........................   F-31


                           Foamex Capital Corporation

Report of Independent Accountants ........................................................   F-39
Balance Sheets as of December 31, 1995 and December 29, 1996 .............................   F-40
Notes to Balance Sheets ..................................................................   F-41
Balance Sheets as of December 29, 1996 and September 28, 1997 (unaudited) ................   F-42
Notes to Balance Sheets (unaudited) ......................................................   F-43

                             Crain Industries, Inc.

Report of Independent Public Accountants .................................................   F-45
Consolidated Balance Sheet as of December 31, 1996 .......................................   F-46
Consolidated Statement of Operations for the year ended December 31, 1996 ................   F-47
Consolidated Statement of Stockholder's Equity for the year ended December 31, 1996 ......   F-48
Consolidated Statement of Cash Flows for the year ended December 31, 1996 ................   F-49
Notes to Consolidated Financial Statements ...............................................   F-50
Consolidated Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited) ...   F-57
Consolidated Statements of Operations--Thirty-Nine Week Periods Ended September 30, 1996
 and 1997 (unaudited) ....................................................................   F-58
Consolidated Statements of Cash Flows--Thirty-Nine Week Periods Ended September 30, 1996
 and 1997 (unaudited) ....................................................................   F-59
Notes to Consolidated Financial Statements (unaudited) ...................................   F-60

                         FOAMEX L.P. AND SUBSIDIARIES

                                                                                              Page
                                                                                             -----
                          General Felt Industries, Inc.

Report of Independent Accountants ........................................................   F-61
Consolidated Balance Sheets as of December 31, 1995 and December 29, 1996 ................   F-62
Consolidated Statements of Operations for the years ended 1994, 1995 and 1996 ............   F-64
Consolidated Statements of Cash Flows for the years ended 1994, 1995 and 1996 ............   F-65
Consolidated Statements of Stockholder's Equity for the years ended 1994, 1995 and 1996 ..   F-66
Notes to Consolidated Financial Statements ...............................................   F-67
Condensed Consolidated Balance Sheets as of December 29, 1996 and September 28, 1997
 (unaudited) .............................................................................   F-77
Condensed Consolidated Statements of Operations--Thirty-Nine Week Periods Ended September
 29, 1996 and September 28, 1997 (unaudited) .............................................   F-78
Condensed Consolidated Statements of Cash Flows--Thirty-Nine Week Periods Ended September
 29, 1996 and September 28, 1997 (unaudited) .............................................   F-79
Notes to Condensed Consolidated Financial Statements (unaudited) .........................   F-80

                               Foamex Fibers, Inc.

Report of Independent Accountants ........................................................   F-82
Balance Sheets as of December 31, 1995 and December 29, 1996 .............................   F-83
Statements of Operations for the year ended December 31, 1994, for the period from
 January 1, 1995 to April 12, 1995 (Predecessor Company), for the period from
 April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 ............   F-84
Statements of Cash Flows for the year ended December 31, 1994, for the period from
 January 1, 1995 to April 12, 1995 (Predecessor Company), for the period from
 April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 ............   F-85
Statements of Stockholder's Equity for the year ended December 31, 1994, for the period from January 1, 1995 to April 12, 1995 (Predecessor Company), for the period from
 April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 ............   F-86
Notes to Financial Statements ............................................................   F-87
Condensed Balance Sheets as of December 29, 1996 and September 28, 1997 (unaudited) .....    F-91
Condensed Statements of Operations--Thirty-Nine Week Periods Ended September 29, 1996 and
 September 28, 1997 (unaudited) .........................................................    F-92
Condensed Statements of Cash Flows--Thirty-Nine Week Periods Ended September 29, 1996 and
 September 28, 1997 (unaudited) .........................................................    F-93
Notes to Condensed Financial Statements (unaudited) .....................................    F-94

                                   FMXI, Inc.

Report of Independent Accountants .......................................................    F-95
Consolidated Balance Sheet as of December 29, 1996 ......................................    F-96
Notes to Consolidated Balance Sheet .....................................................    F-98

                            Trace Foam Company, Inc.

Report of Independent Accountants .......................................................    F-112
Consolidated Balance Sheet as of December 31, 1996 ......................................    F-113
Notes to Consolidated Balance Sheet .....................................................    F-114

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of Foamex L.P.:

We have audited the accompanying consolidated balance sheets of Foamex L.P. and subsidiaries ("Foamex L.P.") as of December 31, 1995 and December 29, 1996, and the related consolidated statements of operations, cash flows and partners' equity (deficit) for each of the three years in the period ended December 29, 1996. These financial statements are the responsibility of Foamex L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Foamex L.P. and subsidiaries as of December 31, 1995 and December 29, 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 29, 1996 in conformity with generally accepted accounting principles.




COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1997

                          FOAMEX L.P. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (thousands)



                                                    December 31,    December 29,
                                                        1995            1996
                                                    ------------   -------------
ASSETS:
CURRENT ASSETS:
 Cash and cash equivalents ......................... $    638      $  20,968
 Restricted cash ...................................       --         12,143
 Accounts receivable, net of allowance
   for doubtful accounts of $9,138 and $6,328 ......  113,583        125,847
 Inventories .......................................   89,952        102,610
 Deferred income taxes .............................       --          6,720
 Due from related parties ..........................    1,569          1,791
 Other current assets ..............................   19,784         18,841
                                                     --------      ---------
   Total current assets ............................  225,526        288,920
                                                     --------      ---------
PROPERTY, PLANT AND EQUIPMENT:
 Land and land improvements ........................    4,632          9,674
 Buildings and leasehold improvements ..............   78,169         78,082
 Machinery, equipment and furnishings ..............  176,019        185,348
 Construction in progress ..........................    7,985         20,784
                                                     --------      ---------
   Total ...........................................  266,805        293,888
 Less accumulated depreciation and amortization ....  (97,739)      (111,461)
                                                     --------      ---------
 Property, plant and equipment, net ................  169,066        182,427
COST IN EXCESS OF ASSETS ACQUIRED, NET .............   91,165         83,991
DEBT ISSUANCE COSTS, NET ...........................   18,703         14,902
NET ASSETS OF DISCONTINUED OPERATIONS ..............   85,073             --
OTHER ASSETS .......................................   16,359         15,917
                                                     --------      ---------
TOTAL ASSETS ....................................... $605,892      $ 586,157
                                                     ========      =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                    FOAMEX L.P. AND SUBSIDIARIES CONSOLIDATED
                          BALANCE SHEETS--(Continued)
                                   (thousands)



                                                       December 31, December 29,
                                                           1995         1996
                                                       -----------  ------------
LIABILITIES AND PARTNERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
 Short-term borrowings .................................. $  2,199    $  3,692
 Current portion of long-term debt--unrelated parties ...    8,511      13,735
 Accounts payable .......................................   67,658      75,621
 Accounts payable to related parties ....................   11,731       8,803
 Accrued employee compensation ..........................    8,116       7,302
 Accrued interest .......................................    9,591       8,871
 Accrued restructuring charges ..........................   15,882       6,300
 Other accrued liabilities ..............................   30,516      27,506
                                                          --------    --------
   Total current liabilities ............................  154,204     151,830
LONG-TERM DEBT--UNRELATED PARTIES .......................  428,416     386,800
LONG TERM DEBT--RELATED PARTIES .........................    5,540       5,817
DEFERRED INCOME TAXES ...................................    1,394       4,663
ACCRUED RESTRUCTURING CHARGES ...........................    3,773       4,043
OTHER LIABILITIES .......................................   25,169      20,172
                                                          --------    --------
   Total liabilities ....................................  618,496     573,325
                                                          --------    --------
COMMITMENTS AND CONTINGENCIES                                   --          --
                                                          --------    --------
PARTNERS' EQUITY (DEFICIT):
 General partners .......................................      404         632
 Limited partners .......................................   46,036      57,654
 Note receivable from partner ...........................  (44,444)    (33,180)
 Other ..................................................  (14,600)    (12,274)
                                                          --------    --------
   Total partners' equity (deficit) .....................  (12,604)     12,832
                                                          --------    --------
TOTAL LIABILITIES AND PARTNERS' EQUITY (DEFICIT) ........ $605,892    $586,157
                                                          ========    ========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                          FOAMEX L.P. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the Years Ended 1994, 1995 and 1996
                                   (thousands)

                                                 January 1,     December 31,     December 29,
                                                    1995            1995             1996
                                                 ----------     ------------     ------------
 NET SALES ..................................     $833,660       $ 862,834        $ 926,351
 COST OF GOODS SOLD .........................      691,265         762,085          773,119
                                                  --------       ---------        ---------
 GROSS PROFIT ...............................      142,395         100,749          153,232
 SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES .................................       57,059          63,466           56,778
 RESTRUCTURING AND OTHER CHARGES
   (CREDITS) ................................           --          39,249           (6,415)
                                                  --------       ---------        ---------
 INCOME (LOSS) FROM OPERATIONS ..............       85,336          (1,966)         102,869
 INTEREST AND DEBT ISSUANCE EXPENSE .........       41,532          44,550           43,211
 OTHER INCOME (EXPENSE), NET ................          732            (205)           1,705
                                                  --------       ---------        ---------
 INCOME (LOSS) FROM CONTINUING
   OPERATIONS BEFORE PROVISION FOR INCOME
   TAXES ....................................       44,536         (46,721)          61,363
 PROVISION FOR INCOME TAXES .................        6,525           1,405            7,702
                                                  --------       ---------        ---------
 INCOME (LOSS) FROM CONTINUING
   OPERATIONS ...............................       38,011         (48,126)          53,661
                                                  --------       ---------        ---------
 DISCONTINUED OPERATIONS:
 INCOME (LOSS) FROM DISCONTINUED
   OPERATIONS, NET OF INCOME TAXES ..........        1,230          (5,117)            (230)
 LOSS ON DISPOSAL OF DISCONTINUED
   OPERATIONS, INCLUDING PROVISIONS FOR
   OPERATING LOSSES DURING THE PHASE-OUT
   PERIOD, NET OF INCOME TAXES ..............           --              --          (41,820)
                                                  --------       ---------        ---------
 INCOME (LOSS) FROM DISCONTINUED
   OPERATIONS, NET OF INCOME TAXES ..........        1,230          (5,117)         (42,050)
                                                  --------       ---------        ---------
 INCOME (LOSS) BEFORE EXTRAORDINARY LOSS            39,241         (53,243)          11,611
 EXTRAORDINARY LOSS ON EARLY
   EXTINGUISHMENT OF DEBT ...................           --              --           (1,912)
                                                  --------       ---------        ---------
 NET INCOME (LOSS) ..........................     $ 39,241       $ (53,243)       $   9,699
                                                  ========       =========        =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                          FOAMEX L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     For the Years Ended 1994, 1995 and 1996
                                   (thousands)

                                                                             January 1,   December 31,   December 29,
                                                                                1995          1995           1996
                                                                             ----------   ------------    -----------
OPERATING ACTIVITIES:
 Net income (loss) ......................................................    $  39,241     $ (53,243)     $   9,699
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization ........................................       22,108        22,905         21,132
   Amortization of debt issuance costs and debt discount ................        2,116         2,729          2,919
   Net loss on disposal of discontinued operations ......................           --            --         40,551
   Net (income) loss from discontinued operations .......................       (1,230)        5,117          1,499
   Asset writedowns and other charges (credits) .........................           --        16,677         (7,364)
   Extraordinary loss on early extinguishment of debt ...................           --            --          1,217
   Provision for uncollectible accounts .................................          878         4,627            704
   Deferred income taxes ................................................        5,520           659          6,010
   Other, net ...........................................................            6          (706)        (5,804)
 Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
   Accounts receivable ..................................................      (24,677)       (1,472)       (13,130)
   Inventories ..........................................................      (21,790)       14,146        (13,078)
   Accounts payable and accounts payable related parties ................       28,491           823          5,035
   Accrued restructuring charges ........................................       (3,469)       16,834         (7,000)
   Other assets and liabilities .........................................        3,414         7,415         (5,724)
                                                                             ---------     ---------      ---------
    Net cash provided by continuing operations ..........................       50,608        36,511         36,666
    Net cash used for discontinued operations ...........................         (323)       (9,175)          (486)
                                                                             ---------     ---------      ---------
    Net cash provided by operating activities ...........................       50,285        27,336         36,180
                                                                             ---------     ---------      ---------
INVESTING ACTIVITIES:
 Capital expenditures ...................................................      (21,201)      (19,348)       (23,344)
 Acquisitions, net of cash acquired .....................................           --        (7,272)          (841)
 Proceeds from sale of discontinued operations ..........................           --            --         42,650
 Purchase of note from related party ....................................           --        (2,000)            --
 Repayment of (purchase of) note from partner ...........................      (35,300)           --         18,623
 Increase in restricted cash ............................................           --            --        (12,143)
 Capital expenditures for discontinued operations .......................       (6,565)       (4,429)          (919)
 Other investing activities .............................................       (1,412)        2,495         (1,276)
                                                                             ---------     ---------      ---------
   Net cash provided by (used for) investing activities .................      (64,478)      (30,554)        22,750
                                                                             ---------     ---------      ---------
FINANCING ACTIVITIES:
 Net proceeds from (repayments of) short-term borrowings ................          537        (1,685)         1,493
 Net proceeds from (repayments of) revolving loans ......................        3,000        (3,000)            --
 Proceeds from long-term debt--unrelated parties ........................       40,000            --          1,500
 Repayments of long-term debt--unrelated parties ........................       (3,256)       (9,099)       (38,116)
 Distributions and redemptions to partners ..............................       (3,257)       (2,379)        (3,487)
 Debt issuance costs ....................................................       (4,816)           --             --
 Other financing activities .............................................       (1,974)           --             10
                                                                             ---------     ---------      ---------
   Net cash provided by (used for) financing activities .................       30,234       (16,163)       (38,600)
                                                                             ---------     ---------      ---------
Net increase (decrease) in cash and cash equivalents ....................       16,041       (19,381)        20,330
Cash and cash equivalents at beginning of period ........................        3,978        20,019            638
                                                                             ---------     ---------      ---------
Cash and cash equivalents at end of period ..............................    $  20,019     $     638      $  20,968
                                                                             =========     =========      =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                          FOAMEX L.P. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)
                     For the Years Ended 1994, 1995 and 1996
                                   (thousands)

                                                                                      Note
                                                          General      Limited     Receivable
                                                         Partners     Partners    from Partner      Other        Total
                                                        ---------    ---------    ------------    ---------    ---------
Balances at January 2, 1994 ..........................  $  11,338    $  45,199     $      --      $  (7,151)   $  49,386
Net income ...........................................      1,377       37,864            --             --       39,241
Distributions ........................................       (117)      (4,487)           --             --       (4,604)
Note receivable from partner .........................         --           --       (35,300)            --      (35,300)
Accretion of note receivable from partner ............         58        2,809        (2,867)            --           --
Transfer of partnership interests ....................    (11,208)      11,208            --             --           --
Contribution of Foamex Latin America, Inc. ...........         --        5,093            --           (453)       4,640
Additional pension liability .........................         --           --            --            168          168
Foreign currency translation adjustment ..............         --           --            --           (983)        (983)
                                                        ---------    ---------     ---------      ---------    ---------
Balances at January 1, 1995 ..........................      1,448       97,686       (38,167)        (8,419)      52,548
Net loss .............................................     (1,044)     (52,199)           --             --      (53,243)
Distributions ........................................       (125)      (5,603)           --             --       (5,728)
Purchase of note receivable from
 Foamex International ................................         --           --            --         (2,000)      (2,000)
Increase in note receivable from Trace Holdings ......         --           --            --         (1,373)      (1,373)
Accretion of note receivable from partner ............        125        6,152        (6,277)            --           --
Additional pension liability .........................         --           --            --         (3,290)      (3,290)
Foreign currency translation adjustment ..............         --           --            --            482          482
                                                        ---------    ---------     ---------      ---------    ---------
Balances at December 31, 1995 ........................        404       46,036       (44,444)       (14,600)     (12,604)
Net income ...........................................        184        9,515            --             --        9,699
Distributions ........................................       (104)      (5,108)           --             --       (5,212)
Accretion of note receivable from partner ............        144        7,031        (7,175)            --           --
Repayment of note receivable from partner ............         --           --        18,439             --       18,439
Repayment premium on note receivable from partner.....          4          180            --             --          184
Additional pension liability .........................         --           --            --          2,372        2,372
Foreign currency translation adjustment ..............         --           --            --            (46)         (46)
                                                        ---------    ---------     ---------      ---------    ---------
Balances at December 29, 1996 ........................  $     632    $  57,654     $ (33,180)     $ (12,274)   $  12,832
                                                        =========    =========     =========      =========    =========



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                          FOAMEX L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Foamex L.P., a Delaware limited partnership, is an indirect, majority-owned subsidiary of Foamex International Inc. ("Foamex International"). Foamex L.P. is a significant manufacturer and marketer of flexible polyurethane foam and foam products in North America. Foamex L.P.'s products include (i) foam for carpet cushion and other carpet products, (ii) cushioning foams for furniture, bedding, packaging and health care, (iii) foams for automotive trim and accessories and
(iv) technical foams for filtration, consumer products and packaging.

     During 1996, Foamex L.P. sold Perfect Fit Industries, Inc. ("Perfect Fit") which comprised the home comfort products segment of Foamex L.P. The consolidated financial statements of Foamex L.P. have been restated for discontinued operations and include a net loss of $41.8 million (net of $1.2 million income tax benefit) on the disposal of this business segment which includes provisions for operating losses during the phase-out period. (See Note 3 for further discussion.) In addition, during April 1996 Foamex International contributed the foam products operations of Foamex Latin America, Inc. ("Foamex Mexico") to Foamex L.P. The contribution was accounted for in a manner similar to a pooling of interests since the entities were under common control. Accordingly, all prior periods presented have been restated to reflect the results of operations and financial position of Foamex Mexico.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Consolidation

     The consolidated financial statements include the accounts of Foamex L.P. and all subsidiaries that Foamex L.P. directly or indirectly controls, either through majority ownership or otherwise, other than the home comfort products segment which is accounted for as discontinued operations. Intercompany accounts and transactions for continuing operations have been eliminated in consolidation.

     The consolidated financial statements have been restated for discontinued operations. The accompanying notes present amounts related only to continuing operations.

  Fiscal Year

     Foamex L.P.'s fiscal year ends on the Sunday closest to the thirty-first day of December. Fiscal years 1994, 1995 and 1996 were composed of fifty-two weeks and ended on January 1, 1995, December 31, 1995 and December 29, 1996, respectively.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. (See Notes 4, 9, 10, 15, 16 and 17 and Cost in Excess of Net Assets Acquired below.)

  Revenue Recognition

     Revenue from sales is recognized when products are shipped.

  Discounts and Billing Adjustments

     A reduction in sales revenue is recognized for sales discounts when product is invoiced or for other billing adjustments when authorized.

  Cash and Cash Equivalents

     Foamex L.P. considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. On December 29, 1996, cash and cash equivalents included $18.4 million of repurchase agreements collateralized by U.S. Government securities.

                          FOAMEX L.P. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

  Restricted Cash

     As of December 29, 1996, Foamex L.P. had restricted cash of approximately $12.1 million. This cash was derived from the net sales proceeds relating to the sale of Perfect Fit and is restricted by Foamex L.P.'s debt agreements. As of February 26, 1997, Foamex L.P. has used approximately $8.4 million of the restricted cash to repurchase approximately $8.0 million of outstanding indebtedness.

  Inventories

     Inventories are stated at the lower of cost or market. The cost of the inventories is determined on a first-in, first-out basis.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The range of useful lives estimated for buildings is generally twenty to thirty-five years and the range for machinery, equipment and furnishings is five to twelve years. Leasehold improvements are amortized over the shorter of the terms of the respective leases or the estimated useful lives of the leasehold improvements. Depreciation expense for the years ended 1994, 1995 and 1996 was $16.8 million, $18.7 million and $17.9 million, respectively. For income tax purposes, Foamex L.P. uses accelerated depreciation methods.

     Cost of maintenance and repairs is charged to expense as incurred. Renewals and improvements are capitalized. Upon retirement or other disposition of items of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

  Debt Issuance Costs

     Debt issuance costs consist of amounts incurred in obtaining long-term financing. These costs are being amortized over the term of the related debt using the interest method. Accumulated amortization as of December 31, 1995 and December 29, 1996 was approximately $5.7 million and $7.5 million, respectively.

  Cost in Excess of Net Assets Acquired

     The excess of the acquisition cost over the fair value of net assets acquired in business combinations accounted for as purchases is amortized using the straight-line method over a forty year period. At each balance sheet date Foamex L.P. evaluates the recoverability of cost in excess of net assets acquired using certain financial indicators such as historical and future ability to generate income from operations based on a going concern basis. Accumulated amortization as of December 31, 1995 and December 29, 1996 was approximately $9.1 million and $11.6 million, respectively.

  Environmental Matters

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.

  Postretirement and Postemployment Benefits

     Foamex L.P. accrues postretirement benefits throughout the employees' active service periods until they attain full eligibility for those benefits. Also, Foamex L.P. accrues postemployment benefits when it becomes probable that such benefits will be paid and when sufficient information exists to make reasonable estimates of the amounts to be paid.

  Foreign Currency Accounting

     The financial statements of foreign subsidiaries, except in countries treated as highly inflationary, have been translated into U.S. dollars by using the year end exchange rates for assets and liabilities and average exchange

                         FOAMEX L.P. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

rates for the statements of operations. Currency translation adjustments are included in other partners' equity (deficit) until the entity is substantially sold or liquidated. For operations in countries treated as highly inflationary, certain financial statement amounts are translated at historical exchange rates, with all other assets and liabilities translated at year end exchange rates. These translation adjustments are reflected in the results of operations and are insignificant for all periods presented. Also, foreign currency transaction gains and losses are insignificant for all periods presented. The effect of foreign currency exchange rates on cash flows is not material.

    Interest Rate Swap Agreement

     The differential to be paid or received under an interest rate swap agreement is recognized as an adjustment to interest and debt issuance expense in the current period as interest rates change.

    Income Taxes

     Income taxes are accounted for under the liability method, in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

     Foamex L.P., as a limited partnership, is not subject to federal income taxes; therefore no current or deferred provision has been provided for such taxes. However, Foamex L.P. has provided for the income taxes of certain states in which it is subject to taxes and for certain subsidiaries which are subject to federal and state income taxes. The partners will provide for their respective shares of income or loss in their federal or applicable state income tax returns. Foamex L.P. has a tax sharing agreement that provides for the payment of distributions to the partners for amounts that would be required to be paid if Foamex L.P. was a corporation filing separate tax returns. The ability of Foamex L.P. to make such distributions is limited by the terms of its credit agreements and indentures. (See Note 8).

    Reclassifications

     Certain amounts in the 1994 and 1995 consolidated financial statements have been reclassified to conform with the current year's presentation.


3. DISCONTINUED OPERATIONS

     During 1996, Foamex L.P. finalized the sale of the outstanding common stock of Perfect Fit, a wholly owned subsidiary, for an adjusted sale price of approximately $44.2 million. The sale included all of the net assets of Foamex L.P.'s home comfort products segment. Actual and estimated transaction expenses related to the sale totaled approximately $1.5 million. Foamex L.P. has recorded a net loss on the sale of Perfect Fit of approximately $41.8 million, which includes the loss on disposal and a net loss of $1.3 million (net of $1.2 million income tax benefit) relating to operating losses during the phase-out period. Interest and debt issuance expense was allocated to discontinued operations based on the estimated debt to be retired from the net proceeds of the sale. A valuation allowance has been provided for the capital loss relating to the sale of Perfect Fit since future capital gain taxable income is not likely to be sufficient to recognize the deferred tax asset relating to the capital loss carryforward.

                          FOAMEX L.P. AND SUBSIDIARIES

3. DISCONTINUED OPERATIONS (continued)

     Foamex L.P.'s financial statements have been restated to reflect the discontinuation of the home comfort products segment. A summary of the operating results for the discontinued operations is as follows:


                                                    1994       1995     1996(1)
                                                  -------    -------    -------
                                                           (thousands)
   Net Sales .................................... $95,381    $98,464    $50,097
   Gross profit .................................  18,200     14,946      8,065
   Income (loss) from operations ................   4,170     (3,058)     1,123
   Interest and debt issuance expense ...........   3,671      4,699      2,384
   Other expense ................................      --         --        348
   Income (loss) from discontinued operations
    before income taxes .........................     499     (7,757)    (1,609)
   Provision (benefit) for income taxes .........    (731)    (2,640)    (1,379)
   Income (loss) from discontinued operations,
     net of income taxes ........................   1,230     (5,117)      (230)

(1) Foamex L.P.'s discontinued operations includes the operations of Perfect Fit through June 1996.

     Net assets of discontinued operations (excluding intercompany net assets) at December 31, 1995 were as follows:


                                                                   1995
                                                                  -------
                                                                (thousands)
            Current assets .................................      $31,925
            Property, plant and equipment, net .............       21,672
            Cost in excess of assets acquired, net .........       40,333
            Other assets ...................................        2,219
                                                                  -------
            Total assets ...................................       96,149
                                                                  -------
            Current liabilities ............................       11,076
                                                                  -------
            Total liabilities ..............................       11,076
                                                                  -------
            Net assets .....................................      $85,073
                                                                  =======

4. RESTRUCTURING AND OTHER CHARGES (CREDITS)

     In 1995, Foamex L.P. approved a restructuring plan (the "1995 restructuring plan") to consolidate thirteen foam production, fabrication or branch locations, to concentrate resources as a result of industry conditions and to better position itself to achieve its strategic growth objectives. Foamex L.P. recorded restructuring and other charges of $39.2 million which was comprised of $35.6 million associated with the consolidation of the foam production, fabrication or branch locations, $2.2 million associated with the completion of a 1993 restructuring plan and $1.4 million associated with merger and acquisition activities of Foamex L.P. The components of the $35.6 million restructuring charge include: $16.7 million for fixed asset writedowns (net of estimated sale proceeds), $15.1 million for plant closure and operating lease obligations and $3.8 million for personnel reductions. The $3.8 million cost for personnel reductions primarily represents severance and employee benefit costs associated with the elimination of manufacturing and administrative personnel.

     In 1996, Foamex L.P. determined to continue to operate one of the facilities originally identified for closure in the 1995 restructuring plan because of improved economics and the lack of synergy to be achieved from relocating the manufacturing process. In addition, Foamex L.P. has approved a plan to close two facilities that were not originally identified in the 1995 restructuring plan. As a result of these changes to the 1995 restructuring plan and the favorable termination of certain lease agreements and other matters, Foamex L.P. recorded a $6.4 million net

                          FOAMEX L.P. AND SUBSIDIARIES

4. RESTRUCTURING AND OTHER CHARGES (CREDITS) (continued)

restructuring credit which included a restructuring credit of $11.3 million associated with Foamex L.P.'s decision not to close the facility identified as part of the 1995 restructuring plan and $1.7 million of restructuring credits relating primarily to the favorable termination of certain lease agreements and other matters relating to the 1995 restructuring plan, offset by $6.6 million of restructuring charges relating to the closure of the two facilities during 1997 (the "1996 restructuring plan").

     Generally, the 1995 restructuring plan has been implemented as originally contemplated. The following table sets forth the components of Foamex L.P.'s restructuring and other charges:


                                                         Asset       Plant Closure      Personnel
                                                         Total         Writedowns      and Leases     Reductions      Other
                                                        -------      -------------     ----------     ----------     -------
                                                                                     (millions)
1995 restructuring charge ..........................    $  39.2         $  16.7         $  15.1        $   3.8       $   3.6
Asset writeoff/writedowns ..........................      (23.3)          (20.9)             --             --         ( 2.4)
Cash spending ......................................      ( 0.4)             --           ( 0.3)         ( 0.1)           --
                                                        -------         -------         -------        -------       -------
Balances at December 31, 1995 ......................       15.5           ( 4.2)           14.8            3.7           1.2
Cash spending ......................................      ( 9.7)             --           ( 6.6)         ( 2.0)        ( 1.1)
Cash proceeds ......................................        1.0             1.0              --             --            --
1996 restructuring charge ..........................        6.6             2.4             4.1            0.1            --
Restructuring credits ..............................      (13.0)          ( 9.7)          ( 2.8)         ( 0.4)        ( 0.1)
Asset adjustment for restructuring credits .........        8.1             8.7           ( 0.6)            --            --
                                                        -------         -------         -------        -------       -------
Balances at December 29, 1996 ......................    $   8.5         $  (1.8)        $   8.9        $   1.4       $    --
                                                        =======         =======         =======        =======       =======

     As indicated in the table above, the accrued restructuring balance at December 29, 1996 will be used for payments relating to plant closure and leases including rundown costs at the facilities. The $1.8 million of asset writedowns relates to estimated proceeds and is included in noncurrent assets. Foamex L.P. expects to incur approximately $6.3 million of charges during 1997 with the remaining $4.0 million to be incurred through 2001. As of December 29, 1996, Foamex L.P. has terminated approximately 270 employees and notified approximately 40 employees in the manufacturing and administrative areas of their impending termination in connection with the 1995 and 1996 restructuring plans.


5. ACQUISITIONS

     In April 1995, Foamex L.P. acquired certain assets and assumed certain liabilities of manufacturers of synthetic fabrics for the carpet and furniture industries for aggregate consideration of approximately $8.0 million, including related fees and expenses of approximately $0.3 million, with an initial cash payment of $7.2 million. The excess of the purchase price over the estimated fair value of the net assets acquired was approximately $3.9 million. The acquisition was accounted for as a purchase and the operations of the acquired company are included in the consolidated statements of operations and cash flows from the date of its acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired is being amortized using the straight-line method over forty years.

                         FOAMEX L.P. AND SUBSIDIARIES

6. INVENTORIES

     Inventories consists of:

                                           December 31,     December 29,
                                               1995             1996
                                          --------------   -------------
                                                   (thousands)
   Raw materials and supplies .........       $49,963         $ 61,559
   Work in process ....................        14,451           13,453
   Finished goods .....................        25,538           27,598
                                              -------         --------
   Total ..............................       $89,952         $102,610
                                              =======         ========

7. SHORT-TERM BORROWINGS

     Short-term borrowings include borrowings outstanding under a line of credit facility for Foamex Canada Inc. ("Foamex Canada") bearing interest at the bank's prime rate (4.75% at December 29, 1996) plus 1/2%. The weighted average interest rates on Foamex Canada's short-term borrowings outstanding for 1994, 1995 and 1996 were 7.3%, 8.0% and 5.9%, respectively. Borrowings under Foamex Canada's credit facility are due on demand and are collateralized by accounts receivable, property and inventories of Foamex Canada having an approximate net carrying value of $17.1 million as of December 29, 1996. The unused amount under this line of credit totaled $0.7 million as of December 29, 1996.


8. LONG-TERM DEBT

     Long-term debt consists of:


                                                                          December 31,     December 29,
                                                                              1995             1996
                                                                          ------------     ------------
                                                                                  (thousands)
   Unrelated parties:
   9-1/2% Senior secured notes due 2000 ...............................      $116,667         $106,793
   11-1/4% Senior notes due 2002 ......................................       150,000          141,400
   11-7/8% Senior subordinated debentures due 2004 (net of unamortized
     debt discount of $827 and $769)...................................       125,173          125,056
   11-7/8% Senior subordinated debentures due 2004, Series B ..........         7,000            7,000
   Industrial revenue bonds ...........................................         7,000            7,000
   Foamex L.P. term loan (8.54% interest rate as of December 29, 1996)         30,000           11,000
   Other ..............................................................         1,087            2,286
                                                                             --------         --------
     Total ............................................................       436,927          400,535
   Less current portion ...............................................         8,511           13,735
                                                                             --------         --------
   Long-term debt--unrelated parties ..................................      $428,416         $386,800
                                                                             ========         ========
   Related parties:
   Subordinated note payable (net of unamortized debt discount of
     $1,475 and $1,198)................................................      $  5,540         $  5,817
                                                                             ========         ========

  9-1/2% Senior Secured Notes due 2000 ("Senior Secured Notes")

     The Senior Secured Notes were issued on June 3, 1993 and bear interest at the rate of 9-1/2% payable semiannually on each June 1 and December 1. The Senior Secured Notes mature on June 1, 2000. The Senior Secured Notes are collateralized by a first-priority lien on substantially all of the assets of Foamex L.P. except for receivables, real estate and fixtures. The Senior Secured Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after June 1, 1998, initially at 101.583% of their principal amount, plus accrued interest, and declining to 100% on or after June 1, 1999. The Senior Secured Notes have been guaranteed, on a

                          FOAMEX L.P. AND SUBSIDIARIES

8. LONG-TERM DEBT (continued)

senior secured basis by General Felt Industries, Inc. ("General Felt") and on a senior unsecured basis by Foamex International. During 1996, Foamex L.P. repurchased $9.9 million of Senior Secured Notes with the net proceeds from the sale of Perfect Fit (see Note 11).


  11-1/4% Senior Notes due 2002 ("Senior Notes")

     The Senior Notes bear interest at the rate of 11-1/4% payable semiannually on each April 1 and October 1. The Senior Notes mature on October 1, 2002. The Senior Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 104.219% of their principal amount, plus accrued interest, and declining to 100% on or after October 1, 2000. In October 1994, Foamex L.P. provided certain real property as collateral for the Senior Notes, with a net book value of $37.8 million at December 29, 1996. The Senior Notes have been guaranteed, on a senior basis, by General Felt and Foamex International. During 1996, Foamex L.P. repurchased $8.6 million of Senior Notes with the net proceeds from the sale of Perfect Fit (see
Note 11).

  11-7/8% Senior Subordinated Debentures ("Subordinated Debentures")

     The Subordinated Debentures bear interest at the rate of 11-7/8% payable semiannually on each April 1 and October 1. The Subordinated Debentures mature on October 1, 2004. The Subordinated Debentures may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 105.938% of their principal amount, plus accrued interest, and declining to 100% on or after October 1, 2002. The Subordinated Debentures are subordinated in right of payment to all senior indebtedness, including the Senior Secured Notes and the Senior Notes. The Subordinated Debentures have been guaranteed, on a senior subordinated basis, by General Felt and Foamex International. During 1996, Foamex L.P. repurchased $0.1 million of Subordinated Debentures with the net proceeds from the sale of Perfect Fit (see Note 11).

  11-7/8% Senior Subordinated Debentures, Series B ("Series B Debentures")

     The Series B Debentures were issued July 30, 1993, by Foamex L.P. in an exchange offer to holders of senior subordinated debentures issued in connection with the acquisition of General Felt on March 23, 1993. The Series B Debentures have terms substantially similar to the Subordinated Debentures, except that holders of the Series B Debentures are entitled to receive proceeds from an asset sale only if any proceeds remain after an offer to repurchase has been made to the holders of the Subordinated Debentures. The Series B Debentures have been guaranteed on a senior subordinated basis by General Felt.

  Industrial Revenue Bonds ("IRBs")

     Two bond issues in the principal amount of $1.0 million and $6.0 million, maturing in 2005 and 2013, respectively, are collateralized by certain properties which have an approximate net carrying value of $11.3 million at December 29, 1996 and letters of credit approximating $7.3 million. The IRBs bear interest at a variable rate with options available to Foamex L.P. to convert to a fixed rate. The interest rates on the IRBs were 4.85% and 4.0% at December 29, 1996 for the $6.0 million and $1.0 million bond issues, respectively. The interest rate on the $6.0 million bond issue varies weekly based on an interest rate that is indicative of current bidside yields on high quality short-term, tax-exempt obligations, or if such interest rate is not available, 70.0% of the interest rate for thirteen week United States Treasury Bills. The maximum interest rate for either of the IRBs is 15.0% per annum. At the time of a conversion to a fixed interest rate and upon appropriate notice, the IRBs are redeemable at the option of the bondholders.

  Term and Revolving Loans

     Foamex L.P. has a credit agreement (the "Foamex L.P. Credit Facility") with a group of banks that provide for loans of up to $85.0 million of which up to $40.0 million was available as a term loan payable in twenty equal quarterly installments commencing October 1994 and up to $45.0 million is available under a revolving line of

                          FOAMEX L.P. AND SUBSIDIARIES

8. LONG-TERM DEBT (continued)

credit which expires in June 1999. In 1994, Foamex L.P. and General Felt entered into a $40.0 million term loan under the Foamex L.P. Credit Facility; no further term loan borrowings are available thereunder. During 1996, Foamex L.P. and General Felt used $12.0 million of net proceeds from the Perfect Fit sale to repay term loan borrowings. Borrowings under the Foamex L.P. Credit Facility are collateralized by the accounts receivable of Foamex L.P. and General Felt. Pursuant to the terms of the Foamex L.P. Credit Facility, borrowed funds will bear interest at a floating rate equal to 1.0% per annum plus the highest of (i) the base rate of The Bank of Nova Scotia, as in effect from time to time, (ii) a rate that is, generally, 0.5% per annum plus a fluctuating rate generally equal to the rate on three month certificates of deposit, subject to certain adjustments, plus a fluctuating rate generally equal to the annual assessment rate paid by The Bank of Nova Scotia to the Federal Deposit Insurance Corporation or (iii) 0.5% per annum plus the federal funds rate in effect from time to time. At the option of Foamex L.P., portions of the outstanding loan under the Foamex L.P. Credit Facility will be convertible into Eurodollar rate loans bearing interest at a rate generally equal to 3.0% per annum above the average LIBOR rate of Citibank, N.A. and The Bank of Nova Scotia. As of December 29, 1996, there was approximately $11.7 million in letters of credit outstanding under the Foamex L.P. Credit Facility. As of December 29, 1996, there was unused availability of approximately $33.3 million under the Foamex L.P. Credit Facility.

  Subordinated Note Payable

     This note payable was issued to John Rallis ("Rallis"), the Chief Operating Officer of Foamex International, on May 6, 1993 by Foamex L.P. in connection with the acquisition of Great Western Foam Products Corporation and certain related entities and assets (collectively, "Great Western"). The note bears interest at a maximum rate of 6% per annum and the principal amount is payable in three equal annual installments beginning May 6, 1999.

  Other

     As of December 29, 1996, other debt is comprised primarily of capital lease obligations and borrowings by Foamex Mexico.

  Interest Rate Swap Agreements

     Foamex L.P. enters into interest rate swaps to lower funding costs and/or to manage interest costs and exposure to changing interest rates. Foamex L.P. does not hold or issue financial instruments for trading purposes. Foamex L.P. has an interest rate swap agreement, as amended, with a notional amount of $150.0 million through December 2001. Under the swap agreement, Foamex L.P. has made variable payments based on LIBOR through December 1996 and is obligated to make fixed payments at 5.30% per annum for the twelve months ended in December 1997 and variable payments based on LIBOR for the remainder of the agreement, in exchange for fixed payments by the swap partner at 5.81% per annum through December 1996, and 6.50% per annum for the remainder of the agreement, payable semiannually in arrears. The swap partner has the ability to terminate the swap agreement after the December 1997 payment if the LIBOR rate Foamex L.P. is to pay for any period thereafter is equal to or less than 4.50% per annum. Interest expense will be subject to fluctuations in LIBOR during the term of the swap agreement except during 1997. Foamex L.P. is exposed to credit loss in the event of nonperformance by the swap partner; however, the occurrence of this event is not anticipated.

     Also, Foamex L.P. has an interest rate swap agreement, as amended, for a notional amount of $150.0 million through December 2001. Under this swap agreement, Foamex L.P. has made variable payments based on LIBOR with a cap of 5.50% per annum and a floor of 4.75% per annum for the six months ended in June 1995, variable payments based on LIBOR with a floor of 4.75% per annum for the six months ended in December 1995, fixed payments at a rate of 5.81% per annum for the twelve months ended in December 1996 and is obligated to make fixed payments at a rate of 5.30% per annum for the twelve months in December 1997 and variable payments based on LIBOR for the remainder of the agreement, in exchange for variable payments by the swap partner at the rate of LIBOR plus 0.80% per annum for the six months ended in June 1995, LIBOR plus 0.72% per annum for the

                          FOAMEX L.P. AND SUBSIDIARIES

8. LONG-TERM DEBT (continued)

six months ended in December 1995, LIBOR plus 2.45% per annum for the six months ended in June 1996, LIBOR plus 2.39% per annum for the six months ended in December 1996 and fixed payments at 6.50% per annum for the remainder of the term of the agreement, payable semiannually in arrears. The swap partner has the ability to terminate the swap agreement after the December 1997 payment if the LIBOR rate Foamex L.P. is to pay for any period thereafter is equal to or less than 4.50% per annum. Foamex L.P. is exposed to credit loss in the event of nonperformance by the swap partner; however, the occurrence of this event is not anticipated. Interest expense will be subject to fluctuations in LIBOR during the term of the swap agreement except during 1997. The effect of the two interest rate swaps described above was a favorable adjustment to interest expense of $3.0 million, $1.4 million and $3.7 million for 1994, 1995 and 1996, respectively.

  Debt Restrictions and Covenants

     The indentures, credit agreement and other indebtedness agreements contain various covenants, including restrictions on payments of distributions by Foamex L.P. to its partners, the incurrence of additional indebtedness, the sale of assets, mergers and consolidations and transactions with affiliates. In addition, certain agreements contain a provision that, in the event of a defined change of control, the indebtedness must be repaid, in certain cases at the option of the holder. Also, Foamex L.P. is required under certain of these agreements to maintain specified financial ratios of which the most restrictive is the maintenance of net worth and interest coverage ratios, as defined. Under the most restrictive of the distribution restrictions, approximately $0.7 million was available to be paid by Foamex L.P. to its partners at December 29, 1996.

     As of December 29, 1996, Foamex L.P. was in compliance with the covenants of the indentures, credit agreements and other indebtedness agreements and expects to be in compliance with these covenants for the foreseeable future.


  Future Obligations on Long-Term Debt

     Scheduled maturities of long-term debt are shown below:

             Year Ended                               Long-Term Debt
             ----------                               --------------
                                                       (thousands)
               1997 ................................     $ 13,490
               1998 ................................        4,000
               1999 ................................        5,338
               2000 ................................      106,631
               2001 ................................        2,339
               Thereafter ..........................      275,735
                                                         --------
                Total ..............................      407,533
               Less unamortized discount ...........        1,967
                                                         --------
               Total ...............................     $405,566
                                                         ========

     In addition, Foamex L.P. has approximately $0.8 million of total capital lease obligations that are payable in 1997 through 2000 in annual amounts of approximately $0.2 million.


9. EMPLOYEE BENEFIT PLANS

  Defined Benefit Pension Plans

     Foamex L.P. maintains noncontributory defined benefit pension plans for salaried and certain hourly employees. The salaried plan provides benefits that are based principally on years of credited service and level of compensation. The hourly plans provide benefits that are based principally on stated amounts for each year of credited service.

                          FOAMEX L.P. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS (continued)

     Net periodic pension cost included the following components:

                                               1994         1995          1996
                                              -------      -------      -------
                                                         (thousands)
   Service cost ..........................    $ 2,452      $ 2,087      $ 2,471
   Interest cost .........................      3,541        3,742        3,997
   Actual return on plan assets ..........        624       (5,682)      (8,841)
   Net amortization and deferral .........     (4,649)       1,807        4,643
                                              -------      -------      -------
   Total .................................    $ 1,968      $ 1,954      $ 2,270
                                              =======      =======      =======

     Foamex L.P.'s funding policy is to contribute annually an amount that both satisfies the minimum funding requirements of the Employee Retirement Income Security Act of 1974 and does not exceed the full funding limitations of the Internal Revenue Code of 1986, as amended (the "Code"). Plan investments consist primarily of corporate equity and debt securities, mutual life insurance funds and cash equivalents. During 1996, the discount rate was adjusted to 7.50%. The following table sets forth the funded status of Foamex L.P.'s underfunded plans and the amounts recognized in the accompanying consolidated balance sheets as of December 31, 1995 and December 29, 1996:


                                                      December 31,  December 29,
                                                          1995          1996
                                                      ------------  ------------
                                                             (thousands)
   Actuarial present value of accumulated
     benefit obligations:
   Vested benefits ..................................... $ 52,762      $55,336
   Nonvested benefits ..................................    1,916        2,137
                                                         --------      -------
   Accumulated benefit obligations ..................... $ 54,678      $57,473
                                                         ========      =======
   Total projected benefit obligations ................. $ 55,810      $58,775
   Fair value of plan assets ...........................   44,441       53,734
                                                         --------      -------
   Projected benefit obligations in excess of
     plan assets .......................................  (11,369)      (5,041)
   Unrecognized net loss from past experience
     difference from that assumed and effect of
     changes in assumptions ............................    6,394        1,099
   Additional minimum liability ........................   (5,265)      (2,694)
                                                         --------      -------
   Accrued pension cost ................................ $(10,240)     $(6,636)
                                                         ========      =======

     Significant assumptions used in determining the plans' funded status are as follows:


                                                      December 31,  December 29,
                                                          1995         1996
                                                      -----------   ------------
                                                              (thousands)
   Expected long-term rates of return on plan assets ....  9.00%        9.50%
   Discount rates on projected benefit obligations ......  7.25%        7.50%
   Rates of increase in compensation levels
     (where applicable) .................................  4.00%        4.00%

  Defined Contribution Plan

     Foamex L.P. maintains a defined contribution plan which is qualified under
Section 401(k) of the Code and is available for eligible employees who elect to participate in the plan. Employee contributions are voluntary and subject to certain limitations as imposed by the Code. During 1995 and 1996, Foamex L.P. provided contributions amounting to a 25% match of employees' contributions up to 4% of eligible compensation. Foamex L.P. also provides an additional 25% match of employees' contributions up to 4% of eligible compensation made to a fund which invests in Foamex International common stock. In addition, Foamex L.P. may make discretionary

                          FOAMEX L.P. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS (continued)

contributions amounting to a 25% match of employees' contributions up to 4% of eligible compensation. Prior to 1995, employer contributions were discretionary and provided a 50% match of employees' contributions up to 3% of eligible compensation. The expense for these contributions for 1994, 1995 and 1996 was approximately $0.4 million, $0.7 million and $0.8 million, respectively.

  Postretirement Benefits

     In addition to providing pension benefits, Foamex L.P. provides postretirement health care and life insurance for eligible employees. During 1995, changes were made to postretirement benefits offered to certain employees which resulted in a curtailment loss of $0.6 million. During 1996, certain employees accepted an early retirement program resulting in a special termination loss of $0.6 million. These plans are unfunded and Foamex L.P. retains the right, subject to existing agreements, to modify or eliminate these benefits.

     The components of 1994, 1995 and 1996 expense for postretirement benefits are as follows:

                                                      1994      1995       1996
                                                      ----     ------     ------
                                                             (thousands)
   Service costs for benefits earned .............    $172      $ 24       $ 12
   Interest cost on liability ....................     192        83         67
   Net amortization and deferral .................     134       (13)       (53)
   Special termination/curtailment loss ..........      --       619        576
                                                      ----      ----       ----
   Net periodic postretirement benefit cost ......    $498      $713       $602
                                                      ====      ====       ====

     The accumulated postretirement benefit obligation at December 31, 1995 and December 29, 1996 resulted in an unfunded obligation of $1.6 million and $2.1 million, respectively.

     A 10% and 9% annual rate of increase in the per capita costs of covered health care benefits was assumed for each of 1995 and 1996, respectively. This rate was assumed to gradually decrease to 5% by the year 2000. Increasing the weighted average assumed health care cost trend rates by one percentage point would have an insignificant impact on the accumulated postretirement benefit obligation and service and interest cost. The discount rate used was 7.25% and 7.50% as of December 31, 1995 and December 29, 1996, respectively.

  Postemployment Benefits

     Foamex L.P. provides certain postemployment benefits to former or inactive employees and their dependents during the time period following employment but before retirement. At December 31, 1995 and December 29, 1996, Foamex L.P.'s liability for postemployment benefits was insignificant for each period.

  Other

     In December 1994, Foamex L.P. changed its method of compensating certain employees for vacation which increased income from operations by $4.3 million for 1994.


10. INCOME TAXES

     Income (loss) from continuing operations before provision for income taxes consists of the following:

                          FOAMEX L.P. AND SUBSIDIARIES

10. INCOME TAXES (continued)


                                                     1994      1995       1996
                                                    -------  --------   -------
                                                         (thousands)
   United States ................................   $42,610  $(45,738)  $58,277
   Foreign ......................................     1,926      (983)    3,086
                                                    -------  --------   -------
   Income (loss) from continuing
     operations before provision
     (benefit) for income taxes .................   $44,536  $(46,721)  $61,363
                                                    =======  ========   =======

     The components of the total consolidated provision (benefit) for income taxes are summarized as follows:

                                                     1994      1995       1996
                                                    -------  --------   -------
                                                            (thousands)
   Continuing operations ........................   $6,525    $ 1,405   $ 7,702
   Discontinued operations ......................     (731)    (2,640)   (2,606)
                                                    ------    -------   -------
     Total consolidated provision (benefit)
       for income taxes .........................   $5,794    $(1,235)  $ 5,096
                                                    ======    =======   =======

     The total consolidated provision (benefit) for income taxes is summarized as follows:

                                                  1994        1995         1996
                                                 ------      -------      ------
                                                           (thousands)
 Current:
   Federal ..................................    $   --      $    --      $  220
   State ....................................       172          266         686
   Foreign ..................................       833          480         786
                                                 ------      -------      ------
   Total current ............................     1,005          746       1,692
                                                 ------      -------      ------
 Deferred:
   Federal ..................................     3,598       (1,424)      1,665
   State ....................................     1,212         (268)      1,248
   Foreign ..................................       (21)        (289)        491
                                                 ------      -------      ------
   Total deferred ...........................     4,789       (1,981)      3,404
                                                 ------      -------      ------
   Total consolidated provision (benefit)
    for income taxes ........................    $5,794      $(1,235)     $5,096
                                                 ======      =======      ======

     The tax effects of the temporary differences that give rise to significant deferred tax assets and liabilities are:


                                                      December 31,  December 29,
                                                          1995         1996
                                                      -----------   ------------
                                                             (thousands)
   Deferred tax assets:
   Inventory basis differences ......................   $     861     $    415
   Employee benefit accruals ........................         976          714
   Allowances and contingent liabilities ............       2,427        2,548
   Restructuring and plant closing accruals .........       7,644        3,632
   Other ............................................          77          221
   Net operating loss carryforwards .................       8,975        5,154
   Capital loss carryforwards .......................          --       14,193
   Valuation allowance for deferred tax assets ......     (13,473)     (15,988)
                                                        ---------     --------
   Deferred tax assets ..............................       7,487       10,889
                                                        ---------     --------

                          FOAMEX L.P. AND SUBSIDIARIES

10. INCOME TAXES (continued)

   Deferred tax liabilities:
   Basis difference in property, plant and equipment ....      8,507       7,644
   Other ...............................................         374       1,188
                                                                 ---       -----
   Deferred tax liabilities ............................       8,881       8,832
                                                               -----       -----
   Net deferred tax assets (liabilities) ...............    $ (1,394)     $2,057
                                                            ========      ======

     Foamex L.P. has determined that taxable capital gains in the foreseeable future for a subsidiary that files a separate federal income tax return will likely not be sufficient to recognize the deferred tax asset associated with the capital loss carryforward of that subsidiary. Accordingly, a valuation allowance has been provided for the deferred tax asset associated with the capital loss carryforward and certain other deferred tax assets. During 1996, the valuation allowance for deferred tax assets increased by $2.5 million which included a $14.2 million increase for the capital loss carryforward, offset by $6.9 million decrease due to reversal of General Felt preacquisition temporary differences and $4.8 million for reversal of General Felt postacquisition temporary differences which is reflected in the consolidated statement of operations. The $6.9 million reversal of preacquisition temporary differences was used to reduce cost in excess of assets acquired. As of December 29, 1996, approximately $1.8 million of deferred tax assets are related to preacquisition activities and if utilized will further reduce cost in excess of assets acquired. At December 29, 1996, General Felt has $14.7 million of regular tax net operating loss carryforwards for federal income tax purposes expiring from 2003 to 2010 of which $7.0 million was acquired in 1993 and is subject to limitations. In addition, General Felt has $40.6 million of capital loss carryforwards that expire in 2001.

     A reconciliation of the statutory federal income tax rate to the effective income tax rate on continuing operations is as follows:


                                                                 1994            1995           1996
                                                             ------------   -------------   ------------
                                                                             (thousands)
   Statutory income taxes ................................    $  15,588       $ (16,352)     $  21,477
   State income taxes, net of federal ....................          900             266          1,288
   Permanent difference on partnership income ............      (11,009)         12,233        (11,714)
   Limitation on the utilization of tax benefits .........           --           4,929             --
   Valuation allowance ...................................         (452)             --         (4,823)
   Cost in excess of assets acquired .....................          525             554            551
   Other .................................................          973            (225)           923
                                                              ---------       ---------      ---------
    Total ................................................    $   6,525       $   1,405      $   7,702
                                                              =========       =========      =========

11. EXTRAORDINARY LOSS

     During 1996, Foamex L.P. used $31.3 million of the net proceeds from the sale of Perfect Fit to extinguish debt of $30.6 million and redemption premiums of $0.6 million. Foamex L.P. wrote off $1.2 million of debt issuance costs associated with the early extinguishment of debt and incurred transaction costs of $0.1 million. The early extinguishment of debt resulted in an extraordinary loss of $1.9 million.


12. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Foamex L.P. is obligated under various noncancelable lease agreements for rental of facilities, vehicles and other equipment. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and lessors' operating expenses. Total minimum rental commitments (excluding commitments accrued as part of the 1995 and 1996 restructuring plans) required under operating leases at December 29, 1996 are:

                         FOAMEX L.P. AND SUBSIDIARIES

12. COMMITMENTS AND CONTINGENCIES (continued)

                                       Third Party    Related Party
                                         Leases           Leases
                                       -----------    -------------
                                               (thousands)
               1997 ...............      $ 7,874         $ 1,767
               1998 ...............        6,164           1,823
               1999 ...............        4,866           1,823
               2000 ...............        3,812           1,823
               2001 ...............        2,883           2,265
               Thereafter .........        4,122           5,800
                                         -------         -------
                Total .............      $29,721         $15,301
                                         =======         =======

     Rental expense charged to operations under operating leases approximated $9.7 million, $10.1 million and $9.6 million for 1994, 1995 and 1996, respectively. Substantially all such rental expense represented the minimum rental payments under operating leases. In addition, Foamex L.P. incurred rental expense of approximately $3.9 million, $3.5 million and $1.7 million for 1994, 1995 and 1996, respectively, under leases with related parties.


13. RELATED PARTY TRANSACTIONS AND BALANCES

     Foamex L.P. regularly enters into transactions with its affiliates in the ordinary course of business.

     During April 1996, Foamex International contributed the foam products operations of Foamex Mexico to Foamex L.P. The contribution was accounted for in a manner similar to a pooling of interests since the entities were under common control. Accordingly, all prior periods presented have been restated to reflect the results of operations and financial position of Foamex Mexico. The restatement of prior periods was insignificant to the consolidated financial statements.

     During 1996, Foamex L.P. chartered an aircraft (which is owned by a wholly owned subsidiary of Foamex International) through a third party and incurred costs of approximately $1.4 million.

     In December 1995, Foamex L.P. entered into a $2.0 million promissory note with Foamex International. The note bears interest at a rate per annum equal to six months LIBOR plus 4.0% and is payable semiannually in June and December. The note matures in December 1997. The note has been classified in the other component of partners' equity (deficit).

     On July 7, 1996, Trace International Holdings, Inc. ("Trace Holdings") issued to Foamex L.P. a promissory note for $4.4 million in principal amount plus accrued interest of $0.4 million, which is an extension of a promissory note of Trace Holdings that was due in July 1996. The promissory note is due and payable on demand or, if no demand is made, July 7, 1997, and bears interest at 9.5%, payable quarterly in arrears commencing October 1, 1996. The promissory note is included in other partners' equity (deficit).

     In connection with the acquisition of Great Western, Foamex L.P. issued a promissory note to Rallis (see Note 8) and entered into lease agreements (see
Note 12) with Rallis and an affiliate of Rallis, for the rental of former Great Western manufacturing facilities located in Orange, Ontario and Hayward, California and a warehouse facility in Tigard, Oregon. Foamex L.P. has the option to purchase each of these properties from Rallis or such affiliate.

     Foamex L.P. was party to a lease agreement for an airplane with Trace Aviation Corp. ("Trace Aviation"), a subsidiary of Trace Holdings. During 1994 and 1995, Foamex L.P. paid Trace Aviation $2.7 million and $1.6 million, respectively, pursuant to the lease agreement. The lease agreement also provided for the use of the airplane by Trace Holdings with remuneration to Foamex L.P. based on actual usage of the plane. During 1994 and 1995, Trace Holdings paid to Foamex L.P. $0.5 million and $0.6 million, respectively, pursuant to the agreement. During August 1995, Foamex Aviation Inc. ("Aviation"), a wholly owned subsidiary of Foamex International, acquired the aircraft

                          FOAMEX L.P. AND SUBSIDIARIES

13. RELATED PARTY TRANSACTIONS AND BALANCES (continued)

from Trace Holdings for $3.0 million in cash and the assumption of $11.7 million of related debt. In connection with the acquisition of the aircraft, the Foamex L.P. lease and other agreements were terminated.

     Foamex L.P. has a management service agreement with Trace Foam Company, Inc. ("Trace Foam"), a wholly-owned subsidiary of Trace Holdings, pursuant to which Trace Foam provides general managerial services of a financial, technical, legal, commercial, administrative and/or advisory nature to Foamex L.P. for an annual fee of $1.75 million and reimbursement of expenses incurred. Trace Holdings rents approximately 5,900 square feet of general, executive, and administrative office space in New York, New York from Foamex L.P. on substantially the same terms as Foamex L.P. leases such space from a third party lessor.

     During 1994 and 1995, Foamex L.P. purchased approximately $11.9 million and $2.5 million, respectively, of scrap material from Recticel Foam Corporation ("RFC"), a former partner of Foamex L.P. and whose chairman is a director of Foamex International, under a minimum annual volume agreement which expired in June 1995.

     On June 28, 1994, Foamex L.P. purchased an $87.9 million principal amount note due 2006 from its 98% limited partner Foamex-JPS Automotive L.P. ("FJPS") for $35.3 million (the "FJPS Note"). The FJPS Note will not pay interest until July 2000. Instead, principal will accrete (from the initial purchase price of $35.3 million) on a daily basis and compound semiannually at the rate of 15.50% per annum through June 1996; 15.75% per annum thereafter through June 1997; and 16.00% per annum thereafter through June 2000. Interest will be due semiannually in cash at 16.00% per annum from July 2000 through the maturity date. In December 1996 in exchange for certain waivers and amendment of the FJPS Note, FJPS repaid $18.4 million of the FJPS Note and a waiver payment of $0.2 million using a portion of the proceeds from the sale of its partnership interest in JPS Automotive L.P. FJPS has the right to reborrow such amount, subject to limitations in the Foamex L.P. Credit Facility, solely for the purpose of funding a purchase price adjustment payment, if any, in connection with the JPS Automotive L.P. sale. The FJPS Note has been classified in partners' equity (deficit) and the accreted principal of $16.3 million for the period from June 28, 1994 to December 29, 1996 has been included in the FJPS Note. The FJPS Note may be redeemed at the option of FJPS, in whole or in part, at any time at the redemption prices (expressed as percentages of the Accreted Value (as defined) if on or prior to July 1, 2000, and thereafter, expressed as percentages of the principal amount) initially equal to 108% for the twelve-month period commencing July 1, 1994 declining to 100% on or after July 1, 2005. If FJPS does not repay the indebtedness with at least 85% of the net proceeds of any Equity Offering (as defined), the rate at which the FJPS Note accretes and the interest rate on the FJPS Note will increase.

     In June 1994, Foamex L.P. also entered into a supply agreement with Foamex International (the "Supply Agreement"). Pursuant to the terms of the Supply Agreement, at the option of Foamex L.P., Foamex International will purchase certain raw materials which are necessary for the manufacture of Foamex L.P.'s products, and resell such materials to Foamex L.P. at a price equal to net cost plus reasonable out of pocket expenses. Management believes that the terms of the Supply Agreement are no less favorable than those which Foamex L.P. could have obtained from an unaffiliated third party. During 1995 and 1996, Foamex L.P. made $105.1 million and $129.7 million, respectively, of purchases relating to the Supply Agreement.

     As of December 31, 1995 and December 29, 1996, due to related parties amounted to $11.7 million and $8.8 million, respectively, and represents the net amounts payable to Foamex International and subsidiaries for purchases under the Supply Agreement and other matters.

     Foamex L.P. made charitable contributions to the Trace International Holdings, Inc. Foundation of approximately $0.2 million in each of 1994, 1995 and 1996.

     On December 11, 1996, Foamex L.P. entered into a Tax Distribution Advance Agreement with FJPS, pursuant to which FJPS is entitled to obtain advances, in the aggregate not to exceed $17.0 million, against future distributions under Foamex L.P.'s tax distribution agreement. As of December 29, 1996, there were no advances under this agreement.

                         FOAMEX L.P. AND SUBSIDIARIES

14. PARTNERS' EQUITY (DEFICIT)

     Foamex L.P. was formed as a Delaware limited partnership on September 5, 1990, and initially capitalized on October 2, 1990, in accordance with a limited partnership agreement as amended through June 1994. In connection with a June 1994 amendment, the ownership of Foamex L.P. changed as follows: (i) FMXI, a wholly-owned subsidiary of Foamex International, bifurcated its 4% managing general partnership interest into a 1% managing general partnership interest and a 3% limited partnership interest and distributed the limited partnership interest to Foamex International, (ii) Foamex International contributed its 95% limited partnership interest and the 3% limited partnership interest received from FMXI to FJPS and withdrew as a partner of Foamex L.P. and (iii) FJPS was admitted as a partner of Foamex L.P. with a 98% limited partnership interest. The partners also consented to the pledge by FJPS of a 43.44% limited partnership interest in Foamex L.P. to secure the repayment of certain of FJPS's indebtedness incurred in connection with the acquisition of JPS Automotive L.P. by Foamex International. As of December 31, 1995 and December 29, 1996, the partnership interests of FMXI, Inc. ("FMXI"), Trace Foam, and FJPS were 1.0%, 1.0% and 98.0%, respectively.

     Cash distributions for 1994, 1995 and 1996 were paid (received) as follows:


                                      1994       1995        1996
                                    --------   --------   ---------
                                              (thousands)
   FMXI .........................    $   59     $   12     $  (35)
   Trace Foam ...................        29         --         45
   Foamex International .........       653         --         --
   FJPS .........................     2,516      2,367      3,477
                                     ------     ------     ------
    Total .......................    $3,257     $2,379     $3,487
                                     ======     ======     ======

     Other
     The other component of partners' equity (deficit) consists of the following:

                                                       January 1,   December 31,   December 29,
                                                          1995          1995           1996
                                                       ----------   -----------    ------------
                                                                     (thousands)
   Foreign currency translation adjustment ........      $ 3,930       $ 3,448       $ 3,494
   Additional pension liability ...................        1,489         4,779         2,407
   Note receivable from Trace Holdings ............        3,000         4,373         4,373
   Note receivable from Foamex International ......           --         2,000         2,000
                                                         -------       -------       -------
                                                         $ 8,419       $14,600       $12,274
                                                         =======       =======       =======

15. ENVIRONMENTAL MATTERS

     Foamex L.P. is subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances and the remediation of environmental contamination, and as a result, is from time to time involved in administrative and judicial proceedings and inquiries relating to environmental matters. During 1996, expenditures in connection with Foamex L.P.'s compliance with federal, state, local and foreign environmental laws and regulations did not have a material adverse effect on Foamex L.P.'s operations, financial position, capital expenditures or competitive position. As of December 29, 1996, Foamex L.P. has environmental accruals of approximately $4.1 million for environmental matters. In addition, as of December 29, 1996 Foamex L.P. has net receivables of approximately $0.9 million relating to indemnification for environmental liabilities, net of an allowance of approximately $1.0 million relating to potential disagreements regarding the scope of the indemnification. Foamex L.P. believes that realization of the net receivables established for indemnification is probable.

     The Clean Air Act Amendments of 1990 (the "1990 CAA Amendments") provide for the establishment of federal emission standards for hazardous air pollutants including methylene chloride and TDI, principal raw

                         FOAMEX L.P. AND SUBSIDIARIES

15. ENVIRONMENTAL MATTERS (continued)

materials used in the manufacturing of foam. Foamex L.P. completely eliminated the use of chlorofluorocarbons and methylchloroform by the end of 1995. The 1990 CAA Amendments also may result in the imposition of more stringent standards regulating air emissions from the use of these chemicals by polyurethane foam manufacturers, but these standards have not yet been promulgated.

     Foamex L.P. has reported to appropriate state authorities that it has found soil and groundwater contamination in excess of state standards at four facilities and soil contamination in excess of state standards at three other facilities. Foamex L.P. has begun remediation and is conducting further investigations into the extent of the contamination at these facilities and, accordingly, the extent of the remediation that may ultimately be required. The actual cost and the timetable of any such remediation cannot be predicted with any degree of certainty at this time. As of December 29, 1996, Foamex L.P. has environmental accruals of approximately $3.2 million for the remaining potential remediation costs for these facilities based on engineering estimates.

     Federal regulations require that by the end of 1998 all underground storage tanks ("USTs") be removed or upgraded in all states to meet applicable standards. Foamex L.P. has six USTs that will require removal or permanent in-place closure by the end of 1998. Due to the age of these tanks, leakage may have occurred resulting in soil and possibly groundwater contamination. Foamex L.P. has accrued $0.4 million for the estimated removal and remediation, if any, associated with these USTs. However, the full extent of contamination and, accordingly, the actual cost of such remediation cannot be predicted with any degree of certainty at this time. Foamex L.P. believes that its USTs do not pose a significant risk of environmental liability because of Foamex L.P.'s monitoring practices for USTs and conditional approval for the permanent in-place closure for certain USTs. However, there can be no assurance that such USTs will not result in significant environmental liability in the future.

     Foamex L.P. has been designated as a Potentially Responsible Party ("PRP") by the United States Environmental Protection Agency (the "EPA") with respect to thirteen sites, with an estimated total liability to Foamex L.P. for the thirteen sites of less than approximately $0.5 million. Estimates of total cleanup costs and fractional allocations of liability are generally provided by the EPA or the committee of PRP's with respect to the specified site. In each case, the participation of Foamex L.P. is considered to be immaterial.

     Although it is possible that new information or future developments could require Foamex L.P. to reassess its potential exposure relating to all pending environmental matters, including those described herein, management believes that, based upon all currently available information, the resolution of such environmental matters will not have a material adverse effect on Foamex L.P.'s operations, financial position, capital expenditures or competitive position. The possibility exists, however, that new environmental legislation and/or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated and that may be material.


16. LITIGATION

     As of February 26, 1997, Foamex L.P. and Trace Holdings were two of multiple defendants in actions filed on behalf of approximately 5,000 recipients of breast implants in various United States federal and state courts and one Canadian provincial court, some of which allege substantial damages, but most of which allege unspecified damages for personal injuries of various types. Five of these cases seek to allege claims on behalf of all breast implant recipients or other allegedly affected parties, but no class has been approved or certified by the court. In addition, three cases have been filed alleging claims on behalf of approximately 700 residents of Australia, New Zealand, England, and Ireland. During 1995, Foamex L.P. and Trace Holdings were granted summary judgments and dismissed as defendants from all cases in the federal courts of the United States and the state courts of California. Appeals for these decisions were withdrawn and the decisions are final. In addition, two of the cases filed on behalf of 903 foreign plaintiffs were dismissed on the grounds that the cases could not be brought in the United States courts. This decision is subject to appeal. Foamex L.P. believes that the number of suits and claimants may increase.

                         FOAMEX L.P. AND SUBSIDIARIES

16. LITIGATION (continued)

Although breast implants do not contain foam, certain silicone gel implants were produced using a polyurethane foam covering fabricated by independent distributors or fabricators from bulk foam purchased from Foamex L.P. or Trace Holdings. Neither Foamex L.P. nor Trace Holdings recommended, authorized or approved the use of its foam for these purposes. While it is not feasible to predict or determine the outcome of these actions, based on management's present assessment of the merits of pending claims, after consultation with the general counsel of Trace Holdings, and without taking into account potential indemnity from the manufacturers of polyurethane covered breast implants, management believes that the disposition of matters that are pending or that may reasonably be anticipated to be asserted should not have a material adverse effect on either Foamex L.P.'s or Trace Holdings' consolidated financial position or results of operations. In addition, Foamex L.P. is also indemnified by Trace Holdings for any such liabilities relating to foam manufactured prior to October 1990. Although Trace Holdings has paid Foamex L.P.'s litigation expenses to date pursuant to such indemnification and management believes Trace Holdings likely will be in a position to continue to pay such expenses, there can be no absolute assurance that Trace Holdings will be able to provide such indemnification. Based on information available at this time with respect to the potential liability, and without taking into account the indemnification provided by Trace Holdings and the coverage provided by Trace Holdings' and Foamex L.P.'s liability insurance, Foamex L.P. believes that the proceedings should not ultimately result in any liability that would have a material adverse effect on the financial position or results of operations of Foamex L.P. If management's assessment of Foamex L.P.'s liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex L.P.

     Foamex L.P. is party to various other lawsuits, both as defendant and plaintiff, arising in the normal course of business. It is the opinion of management that the disposition of these lawsuits will not individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Foamex L.P. If management's assessment of Foamex L.P.'s liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex L.P.'s consolidated financial position.


17. FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

  Interest Rate Swap Agreements

     Foamex L.P. has two interest rate swap agreements involving the exchange of fixed and floating interest payment obligations without the exchange of the underlying principal amounts. At December 29, 1996, the total notional principal amount of these interest rate swap agreements was $300.0 million. The counterparty to these agreements is a large international financial institution. The interest rate swap agreements subject Foamex L.P. to financial risk that will vary during the life of these agreements in relation to market interest rates.

  Concentration of Credit Risk

     Financial instruments which potentially subject Foamex L.P. to significant concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Foamex L.P. maintains cash and cash equivalents and certain other financial instruments with various large financial institutions. Foamex L.P.'s periodic evaluation of these financial institutions is considered in Foamex L.P.'s investment strategy.

     Foamex L.P. sells foam products to the automotive, carpet, cushioning and other industries. Foamex L.P. performs ongoing credit evaluations of its customers and generally does not require collateral. Foamex L.P. maintains allowance accounts for potential credit losses and such losses have been within management's expectations.

  Disclosure about Fair Value of Financial Instruments

     The following disclosures of the estimated fair value amounts have been determined based on Foamex L.P.'s assessment of available market information and appropriate valuation methodologies.

                         FOAMEX L.P. AND SUBSIDIARIES

17. FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK (continued)

     The estimated fair values of Foamex L.P.'s financial instruments as of December 29, 1996 are as follows:

                                    Carrying Amount     Fair Value
                                    ---------------     ----------
                                             (thousands)
 Liabilities:
   Long-term debt ..............        $406,352        $427,862
                                        ========        ========
   Interest rate swaps .........        $     --        $  3,160
                                        ========        ========

     Carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and short-term borrowings approximates fair value due to the short-term nature of these instruments.

     The fair value of long-term debt is estimated using quoted market prices, where available, or discounted cash flows.

     The fair value of interest rate swaps is based on the amount at which Foamex L.P. would pay if the swaps were settled, as determined by estimates obtained from dealers.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


18. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                               1994         1995        1996
                                             -------      -------      -------
                                   (thousands)
   Cash paid for interest ...............    $42,734      $47,282      $43,378
                                             =======      =======      =======
   Cash paid for income taxes ...........    $ 1,757      $   634      $ 1,533
                                             =======      =======      =======
   Noncash capital expenditures .........    $    --      $   378      $   165
                                             =======      =======      =======

                          FOAMEX L.P. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
                                   (thousands)

                                                     December 29,  September 28,
                                                         1996          1997
                                                     ------------  -------------
ASSETS:
CURRENT ASSETS:
   Cash and cash equivalents .......................  $  20,968     $    1,078
   Accounts receivable, net ........................    125,847        141,609
   Inventories .....................................    102,610         94,301
   Other current assets ............................     39,495         48,584
                                                      ---------     ----------
    Total current assets ...........................    288,920        285,572
PROPERTY, PLANT AND EQUIPMENT, NET .................    182,427        195,178
COST IN EXCESS OF ASSETS ACQUIRED, NET .............     83,991         82,114
DEBT ISSUANCE COSTS, NET ...........................     14,902         17,771
OTHER ASSETS .......................................     15,917         20,364
                                                      ---------     ----------
TOTAL ASSETS .......................................  $ 586,157     $  600,999
                                                      =========     ==========

LIABILITIES AND PARTNERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
   Short-term borrowings ...........................  $   3,692     $    4,871
   Current portion of long-term debt ...............     13,735          8,664
   Accounts payable ................................     75,621         71,952
   Accounts payable to related parties .............      8,803         16,556
   Accrued interest ................................      8,871          7,220
   Other accrued liabilities .......................     41,108         48,590
                                                      ---------     ----------
    Total current liabilities ......................    151,830        157,853
                                                      ---------     ----------
LONG-TERM DEBT .....................................    392,617        519,668
                                                      ---------     ----------
OTHER LIABILITIES ..................................     28,878         27,074
                                                      ---------     ----------
COMMITMENTS AND CONTINGENCIES ......................         --             --
                                                      ---------     ----------
PARTNERS' EQUITY (DEFICIT):
   Partners' capital accounts ......................     58,286        (87,670)
   Note receivable from partner ....................    (33,180)            --
   Other ...........................................    (12,274)       (15,926)
                                                      ---------     ----------
    Total partners' equity (deficit) ...............     12,832       (103,596)
                                                      ---------     ----------
TOTAL LIABILITIES AND PARTNERS' EQUITY (DEFICIT) ...  $ 586,157     $  600,999
                                                      =========     ==========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                          FOAMEX L.P. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                   (thousands)

                                                      39-Week Periods Ended
                                                  ------------------------------
                                                  September 29,    September 28,
                                                       1996            1997
                                                  --------------   -------------
   NET SALES ..................................     $696,344         $702,441
   COST OF GOODS SOLD .........................      582,186          576,825
                                                    --------         --------
   GROSS PROFIT ...............................      114,158          125,616
   SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES ..................................       42,184           46,893
                                                    --------         --------
   INCOME FROM OPERATIONS .....................       71,974           78,723
   INTEREST AND DEBT ISSUANCE EXPENSE .........       31,855           33,355
   OTHER INCOME, NET ..........................        1,076            1,403
                                                    --------         --------
   INCOME FROM CONTINUING OPERATIONS
    BEFORE PROVISION FOR INCOME TAXES .........       41,195           46,771
   PROVISION FOR INCOME TAXES .................        6,584            4,618
                                                    --------         --------
   INCOME FROM CONTINUING OPERATIONS ..........       34,611           42,153
   LOSS FROM DISCONTINUED OPERATIONS ..........      (41,516)              --
   EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
    OF DEBT ...................................         (672)         (45,538)
                                                    --------         --------
   NET INCOME (LOSS) ..........................     $ (7,577)        $ (3,385)
                                                    ========         ========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                          FOAMEX L.P. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                   (thousands)

                                                                            39-Week Periods Ended
                                                                       --------------------------------
                                                                        September 29,     September 28,
                                                                             1996             1997
                                                                       ---------------   --------------
OPERATING ACTIVITIES:
 Net income (loss) .................................................      $ (7,577)        $   (3,385)
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization ...................................        15,945             15,570
   Amortization of debt issuance costs and debt discount ...........         2,124              1,903
   Extraordinary loss on extinguishment of debt ....................           672             45,538
   Loss from discontinued operations ...............................        41,516                 --
   Other operating activities ......................................        (4,126)            (1,696)
   Changes in operating assets and liabilities .....................       (14,025)           (26,200)
                                                                          --------         ----------
    Net cash provided by continuing operations .....................        34,529             31,730
    Net cash used for discontinued operations ......................          (486)                --
                                                                          --------         ----------
    Net cash provided by operating activities ......................        34,043             31,730
                                                                          --------         ----------

INVESTING ACTIVITIES:
 Capital expenditures ..............................................       (14,536)           (25,444)
 Purchase of FJPS senior secured discount debentures ...............            --           (105,829)
 Decrease in restricted cash .......................................       (33,149)            12,143
 Loan to partner ...................................................            --             (5,000)
 Proceeds from sale of discontinued operations .....................        45,425                 --
 Other investing activities ........................................         1,745               (930)
 Discontinued operations investing activities ......................          (919)                --
                                                                          --------         ----------
    Net cash used for investing activities .........................        (1,434)          (125,060)
                                                                          --------         ----------

FINANCING ACTIVITIES:
 Net proceeds from short-term borrowings ...........................         2,970              1,179
 Proceeds from revolving loans .....................................            --             31,000
 Proceeds from long-term debt ......................................            --            453,500
 Repayment of long-term debt .......................................       (18,392)          (363,443)
 Premiums and payments associated with debt extinguishment .........            --            (22,921)
 Debt issuance costs ...............................................            --            (15,617)
 Distributions to partners .........................................        (3,478)           (10,283)
 Other financing activities ........................................            (8)                25
                                                                          --------         ----------
    Net cash provided by (used for) financing activities ...........       (18,908)            73,440
                                                                          --------         ----------
Net increase (decrease) in cash and cash equivalents ...............        13,701            (19,890)
Cash and cash equivalents at beginning of period ...................           638             20,968
                                                                          --------         ----------
Cash and cash equivalents at end of period .........................      $ 14,339         $    1,078
                                                                          ========         ==========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                         FOAMEX L.P. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

     Foamex L.P.'s condensed consolidated balance sheet as of December 29, 1996 has been condensed from the audited consolidated balance sheet at that date. The condensed consolidated balance sheet as of September 28, 1997 and the condensed consolidated statements of operations for the thirteen week and thirty-nine week periods ended September 29, 1996 and September 28, 1997 and the condensed consolidated statements of cash flows for the thirty-nine week periods ended September 29, 1996 and September 28, 1997 have been prepared by Foamex L.P. and subsidiaries and have not been audited by Foamex L.P.'s independent accountants. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of the consolidated financial position, results of operations and cash flows have been included.

     Upon consummation of the Refinancing Plan, as defined, on June 12, 1997 (see Note 4 below for further discussion), Foamex-JPS Automotive L.P. ("FJPS") was merged into Foamex International Inc. ("Foamex International"), which thus became a 98% limited partner of Foamex L.P. FMXI, Inc. ("FMXI") is a 1% managing general partner of Foamex L.P. and Trace Foam Company, Inc. ("Trace Foam") is a 1% non-managing general partner of Foamex L.P. FMXI is a wholly owned subsidiary of Foamex International.

     Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. These condensed consolidated financial statements should be read in conjunction with Foamex L.P.'s 1996 consolidated financial statements and notes thereto as set forth in Foamex L.P.'s Annual Report on Form 10-K for the fiscal year ended December 29, 1996.


2. DISCONTINUED OPERATIONS

     During 1996, Foamex L.P. sold the outstanding common stock of Perfect Fit Industries, Inc. ("Perfect Fit"), a wholly owned subsidiary, for an adjusted sale price of approximately $44.2 million. The sale included the net assets of Foamex L.P.'s home comfort products business segment.

     Foamex L.P.'s condensed consolidated financial statements reflect the discontinuation of the home comfort products business segment. Interest and debt issuance expense was allocated to discontinued operations based on the estimated debt to be retired with the net proceeds from the sale. A summary of the operating results for the discontinued operations is as follows:


                                                                                 39-Week Period Ended
                                                                                  September 29, 1996
                                                                               -----------------------
                                                                                     (thousands)
        Net sales ............................................................        $  50,097
        Gross profit .........................................................            8,065
        Income from operations ...............................................            1,123
        Interest and debt issuance expense ...................................            2,384
        Other expense ........................................................              348
        Loss on disposal of discontinued operations ..........................          (41,286)
        Loss from discontinued operations before benefit from income taxes ...          (42,895)
        Benefit for income taxes .............................................           (1,379)
        Loss from discontinued operations, net of income taxes ...............          (41,516)

                         FOAMEX L.P. AND SUBSIDIARIES

3. INVENTORIES

     The components of inventories consist of:

                                           December 29,     September 28,
                                               1996             1997
                                          --------------   --------------
                                                    (thousands)
   Raw materials and supplies .........      $ 61,559          $49,067
   Work in process ....................        13,453           17,568
   Finished goods .....................        27,598           27,666
                                             --------          -------
    Total .............................      $102,610          $94,301
                                             ========          =======

4. LONG-TERM DEBT

     Long-term debt consists of:

                                                                             December 29,     September 28,
                                                                                 1996             1997
                                                                            --------------   --------------
                                                                                      (thousands)
   9-7/8% senior subordinated notes due 2007(1) .........................      $     --         $150,000
   Foamex L.P. term loan facilities (7.83% interest rate at
    September 28, 1997)(2) ..............................................            --          298,000
   Foamex L.P. revolving loan (7.62% interest rate at
    September 28, 1997)(3) ..............................................            --           31,000
   9-1/2% senior secured notes due 2000(4) ..............................       106,793            4,523
   11-1/4% senior notes due 2002(4) .....................................       141,400            5,825
   11-7/8% senior subordinated debentures due 2004
    (net of unamortized debt discount of $769 and $116)(4) ..............       125,056           20,227
   11-7/8% senior subordinated debentures due 2004, Series B(5) .........         7,000               45
   Industrial revenue bonds(6) ..........................................         7,000            7,000
   Foamex L.P. term loan (8.54% interest rate as of
    December 29, 1996)(6) ...............................................        11,000               --
   Subordinated note (net of debt discount of $1,198 and $969)(6) .......         5,817            6,046
   Other ................................................................         2,286            5,666
                                                                               --------         --------
                                                                                406,352          528,332
   Less current portion .................................................        13,735            8,664
                                                                               --------         --------
   Long-term debt .......................................................      $392,617         $519,668
                                                                               ========         ========

----------
(1) Debt of Foamex L.P. and Foamex Capital Corporation ("FCC") (together, the "Issuers"), guaranteed by General Felt Industries, Inc. ("General Felt"), Foamex Fibers, Inc. ("Foamex Fibers") and certain future domestic subsidiaries of the Issuers.

(2) Debt of Foamex L.P., guaranteed by Foamex International, General Felt and Foamex Fibers.

(3) Debt of Foamex L.P. and General Felt, guaranteed by Foamex International and Foamex Fibers.

(4)  Debt of the Issuers, guaranteed by Foamex International and General Felt.

(5)  Debt of the Issuers, guaranteed by General Felt.

(6)  Debt of Foamex L.P.

                          FOAMEX L.P. AND SUBSIDIARIES

4. LONG-TERM DEBT (continued)

  Refinancing Plan

     On June 12, 1997, Foamex International substantially completed a refinancing plan (the "Refinancing Plan") that included the refinancing of certain long-term indebtedness to reduce Foamex International's interest expense and improve financing flexibility. In connection with the Refinancing Plan, Foamex L.P. purchased approximately $342.3 million of aggregate principal amount of its public debt and approximately $116.7 million of aggregate principal amount of FJPS's senior secured discount debentures due 2004 (the "Discount Debentures") and repaid $5.2 million of term loan borrowings under its old credit facility. Foamex L.P. incurred an extraordinary loss on the early extinguishment of debt associated with the Refinancing Plan of approximately $44.5 million. The Refinancing Plan was funded by $347.0 million of borrowings under a new $480.0 million credit facility (the "New Credit Facility") and the net proceeds from the issuance of $150.0 million of 9-7/8% senior subordinated notes due 2007.

     In addition, on October 1, 1997, Foamex L.P. redeemed all of the outstanding: (i) 11-1/4% senior notes due 2002, (ii) 11-7/8% senior subordinated debentures due 2004 and (iii) the 11-7/8% senior subordinated debentures due 2004, Series B, constituting approximately $26.0 million of the approximately $30.0 million of its outstanding public debt that was not tendered as part of the Refinancing Plan. The redemption was funded from the New Credit Facility. In connection with this redemption, Foamex L.P. expects to incur an extraordinary loss on the early extinguishment of debt of approximately $2.6 million in the fourth quarter of 1997.

  Term Loans and Revolving Loan

     On June 12, 1997, Foamex L.P. entered into the New Credit Facility with a group of banks that provides for term loans of up to $330.0 million which expire from June 2003 to June 2006 and borrowings of up to $150.0 million under a revolving line of credit which expires in June 2003. In connection with the Refinancing Plan, Foamex L.P. entered into term loans of $298.0 million and borrowed $49.0 million under the revolving line of credit.

     The term loans are comprised of a (i) term A loan ("Term A") which provides up to $120.0 million of borrowings of which Foamex L.P. borrowed $88.0 million in connection with the Refinancing Plan, (ii) term B loan ("Term B") of $110.0 million and (iii) term C loan ("Term C") of $100.0 million. The remaining $32.0 million available under the Term A is restricted and can only be used by Foamex L.P. to retire its public debt not tendered in connection with the Refinancing Plan with such unused availability terminating June 15, 1998. Foamex L.P. borrowed $29.0 million under the Term A in connection with the October 1, 1997 redemption.

     Borrowings under the New Credit Facility are collateralized by substantially all of the assets of Foamex L.P., General Felt and Foamex Fibers on a pari passu basis with the 9-1/2% senior secured notes due 2000 and the industrial revenue bonds (collectively, the "Notes"); however, the rights of the holders of the applicable issue of Notes to receive payment upon the disposition of the collateral securing such issue of Notes has been preserved.

     Pursuant to the terms of the New Credit Facility, borrowed funds will bear interest at a floating rate equal to an applicable margin, as defined, plus the higher of (i) the base rate of The Bank of Nova Scotia, in effect from time to time, or (ii) a rate that is equal to 0.5% per annum plus the federal funds rate in effect from time to time. The applicable margin is determined based on the total net debt to EBDAIT ratio, as defined, and can range from no margin up to 1.125% per annum for Term A and revolving loans, from 0.875% per annum to 1.375% per annum for Term B and from 1.125% per annum to 1.625% per annum for Term C. At the option of Foamex L.P., portions of the outstanding loans under the New Credit Facility are convertible into LIBOR based loans which bear interest at a floating rate equal to an applicable margin for LIBOR based loans, as defined, plus the average LIBOR, as defined. The applicable margin for LIBOR based loans is a rate that will generally equal the applicable margin (discussed above) plus 1.0% per annum.

  9-7/8% Senior Subordinated Notes due 2007 ("Senior Subordinated Notes")

     The Senior Subordinated Notes were issued by Foamex L.P. and FCC in a private placement under Rule 144A of the Securities Act of 1933, as amended, on June 12, 1997 in connection with the Refinancing Plan. The Senior

                          FOAMEX L.P. AND SUBSIDIARIES

4. LONG-TERM DEBT (continued)

Subordinated Notes bear interest at the rate of 9-7/8% per annum payable semiannually on each June 15 and December 15, commencing December 15, 1997. The Senior Subordinated Notes mature on June 15, 2007. The Senior Subordinated Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after June 15, 2002, initially at 104.938% of their principal amount, plus accrued interest and liquidated damages, as defined, if any, thereon to the date of redemption and declining to 100.0% on or after June 15, 2005. In addition, at any time prior to June 15, 2000, Foamex L.P. may on one or more occasions redeem up to 35.0% of the initially outstanding principal amount of the Senior Subordinated Notes at a redemption price equal to 109.875% of the principal amount, plus accrued interest and liquidated damages, if any, thereon to the date of redemption with the cash proceeds of one or more Public Equity Offerings, as defined. Upon the occurrence of a change of control, as defined, each holder of Senior Subordinated Notes will have the right to require Foamex L.P. to repurchase the Senior Subordinated Notes at a price equal to 101.0% of the principal amount, plus accrued interest and liquidated damages, if any, to the date of repurchase. The Senior Subordinated Notes are subordinated in right of payment to all senior indebtedness and are pari passu in right of payment to the subordinated note. The Senior Subordinated Notes contain certain covenants that limit, among other things, the ability of Foamex L.P. (i) to pay distributions or redeem partnership interests, (ii) to make certain restrictive payments or investments, (iii) to incur additional indebtedness or issue Preferred Equity Interest, as defined, (iv) to merge, consolidate or sell all or substantially all of its assets, or (vi) to enter into certain transactions with affiliates or related persons. The Senior Subordinated Notes are guaranteed by General Felt and Foamex Fibers and certain future domestic subsidiaries of the Issuers.

     The Issuers have filed a registration statement relating to an exchange offer in which the Issuers will offer to exchange the Senior Subordinated Notes issued in the private placement for new notes. The terms of the new notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Senior Subordinated Notes, except that the new notes will be transferable by holders thereof without further registration under the Securities Act of 1933, as amended (except in the case of Senior Subordinated Notes held by affiliates of the Issuers and for certain other holders), and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended. The exchange offer is expected to be consummated during November 1997.

     Principal payments on Foamex L.P.'s long-term debt for the remainder of 1997 and for the next five years are as follows: 1997--$4.1 million; 1998--$11.9 million; 1999--$20.9 million; 2000--$31.3 million; 2001--$31.3 million;
2002--$32.7 million; and thereafter--$397.2 million.

  Early Extinguishment of Debt--Refinancing Plan

     In connection with the Refinancing Plan, Foamex L.P. incurred an extraordinary loss on the early extinguishment of debt of approximately $44.5 million. The extraordinary loss is comprised of approximately $20.2 million for premium and consent fee payments, approximately $12.6 million for the write-off of debt issuance costs and debt discount, approximately $8.2 million for the loss associated with the effective termination and amendment of the interest rate swap agreements and approximately $3.5 million of professional fees and other costs. In connection with the Refinancing Plan, Foamex L.P. repaid $5.2 million in term loan borrowings under its old credit facility and purchased approximately $459.0 million of aggregate principal amount of public debt comprised of:

      o $99.8 million of aggregate principal amount of its 9-1/2% senior secured notes due 2000 for an aggregate consideration of 104.193% of principal plus accrued interest, comprised of a tender price of 102.193% and a consent fee of 2.0%;

      o $130.1 million of aggregate principal amount of its 11-1/4% senior notes due 2002 for an aggregate consideration of 105.709% of principal plus accrued interest, comprised of a tender price of 103.709% and a consent fee of 2.0%;

      o $105.5 million of aggregate principal amount of its 11-7/8% senior subordinated debentures due 2004 for an aggregate consideration of 107.586% of principal plus accrued interest, comprised of a tender price of 105.586% and a consent fee of 2.0%;

                          FOAMEX L.P. AND SUBSIDIARIES

4. LONG-TERM DEBT (continued)

      o $6.9 million of aggregate principal amount of its 11-7/8% senior subordinated debentures, series B due 2004 for an aggregate consideration of 107.586% of principal plus accrued interest, comprised of a tender price of 105.586% and a consent fee of 2.0%; and

      o $116.7 million of aggregate principal amount of the Discount Debentures for an aggregate consideration of 90.0% of principal amount, which represents approximately 121.9% of the accreted book value as of June 12, 1997, comprised of a tender price of 88.0% of principal amount and a consent fee of 2.0%.


   Early Extinguishment of Debt--Other

     In addition, during 1997 Foamex L.P. incurred extraordinary losses of approximately $1.0 million associated with the early extinguishment of approximately $11.8 million of long-term debt funded with approximately $12.1 million of the remaining net proceeds from the sale of Perfect Fit. The extraordinary loss is comprised of approximately $0.4 million of premium payments and approximately $0.6 million for the write-off of debt issuance costs. The long-term debt was comprised of:

      o $2.5 million of aggregate principal amount of its 9-1/2% senior secured notes due 2000.

      o $5.5 million of aggregate principal amount of its 11-1/4% senior notes due 2002.

      o Bank term loan borrowings of $3.8 million under Foamex L.P.'s old credit facility.


   Interest Rate Swaps

     Foamex L.P. uses derivative financial instruments to manage interest expense. All derivative financial instruments are classified as "held for purposes other than trading". Foamex L.P. does not use derivatives for speculative purposes.

     Interest rate swap agreements are used to manage interest expense by changing the interest rate characteristics of certain debt instruments to approximate current market conditions. The amended interest rate swap agreement matures in June 2007 which is consistent with the underlying debt. The differential paid or received on interest rate swap agreements is recognized on an accrual basis as an adjustment to interest and debt issuance expense.

     In connection with the Refinancing Plan, Foamex L.P.'s existing interest rate swap agreements with a notional amount of $300.0 million were considered to be effectively terminated since the underlying debt was extinguished. These interest rate swap agreements had an estimated fair value liability of $8.2 million at the date of the Refinancing Plan which is included in the extraordinary loss on the early extinguishment of debt. In lieu of a cash payment for the estimated fair value of the existing interest rate swap agreements, Foamex L.P. entered into an amendment of the existing interest rate swap agreements resulting in one interest rate swap agreement with a notional amount of $150.0 million through June 2007. Accordingly, the $8.2 million fair value liability has been recorded as a deferred credit which will be amortized as a reduction in interest and debt issuance expense on a straight-line basis over the life of the amended interest rate swap agreement. Under the amended interest rate swap agreement, Foamex L.P. is obligated to make fixed payments of 5.75% per annum through December 1997 and variable payments based on the higher of LIBOR at the beginning of the period or the end of the period for the remainder of the agreement, in exchange for fixed payments by the swap partner at 6.44% per annum for the life of the agreement, payable semiannually in arrears. The amended interest rate swap agreement can be terminated by either party in June 2002, and annually thereafter, for a cash settlement based on the fair market value of the amended interest rate swap agreement. Interest and debt issuance expense is subject to fluctuations in LIBOR during the term of the swap agreement except during 1997. Foamex L.P. is exposed to credit loss in the event of nonperformance by the swap partner; however, the occurrence of this event is not anticipated. The effect of the interest rate swaps described above was a favorable adjustment to interest and debt issuance expense of $2.8 million and $2.2 million for the thirty-nine week periods ended September 29, 1996 and September 28, 1997, respectively.

                          FOAMEX L.P. AND SUBSIDIARIES

5. RELATED PARTY TRANSACTIONS

     On July 1, 1997, Trace Holdings borrowed $5.0 million pursuant to a promissory note with an aggregate principal amount of $5.0 million issued to Foamex L.P. on June 12, 1997. The promissory note is due and payable on demand or, if no demand is made, on July 7, 2001, and bears interest at 2-3/8% plus three-month LIBOR, as defined, per annum payable quarterly in arrears commencing October 1, 1997. The promissory note is included in the other component of partners' equity (deficit).

     In connection with the Refinancing Plan, Foamex L.P. purchased approximately $116.7 million of aggregate principal amount of Discount Debentures for approximately $105.8 million including transaction costs of approximately $0.8 million. Foamex L.P. subsequently distributed the Discount Debentures to FJPS and FMXI.

     On June 12, 1997, Foamex L.P. distributed its $2.0 million aggregate principal amount promissory note due from Foamex International to FJPS and FMXI.

     Also on June 12, 1997, Foamex L.P. distributed its $56.2 million aggregate principal amount note, as amended, due 2006 (the "FJPS Note") from FJPS with an accreted value as of June 12, 1997 of $35.6 million to FJPS and FMXI. The accretion of the original issue discount of $4.7 million and $2.4 million for the thirty-nine week period ended September 29, 1996 and for the period from December 30, 1996 to June 12, 1997, respectively, was reflected as a direct increase in the FJPS Note and partners' capital account, and thereby excluded from the condensed consolidated statements of operations.

     In connection with the Refinancing Plan, Foamex L.P. made a cash distribution of approximately $1.5 million to Trace Foam as a result of Foamex L.P.'s distribution to FJPS and FMXI of the Discount Debentures, the FJPS Note and the $2.0 million aggregate principal amount promissory note due from Foamex International.

     On June 12, 1997, a promissory note issued to Foamex L.P. by Trace International Holdings, Inc. ("Trace Holdings") was amended. The amended promissory note is an extension of a promissory note of Trace Holdings that was due in July 1997. The aggregate principal amount of the amended promissory note was increased to approximately $4.8 million and the maturity of the promissory note was extended. The promissory note is due and payable on demand or, if no demand is made, on July 7, 2001, and bears interest at 2-3/8% plus three-month LIBOR, as defined, per annum payable quarterly in arrears. The promissory note is included in the other component of partners' equity (deficit).

     During June 1997, Foamex L.P. and Trace Foam amended their management services agreement to increase the annual fee from $1.75 million to $3.0 million, plus reimbursement of expenses incurred.

     Foamex L.P. has a supply agreement (the "Supply Agreement") with Foamex International pursuant to which, at the option of Foamex L.P., Foamex International will purchase certain raw materials, which are necessary for the manufacture of Foamex L.P.'s products, and resell such materials to Foamex L.P. at a price equal to net cost plus reasonable out of pocket expenses. Management believes that the terms of the Supply Agreement are no less favorable than those which Foamex L.P. could have obtained from an unaffiliated third party. During the thirty-nine week periods ended September 29, 1996 and September 28, 1997, Foamex L.P. purchased approximately $84.3 million and $94.4 million, respectively, of raw materials under the Supply Agreement. As of December 29, 1996 and September 28, 1997, Foamex L.P. had accounts payable to Foamex International of approximately $8.8 million and $16.6 million, respectively, associated with the Supply Agreement.

     Foamex L.P. chartered an aircraft (which is owned by a wholly-owned subsidiary of Foamex International) through a third party and incurred costs of approximately $0.9 million for each of the thirty-nine week periods ended September 29, 1996 and September 28, 1997.

                         FOAMEX L.P. AND SUBSIDIARIES

6. ENVIRONMENTAL MATTERS

     As of September 28, 1997, Foamex L.P. has accruals of approximately $3.8 million for environmental matters. In addition, as of September 28, 1997, Foamex L.P. has net receivables of approximately $1.0 million relating to indemnification for environmental liabilities, net of an allowance of approximately $1.0 million relating to potential disagreements regarding the scope of the indemnification. Foamex L.P. believes that realization of the net receivables established for indemnification is probable.

     On May 5, 1997, there was an accidental chemical spill at one of Foamex L.P.'s manufacturing facilities that was contained on site. Foamex L.P. is in the process of disposing of the contaminated soil which is estimated to cost approximately $0.6 million. As of September 28, 1997, Foamex L.P. has spent approximately $0.5 million for remediation costs related to this chemical spill. The actual cost and the timetable for the clean-up of the site cannot be predicted with any degree of certainty at this time; therefore, there can be no assurance that the clean-up of the site will not result in a more significant environmental liability in the future.

     Foamex L.P. has reported to appropriate state authorities that it has found soil and groundwater contamination in excess of state standards at four additional facilities and soil contamination in excess of state standards at three other facilities. Foamex L.P. has begun remediation and is conducting further investigations into the extent of the contamination at these facilities and, accordingly, the extent of the remediation that may ultimately be required. The actual cost and the timetable of any such remediation cannot be predicted with any degree of certainty at this time. As of September 28, 1997, Foamex L.P. has environmental accruals of approximately $2.9 million for the remaining potential remediation costs for these facilities based on engineering estimates.

     Federal regulations require that by 1998 all underground storage tanks ("USTs") be removed or upgraded in most states to meet applicable standards. Foamex L.P. has six USTs that will require removal or permanent in-place closure by the end of 1998. Due to the age of these tanks, leakage may have occurred resulting in soil and possibly groundwater contamination. Foamex L.P. has accrued approximately $0.3 million for the estimated removal and remediation, if any, associated with the USTs. However, the full extent of contamination and, accordingly, the actual cost of such remediation cannot be predicted with any degree of certainty at this time. Foamex L.P. believes that its USTs do not pose a significant risk of environmental liability because of Foamex L.P.'s monitoring practices for USTs and conditional approval for permanent in-place closure for certain USTs. However, there can be no assurance that such USTs will not result in significant environmental liability in the future.

     Foamex L.P. has been designated as a Potentially Responsible Party ("PRP") by the United States Environmental Protection Agency (the "EPA") with respect to thirteen sites, with an estimated total liability to Foamex L.P. for the thirteen sites of less than approximately $0.5 million. Estimates of total clean-up costs and fractional allocations of liability are generally provided by the EPA or the committee of PRP's with respect to the specified site. In each case, the participation of Foamex L.P. is considered to be immaterial.

     Although it is possible that new information or future developments could require Foamex L.P. to reassess its potential exposure relating to all pending environmental matters, management believes that, based upon all currently available information, the resolution of such environmental matters will not have a material adverse effect on Foamex L.P.'s operations, financial position, capital expenditures or competitive position. The possibility exists, however, that new environmental legislation and/or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated and that may be material.

                         FOAMEX L.P. AND SUBSIDIARIES

7. LITIGATION

     As of November 3, 1997, Foamex L.P. and Trace Holdings were two of multiple defendants in actions filed on behalf of approximately 5,500 persons in various United States federal and state courts and one Canadian provincial court by recipients of breast implants, some of which allege substantial damages, but most of which allege unspecified damages for personal injuries of various types. Three of these cases seek to allege claims on behalf of all breast implant recipients or other allegedly affected parties, but only one class has been approved or certified by a court, and that is a class limited to Louisiana residents or persons who received their implants in Louisiana. In addition, three cases have been filed alleging claims on behalf of approximately 725 residents of Australia and New Zealand. During 1995, Foamex L.P. and Trace Holdings were granted summary judgments and dismissed as defendants from all cases in the federal courts of the United States and the state courts of California. Appeals for these decisions were withdrawn and the decisions are final. Although breast implants do not contain foam, certain silicone gel implants were produced using a polyurethane foam covering fabricated by independent distributors or fabricators from bulk foam purchased from Foamex L.P. or Trace Holdings. Neither Foamex L.P. nor Trace Holdings recommended, authorized or approved the use of its foam for these purposes. Foamex L.P. believes that the number of suits and claimants may increase, but not significantly. While it is not feasible to predict or determine the outcome of these actions, based on management's present assessment of the merits of pending claims, after consultation with the general counsel of Trace Holdings, management believes that the disposition of matters that are pending or that may reasonably be anticipated to be asserted should not have a material adverse effect on either Foamex L.P.'s or Trace Holdings' consolidated financial position or results of operations. In addition, Foamex L.P. is also indemnified by Trace Holdings for any such liabilities relating to foam manufactured prior to the capitalization of Foamex L.P. in October 1990. Although Trace Holdings has paid Foamex L.P.'s litigation expenses pursuant to such indemnification, and management believes Trace Holdings will be in a position to continue to pay such expenses, there can be no assurance that Trace Holdings will be able to continue to provide such indemnification. Based on information available at this time with respect to the potential liability, Foamex L.P. believes that the proceedings should not ultimately result in any liability that would have a material adverse effect on the financial position or results of operations of Foamex L.P. If management's assessment of Foamex L.P.'s liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex L.P.

     Foamex L.P. is party to various other lawsuits, both as defendant and plaintiff, arising in the normal course of business. It is the opinion of management that the disposition of these lawsuits will not individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Foamex L.P. If management's assessment of Foamex L.P.'s liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex L.P.'s consolidated financial position.


8. SUBSEQUENT EVENT

     On October 6, 1997, Foamex L.P. sold substantially all of the net assets of its needlepunch carpeting, tufted carpeting and artificial grass products business located at its facilities in Dalton, Georgia to Bretlin, Inc. for an aggregate sale price of approximately $41.2 million, subject to post-closing adjustments. Foamex L.P. expects to realize an immaterial gain on the sale, net of income taxes, in the fourth quarter of 1997. Foamex L.P. used $38.8 million of the net sale proceeds to repay outstanding term loan borrowings under the New Credit Facility. In connection with this repayment, Foamex L.P., expects to incur an extraordinary loss on the early extinguishment of debt of approximately $0.9 million during the fourth quarter of 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS




Board of Directors
Foamex Capital Corporation
Wilmington, Delaware

We have audited the accompanying balance sheets of Foamex Capital Corporation ("FCC") (a wholly owned subsidiary of Foamex L.P.) as of December 31, 1995 and December 29, 1996. These balance sheets are the responsibility of FCC's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of FCC at December 31, 1995 and December 29, 1996, in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1997

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           FOAMEX CAPITAL CORPORATION
                   (A Wholly-Owned Subsidiary of Foamex L.P.)
                                 BALANCE SHEETS

                                                      December 31,  December 29,
                                                          1995          1996
                                                      ------------  ------------
ASSETS:
CASH ..................................................  $1,000        $1,000
                                                         ======        ======
LIABILITIES AND STOCKHOLDER'S EQUITY:
COMMITMENTS AND CONTINGENCIES .........................  $   --        $   --
                                                         ------        ------
STOCKHOLDER'S EQUITY:
   Common stock, par value $.01 per share;
    1,000 shares authorized, issued and outstanding ...      10            10
   Additional paid-in capital .........................     990           990
                                                         ------        ------
TOTAL STOCKHOLDER'S EQUITY ............................  $1,000        $1,000
                                                         ======        ======


       The accompanying notes are an integral part of the balance sheets.

                           FOAMEX CAPITAL CORPORATION
                   (A Wholly-Owned Subsidiary of Foamex L.P.)
                             NOTES TO BALANCE SHEETS

1. ORGANIZATION

     Foamex Capital Corporation ("FCC"), a wholly owned subsidiary of Foamex L.P., was formed on July 20, 1992 and initially capitalized on July 23, 1992, for the sole purpose of obtaining financing from external sources.


2. COMMITMENTS AND CONTINGENCIES

     FCC is a joint obligor on the following borrowings of Foamex L.P.:

   9-1/2% Senior Secured Notes due 2000 ("Senior Secured Notes")

     The Senior Secured Notes were issued on June 3, 1993 and bear interest at the rate of 9-1/2% payable semiannually on each June 1 and December 1. The Senior Secured Notes mature on June 1, 2000. The Senior Secured Notes are collateralized by a first-priority lien on substantially all of the assets of Foamex L.P. except for receivables, real estate and fixtures. The Senior Secured Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after June 1, 1998, initially at 101.583% of their principal amount, plus accrued interest, and declining to 100% on or after June 1, 1999. The Senior Secured Notes have been guaranteed, on a senior secured basis by General Felt Industries, Inc. (General Felt) and on a senior unsecured basis by Foamex International Inc. (Foamex International). During 1996, Foamex L.P. repurchased $9.9 million of Senior Secured Notes.

   11-1/4% Senior Notes due 2002 ("Senior Notes")

     The Senior Notes bear interest at the rate of 11-1/4% payable semiannually on each April 1 and October 1. The Senior Notes mature on October 1, 2002. The Senior Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 104.219% of their principal amount, plus accrued interest, and declining to 100% on or after October 1, 2000. In October 1994, Foamex L.P. provided certain real property as collateral for the Senior Notes, with a net book value of $37.8 million at December 29, 1996. The Senior Notes have been guaranteed, on a senior basis, by General Felt and Foamex International. During 1996, Foamex L.P. repurchased $8.6 million of Senior Notes.

   11-7/8% Senior Subordinated Debentures ("Subordinated Debentures")

     The Subordinated Debentures bear interest at the rate of 11-7/8% payable semiannually on each April 1 and October 1. The Subordinated Debentures mature on October 1, 2004. The Subordinated Debentures may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 105.938% of their principal amount, plus accrued interest, and declining to 100% on or after October 1, 2002. The Subordinated Debentures are subordinated in right of payment to all senior indebtedness, including the Senior Secured Notes and the Senior Notes. The Subordinated Debentures have been guaranteed, on a senior subordinated basis, by General Felt and Foamex International. During 1996, Foamex L.P. repurchased $0.1 million of Subordinated Debentures.

   11-7/8% Senior Subordinated Debentures, Series B ("Series B Debentures")

     The Series B Debentures were issued July 30, 1993, by Foamex L.P. in an exchange offer to holders of senior subordinated debentures issued in connection with the acquisition of General Felt on March 23, 1993. The Series B Debentures have terms substantially similar to the Subordinated Debentures, except that holders of the Series B Debentures are entitled to receive proceeds from an asset sale only if any proceeds remain after an offer to repurchase has been made to the holders of the Subordinated Debentures. The Series B Debentures have been guaranteed on a senior subordinated basis by General Felt.

                           FOAMEX CAPITAL CORPORATION
                   (A Wholly-Owned Subsidiary of Foamex L.P.)
                           BALANCE SHEETS (unaudited)


                                                     December 29,  September 28,
                                                         1996          1997
                                                     ------------  -------------
ASSETS:
CASH .................................................. $1,000        $1,000
                                                        ======        ======
LIABILITIES AND STOCKHOLDER'S EQUITY:
COMMITMENTS AND CONTINGENCIES ......................... $   --        $   --
                                                        ------        ------
STOCKHOLDER'S EQUITY:
   Common stock, par value $.01 per share;
    1,000 shares authorized, issued and outstanding ...     10            --
   Additional paid-in capital .........................    990         1,000
                                                        ------        ------
TOTAL STOCKHOLDER'S EQUITY ............................ $1,000        $1,000
                                                        ======        ======


       The accompanying notes are an integral part of the balance sheets.

                           FOAMEX CAPITAL CORPORATION
                   (A Wholly-Owned Subsidiary of Foamex L.P.)
                      NOTES TO BALANCE SHEETS (unaudited)


1. ORGANIZATION

     Foamex Capital Corporation ("FCC"), a wholly owned subsidiary of Foamex L.P., was formed for the sole purpose of obtaining financing from external sources.


2. COMMITMENTS AND CONTINGENCIES

     FCC is a joint obligor on the following borrowings of Foamex L.P.:

   9-7/8% Senior Subordinated Notes due 2007 ("Senior Subordinated Notes")

     The Senior Subordinated Notes were issued by Foamex L.P. and FCC (collectively, the "Issuers") in a private placement under Rule 144A of the Securities Act of 1933, as amended, on June 12, 1997 in connection with the Refinancing Plan. The Senior Subordinated Notes bear interest at the rate of 9-7/8% per annum payable semiannually on each June 15 and December 15, commencing December 15, 1997. The Senior Subordinated Notes mature on June 15, 2007. The Senior Subordinated Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after June 15, 2002, initially at 104.938% of their principal amount, plus accrued interest and liquidated damages, as defined, if any, thereon to the date of redemption and declining to 100.0% on or after June 15, 2005. In addition, at any time prior to June 15, 2000, Foamex L.P. may on one or more occasions redeem up to 35.0% of the initially outstanding principal amount of the Senior Subordinated Notes at a redemption price equal to 109.875% of the principal amount, plus accrued interest and liquidated damages, if any, thereon to the date of redemption with the cash proceeds of one or more Public Equity Offerings, as defined. Upon the occurrence of a change of control, as defined, each holder of Senior Subordinated Notes will have the right to require Foamex L.P. to repurchase the Senior Subordinated Notes at a price equal to 101.0% of the principal amount, plus accrued interest and liquidated damages, if any, to the date of repurchase. The Senior Subordinated Notes are subordinated in right of payment to all senior indebtedness and are pari passu in right of payment to the subordinated note. The Senior Subordinated Notes contain certain covenants that limit, among other things, the ability of Foamex L.P. (i) to pay distributions or redeem partnership interests, (ii) to make certain restrictive payments or investments,
(iii) to incur additional indebtedness or issue Preferred Equity Interest, as defined, (iv) to merge, consolidate or sell all or substantially all of its assets, or (vi) to enter into certain transactions with affiliates or related persons. The Senior Subordinated Notes are guaranteed by General Felt and Foamex Fibers and certain future domestic subsidiaries of the Issuers.

     The Issuers have filed a registration statement relating to an exchange offer in which the Issuers will offer to exchange the Senior Subordinated Notes issued in the private placement for new notes. The terms of the new notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Senior Subordinated Notes, except that the new notes will be transferable by holders thereof without further registration under the Securities Act of 1933, as amended (except in the case of Senior Subordinated Notes held by affiliates of the Issuers and for certain other holders), and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended. The exchange offer is expected to be consummated during November 1997.

   9-1/2% Senior Secured Notes due 2000 ("Senior Secured Notes")

     The Senior Secured Notes were issued on June 3, 1993 and bear interest at the rate of 9-1/2% per annum payable semiannually on each June 1 and December 1. The Senior Secured Notes mature on June 1, 2000. The Senior Secured Notes are collateralized by a first-priority lien on substantially all of the assets of Foamex L.P. except for receivables, real estate and fixtures. The Senior Secured Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after June 1, 1998, initially at 101.583% of their principal amount, plus accrued interest, and declining to 100.0% on or after June 1, 1999. The Senior Secured Notes have been guaranteed, on a senior secured basis by General Felt and on a senior unsecured basis by Foamex International. During 1996 and 1997, Foamex L.P. repurchased $9.9 million and $102.3 million, respectively, aggregate principal amount of Senior Secured Notes.

                          FOAMEX CAPITAL CORPORATION
                   (A Wholly-Owned Subsidiary of Foamex L.P.)
                NOTES TO BALANCE SHEETS (unaudited)--(Continued)


2. COMMITMENTS AND CONTINGENCIES (continued)

   11-1/4% Senior Notes due 2002 ("Senior Notes")

     The Senior Notes bear interest at the rate of 11-1/4% per annum payable semiannually on each April 1 and October 1. The Senior Notes mature on October 1, 2002. The Senior Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 104.219% of their principal amount, plus accrued interest, and declining to 100.0% on or after October 1, 2000. In October 1994, Foamex L.P. provided certain real property as collateral for the Senior Notes, with a net book value of $37.8 million at December 29, 1996. The Senior Notes have been guaranteed, on a senior basis, by General Felt. During 1996 and 1997, Foamex L.P. repurchased $8.6 million and $135.6 million, respectively, aggregate principal amount of Senior Notes. Foamex L.P. redeemed all of the outstanding Senior Notes on October 1, 1997.

   11-7/8% Senior Subordinated Debentures ("Subordinated Debentures")

     The Subordinated Debentures bear interest at the rate of 11-7/8% per annum payable semiannually on each April 1 and October 1. The Subordinated Debentures mature on October 1, 2004. The Subordinated Debentures may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 105.938% of their principal amount, plus accrued interest, and declining to 100.0% on or after October 1, 2002. The Subordinated Debentures are subordinated in right of payment to all senior indebtedness, including the Senior Secured Notes and the Senior Notes. The Subordinated Debentures have been guaranteed, on a senior subordinated basis, by General Felt and rank pari passu in right of payment to the Senior Subordinated Notes. During 1996 and 1997, Foamex L.P. repurchased $0.1 million and $104.9 million, respectively, aggregate principal amount of Subordinated Debentures. Foamex L.P. redeemed all of the outstanding Subordinated Debentures on October 1, 1997.

   11-7/8% Senior Subordinated Debentures, Series B ("Series B Debentures")

     The Series B Debentures were issued July 30, 1993, by Foamex L.P. in an exchange offer to holders of senior subordinated debentures issued in connection with the acquisition of General Felt on March 23, 1993. The Series B Debentures have terms substantially similar to the Subordinated Debentures, except that holders of the Series B Debentures are entitled to receive proceeds from an asset sale only if any proceeds remain after an offer to repurchase has been made to the holders of the Subordinated Debentures. The Series B Debentures have been guaranteed on a senior subordinated basis by General Felt. During 1997, Foamex L.P. repurchased $6.9 million of Series B Debentures. Foamex L.P. redeemed all of the outstanding Series B Debentures on October 1, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Crain Industries, Inc.:

We have audited the accompanying consolidated balance sheet of Crain Industries, Inc. (a Delaware corporation and a wholly owned subsidiary of Crain Holdings Corp.) and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crain Industries, Inc. and subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN

St. Louis, Missouri
January 31, 1997


       The accompanying notes are an integral part of the balance sheets.

                             CRAIN INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEET
                        (In thousands, except share data)


                                                                   December 31,
                                                                       1996
                                                                  -------------
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents ...................................      $  6,102
  Accounts receivable, less allowance of $7,554 ...............        40,921
  Inventories .................................................        30,025
  Prepaid expenses and other ..................................         3,014
                                                                     --------
   Total current assets .......................................        80,062
PROPERTY, PLANT AND EQUIPMENT, NET ............................        49,873
INTANGIBLE ASSETS, NET ........................................        56,297
DEFERRED FINANCING COSTS, NET .................................        11,334
OTHER ASSETS ..................................................         1,310
                                                                     --------
TOTAL ASSETS ..................................................      $198,876
                                                                     ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
CURRENT LIABILITIES:
  Current maturities of long-term obligations .................      $    136
  Accounts payable ............................................        23,320
  Accrued and other liabilities ...............................         9,790
  Accrued interest ............................................         5,176
  Accrued payroll and personnel ...............................         6,986
                                                                     --------
   Total current liabilities ..................................        45,408
LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES ................       118,182
OTHER LONG-TERM LIABILITIES ...................................         5,444
                                                                     --------
TOTAL LIABILITIES .............................................       169,034
STOCKHOLDER'S EQUITY:
  Common Stock, $.01 par value, 1,000 shares authorized, issued
   and outstanding ............................................             0
  Contributed capital .........................................        29,492
  Retained earnings ...........................................           350
                                                                     --------
   Total stockholder's equity .................................        29,842
                                                                     --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ....................      $198,876
                                                                     ========


        See accompanying notes to the consolidated financial statements.

                             CRAIN INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In thousands)

                                                        December 31,
                                                            1996
                                                        -------------
   NET SALES ........................................     $306,093
   OPERATING EXPENSES:
     COST OF GOODS SOLD .............................      243,745
     SELLING, GENERAL AND ADMINISTRATIVE
      EXPENSES ......................................       35,299
     DEPRECIATION AND AMORTIZATION ..................        9,295
                                                          --------
   OPERATING INCOME .................................       17,754
   OTHER EXPENSES:
     INTEREST EXPENSE ...............................       14,618
     AMORTIZATION OF DEFERRED FINANCING
      COSTS .........................................        1,841
     OTHER EXPENSE ..................................          304
                                                          --------
   INCOME BEFORE PROVISION FOR INCOME TAXES .........          991
   PROVISION FOR INCOME TAXES .......................          395
                                                          --------
   NET INCOME .......................................     $     59
                                                          ========

        See accompanying notes to the consolidated financial statements.

                             CRAIN INDUSTRIES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                      for the Year Ended December 31, 1996
                                 (In thousands)

                                                       Retained        Total
                              Common    Contributed    Earnings    Stockholder's
                               Stock      Capital     (Deficit)       Equity
                              -------   -----------   ----------   -------------
December 31, 1995 ...........   $ 0       $24,528      $ (246)        $24,282
Contributed capital .........    --         4,964          --           4,964
Net income ..................    --            --         596             596
                                ---       -------      ------         -------
December 31, 1996 ...........   $ 0       $29,492      $  350         $29,842
                                ===       =======      ======         =======


        See accompanying notes to the consolidated financial statements.

                             CRAIN INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                               Year Ended
                                                              December 31,
                                                                  1996
                                                              ------------
OPERATING ACTIVITIES:
 Net income ..............................................    $      596
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization ..........................         9,295
  Amortization of deferred financing costs ...............         1,841
  Changes in assets and liabilities, net of acquisitions:
   Accounts receivable ...................................         1,515
   Inventories ...........................................          (492)
   Prepaid expenses and other ............................           115
   Accounts payable ......................................         1,273
   Accrued and other liabilities .........................           705
   Accrued interest ......................................           156
   Income taxes payable ..................................           216
                                                              ----------
   Net cash from operating activities ....................        15,220
                                                              ----------
INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired ......................       (14,568)
 Capital expenditures ....................................       (11,030)
                                                              ----------
   Net cash used for investing activities ................       (25,598)
                                                              ----------
FINANCING ACTIVITIES:
 Borrowings on long-term obligations .....................       115,270
 Payments on long-term obligations .......................      (103,290)
 Equity proceeds .........................................         4,964
 Financing fees and other ................................        (2,447)
                                                              ----------
Net cash from financing activities .......................        14,497
                                                              ----------
Net change in cash and cash equivalents ..................         4,119
Cash and cash equivalents at beginning of period .........         1,983
                                                              ----------
Cash and cash equivalents at end of period ...............    $    6,102
                                                              ==========


        See accompanying notes to the consolidated financial statements.

                            CRAIN INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (In thousands except share data)


1. THE COMPANY

     Crain Industries, Inc., a Delaware corporation ("Crain" or the "Company"), was formed on May 25, 1995 to participate in the Acquisition (as described below) and the transactions related thereto. Crain is a wholly owned subsidiary of Crain Holdings Corp. ("Holdings"). Prior to the Acquisition, Crain conducted no operations other than those incident to the Acquisition. The Company is engaged in the design, manufacturing and marketing of flexible polyurethane foam and foam products. The Company's products are sold to a wide variety of customers primarily in the furniture, bedding and carpet markets.

     On August 29, 1995, Crain consummated an agreement pursuant to which the Company acquired certain assets for an aggregate cash consideration of $130,027 and assumed certain liabilities of Crain Industries, Inc., an Arkansas corporation (the "Predecessor") (the "Acquisition"). The initial cash consideration for the Acquisition was reduced by $10,000 during 1996 as the result of a favorable settlement of a lawsuit with the Predecessor, discussed in
Note 11. The Company has designated August 26, 1995 as the effective date of the Acquisition for financial reporting purposes. Subsequent to the Acquisition, the Company changed its fiscal year end to December 31. Previously, the Predecessor's fiscal year end was the last Friday in August.

     The Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost was allocated to the acquired net assets based on their respective fair values.

     The total acquisition cost was allocated to the acquired net assets as follows:

           Current assets ........................    $  70,710
           Property, plant and equipment .........       40,434
           Goodwill ..............................       50,188
           Fees and costs ........................       12,500
           Other assets ..........................        1,914
           Current liabilities ...................      (43,469)
           Non-current liabilities ...............       (2,250)
                                                      ---------
                                                      $ 130,027
                                                      =========

2. COMFORT CLINIC ACQUISITION

     On October 18, 1996, the Company acquired substantially all of the assets of the Comfort Clinic division of Bio Clinic Corporation (the "Comfort Acquisition"). The consideration paid in connection with the Comfort Acquisition consisted of cash in the amount of $14,568, subject to final adjustments. The Comfort Acquisition was funded with borrowings of approximately $9,500 of senior debt under the Revolver (hereinafter defined) and approximately $5,000 of capital contributions from Holdings. The Comfort Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost has been preliminarily allocated to the acquired net assets based on their estimated respective fair values. The purchase price allocations are still in process. It is not expected that the final allocaiton of the acquistion cost will result in a materially different allocation than is presented herein.

     The total acqusition cost has been preliminarily allocated to the acquired net assets as follows:


           Current assets ........................    $  9,824
           Property, plant and equipment .........       4,644
           Goodwill and intangibles ..............       6,654
           Other .................................          48
           Fees and costs ........................       1,000
           Current liabilities ...................      (6,722)
           Non-current liabilities ...............        (880)
                                                      --------
                                                      $ 14,568
                                                      ========

                            CRAIN INDUSTRIES, INC.

                        (In thousands except share data)


2. COMFORT CLINIC ACQUISITION (continued)

     Unaudited pro forma data, which shows condensed results of operations for the year ended December 31, 1996, as though the Comfort Acquisition and related financing had occurred as of January 1, 1996 is as follows:


                                                  Year Ended
                                               December 31, 1996
                                               -----------------
                  Net sales .................      $328,158
                  Net loss ..................          (595)


3.  SIGNIFICANT ACCOUNTING POLICIES

   Principles of Consolidation

     The consolidated financial statements include the accounts of Crain and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

   Revenue Recognition

     Sales and related costs of goods sold are included in income when goods are shipped to the customers.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

   Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: machinery and equipment--3-8 years; and transportation equipment--3-5 years. Leasehold improvements are depreciated over the shorter of the term of the respective lease or the life of the respective improvement. Interest costs applicable to equipment constructed for use by the Company are capitalized as a part of the assets.

   Intangible Assets

     Intangible assets consist principally of goodwill arising from the excess of cost over the value of net assets acquired, which is amortized using the straight-line method over forty years. Accumulated amortization aggregated $2,118 at December 31, 1996. The Company generally assesses the recoverability of its intangible assets primarily based on its current and anticipated future undiscounted cash flows. At December 31, 1996, the Company does not believe there have been any impairment of its intangible assets.

   Deferred Financing Costs

     Deferred financing costs, consisting of fees and other expenses associated with the debt financing, are amortized over the term of the related debt using the straight-line method which approximates the effective interest method.

   Fair Value of Financial Instruments

     The Company's financial instruments, excluding the Senior Notes (as hereinafter defined) are carried at fair value or amounts that approximate fair value. The Company has estimated the fair value of the Senior Notes using current market data. At December 31, 1996, the estimated fair market value of the Senior Notes was $112,750.

   Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                             CRAIN INDUSTRIES, INC.

                        (In thousands except share data)


3.  SIGNIFICANT ACCOUNTING POLICIES (continued)

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


   Statements of Cash Flows

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Interest paid for the year ended December 31, 1996, was approximately $14,630. Taxes paid for the year ended December 31, 1996 was approximately $106.


4. INVENTORIES

     The composition of inventories at December 31, 1996 is as follows:


                                                           1996
                                                         -------
          Raw materials ..........................       $21,194
          Finished goods .........................         8,831
                                                         -------
                                                         $30,025
                                                         =======

5. PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment at December 31, 1996 is as follows:

                                                         1996
                                                      ----------
          Machinery and equipment .................    $ 43,181
          Transportation equipment ................       5,534
          Construction in progress ................       4,965
          Leasehold improvements ..................       3,871
          Land and buildings ......................       2,000
          Less: accumulated depreciation ..........      (9,678)
                                                       --------
                                                       $ 49,873
                                                       ========

6. FINANCING COSTS AND RELATED PARTY TRANSACTIONS

     In connection with the Acquisition, the Company incurred aggregate fees and costs of $13,000. Costs of $10,000 related to the Senior Notes and Revolver (see
Note 7) are included in deferred financing costs and amortized over the terms of the related borrowings. Costs of $500 related to the issuance of Holdings' common stock have been deducted from the proceeds to reduce the carrying value of the common stock.

     In connection with the Acquisition and obtaining the related financing, the Company entered into a Monitoring and Oversight Agreement ("Agreement") with Hicks, Muse & Co. Partners L.P. ("Hicks, Muse") (an affiliate of the Company) pursuant to which the Company paid Hicks, Muse a cash fee of $2,500 as compensation for financial advisory services. The fees have been allocated to the debt and equity securities issued in connection with the Acquisition as deferred financing costs or as a deduction from the cash proceeds received from the sale of the common stock of Holdings. In connection with the Comfort Acquisition and obtaining the related financing, the Company paid a fee of $210 to Hicks, Muse. The Agreement further provides that the Company shall pay Hicks, Muse an annual fee of $250 for ten years for monitoring and oversight services adjusted annually at the end of each fiscal year to an amount equal to .1% of the consolidated net sales of the Company, but in no event less than $250 annually. The obligation under the Agreement and the related deferred financing costs have been recorded in the consolidated balance sheets.

                            CRAIN INDUSTRIES, INC.

                        (In thousands except share data)


7. LONG-TERM OBLIGATIONS

     The composition of long-term obligations at December 31, 1996 is as follows:


                                                    1996
                                                 ----------
          Revolving credit facility ..........    $ 17,700
          Senior subordinated notes ..........     100,000
          Notes payable ......................         618
                                                  --------
           Total .............................     118,318
          Less current maturities ............         136
                                                  --------
                                                  $118,182
                                                  ========

     The schedule of principal payments for long-term obligations at December 31, 1996 is as follows:



           1997 .............................    $    136
           1998 .............................         149
           1999 .............................         164
           2000 .............................      17,869
           2001 .............................          --
           Thereafter .......................     100,000
                                                 --------
                                                 $118,318
                                                 ========

   Credit Agreement

     In connection with the Acquisition, Crain and Holdings entered into a credit agreement (the "Credit Agreement") dated as of August 29, 1995 with certain financial institutions. Borrowings under the Credit Agreement are collateralized by first priority mortgages and liens on all of the assets of the Company. In addition, borrowings under the Credit Agreement are guaranteed by Holdings. The Credit Agreement terminates on August 29, 2000, at which time all outstanding borrowings are due.

     The Credit Agreement consists of a $50,000 revolving credit facility (the "Revolver"). The Revolver provides that up to $7,500 of such facilities may be used for the issuance of letters of credit. At December 31, 1996, Crain had $6,032 in outstanding letters of credit. At December 31, 1996 there was $26,268 of unused borrowing capacity under the Credit Agreement. The Credit Agreement contains several financial covenants which, among other things, require Crain to maintain certain financial ratios and restrict Crain's ability to incur indebtedness, make capital expenditures and pay dividends. A commitment fee on the unused portion of the Revolver of .5% is payable on each quarterly payment date.

     Borrowings under the Revolver bear interest, at the option of Crain, at a rate per annum equal to (a) the Alternative Base Rate (as defined in the Credit Agreement) plus 1.5% or (b) the Eurodollar Rate (as defined in the Credit Agreement) plus 2.5%. The Alternative Base Rate and Eurodollar Rate margins are established quarterly based on a formula as defined in the Credit Agreement. Interest payment dates vary depending on the interest rate option to which the Revolver is tied, but generally interest is payable quarterly.

   Senior Subordinated Notes

     The senior subordinated notes due 2005 (the "Senior Notes") were issued under an indenture, dated August 29, 1995 (the "Indenture") in connection with the Acquisition. The Senior Notes represent unsecured general obligations of Crain and are subordinated to all Senior Debt (as defined in the Indenture) of Crain. The Senior Notes, which were originally sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, were exchanged for identical notes registered under such Act in February 1996.

                            CRAIN INDUSTRIES, INC.

                        (In thousands except share data)


7. LONG-TERM OBLIGATIONS (continued)

     The Senior Notes mature on August 15, 2005. Interest on the Senior Notes is payable semiannually on each February 15 and August 15. The Senior Notes bear interest at the rate of 13.5% per annum. The Senior Notes may not be redeemed prior to August 15, 2000, except in the event of a Change of Control (as defined) or Crain may, subject to certain requirements (as defined), on or prior to August 15, 1998 redeem up to 33-1/3% of the aggregate original principal amount with proceeds from an Equity Offering (as defined).

     The Senior Notes are fully and unconditionally (as well as jointly and severally) guaranteed on an unsecured, senior subordinated basis by Crain Aero, Inc. ("Crain Aero"). The Company's only other subsidiary, Sleep Solutions, Industries, Inc. ("Sleep Solutions"), does not guarantee the Senior Notes as it is not required under the terms of the Indenture. Each of Crain Aero and Sleep Solutions is a wholly owned subsidiary of the Company.


8. STOCK OPTION PLANS

     In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for Holdings' stock option plans. Accordingly, no compensation cost has been recognized for the plans. Had compensation cost for the plans been determined based upon the fair value at the grant date for awards under those plans, consistent with the methodology prescribed under SFAS No. 123, the effect on the Company's net income would be immaterial.

     Changes in the status of the stock option plans are summarized below:


                                  Weighted Average
                                   Exercise Price     Options      Options
                                     Per Share        Granted      Vested
                                 ----------------- ------------- ----------
   December 31, 1995 .........        $  1.00        2,032,323         --
    Granted ..................           1.26          175,000         --
    Vested ...................             --               --    235,600
    Forfeited ................           1.00         (100,000)        --
                                      -------        ---------    -------
   December 31, 1996 .........        $  1.06        2,107,323    235,600
                                      =======        =========    =======

     The weighted average grant-date fair value of options granted during 1996 was $1.26 per share. Of the options outstanding at December 31, 1996, 1,113,000 options, 904,323 options and 90,000 options have exercise prices of $1.00, $1.09 and $1.50, respectively, and have weighted average remaining contractual lives of 8.9 years, 8.7 years and 10 years, respectively. The weighted average exercise price of options vested at December 31, 1996, is $1.00 per share.


9. INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109. The provision for income taxes for the year ended December 31, 1996 is as follows:


                                                    1996
                                                  -------
                   Current:
                    Federal .................     $(2,224)
                    State ...................        (327)
                   Deferred:
                    Federal .................       2,568
                    State ...................         378
                                                  -------
                   Total ....................     $   395
                                                  =======

                            CRAIN INDUSTRIES, INC.

                        (In thousands except share data)


9. INCOME TAXES (continued)

     Reconciliation between statutory income tax rate and effective tax rate is summarized below:


                                                            1996
                                                           -----
                 U.S. Federal statutory rate ..........    $337
                 State taxes ..........................      50
                 Other ................................       8
                                                           ----
                                                           $395
                                                           ====

     The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows:


                                                          1996
                                                       ---------
   Deferred tax assets:
    Accrued liabilities not yet deductible .........    $2,625
    Net operating loss carryforward ................     3,437
    Other ..........................................       228
                                                        ------
                                                         6,290
                                                        ------
   Deferred tax liabilities:
    Depreciation and amortization ..................     6,601
    Other ..........................................       165
                                                        ------
                                                         6,766
                                                        ------
   Net deferred tax liability ......................    $ (476)
                                                        ======

10. COMMITMENTS

     The Company leases certain buildings, transportation vehicles and other equipment. Total rental expense under operating leases for the year ended December 31, 1996 was $9,286. Future minimum lease payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year, for the years ended December 31 are:


     1997 ...............................    $ 4,594
     1998 ...............................      4,405
     1999 ...............................      3,790
     2000 ...............................      2,849
     2001 ...............................      2,309
     Thereafter .........................      7,059
                                             -------
                                             $25,006
                                             =======

     The Company does not have any capital leases and does not hold any derivative financial instruments with off-balance sheet risk.

                             CRAIN INDUSTRIES, INC.

                        (In thousands except share data)

11. CONTINGENCIES

     The Company is subject to legal proceedings and claims which arise in the normal course of business. In the opinion of the Company's management, the ultimate liabilities with respect to these actions should not, individually or in the aggregate, have a material adverse effect on the Company's financial condition or result of operations. The Company believes it is in material compliance with applicable environmental laws and regulations and that its environmental controls are adequate to address existing regulatory requirements.

     On December 13, 1995, the Company initiated a lawsuit in the District Court of Dallas County, Texas styled Crain Industries, Inc., f/k/a Crain Acquisition Corp. v. Dude, Inc., f/k/a Crain Industries, Inc., H.C. "Dude" Crain, Jr., et al., Cause No. 95-12997, seeking money damages based on certain allegations of misrepresentation, fraud, and breach of contract in connection with the acquisition. In August 1996, the Company settled all litigation with the sole shareholder of the Predecessor. The settlement amounted to a $10,000 reduction in the purchase price amount through the cancellation of a $10,000 note payable owed to the sole shareholder of the Predecessor.


12. RETIREMENT PLAN

     The Company has a defined contribution retirement savings plan (the "Plan") covering substantially all employees who meet certain eligibility requirements as to age and length of service. The Plan incorporates the salary deferral provision of Section 401(k) of the Internal Revenue Code and employees may defer up to 15% of compensation or the annual maximum limit prescribed by the Internal Revenue Code. The Company may elect to match a percentage of the employees' deferrals. Company contribution expense related to the Plan for the year ended December 31, 1996 was approximately $555.

                            CRAIN INDUSTRIES, INC.

                    CONSOLIDATED BALANCE SHEETS (unaudited)
                       (In thousands, except share data)


                                                  December 31,     September 30,
                                                      1996             1997
                                                  -------------   --------------
ASSETS:
CURRENT ASSETS:
 Cash and cash equivalents .......................  $  6,102         $  2,395
 Accounts receivable, net ........................    40,921           49,589
 Inventories .....................................    30,025           37,468
 Prepaid expenses and other ......................     3,014            3,237
                                                    --------         --------
  Total current assets ...........................    80,062           92,689
PROPERTY, PLANT AND EQUIPMENT, NET ...............    49,873           52,184
INTANGIBLE ASSETS, NET ...........................    56,297           62,527
DEFERRED FINANCING COSTS, NET ....................    11,334           10,303
OTHER ASSETS .....................................     1,310            1,821
                                                    --------         --------
TOTAL ASSETS .....................................  $198,876         $219,524
                                                    ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
CURRENT LIABILITIES:
 Current maturities of long-term obligations .....  $    136         $    245
 Accounts payable ................................    23,320           29,768
 Accrued and other liabilities ...................     9,790            9,593
 Accrued interest ................................     5,176            1,747
 Accrued payroll and personnel ...................     6,986            5,941
                                                    --------         --------
  Total current liabilities ......................    45,408           47,294
LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES ...   118,182          127,833
OTHER LONG-TERM LIABILITIES ......................     5,444            5,092
                                                    --------         --------
TOTAL LIABILITIES ................................   169,034          180,219
                                                    --------         --------
STOCKHOLDER'S EQUITY:
 Common Stock, $.01 par value, 1,000 shares
   authorized, issued and outstanding ............        --               --
 Contributed capital .............................    29,492           39,466
 Retained earnings (deficit) .....................       350             (161)
                                                    --------         --------
  Total stockholder's equity .....................    29,842           39,305
                                                    --------         --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .......  $198,876         $219,524
                                                    ========         ========



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             CRAIN INDUSTRIES, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                   (thousands)

                                                       39-Week Periods Ended
                                                   -----------------------------
                                                   September 30,   September 30,
                                                        1996           1997
                                                   -------------   -------------
   NET SALES ...................................      $226,191       $237,890
   OPERATING EXPENSES:
    COST OF GOODS SOLD .........................       180,111        186,663
    SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES ..................................        25,206         30,207
    DEPRECIATION AND AMORTIZATION ..............         6,567          8,661
                                                      --------       --------
   INCOME FROM OPERATIONS ......................        14,307         12,359
   INTEREST EXPENSE ............................        10,851         11,567
   AMORITIZATION OF DEFERRED FINANCING COSTS ...         1,268          1,496
   OTHER INCOME (EXPENSE), NET .................            24           (120)
                                                      --------       --------
   INCOME (LOSS) BEFORE PROVISION FOR INCOME
    TAXES ......................................         2,212           (824)
   PROVISION (BENEFIT) FOR INCOME TAXES ........           938           (313)
                                                      --------       --------
   NET INCOME (LOSS) ...........................      $  1,274       $   (511)
                                                      ========       ========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             CRAIN INDUSTRIES, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (In thousands)

                                                        39-Week Periods Ended
                                                    ----------------------------
                                                    September 30,  September 30,
                                                         1996          1997
                                                    -------------  -------------
OPERATING ACTIVITIES:
 Net (loss) income ................................... $  1,274      $   (511)
 Adjustments to reconcile net income
  (loss) to net cash provided from
  operating activities:
  Depreciation and amortization ......................    6,567         8,661
  Amortization of deferred financing costs ...........    1,268         1,496
 Changes in assets and liabilities:
  Accounts receivable ................................   (6,180)       (6,274)
  Inventories ........................................     (819)       (6,955)
  Prepaid expenses and other .........................   (1,077)       (1,043)
  Accounts payable ...................................    4,751         5,035
  Accrued and other liabilities ......................    4,678        (3,044)
  Accrued interest ...................................   (3,279)       (3,429)
                                                       --------      --------
   Net cash from operating activities ................    7,183        (6,064)
                                                       --------      --------
INVESTING ACTIVITIES:
 Acquisitions, net of cash ...........................       --       (12,578)
 Capital expenditures ................................   (8,887)       (4,325)
   Net cash from investing activities ................   (8,887)      (16,903)
                                                       --------      --------
FINANCING ACTIVITIES:
 Proceeds from borrowings of long-term obligations ...   73,802        84,071
 Repayment on long-term obligations ..................  (69,840)      (74,785)
 Deferred purchase price payment .....................   (2,319)           --
 Capital contributed .................................     (100)        9,974
                                                       --------      --------
   Net cash from financing activities ................    1,543        19,260
                                                       --------      --------
Net change in cash and cash equivalents ..............     (161)       (3,707)
Cash and cash equivalents at beginning of
 the period ..........................................    1,983         6,102
                                                       --------      --------
Cash and cash equivalents at end of the period ....... $  1,822      $  2,395
                                                       ========      ========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             CRAIN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
                        (In thousands, except share data)


1. BASIS OF PRESENTATION

   Unaudited Interim Consolidated Financial Statements

     The unaudited interim consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of financial condition and results of operations. The results for the three and nine months ended September 30, 1997, are not necessarily indicative of the results that may be expected for a full fiscal year.

   Statement of Cash Flows

     Interest paid for the nine months ended September 30, 1996 and 1997, is approximately $14,304 and $14,996, respectively. Income taxes paid for the nine months ended September 30, 1996 and 1997, is approximately $101 and $215, respectively.


2. INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     The composition of inventories at September 30, 1997, is as follows:


     Raw materials ..........................................    $27,412
     Finished goods .........................................     10,056
                                                                 -------
      Total .................................................    $37,468
                                                                 =======

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Stockholder of
General Felt Industries, Inc.:


We have audited the accompanying consolidated balance sheets of General Felt Industries, Inc. and subsidiaries ("General Felt") as of December 31, 1995 and December 29, 1996, and the related consolidated statements of operations, cash flows and stockholder's equity for each of the three years in the period ended December 29, 1996. These financial statements are the responsibility of General Felt's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Felt as of December 31, 1995 and December 29, 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 29, 1996, in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1997

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                   (thousands)


                                                      December 31,  December 29,
                                                          1995          1996
                                                      ------------  ------------
   ASSETS:

   CURRENT ASSETS:
    Cash ..............................................  $    538     $    336
    Restricted cash ...................................        --       12,143
    Accounts receivable, net of allowance for
     doubtful accounts of $5,986 and $4,453 ...........    35,532       44,973
    Inventories .......................................    18,485       25,314
    Deferred income taxes .............................        --        6,342
    Other current assets ..............................     3,574        3,093
                                                         --------     --------
      Total current assets ............................    58,129       92,201
                                                         --------     --------
   PROPERTY, PLANT AND EQUIPMENT:
     Land and land improvements .......................       600        3,491
     Buildings and leasehold improvements .............     5,579        5,896
     Machinery, equipment and furnishings .............    23,426       29,354
     Construction in progress .........................       803        1,957
                                                         --------     --------
      Total ...........................................    30,408       40,698
     Less accumulated depreciation and amortization ...    (5,322)      (8,950)
                                                         --------     --------
     Property, plant and equipment, net ...............    25,086       31,748
   COST IN EXCESS OF ASSETS ACQUIRED, NET .............    58,964       50,574
   NET ASSETS OF DISCONTINUED OPERATIONS ..............    11,689           --
   OTHER ASSETS .......................................     1,629        3,158
                                                         --------     --------
   TOTAL ASSETS .......................................  $155,497     $177,681
                                                         ========     ========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                                   (thousands)

                                                      December 31,  December 29,
                                                          1995          1996
                                                      ------------  ------------
LIABILITIES AND STOCKHOLDER'S EQUITY:

CURRENT LIABILITIES:
  Current portion of long-term debt--
   unrelated parties .................................. $  3,000     $     --
  Current portion of long-term debt--related party ....       --       12,143
  Accounts payable ....................................   10,697       13,719
  Accounts payable to related party ...................   13,000       17,987
  Accrued employee compensation .......................    2,133        1,434
  Accrued restructuring charges .......................    4,308        2,279
  Other accrued liabilities ...........................   10,780       14,210
                                                        --------     --------
   Total current liabilities ..........................   43,918       61,772

LONG-TERM DEBT--UNRELATED PARTIES .....................    8,250           --

LONG-TERM DEBT--RELATED PARTY .........................   48,306        9,260

DEFERRED INCOME TAXES .................................       --        3,273

ACCRUED RESTRUCTURING--NONCURRENT .....................       --        2,308

OTHER LIABILITIES .....................................    5,514        4,049
                                                        --------     --------
   Total liabilities ..................................  105,988       80,662
                                                        --------     --------
COMMITMENTS AND CONTINGENCIES .........................       --           --
                                                        --------     --------
STOCKHOLDER'S EQUITY:
  Common stock, $.01 par value; authorized,
   issued and outstanding 1,000 shares ................       --           --
  Additional paid-in capital ..........................   69,194      143,965
  Retained earnings (accumulated deficit) .............  (19,685)     (46,946)
                                                        --------     --------
   Total stockholder's equity .........................   49,509       97,019
                                                        --------     --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ............ $155,497     $177,681
                                                        ========    ========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the Years Ended 1994, 1995 and 1996
                                   (thousands)


                                                        January 1,   December 31,   December 29,
                                                           1995          1995           1996
                                                       ------------ -------------- -------------
   NET SALES .......................................     $290,577     $ 279,123      $ 302,648
   COST OF GOODS SOLD ..............................      251,120       252,591        263,316
                                                         --------     ---------      ---------
   GROSS PROFIT ....................................       39,457        26,532         39,332
   SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES .......................................       24,392        22,312         18,819
   RESTRUCTURING CHARGES (CREDITS) .................           --        14,156         (5,460)
                                                         --------     ---------      ---------
   INCOME (LOSS) FROM OPERATIONS ...................       15,065        (9,936)        25,973
   INTEREST EXPENSE ................................        1,178         1,164          2,179
   OTHER INCOME, NET ...............................           90            52          1,015
                                                         --------     ---------      ---------
   INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE PROVISION FOR INCOME TAXES ..............       13,977       (11,048)        24,809
   PROVISION FOR INCOME TAXES ......................        5,587           962          6,344
                                                         --------     ---------      ---------
   INCOME (LOSS) FROM CONTINUING OPERATIONS ........        8,390       (12,010)        18,465
                                                         --------     ---------      ---------
   DISCONTINUED OPERATIONS:
    OPERATING LOSS FROM DISCONTINUED
    OPERATIONS, NET OF INCOME TAXES ................       (2,293)      (11,040)        (3,389)
   LOSS ON DISPOSAL OF DISCONTINUED
    OPERATIONS INCLUDING PROVISION FOR
    OPERATING LOSSES DURING THE PHASE-
    OUT PERIOD, NET OF INCOME TAXES ................           --            --        (42,337)
                                                         --------     ---------      ---------
   LOSS FROM DISCONTINUED OPERATIONS, NET
    OF INCOME TAXES ................................       (2,293)      (11,040)       (45,726)
                                                         --------     ---------      ---------
   NET INCOME (LOSS) ...............................     $  6,097     $ (23,050)     $ (27,261)
                                                         ========     =========      =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     For the Years Ended 1994, 1995 and 1996
                                   (thousands)


                                                                     January 1,   December 31,   December 29,
                                                                        1995          1995           1996
                                                                     ----------   ------------   ------------
OPERATING ACTIVITIES:
    Net income (loss) ...........................................    $   6,097     $ (23,050)     $ (27,261)
    Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities:
     Depreciation and amortization ..............................        4,054         4,476          4,564
     Net loss on disposal of discontinued operations ............           --            --         40,551
     Net loss from discontinued operations.......................        2,293        11,040          5,175
     Asset writedowns and other charges (credits) ...............           --         8,505         (6,769)
     Provision for uncollectible accounts .......................          607         2,992            967
     Deferred income taxes ......................................        5,541           962          5,519
    Changes in operating assets and liabilities, net of
     acquisitions and discontinued operations:
     Accounts receivable ........................................       (4,512)          721        (10,358)
     Inventories ................................................          254           157         (6,829)
     Accounts payable and accounts payable to related party......        6,039        (6,309)         8,009
     Accrued restructuring charges ..............................         (566)        3,424            280
     Other assets and liabilities ...............................       (7,961)       (2,328)        (1,813)
                                                                     ---------     ---------      ---------
      Net cash provided by continued operations .................       11,846           590         12,035
      Net cash used for discontinued operations .................         (969)      (12,617)          (524)
                                                                     ---------     ---------      ---------
      Net cash provided by (used for) operating
      activities ................................................       10,877       (12,027)        11,511
                                                                     ---------     ---------      ---------
INVESTING ACTIVITIES:
    Capital expenditures ........................................       (3,391)       (1,604)        (2,442)
    Proceeds from sale of subsidiary ............................           --            --         42,650
    Acquisition, net of cash acquired ...........................           --        (7,272)            --
    Increase in restricted cash .................................           --            --        (12,143)
    Capital expenditures for discontinued operations ............       (6,565)       (4,429)          (919)
    Other investing activities ..................................        1,016            10         (2,149)
                                                                     ---------     ---------      ---------
      Net cash provided by (used for) investing
      activities ................................................       (8,940)      (13,295)        24,997
                                                                     ---------     ---------      ---------
FINANCING ACTIVITIES:
    Net proceeds from (repayments of) revolving loans ...........        3,000        (3,000)            --
    Net proceeds from (repayments of) Foamex L.P. notes
    payable .....................................................      (26,734)       14,742        (26,903)
    Proceeds from long-term debt--unrelated party ...............       15,000            --             --
    Payments on long-term debt--unrelated party .................         (750)       (3,000)       (11,250)
    Net financing activities of discontinued operations .........        7,534        17,046          1,443
                                                                     ---------     ---------      ---------
      Net cash provided by (used for) financing
      activities ................................................       (1,950)       25,788        (36,710)
                                                                     ---------     ---------      ---------
   Net increase (decrease) in cash ..............................          (13)          466           (202)
   Cash at beginning of period ..................................           85            72            538
                                                                     ---------     ---------      ---------
   Cash at end of period ........................................    $      72     $     538      $     336
                                                                     =========     =========      =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                     For the Years Ended 1994, 1995 and 1996
                                   (thousands)

                                                                                                      Retained
                                                                       Common Stock    Additional     Earnings
                                                                     ---------------     Paid-In    (Accumulated
                                                                     Shares   Amount     Capital      Deficit)
                                                                     ------- -------   ----------   ------------
   Balances at January 2, 1994 ...................................      1         --   $ 67,036     $ (2,732)
   Net income ....................................................     --         --         --        6,097
                                                                     ----      -----   --------     --------
   Balances at January 1, 1995 ...................................      1         --     67,036        3,365
   Assumption of pension liability by Foamex L.P. ................     --         --      2,158           --
   Net loss ......................................................     --         --         --      (23,050)
                                                                     ----      -----   --------     --------
   Balances at December 31, 1995 .................................      1         --     69,194      (19,685)
   Net loss ......................................................     --         --         --      (27,261)
   Contribution by Foamex L.P. of intercompany notes in
    connection with sale of Perfect Fit Industries, Inc. .........     --         --     74,771           --
                                                                     ----      -----   --------     --------
   Balances at December 29, 1996 .................................      1         --   $143,965     $(46,946)
                                                                     ====     ======   ========     ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

     General Felt Industries, Inc. and subsidiaries ("General Felt") is one of the largest distributors and manufacturers of carpet cushion in North America. In addition, Foamex Fibers, Inc. ("Foamex Fibers"), a wholly-owned subsidiary, manufactures various nonwoven textile fiber products used primarily for carpet padding and in the furniture industry.

     General Felt is a wholly owned subsidiary of Foamex L.P. which in turn is a 99% owned subsidiary of Foamex International Inc. ("Foamex International").

     During 1996, General Felt sold Perfect Fit Industries, Inc. ("Perfect Fit") which comprised the home comfort products segment of General Felt. The consolidated financial statements of General Felt have been restated for discontinued operations and include a net loss of $42.3 million, which includes the loss on disposal and a net loss of $1.8 million (net of $1.2 million income tax benefit) relating to operating losses during the phase-out period.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Consolidation

     The consolidated financial statements include the accounts of General Felt, other than the home comfort products segment, which is accounted for as discontinued operations. Intercompany accounts and transactions for continuing operations have been eliminated in consolidation.

     The consolidated financial statements have been restated for discontinued operations. The accompanying notes present amounts related only to continuing operations.

   Fiscal Year

     General Felt's fiscal year ends on the Sunday closest to the thirty-first day of December. Fiscal years 1994, 1995 and 1996 were composed of fifty-two weeks and ended on January 1, 1995, December 31, 1995 and December 29, 1996, respectively.

   Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. (See Notes 4, 10, 11 and 14 and Cost in Excess of Net Assets Acquired below).

   Revenue Recognition

     Revenue from sales is recognized when products are shipped.

   Discounts and Billing Adjustments

     A reduction in sales revenue is recognized for sales discounts when product is invoiced or for other billing adjustments when authorized.

   Cash Management

     General Felt's cash management system operates such that checks processed by General Felt but not yet presented to the bank are not considered reductions of cash or accounts payable. Checks presented to the bank for payment are provided for by a draw on the revolving notes with Foamex L.P. Cash receipts are used to reduce the outstanding borrowings under the Foamex L.P. revolving notes. As of December 31, 1995 and December 29, 1996, $0.4 million and $0.4 million, respectively, of processed checks have not been presented to the bank and are included in accounts payable.

   Restricted Cash

     As of December 29, 1996, General Felt had restricted cash of approximately $12.1 million. This cash was derived from the net sales proceeds relating to the sale of Perfect Fit and is restricted by Foamex L.P.'s debt agreements. This restricted cash will be used to reduce long-term debt--related party with Foamex L.P. during 1997;

                GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

accordingly, a corresponding amount of long-term debt--related party has been classified as current in the accompanying consolidated balance sheets.

   Inventories

     Inventories are stated at the lower of cost or market. The cost of inventories is determined on a first-in, first-out basis.

   Property, Plant and Equipment

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The range of useful lives estimated for buildings and building improvements is generally ten to forty years and the range for machinery, equipment and furnishings is five to twelve years. Leasehold improvements are amortized over the shorter of the terms of the respective lease or the estimated useful life of the improvement, whichever is shorter. Depreciation expense for the years ended 1994, 1995 and 1996 was $2.6 million, $2.8 million and $3.0 million, respectively. For income tax purposes, General Felt uses accelerated depreciation methods.

     Cost of maintenance and repairs is charged to expense as incurred. Renewals and improvements are capitalized. Upon retirement or other disposition of items of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. During 1994, General Felt sold equipment with a net book value of approximately $1.0 million to a related party. There was no gain or loss on the sale.

   Cost in Excess of Net Assets Acquired

     The excess of the acquisition cost over the fair value of net assets acquired in business combinations accounted for by the purchase method is amortized using the straight-line method over a forty year period. At each balance sheet date General Felt evaluates the recoverability of cost in excess of net assets acquired using certain financial indicators such as historical and future ability to generate income from operations based on a going concern basis. Accumulated amortization as of December 31, 1995 and December 29, 1996 is approximately $4.3 million and $5.9 million, respectively.

   Environmental Matters

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.

   Income Taxes

     Income taxes are accounted for under the liability method in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

   Reclassifications

     Certain amounts in the 1994 and 1995 consolidated financial statements have been reclassified to conform with the current year's presentation.


3. DISCONTINUED OPERATIONS

     During 1996, General Felt finalized the sale of the outstanding common stock of Perfect Fit, a wholly owned subsidiary, for an adjusted sale price of approximately $44.2 million. The sale included all of the net assets of the home comfort products segment with an adjusted net book value of approximately $84.5 million after Foamex L.P.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

3. DISCONTINUED OPERATIONS (continued)

contributed Perfect Fit's intercompany notes receivable and accrued interest thereon with Foamex L.P. to General Felt. Actual and estimated transaction expenses related to the sale totaled approximately $1.5 million. General Felt has recorded a loss for discontinued operations of approximately $42.3 million, which includes the loss on disposal and a net loss of $1.8 million (net of $1.2 million income tax benefit) relating to operating losses during the phase-out period. A valuation allowance has been provided for the capital loss relating to the sale of Perfect Fit since General Felt has determined that capital gain taxable income is not likely to be sufficient to recognize the deferred tax asset relating to the capital loss carryforward.

     Summary operating results of General Felt's discontinued operations were as follows:

                                                1994         1995        1996(1)
                                               -------     --------     -------
                                                            (thousands)
   Net sales ..............................    $95,381     $ 98,464     $50,097
   Gross profit ...........................     18,200       14,946       8,065
   Income (loss) from operations ..........      4,170       (3,058)      1,123
   Interest and debt issuance expense .....      7,194       10,636       5,543
   Other expense ..........................         --           --         348
   Loss from discontinued operations
   before income taxes ....................     (3,024)     (13,694)     (4,768)
   Provision (benefit) for income taxes ...       (731)      (2,654)     (1,379)
                                               -------     --------     -------
   Loss from discontinued operations,
   net of income taxes ....................    $(2,293)    $(11,040)    $(3,389)
                                               =======     ========     =======

     (1) General Felt's discontinued operations includes the operations of Perfect Fit through June 1996. Net assets of General Felt's discontinued operations (excluding intercompany net assets) at December 31, 1995 is as follows:


                                                                   1995
                                                               ------------
                                                                (thousands)
            Current assets .................................      $31,925
            Property, plant and equipment, net .............       21,672
            Cost in excess of assets acquired, net .........       40,333
            Other assets ...................................        2,219
                                                                  -------
             Total assets ..................................       96,149
                                                                  -------
            Current liabilities ............................       11,076
            Long-term debt due to Foamex L.P. ..............       73,384
                                                                  -------
             Total liabilities .............................       84,460
                                                                  -------
             Net assets ....................................      $11,689
                                                                  =======

4. RESTRUCTURING CHARGES

     In 1995, General Felt approved a restructuring plan (the "1995 restructuring plan") to consolidate two foam production, fabrication or branch locations to concentrate resources as a result of industry conditions and better position itself to achieve its strategic growth objectives. General Felt recorded restructuring charges of $14.2 million which was comprised of $13.1 million charge associated with the consolidation of the two foam production, fabrication or branch locations and a $1.1 million charge associated with the completion of a 1993 restructuring plan. The components of the $13.1 million restructuring charge include: $8.5 million for fixed asset writedowns (net of estimated sale proceeds), $3.8 million for plant closure and operating lease obligations and $0.8 million for personnel reductions. The $0.8 million cost for personnel reductions primarily represents severance and employee benefit costs associated with the elimination of manufacturing and administrative personnel.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

4. RESTRUCTURING CHARGES (continued)

     In 1996, General Felt determined to continue to operate one of the facilities originally identified for closure in the 1995 restructuring plan because of improved economics and the lack of synergy to be achieved from relocating the manufacturing process. In addition, General Felt has approved a plan to close a facility that was not originally identified in the 1995 restructuring plan. As a result of these changes to the 1995 restructuring plan, General Felt recorded a $5.5 million net restructuring credit which included a restructuring credit of $11.3 million associated with General Felt's decision not to close the facility identified as part of the 1995 restructuring plan offset by $5.8 million of restructuring charges relating to the closure of a facility during 1997 (the "1996 restructuring plan").

     Generally, the 1995 restructuring plan has been implemented as originally contemplated. The following table sets forth the components of General Felt's restructuring and other charges:


                                                                         Asset       Plant Closure      Personnel
                                                           Total      Writedowns       and Leases      Reductions     Other
                                                         -------      ----------     -------------     ----------     ------
                                                                                      (millions)
1995 restructuring charge ...........................    $  14.2        $  8.5          $  3.8           $  0.8       $  1.1
Asset writeoff/writedowns ...........................      (11.3)         (9.9)           (0.3)              --         (1.1)
                                                         -------        ------          ------           ------       ------
Balances at December 31, 1995 .......................        2.9          (1.4)            3.5              0.8           --
Cash spending .......................................      ( 1.0)           --            (0.5)            (0.5)          --
1996 restructuring charge ...........................        5.8           1.6             3.9              0.3           --
Restructuring credits ...............................      (11.3)         (8.4)           (2.7)            (0.2)          --
Asset adjustments for restructuring credits .........        8.2           8.2              --               --           --
                                                         -------        ------          ------           ------       ------
Balances at December 29, 1996 .......................    $   4.6        $   --          $  4.2           $  0.4       $   --
                                                         =======        ======          ======           ======       ======

     As indicated in the table above, the accrued restructuring balance at December 29, 1996, will be used for plant closure and leases including rundown costs at the facilities. General Felt expects to incur approximately $2.3 million of charges during 1997 with the remaining $2.3 million to be incurred through 2001. General Felt has terminated or notified 61 employees in the manufacturing and administrative areas of their impending termination.


5. ACQUISITIONS

     In April 1995, Foamex Fibers acquired certain assets and assumed certain liabilities of GS Industries, Inc. and Pontotoc Fibers, Inc., manufacturers of various nonwoven textile fiber products used primarily for carpet padding and in the furniture industry for aggregate consideration of approximately $8.0 million, including related fees and expenses of approximately $0.3 million, with an initial cash payment of $7.2 million. The excess of the purchase price over the estimated fair value of the net assets acquired was approximately $3.9 million. The acquisition was accounted for as a purchase and the operations of the acquired companies are included in the consolidated statements of operations and cash flows from the date of acquisition. The cost of the acquisition has been allocated on the basis of the fair value of the assets acquired and the liabilities assumed. The excess of the purchase price over the estimated fair value of the net assets acquired is being amortized using the straight-line method over forty years.


6. INVENTORIES

     Inventories consist of:

                                          December 31,     December 29,
                                              1995             1996
                                         --------------   -------------
                                                  (thousands)
   Raw material and supplies .........       $ 7,277         $12,795
   Work in process ...................           917           1,120
   Finished goods ....................        10,291          11,399
                                             -------         -------
    Total ............................       $18,485         $25,314
                                             =======         =======

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

7. LONG-TERM DEBT--RELATED PARTY

     General Felt has two revolving promissory notes with Foamex L.P. to borrow up to a maximum of $64.0 million. During 1996, General Felt used approximately $22.5 million of the net proceeds from the sale of Perfect Fit to reduce these promissory notes with Foamex L.P. The notes are due on demand, however, the remaining net proceeds of $12.1 million from the sale of Perfect Fit will be used to paydown the notes with Foamex L.P. during 1997 and is classified as a current liability in the accompanying balance sheets. Foamex L.P. has indicated that it does not intend to demand payment on the remaining balance of the notes during 1997. Accordingly, the balance of the notes of $9.3 million is classified as long-term in the accompanying balance sheets. Interest is payable quarterly at the prime rate (8.25% at December 29, 1996). General Felt's cash receipts reduce the outstanding balance and the cash requirements increase the outstanding balance on a daily basis.


8. LONG-TERM DEBT--UNRELATED PARTY

     Long-term debt--unrelated parties consists of:

                                              December 31,
                                                  1995
                                             -------------
                                              (thousands)
            Term loan ....................      $11,250
            Revolving loan ...............           --
                                                -------
                                                 11,250
            Less current portion .........        3,000
                                                -------
            Total ........................      $ 8,250
                                                =======

   Term and Revolving Loans

     On June 28, 1994, Foamex L.P. and General Felt entered into an amended credit agreement (the "Foamex L.P. Credit Facility"). The Foamex L.P. Credit Facility provides for loans of up to $85.0 million of which up to $40.0 million was available as a term loan payable in 20 equal quarterly installments commencing October 1994 and up to $45.0 million is available under a revolving line of credit which expires in June 1999. On June 28, 1994, Foamex L.P. and General Felt entered into a $40.0 million term loan under the Foamex L.P. Credit Facility of which $15.0 million was borrowed by General Felt; no further term loan borrowings are available thereunder. Borrowings under the Foamex L.P. Credit Facility are collateralized by the accounts receivable of Foamex L.P. and General Felt. During 1996, General Felt used $9.0 million of net proceeds from the sale of Perfect Fit to repay its outstanding term loan borrowings. Pursuant to the terms of the Foamex L.P. Credit Facility, borrowed funds will bear interest at a floating rate equal to 1.0% per annum plus the higher of (I) the base rate of The Bank of Nova Scotia, as in effect from time to time, (ii) a rate that is, generally, 0.5% per annum plus a fluctuating rate generally equal to the rate on three-month certificates of deposit, subject to certain adjustments, plus a fluctuating rate generally equal to the annual assessment rate paid by The Bank of Nova Scotia to the Federal Deposit Insurance Corporation or (iii) 0.5% per annum plus the federal funds rate in effect from time to time. At the option of either borrower, portions of outstanding loans under the Foamex L.P. Credit Facility will be convertible into Eurodollar rate loans bearing interest at a rate generally equal to 3.0% per annum above the average LIBOR rate of Citibank, N.A. and The Bank of Nova Scotia. As of December 29, 1996, no revolving credit borrowings were outstanding under the Foamex L.P. Credit Facility with unused availability of $33.3 million. In addition, there were $11.7 million in letters of credit outstanding under the Foamex L.P. Credit Facility.

   Debt Restrictions and Covenants

     The Foamex L.P. indentures, credit agreement and other indebtedness agreements contain various covenants, including restrictions on payments of distributions by Foamex L.P. to its partners, the incurrence of additional indebtedness, the sale of assets, mergers and consolidations and transactions with affiliates. In addition, certain agreements contain a provision that, in the event of a defined change of control, the indebtedness must be repaid,

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT--UNRELATED PARTY (continued)

in certain cases at the option of the holder. Also, Foamex L.P. is required under certain of these agreements to maintain specified financial ratios of which the most restrictive is the maintenance of net worth and interest coverage ratios, as defined. Under the most restrictive of the distribution restrictions, approximately $0.7 million was available to be paid by Foamex L.P. to its partners at December 29, 1996. Also, General Felt is required to maintain $41.0 million net worth, as defined.

     As of December 29, 1996, Foamex L.P. and General Felt were in compliance with the covenants of the Foamex L.P. Credit Facility and expect to be in compliance with the covenants for the foreseeable future.


9. EMPLOYEE BENEFIT PLANS

     Prior to December 31, 1996, General Felt had noncontributory defined benefit pension plans (the "Plans") for eligible salaried employees (the "Salaried Plan") and certain hourly employees at the Trenton and Pico Rivera manufacturing facilities (the "Trenton Plan" and the "Pico Plan"). The Plans provided benefits based principally on years of credited service and the highest level of compensation earned during a specified period before retirement for the Salaried Plan and stated amounts for each year of credited service for the Trenton Plan and the Pico Plan. General Felt accounted for such pension plans pursuant to SFAS No. 87, "Employer's Accounting for Pensions".

     General Felt's funding policy was to make no less than the minimum annual contributions required based upon actuarial methods allowable by applicable governmental regulations. Effective January 1, 1995, General Felt merged the Salaried Plan and the Trenton Plan with the defined benefit salaried pension plan of Foamex L.P. During 1995, General Felt merged the Pico Plan with the defined benefit hourly pension plan of Foamex L.P. Consequently, the aggregate pension liability of approximately $2.2 million as of December 31, 1995 relating to these plans has been included in additional paid-in capital since Foamex L.P. has assumed all future obligations under the plans. General Felt will incur pension expense for future periods to the extent it provides funding to the plans. During 1996, General Felt funded approximately $0.1 million to the plans.

     Net periodic pension cost includes the following components:


                                                                        1994
                                                                      --------
                                                                     (thousands)
          Service cost-benefits earned during the period .........    $    419
          Interest cost on projected benefit obligation ..........       1,077
          Actual return on plan assets ...........................          84
          Net amortization and deferral ..........................      (1,195)
                                                                      --------
          Net periodic pension cost ..............................    $    385
                                                                      ========

     The assumptions used to determine net periodic pension cost and related pension obligations were as follows:


                                                                   1994
                                                                   -----
          Discount rate ........................................   8.25%
          Rate of increase in compensation levels ..............   4.00
          Expected long-term rate of return on assets ..........   9.75


     In addition, certain employees of General Felt are covered by union-sponsored collectively bargained, multi-employer pension plans. General Felt contributed and charged to expense $0.1 million related to these plans for each of the years 1994, 1995 and 1996.

     During 1995, General Felt merged its defined contribution plan with Foamex L.P. Foamex L.P. is the plan sponsor; however, General Felt incurs a contribution expense for its employees. The plan is qualified under Section 401(k) of the Internal Revenue Code (the "Code") and covers eligible employees who elect to participate in the plan. Employee contributions are voluntary and subject to certain limitations as imposed by the Code. During 1995,

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

9. EMPLOYEE BENEFIT PLANS (continued)

General Felt provided contributions amounting to a 25% match of employees' contributions up to 4% of eligible compensation. General Felt also provides an additional 25% match of employees' contributions up to 4% of eligible compensation made to a fund which invests in Foamex International common stock. In addition, General Felt may make discretionary contributions amounting to a 25% match of employees' contributions up to 4% of eligible compensation. Prior to 1995, contributions were provided only to employees who were members of collective bargaining agreements. The expense for these contributions was $0.1 million for each of the years 1995 and 1996.


10. INCOME TAXES

     The components of the total consolidated provision (benefit) for income taxes are summarized as follows:


                                                1994         1995         1996
                                               ------      -------      -------
                                                            (thousands)
   Continuing operations ...................   $5,587      $   962      $ 6,344
   Discontinued operations .................     (731)      (2,654)      (2,558)
                                               ------      -------      -------
    Total consolidated provision (benefit)
     for income  taxes .....................   $4,856      $(1,692)     $ 3,786
                                               ======      =======      =======
   Current:
    Federal ................................   $   --      $    --      $   220
    State ..................................       46           --          605
                                               ------      -------      -------
     Total current .........................       46           --          825
                                               ------      -------      -------
   Deferred:
    Federal ................................    3,598       (1,424)       1,666
    State ..................................    1,212         (268)       1,295
                                               ------      -------      -------
     Total deferred ........................    4,810       (1,692)       2,961
                                               ------      -------      -------
   Total consolidated provision (benefit)
    for income taxes .......................   $4,856      $(1,692)     $ 3,786
                                               ======      =======      =======

     The components of the temporary differences that give rise to significant deferred tax assets and liabilities are:

                                                     December 31,   December 29,
                                                         1995           1996
                                                     ------------   ------------
                                                             (thousands)
   Deferred tax assets:
    Inventory basis differences ....................   $    861       $    415
    Employee benefit accruals ......................      1,004            714
    Allowances and contingent liabilities ..........      2,427          2,548
    Restructuring and plant closing accruals .......      7,498          3,632
    Other ..........................................         77            139
   Net operating loss carryforward .................      8,975          5,154
   Capital loss carryforwards ......................         --         14,193
   Valuation allowance .............................    (13,473)       (15,988)
                                                       --------       --------
    Deferred tax assets ............................      7,369         10,807
                                                       --------       --------
   Deferred tax liabilities:
    Difference between book and tax depreciation ...      7,009          6,722
    Other ..........................................        360          1,016
   Deferred tax liabilities ........................      7,369          7,738
                                                       --------       --------
    Net deferred tax asset (liabilities) ...........   $     --       $  3,069
                                                       ========       ========

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

10. INCOME TAXES (continued)

     A reconciliation of the statutory federal income tax rate to the effective income tax rate on continuing operations is as follows:

                                                            1994          1995            1996
                                                         ---------   --------------   -----------
                                                                       (thousands)
   Statutory income taxes ............................    $4,892        $(3,867)       $  8,683
   State income taxes, net of federal ................       839           (648)          1,235
   Limitation on utilization of tax benefits .........        --          4,929              --
   Amortization of excess cost .......................       525            554             517
   Valuation allowance ...............................      (452)            --          (4,823)
   Other .............................................      (217)            (6)            732
                                                          ------        ----------     --------
   Tax provision .....................................    $5,587        $   962        $  6,344
                                                          ======        =========      ========

     General Felt has determined that taxable capital gains in the foreseeable future will likely not be sufficient to recognize the deferred tax asset associated with the capital loss carryforward. Accordingly, a valuation allowance has been provided for the deferred tax asset associated with the capital loss carryforward and certain other deferred tax assets. During 1996, the valuation allowance for deferred tax assets increased by $2.5 million which included a $14.2 million increase for the capital loss carryforward, offset by $6.9 million decrease due to reversal of preacquisition temporary differences and $4.8 million for reversal of postacquisition temporary differences which is reflected in the consolidated statement of operations. The $6.9 million reversal of preacquisition temporary differences was used to reduce cost in excess of assets acquired. As of December 29, 1996, approximately $1.8 million of deferred tax assets are related to preacquisition activities and if utilized will further reduce cost in excess of assets acquired. At December 29, 1996, General Felt has $14.7 million of regular tax net operating loss carryforwards for federal income tax purposes expiring from 2003 to 2010 of which $7.0 million was acquired in 1993 and is subject to limitations. In addition, General Felt has $40.6 million of capital loss carryforwards that expire in 2001.


11. ENVIRONMENTAL MATTERS

     During 1996, expenditures in connection with General Felt's compliance with federal, state, and local environmental laws and regulations did not have a material adverse effect on General Felt's operations, financial position, capital expenditures or competitive position. As of December 29, 1996, General Felt had environmental accruals of approximately $1.5 million for environmental matters.

     General Felt has reported to appropriate state authorities that it has found soil and groundwater contamination in excess of state standards at a facility located in Philadelphia. General Felt has begun remediation and is conducting further investigations into the extent of the contamination at this facility and, accordingly, the extent of the remediation that may ultimately be required. The actual cost and the timetable of any such remediation cannot be predicted with any degree of certainty at this time. As of December 29, 1996, General Felt had environmental accruals of approximately $1.2 million for the remaining potential remediation costs for these facilities based on engineering estimates.

     Federal regulations require that by the end of 1998 all underground storage tanks ("USTs") be removed or upgraded in all states to meet applicable standards. General Felt has six USTs that will require removal or permanent in-place closure by the end of 1998. Due to the age of these tanks, leakage may have occurred resulting in soil and possibly groundwater contamination. General Felt has accrued $0.3 million for the estimated removal and remediation, if any, associated with these USTs. However, the full extent of contamination and, accordingly, the actual cost of such remediation cannot be predicted with any degree of certainty at this time. General Felt believes that its USTs do not pose a significant risk of environmental liability because of General Felt's monitoring practices

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

11. ENVIRONMENTAL MATTERS (continued)

for USTs and conditional approval for the permanent in-place closure for certain USTs. However, there can be no assurance that such USTs will not result in significant environmental liability in the future.

     Although it is possible that new information or future developments could require General Felt to reassess its potential exposure relating to all pending environmental matters, including those described herein, management believes that, based upon all currently available information, the resolution of such environmental matters will not have a material adverse effect on General Felt's operations, financial position, capital expenditures or competitive position. The possibility exists, however, that new environmental legislation and/or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated and that may be material.


12. COMMITMENTS AND CONTINGENCIES

   Operating Leases

     General Felt is obligated, under various noncancelable lease agreements, for rental of facilities and machinery and equipment. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and the lessors' operating expenses. Total minimum rental commitment (excluding commitments accrued as part of the 1995 and 1996 restructuring plans) required under operating leases at December 29, 1996 was:


                                                       (thousands)
                                                      ------------
            1997 ..................................      $1,070
            1998 ..................................         809
            1999 ..................................         446
            2000 ..................................         367
            2001 ..................................         340
            Thereafter ............................       1,061
                                                         ------
             Total minimum lease payments .........      $4,093
                                                         ======

     Total rent expense for all operating leases for the years ended 1994, 1995 and 1996 was approximately $3.5 million, $2.8 million and $2.1 million, respectively.

   Guarantor

     General Felt has pledged its stock as collateral for certain debt of Foamex L.P. and is a co-guarantor of the borrowings outstanding under the Foamex L.P. Credit Facility and Foamex L.P. bond indentures, which as of December 29, 1996, had amounts outstanding of approximately $11.0 million and $380.2 million, respectively.


13. RELATED PARTY TRANSACTIONS AND BALANCES

     General Felt purchased $149.0 million, $141.2 million and $154.0 million of carpet cushion foam from Foamex L.P. during 1994, 1995 and 1996, respectively.

     In connection with the consolidation of General Felt's administrative functions with those of Foamex L.P., General Felt paid approximately $2.3 million and $1.4 million to Foamex L.P. in 1995 and 1996, respectively, for direct costs incurred by Foamex L.P. on General Felt's behalf and for an allocation of shared services and facilities.

     During 1993, General Felt leased two facilities from limited partnerships in which certain directors and officers of related parties have an interest. The lessor under the first of these leases (the "East State Lease") is East State Associates. The lease related to a warehouse at General Felt's Trenton, New Jersey facility. In accordance with the terms of the lease, the lessor exercised its right to require General Felt to purchase the facility at the appraised fair market value of approximately $2.3 million. General Felt assigned the purchase contract for the property to

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

13. RELATED PARTY TRANSACTIONS AND BALANCES (continued)

an unaffiliated third party who purchased the property on March 28, 1994. General Felt no longer leases the facility. The lessor under the second lease (the "West State Lease") is West State Associates. The lease relates to General Felt's manufacturing facility in Pico Rivera, California. During 1994, General Felt purchased the facility in Pico Rivera, California from the lessor at the appraised fair market value of $3.4 million. Rental payments for these leases for the year ended January 1, 1995 were $0.3 million.


14. FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

   Concentration of Credit Risk

     General Felt's financial instruments subject to credit risk are primarily trade accounts receivable. Accounts receivable are concentrated with large retail customers. General Felt performs ongoing credit evaluations of its customers' financial conditions and, generally, requires no collateral. General Felt maintains allowance accounts for potential credit losses and such losses have been within management's expectations. Additionally, General Felt's ten largest customers accounted for approximately 32.6% and 30.8% of accounts receivable at December 31, 1995 and December 29, 1996, respectively.


   Disclosure about Fair Value of Financial Instruments

     The following disclosures of the estimated fair value amounts have been determined based on General Felt's assessment of available market information and appropriate valuation methodologies.

     Carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and short term borrowings approximates fair value due to the short-term nature of these instruments.

     The carrying value of long-term debt approximates fair value based on the borrowing rate available to General Felt for bank loans with similar terms and maturities.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


15. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Supplemental disclosures of cash flow information:


                                        1994          1995         1996
                                       ------        ------       ------
                                                   (thousands)
   Interest paid ..................    $3,609        $5,300       $4,434
                                       ======        ======       ======
   Income taxes paid, net .........    $  316        $  183       $  596
                                       ======        ======       ======

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
                                   (thousands)


                                                     December 29,  September 28,
                                                         1996          1997
                                                     -----------   ------------
ASSETS:
CURRENT ASSETS:
 Cash ...............................................  $     336     $     209
 Restricted cash ....................................     12,143            --
 Accounts receivable, net ...........................     44,973        46,889
 Inventories ........................................     25,314        20,338
 Other current assets ...............................      9,435         6,252
                                                       ---------     ---------
   Total current assets .............................     92,201        73,688
PROPERTY, PLANT AND EQUIPMENT, NET ..................     31,748        30,713
COST IN EXCESS OF ASSETS ACQUIRED, NET ..............     50,574        49,531
OTHER ASSETS ........................................      3,158         2,873
                                                       ---------     ---------
TOTAL ASSETS ........................................  $ 177,681     $ 156,805
                                                       =========     =========
LIABILITIES AND STOCKHOLDER'S EQUITY:
CURRENT LIABILITIES:
 Current portion of long-term debt--related party ...  $  12,143     $      --
 Accounts payable ...................................     13,719         9,404
 Accounts payable to related parties ................     17,987        16,910
 Other accrued liabilities ..........................     17,923        17,602
                                                       ---------     ---------
   Total current liabilities ........................     61,772        43,916
                                                       ---------     ---------
LONG-TERM DEBT--RELATED PARTY .......................      9,260         2,227
                                                       ---------     ---------
OTHER LIABILITIES ...................................      9,630         8,931
                                                       ---------     ---------
COMMITMENTS AND CONTINGENCIES .......................         --            --
                                                       ---------     ---------
STOCKHOLDER'S EQUITY:
 Common stock, $.01 par value;
  1,000 shares authorized, issued and
   outstanding ...................................            --            --
 Additional paid-in capital .........................    143,965       143,965
 Retained earnings (accumulated deficit) ............    (46,946)      (42,234)
                                                       ---------     ---------
   Total stockholder's equity .......................     97,019       101,731
                                                       ---------     ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ..........  $ 177,681     $ 156,805
                                                       =========     =========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                   (thousands)

                                                    39-Week Periods Ended
                                                -------------------------------
                                                September 29,     September 28,
                                                     1996             1997
                                                --------------   --------------
NET SALES ......................................  $ 225,836         $223,648
COST OF GOODS SOLD .............................    193,917          201,108
                                                  ---------         --------
GROSS PROFIT ...................................     31,919           22,540
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ...     13,703           14,111
                                                  ---------         --------
INCOME FROM OPERATIONS .........................     18,216            8,429
INTEREST EXPENSE ...............................      1,474              765
OTHER INCOME, NET ..............................        527              147
                                                  ---------         --------
INCOME FROM CONTINUING OPERATIONS BEFORE
 PROVISION FOR INCOME TAXES ....................     17,269            7,811
PROVISION FOR INCOME TAXES .....................      6,693            3,099
                                                  ---------         --------
INCOME FROM CONTINUING OPERATIONS ..............     10,576            4,712
LOSS FROM DISCONTINUED OPERATIONS,
 NET OF INCOME TAXES ...........................    (45,192)              --
                                                  ---------         --------
NET INCOME (LOSS) ..............................  $ (34,616)        $  4,712
                                                  =========         ========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                 GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                   (thousands)

                                                        39-Week Periods Ended
                                                    ----------------------------
                                                    September 29,  September 28,
                                                         1996          1997
                                                    -------------  -------------
OPERATING ACTIVITIES:
 Net income (loss) ...................................  $ (34,616)   $   4,712
 Adjustments to reconcile net income to
   net cash provided by operating activities:
  Depreciation and amortization ......................      3,480        3,426
  Income from discontinued operations ................     45,192           --
  Other operating activities .........................       (458)       2,610
  Changes in operating assets and liabilities,
   net of discontinued operations ....................     (3,588)      (2,651)
                                                        ---------    ---------
   Net cash provided by operating activities .........     10,010        8,097
   Net cash used for discontinued operations .........       (524)          --
                                                        ---------    ---------
   Net cash provided by operating activities .........      9,486        8,097
                                                        ---------    ---------
INVESTING ACTIVIITIES:
  Capital expenditures ...............................     (1,799)      (1,287)
  Proceeds from sale of discontinued operations ......     45,425           --
  Decrease (increase) in restricted cash .............    (33,149)      12,143
  Other investing activities .........................         --           96
  Capital expenditures for discontinued operations ...       (919)          --
                                                        ---------    ---------
   Net cash provided by investing activities .........      9,558       10,952
                                                        ---------    ---------
FINANCING ACTIVITIES:
  Net repayments of Foamex L.P. notes payable ........     (9,107)     (19,176)
  Principal payments of long-term debt--
   unrelated parties .................................    (11,250)          --
  Net financing activities of discontinued
   operations ........................................      1,443           --
                                                        ---------    ---------
   Net cash used for financing activities ............    (18,914)     (19,176)
                                                        ---------    ---------
Net increase (decrease) in cash ......................        130         (127)
Cash at beginning of period ..........................        538          336
                                                        ---------    ---------
Cash at end of period ................................  $     668    $     209
                                                        =========    =========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

     General Felt Industries, Inc. and subsidiaries' ("General Felt") condensed consolidated balance sheet as of December 29, 1996 has been condensed from the audited consolidated balance sheet at that date. The condensed consolidated balance sheet as of September 28, 1997 and the condensed consolidated statements of operations and the condensed consolidated statements of cash flows for the thirty-nine week periods ended September 29, 1996 and September 28, 1997 have been prepared by General Felt and have not been audited by General Felt's independent accountants. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of the consolidated financial position, results of operations and cash flows have been included.

     Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. These condensed consolidated financial statements should be read in conjunction with General Felt's 1996 consolidated financial statements and notes thereto as set forth elsewhere in this Prospectus.


2. DISCONTINUED OPERATIONS

     During 1996, General Felt sold the outstanding common stock of Perfect Fit Industries, Inc. ("Perfect Fit"), a wholly owned subsidiary, for an adjusted sale price of approximately $44.2 million. The sale included the net assets of General Felt's home comfort products business segment.

     General Felt's condensed consolidated financial statements have been restated to reflect the discontinuation of the home comfort products business segment. A summary of the operating results for the discontinued operations is as follows:

                                                            39-Week Period Ended
                                                             September 29, 1996
                                                            --------------------
                                                                 (thousands)
   Net sales ................................................    $  50,097
   Gross profit .............................................        8,065
   Income from operations ...................................        1,123
   Interest and debt issuance expense .......................        5,543
   Loss on disposal of discontinued operations ..............      (41,803)
   Other expense ............................................          348
   Loss from discontinued operations before benefit
     from income taxes ......................................      (46,571)
   Benefit for income taxes .................................        1,379
   Loss from discontinued operations, net of income taxes ...      (45,192)

3. INVENTORIES

     Inventories consist of:

                                           December 29,     September 28,
                                               1996             1997
                                          --------------   --------------
                                                    (thousands)
   Raw materials and supplies .........       $12,795          $ 9,892
   Work-in-process ....................         1,120            1,047
   Finished goods .....................        11,399            9,399
                                              -------          -------
    Total .............................       $25,314          $20,338
                                              =======          =======

                GENERAL FELT INDUSTRIES, INC. AND SUBSIDIARIES

4. RELATED PARTY TRANSACTIONS

     General Felt purchased approximately $112.5 million and $109.6 million of carpet cushion from Foamex L.P. during the thirty-nine week periods ended September 29, 1996 and September 28, 1997, respectively.


5. ENVIRONMENTAL MATTERS

     As of September 28, 1997, General Felt had accruals of approximately $1.3 million for environmental matters.

     General Felt has reported to appropriate state authorities that it has found soil and groundwater contamination in excess of state standards at a facility located in Philadelphia, Pennsylvania. General Felt has begun remediation and is conducting further investigations into the extent of the contamination at this facility and, accordingly, the extent of the remediation that may ultimately be required. The actual cost and the timetable of any such remediation cannot be predicted with any degree of certainty at this time. As of September 28, 1997, General Felt had environmental accruals of approximately $1.0 million for the remaining potential remediation costs for this facility based on engineering estimates.

     Federal regulations require that by 1998 all underground storage tanks ("USTs") be removed or upgraded in most states to meet applicable standards. General Felt has six USTs that will require removal or permanent in-place closure by the end of 1998. Due to the age of these tanks, leakage may have occurred resulting in soil and possibly groundwater contamination. General Felt has accrued $0.3 million for the estimated removal and remediation, if any, associated with these USTs. However, the full extent of contamination and, accordingly, the actual cost of such remediation cannot be predicted with any degree of certainty at this time. General Felt believes that its USTs do not pose a significant risk of environmental liability because of General Felt's monitoring practices for USTs and conditional approval for permanent in-place closure for certain USTs. However, there can be no assurance that such USTs will not result in significant environmental liability in the future.

     Although it is possible that new information or future developments could require General Felt to reassess its potential exposure relating to all pending environmental matters, including those described herein, management believes that, based upon all currently available information, the resolution of such environmental matters will not have a material adverse effect on General Felt's operations, financial position, capital expenditures or competitive position. The possibility exists, however, that new environmental legislation and/or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated and that may be material.


6. SUBSEQUENT EVENTS

     On October 6, 1997, General Felt sold substantially all of the net assets of its needlepunch carpeting, tufted carpeting and artificial grass products business located at its facilities in Dalton, Georgia to Bretlin, Inc. for an aggregate sale price of approximately $41.2 million, subject to post-closing adjustments. General Felt expects to realize an immaterial gain on the sale, net of income taxes, during the fourth quarter of 1997.

     In addition, on October 6, 1997, General Felt loaned $38.8 million to Foamex L.P. in exchange for a note receivable with an aggregate principal amount of $38.8 million. The note is due on demand but not before one year following the payment in full of all of Foamex L.P.'s Obligations, as defined, relating to its $480 million credit facility (the "New Credit Facility") and the termination in full of the Commitments, as defined, of such new Credit Facility. The note bears interest at prime, as defined, payable quarterly in arrears.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Stockholder of Foamex Fibers, Inc.:

We have audited the accompanying balance sheets of Foamex Fibers, Inc. ("Foamex Fibers") (successor to GS Industries, Inc. and Pontotoc Fibers, Inc. (collectively, the "Predecessor Company")) as of December 31, 1995 and December 29, 1996, and the related combined statements of operations, cash flows and stockholder's equity for the year ended December 31, 1994 and the period from January 1, 1995 to April 12, 1995 (Predecessor Company) and the statements of operations, cash flows and stockholder's equity for the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996. These financial statements are the responsibility of Foamex Fibers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foamex Fibers as of December 31, 1995 and December 29, 1996, and the results of its operations and its cash flows for the year ended December 31, 1994, the period from January 1, 1995 to April 12, 1995 (Predecessor Company), the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996, in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.


Charlotte, North Carolina
June 20, 1997

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                              FOAMEX FIBERS, INC.

                           BALANCE SHEETS (unaudited)
                                  (thousands)

                                                      December 31,  December 29,
                                                          1995         1996
                                                         ------      -------
   ASSETS:
   CURRENT ASSETS:
     Cash ...........................................    $  469      $   156
     Accounts receivable, net of
       allowance for doubtful
       accounts of '41 and '39 ......................       884          707
     Accounts receivable from General Felt ..........     1,389        5,092
     Inventories ....................................     1,282          972
     Other current assets ...........................        61          181
                                                         ------      -------
      Total current assets ..........................     4,085        7,108
                                                         ------      -------
   PLANT AND EQUIPMENT:
     Machinery, equipment and furnishings ...........     2,002        2,666
     Less accumulated depreciation and amortization .      (131)        (340)
                                                         ------      -------
     Plant and equipment, net .......................     1,871        2,326
   COST IN EXCESS OF ASSETS ACQUIRED, NET ...........     3,938        3,880
                                                         ------      -------
   TOTAL ASSETS .....................................    $9,894      $13,314
                                                         ======      =======
   LIABILITIES AND STOCKHOLDER'S EQUITY
   CURRENT LIABILITIES:
     Accounts payable ...............................    $1,349      $ 1,236
     Other accrued liabilities ......................       160          466
                                                         ------      -------
      Total current liabilities .....................     1,509        1,702
   INCOME TAXES DUE TO GENERAL FELT .................       410        1,566
                                                         ------      -------
    Total liabilities ...............................     1,919        3,268
                                                         ------      -------
   COMMITMENTS AND CONTINGENCIES                             --           --
                                                         ------      -------
   STOCKHOLDER'S EQUITY:
     Common stock, $.01 par value;
      1,000 shares authorized,
      issued and outstanding ........................        --           --
     Additional paid-in capital .....................     7,272        7,272
     Retained earnings ..............................       703        2,774
                                                         ------      -------
      Total stockholder's equity ....................     7,975       10,046
                                                         ------      -------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .......    $9,894      $13,314
                                                         ======      =======

    The accompanying notes are an integral part of the financial statements.

                              FOAMEX FIBERS, INC.

                            STATEMENTS OF OPERATIONS

    for the year ended December 31, 1994, for the period from January 1, 1995 to April 12, 1995 (Predecessor Company), for the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996
                                   (thousands)

                                              Predecessor Company
                                       ----------------------------------    April 13, 1995
                                         Year Ended      January 1, 1995           to           Year Ended
                                        December 31,            to            December 31,     December 29,
                                            1994          April 12, 1995          1995             1996
                                       --------------   -----------------   ---------------   -------------
NET SALES ..........................       $16,778           $ 5,577            $14,112          $21,410
COST OF GOODS SOLD .................        13,565             4,580             11,948           16,843
                                           -------           -------            -------          -------
GROSS PROFIT .......................         3,213               997              2,164            4,567
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES ..........         1,497               336                980            1,257
                                           -------           -------            -------          -------
INCOME FROM OPERATIONS .............         1,716               661              1,184            3,310
OTHER EXPENSE, NET .................            29                 6                 12                7
                                           -------           -------            -------          -------
INCOME BEFORE PROVISION
  FOR INCOME TAXES .................         1,687               655              1,172            3,303
PROVISION FOR INCOME TAXES .........            --                --                469            1,232
                                           -------           -------            -------          -------
NET INCOME .........................       $ 1,687           $   655            $   703          $ 2,071
                                           =======           =======            =======          =======


    The accompanying notes are an integral part of the financial statements.

                              FOAMEX FIBERS, INC.

                            STATEMENTS OF CASH FLOWS
    for the year ended December 31, 1994, for the period from January 1, 1995 to April 12, 1995 (Predecessor Company), for the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996
                                   (thousands)


                                                             Predecessor Company
                                                      ----------------------------------    April 13, 1995
                                                        Year Ended      January 1, 1995           to           Year Ended
                                                       December 31,            to            December 31,     December 29,
                                                           1994          April 12, 1995          1995             1996
                                                      --------------   -----------------   ---------------   -------------
OPERATING ACTIVITIES:
 Net income .......................................       $1,687           $    655           $    703         $  2,071
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization ...................          528                143                195              314
  Income taxes due to General Felt ................           --                 --                410            1,156
 Changes in operating assets and
  liabilities, net of acquisitions:
  Accounts receivable .............................         (520)              (210)               573              178
  Accounts receivable from General Felt ...........           --                 --               (837)          (3,703)
  Inventories .....................................         (439)               106               (117)             310
  Other assets and liabilities ....................          148                278               (267)              30
                                                          ------           --------           --------         --------
   Net cash provided by operating
    activities ....................................        1,404                972                660              356
                                                          ------           --------           --------         --------
INVESTING ACTIVITIES:
 Capital expenditures .............................         (491)              (587)              (191)            (669)
 Acquisition, net of cash acquired ................           --                 --             (7,272)              --
                                                          ------           --------           --------         --------
   Net cash used for investing activities .........         (491)              (587)            (7,463)            (669)
                                                          ------           --------           --------         --------
FINANCING ACTIVITIES:
 Proceeds from long-term debt .....................           --              1,000                 --               --
 Repayment of advances from former
  stockholders ....................................         (228)              (102)                --               --
 Repayment of long-term debt ......................          (41)              (531)                --               --
 Distribution to former stockholders ..............          (94)              (150)                --               --
 Cash retained by former owners ...................           --             (1,622)                --               --
 Capital contributions ............................           --                 --              7,272               --
                                                          ------           --------           --------         --------
   Net cash provided by (used for)
    financing activities ..........................         (363)            (1,405)             7,272               --
                                                          ------           --------           --------         --------
Net increase (decrease) in cash ...................          550             (1,020)               469             (313)
Cash at beginning of period .......................          470              1,020                 --              469
                                                          ------           --------           --------         --------
Cash at end of period .............................       $1,020           $     --           $    469         $    156
                                                          ======           ========           ========         ========

    The accompanying notes are an integral part of the financial statements.

                              FOAMEX FIBERS, INC

                       STATEMENTS OF STOCKHOLDER'S EQUITY
    for the year ended December 31, 1994, for the period from January 1, 1995 to April 12, 1995 (Predecessor Company), for the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996
                                   (thousands)


                                                                                        Retained
                                                    Common Stock        Additional      Earnings
                                                 -------------------      Paid-In      Accumulated
                                                  Shares     Amount       Capital        Deficit
                                                 --------   --------   ------------   ------------
Balances at January 1, 1994 ..................      110      $  200       $   --        $   (829)
Net income ...................................       --          --           --           1,687
Distributions to former stockholders .........       --          --           --             (94)
                                                   ----      ------       ------        --------
Balances at December 31, 1994 ................      110         200           --             764
Net income for the period from
 January 1, 1995 to April 12, 1995 ...........       --          --           --             655
Distributions to former stockholders .........       --          --           --            (150)
Acquisition adjustment .......................     (110)       (200)          --          (1,269)
                                                   ----      ------       ------        --------
Balances at April 12, 1995 ...................       --          --           --              --
Capital Contribution by General Felt .........        1          --        7,272              --
Net income for the period from
 April 13, 1995 to December 31, 1995 .........       --          --           --             703
                                                   ----      ------       ------        --------
Balances at December 31, 1995 ................        1          --        7,272             703
Net income ...................................       --          --           --           2,071
                                                   ----      ------       ------        --------
Balances at December 29, 1996 ................        1          --       $7,272        $  2,774
                                                   ====      ======       ======        ========

    The accompanying notes are an integral part of the financial statements.

                              FOAMEX FIBERS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

     Foamex Fibers, Inc. ("Foamex Fibers") manufactures various nonwoven textile fiber products used primarily for carpet padding and in the furniture industry.

     Foamex Fibers was formed on March 29, 1995 for the purpose of acquiring certain assets and assuming certain liabilities of GS Industries, Inc. and Pontotoc Fibers, Inc. On April 13, 1995, Foamex Fibers acquired such assets and assumed such liabilities for an aggregate purchase price of approximately $8.0 million. (See Note 3 for further discussion.)

     Foamex Fibers is a wholly owned subsidiary of General Felt Industries, Inc. ("General Felt") which in turn is a wholly owned subsidiary of Foamex L.P. Foamex L.P. is a 99% owned subsidiary of Foamex International Inc. ("Foamex International").

     The balance sheets as of December 31, 1995 and December 29, 1996 and the statements of operations, cash flows and stockholder's equity for the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 pertain to Foamex Fibers.

     The accompanying combined statements of operations, cash flows and stockholder's equity for the year ended December 31, 1994 and the period from January 1, 1995 to April 12, 1995 include the combined individual operations of GS Industries, Inc. and Pontotoc Fibers, Inc. (collectively, the "Predecessor Company").


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Fiscal Year

     Foamex Fibers' fiscal year ends on the Sunday closest to the thirty-first day of December. Fiscal year 1996 was composed of fifty-two weeks and ended on December 29, 1996. The Predecessor Company's year end was the thirty-first day of December.

   Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

   Revenue Recognition

     Revenue from sales is recognized when products are shipped.

   Discounts and Billing Adjustments

     A reduction in sales revenue is recognized for sales discounts when product is invoiced or for other billing adjustments when authorized.

   Inventories

     Inventories are stated at the lower of cost or market. The cost of inventories is determined on a first-in, first-out basis.

   Plant and Equipment

     Plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The range of useful lives estimated for machinery, equipment and furnishings is five to twelve years. Leasehold improvements are amortized over the shorter of the terms of the respective lease or the estimated useful life of the improvement, whichever is shorter. Depreciation expense for the year ended December 31, 1994, the period from January 1, 1995 to April 12, 1995, the period from April 13, 1995 to December 31, 1995

                               FOAMEX FIBERS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

and for the year ended December 29, 1996 was $0.5 million, $0.1 million, $0.1 million and $0.2 million, respectively. For income tax purposes, Foamex Fibers uses accelerated depreciation methods.

     Cost of maintenance and repairs is charged to expense as incurred. Renewals and improvements are capitalized. Upon retirement or other disposition of items of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

   Cost in Excess of Net Assets Acquired

     The excess of the acquisition cost over the fair value of net assets acquired in business combinations accounted for by the purchase method is amortized using the straight-line method over a forty year period. At each balance sheet date Foamex Fibers evaluates the recoverability of cost in excess of net assets acquired using certain financial indicators such as historical and future ability to generate income from operations based on a going concern basis. Accumulated amortization as of December 31, 1995 and December 29, 1996 is approximately $0.1 million and $0.2 million, respectively.

   Environmental Matters

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.

   Income Taxes

     Income taxes are accounted for under the liability method in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

     Foamex Fibers joins with General Felt in the filing of a consolidated U.S. Federal income tax return. Foamex Fiber's policy is to provide for Federal and state income taxes on a separate return basis. As of December 29, 1996, Foamex Fibers does not have a tax sharing agreement with General Felt therefore current and deferred Federal income taxes payable are classified as noncurrent and are included in Income Taxes Due to General Felt. Net deferred Federal income tax liabilities amounting to approximately $0.3 million at December 29, 1996 are included in Income Taxes Due to General Felt and consist primarily of accelerated depreciation for plant and equipment and accelerated amortization for costs in excess of assets acquired for income tax purposes offset by deferred tax assets relating to allowance accounts and accrued liabilities not deductible for income tax purposes.

     The stockholders of the Predecessor Company had elected S Corporation status under the provision of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on the Company's taxable income.


3. ACQUISITIONS

     On April 13, 1995, Foamex Fibers acquired certain assets and assumed certain liabilities of GS Industries, Inc. and Pontotoc Fibers, Inc. for aggregate consideration of approximately $8.0 million, including related fees and expenses of approximately $0.3 million, with an initial cash payment of $7.2 million. The purchase price was funded by General Felt in the form of a capital contribution. The excess of the purchase price over the estimated fair value of the net assets acquired was approximately $3.9 million. The acquisition was accounted for as a purchase. The cost of the acquisition has been allocated on the basis of the fair value of the assets acquired and the liabilities assumed. The excess of the purchase price over the estimated fair value of the net assets acquired is being amortized using the straight-line method over forty years.

                              FOAMEX FIBERS, INC.

3. ACQUISITIONS (continued)

     The pro forma results listed below are unaudited and assume that the acquisition of GS Industries, Inc. and Pontotoc Fibers, Inc. occurred at the beginning of each period presented.


                                                           1994         1995
                                                        ----------   ----------
                                                              (thousands)
   Net sales ........................................    $16,778      $19,689
                                                         =======      =======
   Income before provision for income taxes .........    $ 1,514      $ 1,777
                                                         =======      =======
   Net income .......................................    $   908      $ 1,066
                                                         =======      =======

     The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the entire periods presented nor are they necessarily indicative of future results.


4. INVENTORIES

     Inventories consist of:


                                          December 31,     December 29,
                                              1995             1996
                                         --------------   -------------
                                                  (thousands)
   Raw material and supplies .........       $  846            $700
   Finished goods ....................          436             272
                                             ------            ----
    Total ............................       $1,282            $972
                                             ======            ====

5. INCOME TAXES
     The components of the provision for income taxes are summarized as follows:

                                               Period from
                                            April 13, 1995 to      Year Ended
                                               December 31,       December 29,
                                                   1995               1996
                                            -----------------     ------------
                                                         (thousands)
   Federal .............................           $410              $1,156
   State ...............................             59                  76
                                                   ----              ------
    Provision for income taxes .........           $469              $1,232
                                                   ====              ======

     A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:


                                                  Period from
                                               April 13, 1995 to     Year Ended
                                                  December 31,      December 29,
                                                     1995              1996
                                              ------------------    -----------
                                                         (thousands)
   Statutory income taxes .................          $410             $1,156
   State income taxes, net of federal .....            59                 76
                                                     ----             ------
    Provision for income taxes ............          $469             $1,232
                                                     ====             ======

6. COMMITMENTS AND CONTINGENCIES

   Operating Leases

     Foamex Fibers is obligated, under various noncancelable lease agreements, for rental of facilities and machinery and equipment. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and the lessors'

                              FOAMEX FIBERS, INC.

6. COMMITMENTS AND CONTINGENCIES (continued)

operating expenses. Total minimum rentals commitment required under operating leases at December 29, 1996 (thousands) was:

   1997 ..................................    $  338
   1998 ..................................       328
   1999 ..................................       318
   2000 ..................................       318
   2001 ..................................       318
   Thereafter ............................     1,050
                                              ------
    Total minimum lease payments .........    $2,670
                                              ======

     Total rent expense for all operating leases for the year ended December 31, 1994, for the period from January 1, 1995 to April 12, 1995, the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 was approximately $0.2 million, $0.1 million, $0.2 million and $0.3 million, respectively,


7. RELATED PARTY TRANSACTIONS AND BALANCES

     General Felt purchased $1.2 million, $0.8 million, $6.4 million and $10.1 million of carpet cushion from Foamex Fibers for the year ended December 31, 1994, the period from January 1, 1995 to April 12, 1995, the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996, respectively. As of December 31, 1995 and December 29, 1996, Foamex Fibers had accounts receivable from General Felt of approximately $1.4 million and $5.1 million, respectively.

     Foamex Fibers leases five facilities from an officer of Foamex Fibers. The rental expense for the year ended December 31, 1994, the period from January 1, 1995 to April 12, 1995, the period from April 13, 1995 to December 31, 1995 and for the year ended December 29, 1996 was $0.2 million, $0.1 million, $0.2 million and $0.3 million, respectively.

     The Predecessor Company had sales of approximately $1.9 million during the year ended December 31, 1994 to a company controlled by the former shareholder of GS Industries, Inc.

           FOAMEX FIBERS, INC. CONDENSED BALANCE SHEETS (unaudited)
                                  (thousands)

                                                   December 29,    September 29,
                                                       1996            1997
ASSETS:                                            ------------    -------------
CURRENT ASSETS:
   Cash .........................................     $   156         $   192
   Accounts receivable, net .....................         707             906
   Accounts receivable from General Felt ........       5,092           7,459
   Inventories ..................................         972           1,011
   Other current assets .........................         181             236
                                                      -------         -------
     Total current assets .......................       7,108           9,804
PLANT AND EQUIPMENT, NET ........................       2,326           2,790
COST IN EXCESS OF ASSETS ACQUIRED, NET ..........       3,880           3,804
                                                      -------         -------
TOTAL ASSETS ....................................     $13,314         $16,398
                                                      =======         =======

LIABILITIES AND STOCKHOLDER'S EQUITY:
CURRENT LIABILITIES:
   Accounts payable .............................     $ 1,236         $ 1,489
   Other accrued liabilities ....................         466             443
                                                      -------         -------
     Total current liabilities ..................       1,702           1,932
                                                      -------         -------
INCOME TAXES DUE TO GENERAL FELT ................       1,566           2,619
                                                      -------         -------
COMMITMENTS AND CONTINGENCIES ...................          --              --
                                                      -------         -------
STOCKHOLDER'S EQUITY:
   Common stock .................................          --              --
   Additional paid-in capital ...................       7,272           7,272
   Retained earnings ............................       2,774           4,575
                                                      -------         -------
     Total stockholder's equity .................      10,046          11,847
                                                      -------         -------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ...     $13,314         $16,398
                                                      =======         =======

               The accompanying notes are an integral part of the
                         condensed financial statements.

                              FOAMEX FIBERS, INC.

                 CONDENSED STATEMENTS OF OPERATIONS (unaudited)
                                  (thousands)


                                            39-Week Periods Ended
                                       --------------------------------
                                        September 29,     September 28,
                                             1996             1997
                                       ---------------   --------------
NET SALES ..........................       $16,034           $17,627
COST OF GOODS SOLD .................        12,603            13,834
                                           -------           -------
GROSS PROFIT .......................         3,431             3,793
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES ...........           858               937
                                           -------           -------
INCOME FROM OPERATIONS .............         2,573             2,856
OTHER EXPENSE, NET .................             8                 2
                                           -------           -------
INCOME FROM BEFORE PROVISION
 FOR INCOME TAXES ..................         2,565             2,854
PROVISION FOR INCOME TAXES .........           948             1,053
                                           -------           -------
NET INCOME .........................       $ 1,617           $ 1,801
                                           =======           =======


               The accompanying notes are an integral part of the
                         condensed financial statements.

                              FOAMEX FIBERS, INC.

                CONDENSED STATEMENTS OF CASH FLOWS (unaudited)
                                  (thousands)

                                                       39-Week Periods Ended
                                                   -----------------------------
                                                   September 29,   September 28,
                                                        1996           1997
                                                   -------------   -------------
OPERATING ACTIVITIES:
 Net income .....................................    $  1,617        $  1,801
 Adjustments to reconcile net
  income to net cash provided by
  operating activities:
  Depreciation and amortization .................         212             278
  Changes in operating assets and liabilities ...      (1,617)         (1,378)
                                                     --------        --------
   Net cash provided by operating activities ....         212             701
                                                     --------        --------
INVESTING ACTIVITIES:
 Capital expenditures ...........................        (402)           (699)
 Other investing activities .....................          --              34
                                                     --------        --------
   Net cash used for investing activities .......        (402)           (665)
                                                     --------        --------
Net increase (decrease) in cash .................        (190)             36
Cash at beginning of period .....................         469             156
                                                     --------        --------
Cash at end of period ...........................    $    279        $    192
                                                     ========        ========


               The accompanying notes are an integral part of the
                         condensed financial statements.

                              FOAMEX FIBERS, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (unaudited)


1.  ORGANIZATION AND BASIS OF PRESENTATION

     Foamex Fibers, Inc.'s ("Foamex Fibers") condensed balance sheet as of December 29, 1996 has been condensed from the audited consolidated balance sheet at that date. The condensed balance sheet as of September 28, 1997 and the condensed statements of operations and the condensed statements of cash flows for the thirty-nine week periods ended September 29, 1996 and September 28, 1997 have been prepared by Foamex Fibers and have not been audited by Foamex Fiber's independent accountants. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of the consolidated financial position, results of operations and cash flows have been included.

     Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with Foamex Fibers 1996 financial statements and notes thereto as set forth elsewhere in this Prospectus.


2.  INVENTORIES

     Inventories consist of:

                                          December 29,     September 28,
                                              1996             1997
                                         --------------   --------------
                                                   (thousands)
   Raw material and supplies .........        $700            $  742
   Finished goods ....................         272               269
                                              ----            ------
   Total .............................        $972            $1,011
                                              ====            ======

3.  RELATED PARTY TRANSACTIONS

     General Felt purchased approximately $7.4 million and $7.9 million of carpet cushion from Foamex Fibers for the thirty-nine week periods ended September 29, 1996 and September 28, 1997, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Stockholder of FMXI, Inc.:

We have audited the accompanying consolidated balance sheet of FMXI, Inc. and subsidiary ("FMXI") (a wholly-owned subsidiary of Foamex International Inc.) as of December 29, 1996. This balance sheet is the responsibility of FMXI's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of FMXI at December 29, 1996, in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1997

                           FMXI, INC. AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEET
                                  (thousands)


                                                                    December 29,
                                                                        1996
                                                                   -------------
ASSETS:
CURRENT ASSETS:
   Cash and cash equivalents ...................................    $   20,969
   Restricted cash .............................................        12,143
   Accounts receivable, net of allowance for
     doubtful accounts of $6,328 ...............................       125,847
   Inventories .................................................       102,610
   Deferred income taxes .......................................         6,720
   Due from related parties ....................................         1,791
   Other current assets ........................................        18,849
                                                                    ----------
    Total current assets .......................................       288,929
                                                                    ----------
PROPERTY, PLANT AND EQUIPMENT:
   Land and land improvements ..................................         9,674
   Buildings and leasehold improvements ........................        78,082
   Machinery, equipment and furnishings ........................       185,348
   Construction in progress ....................................        20,784
                                                                    ----------
    Total ......................................................       293,888
   Less accumulated depreciation and amortization ..............      (111,461)
                                                                    ----------
   Property, plant and equipment, net ..........................       182,427
Cost in excess of assets acquired, net .........................        83,991
Debt issuance costs, net .......................................        14,902
Other assets ...................................................        15,917
                                                                    ----------
TOTAL ASSETS ...................................................    $  586,166
                                                                    ==========


 The accompanying notes are an integral part of the consolidated balance sheet.

                           FMXI, INC. AND SUBSIDIARY

                                  (thousands)


                                                                    December 29,
                                                                        1996
                                                                    ------------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT):
CURRENT LIABILITIES:
   Short-term borrowings ........................................    $   3,692
   Current portion of long-term debt--unrelated parties .........       13,735
   Accounts payable .............................................       75,621
   Accounts payable to related parties ..........................        8,894
   Accrued employee compensation ................................        7,302
   Accrued interest .............................................        8,871
   Accrued restructuring charges ................................        6,300
   Other accrued liabilities ....................................       27,506
                                                                     ---------
    Total current liabilities ...................................      151,921
Long-term debt--unrelated parties ...............................      386,800
Long-term debt--related parties .................................        5,817
Deferred income taxes ...........................................        4,998
Accrued restructuring charges ...................................        4,043
Other liabilities ...............................................       19,953
                                                                     ---------
   Total liabilities ............................................      573,532
MINORITY INTEREST ...............................................       21,507
                                                                     ---------
Commitments and contingencies ...................................           --
                                                                     ---------
Stockholder's equity (deficit)
   Common stock, par value $.01 per share; 1,000 shares
    authorized, issued and outstanding ..........................           --
   Additional paid-in capital ...................................        3,697
   Retained earnings (deficit) ..................................         (296)
   Other ........................................................      (12,274)
                                                                     ---------
    Total stockholder's equity (deficit) ........................       (8,873)
                                                                     ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT) ............    $ 586,166
                                                                     =========


 The accompanying notes are an integral part of the consolidated balance sheet.

                           FMXI, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED BALANCE SHEET


1. ORGANIZATION AND BASIS OF PRESENTATION

     FMXI, Inc. ("FMXI"), a Delaware corporation, is a wholly owned subsidiary of Foamex International Inc. ("Foamex International"). FMXI is a holding company whose only activity is its 1% managing general partnership interest in Foamex L.P. FMXI has no employees or operations of its own. Foamex L.P., a Delaware limited partnership, is a significant manufacturer and marketer of flexible polyurethane foam and foam products in North America. Foamex L.P.'s products include (i) foam for carpet cushion and other carpet products, (ii) cushioning foams for furniture, bedding, packaging and health care, (iii) foams for automotive trim and accessories and (iv) technical foams for filtration, consumer products and packaging.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Consolidation

     The consolidated balance sheet includes the accounts of FMXI and its consolidated subsidiary, Foamex L.P. Intercompany accounts and transactions have been eliminated in consolidation.

   Fiscal Year

     FMXI's fiscal year ends on the Sunday closest to the thirty-first day of December. Fiscal year 1996 was composed of fifty-two weeks and ended on December 29, 1996.

   Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. (See Notes 3, 7, 8, 12, 13, and 14 and Cost in Excess of Net Assets Acquired below.)

   Cash and Cash Equivalents

     All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. On December 29, 1996, cash and cash equivalents included $18.4 million of repurchase agreements collateralized by U.S. Government securities.

   Restricted Cash

     As of December 29, 1996, Foamex L.P. had restricted cash of approximately $12.1 million. This cash was derived from the net sales proceeds relating to the sale of Perfect Fit and is restricted by Foamex L.P.'s debt agreements. As of February 26, 1997, Foamex L.P. has used approximately $8.4 million of the restricted cash to repurchase approximately $8.0 million of outstanding indebtedness.

   Inventories

     Inventories are stated at the lower of cost or market. The cost of the inventories is determined on a first-in, first-out basis.

   Property, Plant and Equipment

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The range of useful lives estimated for buildings is generally twenty to thirty-five years and the range for machinery, equipment and furnishings is five to twelve years. Leasehold improvements are amortized over the shorter of the terms of the respective leases or the estimated useful lives of the leasehold improvements.

   Debt Issuance Costs

     Debt issuance costs consist of amounts incurred in obtaining long-term financing. These costs are being amortized over the term of the related debt using the interest method. Accumulated amortization as of December 29, 1996 was approximately $7.5 million.

                            FMXI, INC. AND SUBSIDIARY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Cost in Excess of Net Assets Acquired

     The excess of the acquisition cost over the fair value of net assets acquired in business combinations accounted for as purchases is amortized using the straight-line method over a forty year period. At each balance sheet date Foamex L.P. evaluates the recoverability of cost in excess of net assets acquired using certain financial indicators such as historical and future ability to generate income from operations based on a going concern basis. Accumulated amortization as of December 29, 1996 was approximately $11.6 million.

   Environmental Matters

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.

   Postretirement and Postemployment Benefits

     Foamex L.P. accrues postretirement benefits throughout the employees' active service periods until they attain full eligibility for those benefits. Also, Foamex L.P. accrues postemployment benefits when it becomes probable that such benefits will be paid and when sufficient information exists to make reasonable estimates of the amounts to be paid.

   Foreign Currency Accounting

     The financial statements of foreign subsidiaries, except in countries treated as highly inflationary, have been translated into U.S. dollars by using the year end exchange rates for assets and liabilities and average exchange rates for the statements of operations. Currency translation adjustments are included in other stockholder's equity (deficit) until the entity is substantially sold or liquidated. For operations in countries treated as highly inflationary, certain financial statement amounts are translated at historical exchange rates, with all other assets and liabilities translated at year end exchange rates. These translation adjustments are reflected in the results of operations and are insignificant for all periods presented.


   Interest Rate Swap Agreement

     The differential to be paid or received under an interest rate swap agreement is recognized as an adjustment to interest and debt issuance expense in the current period as interest rates change.

   Income Taxes

     Income taxes are accounted for under the liability method, in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

     Foamex L.P. has a tax sharing agreement that provides for the payment of distributions to the partners for amounts that would be required to be paid if Foamex L.P. was a corporation filing separate tax returns. The ability of Foamex L.P. to make such distributions is limited by the terms of its credit agreements and indentures. (See Note 6).


3. RESTRUCTURING AND OTHER CHARGES (CREDITS)

     In 1995, Foamex L.P. approved a restructuring plan (the "1995 restructuring plan") to consolidate thirteen foam production, fabrication or branch locations, to concentrate resources as a result of industry conditions and to better position itself to achieve its strategic growth objectives. Foamex L.P. recorded restructuring and other charges of

                           FMXI, INC. AND SUBSIDIARY

3. RESTRUCTURING AND OTHER CHARGES (CREDITS) (continued)

$39.2 million which was comprised of $35.6 million associated with the consolidation of the foam production, fabrication or branch locations, $2.2 million associated with the completion of a 1993 restructuring plan and $1.4 million associated with merger and acquisition activities of Foamex L.P. The components of the $35.6 million restructuring charge include: $16.7 million for fixed asset writedowns (net of estimated sale proceeds), $15.1 million for plant closure and operating lease obligations and $3.8 million for personnel reductions. The $3.8 million cost for personnel reductions primarily represents severance and employee benefit costs associated with the elimination of manufacturing and administrative personnel.

     In 1996, Foamex L.P. determined to continue to operate one of the facilities originally identified for closure in the 1995 restructuring plan because of improved economics and the lack of synergy to be achieved from relocating the manufacturing process. In addition, Foamex L.P. has approved a plan to close two facilities that were not originally identified in the 1995 restructuring plan. As a result of these changes to the 1995 restructuring plan and the favorable termination of certain lease agreements and other matters, Foamex L.P. recorded a $6.4 million net restructuring credit which included a restructuring credit of $11.3 million associated with Foamex L.P.'s decision not to close the facility identified as part of the 1995 restructuring plan and $1.7 million of restructuring credits relating primarily to the favorable termination of certain lease agreements and other matters relating to the 1995 restructuring plan, offset by $6.6 million of restructuring charges relating to the closure of the two facilities during 1997 (the "1996 restructuring plan").

     Generally, the 1995 restructuring plan has been implemented as originally contemplated. The following table sets forth the components of Foamex L.P.'s restructuring and other charges:


                                                          Asset      Plant Closure      Personnel
                                                          Total        Writedowns      and Leases     Reductions       Other
                                                       ----------   ---------------   ------------   ------------   ----------
                                                                                     (millions)
1995 restructuring charge ..........................    $  39.2         $  16.7         $  15.1        $   3.8       $   3.6
Asset write-off/write-downs ........................      (23.3)          (20.9)             --             --         ( 2.4)
Cash spending ......................................      ( 0.4)             --           ( 0.3)         ( 0.1)           --
                                                        -------         -------         -------        -------       -------
Balances at December 31, 1995 ......................       15.5           ( 4.2)           14.8            3.7           1.2
Cash spending ......................................      ( 9.7)             --           ( 6.6)         ( 2.0)        ( 1.1)
Cash proceeds ......................................        1.0             1.0              --             --            --
1996 restructuring charge ..........................        6.6             2.4             4.1            0.1            --
Restructuring credits ..............................      (13.0)          ( 9.7)          ( 2.8)         ( 0.4)        ( 0.1)
Asset adjustment for restructuring credits .........        8.1             8.7           ( 0.6)            --            --
                                                        -------         -------         -------        -------       -------
Balances at December 29, 1996 ......................    $   8.5         $  (1.8)        $   8.9        $   1.4       $    --
                                                        =======         =======         =======        =======       =======

     As indicated in the table above, the accrued restructuring balance at December 29, 1996 will be used for payments relating to plant closure and leases including rundown costs at the facilities. The $1.8 million of asset writedowns relates to estimated proceeds and is included in noncurrent assets. Foamex L.P. expects to incur approximately $6.3 million of charges during 1997 with the remaining $4.0 million to be incurred through 2001. As of December 29, 1996, Foamex L.P. has terminated approximately 270 employees and notified approximately 40 employees in the manufacturing and administrative areas of their impending termination in connection with the 1995 and 1996 restructuring plans.

                           FMXI, INC. AND SUBSIDIARY

4.  INVENTORIES

     Inventories consists of:


                                                    December 29,
                                                        1996
                                                   -------------
                                                    (thousands)
            Raw materials and supplies .........      $ 61,559
            Work in process ....................        13,453
            Finished goods .....................        27,598
                                                      --------
             Total .............................      $102,610
                                                      ========

5.  SHORT-TERM BORROWINGS
     Short-term borrowings include borrowings outstanding under a line of credit facility for Foamex Canada Inc. ("Foamex Canada") bearing interest at the bank's prime rate (4.75% at December 29, 1996) plus 1/2%. The weighted average interest rates on Foamex Canada's short-term borrowings outstanding for 1996 was 5.9%. Borrowings under Foamex Canada's credit facility are due on demand and are collateralized by accounts receivable, property and inventories of Foamex Canada having an approximate net carrying value of $17.1 million as of December 29, 1996. The unused amount under this line of credit totaled $0.7 million as of December 29, 1996.


6.  LONG-TERM DEBT
     Long-term debt consists of:


                                                                December 29,
                                                                     1996
                                                                -------------
                                                                 (thousands)
   Unrelated parties:
   9-1/2% Senior Secured Notes due 2000 ........................   $106,793
   11-1/4% Senior Notes due 2002 ...............................    141,400
   11-7/8% Senior Subordinated Debentures
    due 2004 (net of unamortized debt discount
    of $769)....................................................    125,056
   11-7/8% Senior Subordinated Debentures due 2004, Series B ...      7,000
   Industrial revenue bonds ....................................      7,000
   Foamex L.P. term loan (8.54% interest rate
    as of December 29, 1996) ...................................     11,000
   Other .......................................................      2,286
                                                                   --------
    Total ......................................................    400,535
   Less current portion ........................................     13,735
                                                                   --------
   Long-term debt--unrelated parties ...........................   $386,800
                                                                   ========
   Related parties:
   Subordinated note payable (net of unamortized
    debt discount of $1,198) ...................................   $  5,817
                                                                   ========

   9-1/2% Senior Secured Notes due 2000 ("Senior Secured Notes")

     The Senior Secured Notes were issued on June 3, 1993 and bear interest at the rate of 9-1/2% payable semiannually on each June 1 and December 1. The Senior Secured Notes mature on June 1, 2000. The Senior Secured Notes are collateralized by a first-priority lien on substantially all of the assets of Foamex L.P. except for receivables, real estate and fixtures. The Senior Secured Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after June 1, 1998, initially at 101.583% of their principal amount, plus accrued interest, and declining to 100% on or after June 1, 1999. The Senior Secured Notes have been guaranteed, on a senior secured basis by General Felt Industries, Inc. ("General Felt") and on a senior unsecured basis by Foamex

                            FMXI, INC. AND SUBSIDIARY

6.  LONG-TERM DEBT (continued)

International. During 1996, Foamex L.P. repurchased $9.9 million of Senior Secured Notes with the net proceeds from the sale of Perfect Fit.


   11-1/4% Senior Notes due 2002 ("Senior Notes")

     The Senior Notes bear interest at the rate of 11-1/4% payable semiannually on each April 1 and October 1. The Senior Notes mature on October 1, 2002. The Senior Notes may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 104.219% of their principal amount, plus accrued interest, and declining to 100% on or after October 1, 2000. In October 1994, Foamex L.P. provided certain real property as collateral for the Senior Notes, with a net book value of $37.8 million at December 29, 1996. The Senior Notes have been guaranteed, on a senior basis, by General Felt and Foamex International. During 1996, Foamex L.P. repurchased $8.6 million of Senior Notes with the net proceeds from the sale of Perfect Fit.

   11-7/8% Senior Subordinated Debentures ("Subordinated Debentures")

     The Subordinated Debentures bear interest at the rate of 11-7/8% payable semiannually on each April 1 and October 1. The Subordinated Debentures mature on October 1, 2004. The Subordinated Debentures may be redeemed at the option of Foamex L.P., in whole or in part, at any time on or after October 1, 1997, initially at 105.938% of their principal amount, plus accrued interest, and declining to 100% on or after October 1, 2002. The Subordinated Debentures are subordinated in right of payment to all senior indebtedness, including the Senior Secured Notes and the Senior Notes. The Subordinated Debentures have been guaranteed, on a senior subordinated basis, by General Felt and Foamex International. During 1996, Foamex L.P. repurchased $0.1 million of Subordinated Debentures with the net proceeds from the sale of Perfect Fit.


   11-7/8% Senior Subordinated Debentures, Series B ("Series B Debentures")

     The Series B Debentures were issued July 30, 1993, by Foamex L.P. in an exchange offer to holders of senior subordinated debentures issued in connection with the acquisition of General Felt on March 23, 1993. The Series B Debentures have terms substantially similar to the Subordinated Debentures, except that holders of the Series B Debentures are entitled to receive proceeds from an asset sale only if any proceeds remain after an offer to repurchase has been made to the holders of the Subordinated Debentures. The Series B Debentures have been guaranteed on a senior subordinated basis by General Felt.

   Industrial Revenue Bonds ("IRBs")

     Two bond issues in the principal amount of $1.0 million and $6.0 million, maturing in 2005 and 2013, respectively, are collateralized by certain properties which have an approximate net carrying value of $11.3 million at December 29, 1996 and letters of credit approximating $7.3 million. The IRBs bear interest at a variable rate with options available to Foamex L.P. to convert to a fixed rate. The interest rates on the IRBs were 4.85% and 4.0% at December 29, 1996 for the $6.0 million and $1.0 million bond issues, respectively. The interest rate on the $6.0 million bond issue varies weekly based on an interest rate that is indicative of current bidside yields on high quality short-term, tax-exempt obligations, or if such interest rate is not available, 70.0% of the interest rate for thirteen week United States Treasury Bills. The maximum interest rate for either of the IRBs is 15.0% per annum. At the time of a conversion to a fixed interest rate and upon appropriate notice, the IRBs are redeemable at the option of the bondholders.

   Term and Revolving Loans

     Foamex L.P. has a credit agreement (the "Foamex L.P. Credit Facility") with a group of banks that provide for loans of up to $85.0 million of which up to $40.0 million was available as a term loan payable in twenty equal quarterly installments commencing October 1994 and up to $45.0 million is available under a revolving line of credit which expires in June 1999. In 1994, Foamex L.P. and General Felt entered into a $40.0 million term loan

                           FMXI, INC. AND SUBSIDIARY

6.  LONG-TERM DEBT (continued)

under the Foamex L.P. Credit Facility; no further term loan borrowings are available thereunder. During 1996, Foamex L.P. and General Felt used $12.0 million of net proceeds from the Perfect Fit sale to repay term loan borrowings. Borrowings under the Foamex L.P. Credit Facility are collateralized by the accounts receivable of Foamex L.P. and General Felt. Pursuant to the terms of the Foamex L.P. Credit Facility, borrowed funds will bear interest at a floating rate equal to 1.0% per annum plus the highest of (i) the base rate of The Bank of Nova Scotia, as in effect from time to time, (ii) a rate that is, generally, 0.5% per annum plus a fluctuating rate generally equal to the rate on three month certificates of deposit, subject to certain adjustments, plus a fluctuating rate generally equal to the annual assessment rate paid by The Bank of Nova Scotia to the Federal Deposit Insurance Corporation or (iii) 0.5% per annum plus the federal funds rate in effect from time to time. At the option of Foamex L.P., portions of the outstanding loan under the Foamex L.P. Credit Facility will be convertible into Eurodollar rate loans bearing interest at a rate generally equal to 3.0% per annum above the average LIBOR rate of Citibank, N.A. and The Bank of Nova Scotia. As of December 29, 1996, there was approximately $11.7 million in letters of credit outstanding under the Foamex L.P. Credit Facility. As of December 29, 1996, there was unused availability of approximately $33.3 million under the Foamex L.P. Credit Facility.

     Subordinated Note Payable

     This note payable was issued to John Rallis ("Rallis"), the Chief Operating Officer of Foamex International, on May 6, 1993 by Foamex L.P. in connection with the acquisition of Great Western Foam Products Corporation and certain related entities and assets (collectively, "Great Western"). The note bears interest at a maximum rate of 6% per annum and the principal amount is payable in three equal annual installments beginning May 6, 1999.

   Other

     As of December 29, 1996, other debt is comprised primarily of capital lease obligations and borrowings by Foamex Mexico.

   Interest Rate Swap Agreements

     Foamex L.P. enters into interest rate swaps to lower funding costs and/or to manage interest costs and exposure to changing interest rates. Foamex L.P. does not hold or issue financial instruments for trading purposes. Foamex L.P. has an interest rate swap agreement, as amended, with a notional amount of $150.0 million through December 2001. Under the swap agreement, Foamex L.P. has made variable payments based on LIBOR through December 1996 and is obligated to make fixed payments at 5.30% per annum for the twelve months ended in December 1997 and variable payments based on LIBOR for the remainder of the agreement, in exchange for fixed payments by the swap partner at 5.81% per annum through December 1996, and 6.50% per annum for the remainder of the agreement, payable semiannually in arrears. The swap partner has the ability to terminate the swap agreement after the December 1997 payment if the LIBOR rate Foamex L.P. is to pay for any period thereafter is equal to or less than 4.50% per annum. Interest expense will be subject to fluctuations in LIBOR during the term of the swap agreement except during 1997. Foamex L.P. is exposed to credit loss in the event of nonperformance by the swap partner; however, the occurrence of this event is not anticipated.

     Also, Foamex L.P. has an interest rate swap agreement, as amended, for a notional amount of $150.0 million through December 2001. Under this swap agreement, Foamex L.P. has made variable payments based on LIBOR with a cap of 5.50% per annum and a floor of 4.75% per annum for the six months ended in June 1995, variable payments based on LIBOR with a floor of 4.75% per annum for the six months ended in December 1995, fixed payments at a rate of 5.81% per annum for the twelve months ended in December 1996 and is obligated to make fixed payments at a rate of 5.30% per annum for the twelve months in December 1997 and variable payments based on LIBOR for the remainder of the agreement, in exchange for variable payments by the swap partner at the rate of LIBOR plus 0.80% per annum for the six months ended in June 1995, LIBOR plus 0.72% per annum for the six months ended in December 1995, LIBOR plus 2.45% per annum for the six months ended in June 1996, LIBOR

                           FMXI, INC. AND SUBSIDIARY

6.  LONG-TERM DEBT (continued)

plus 2.39% per annum for the six months ended in December 1996 and fixed payments at 6.50% per annum for the remainder of the term of the agreement, payable semiannually in arrears. The swap partner has the ability to terminate the swap agreement after the December 1997 payment if the LIBOR rate Foamex L.P. is to pay for any period thereafter is equal to or less than 4.50% per annum. Foamex L.P. is exposed to credit loss in the event of nonperformance by the swap partner; however, the occurrence of this event is not anticipated. Interest expense will be subject to fluctuations in LIBOR during the term of the swap agreement except during 1997. The effect of the two interest rate swaps described above was a favorable adjustment to interest expense of $3.7 million for 1996.

   Debt Restrictions and Covenants

     The indentures, credit agreement and other indebtedness agreements contain various covenants, including restrictions on payments of distributions by Foamex L.P. to its partners, the incurrence of additional indebtedness, the sale of assets, mergers and consolidations and transactions with affiliates. In addition, certain agreements contain a provision that, in the event of a defined change of control, the indebtedness must be repaid, in certain cases at the option of the holder. Also, Foamex L.P. is required under certain of these agreements to maintain specified financial ratios of which the most restrictive is the maintenance of net worth and interest coverage ratios, as defined. Under the most restrictive of the distribution restrictions, approximately $0.7 million was available to be paid by Foamex L.P. to its partners at December 29, 1996.

     As of December 29, 1996, Foamex L.P. was in compliance with the covenants of the indentures, credit agreements and other indebtedness agreements and expects to be in compliance with these covenants for the foreseeable future.


   Future Obligations on Long-Term Debt

     Scheduled maturities of long-term debt are shown below:


     Year Ended                                Long-Term Debt
     ----------                                --------------
                                                (thousands)
        1997 ..............................       $ 13,490
        1998 ..............................          4,000
        1999 ..............................          5,338
        2000 ..............................        106,631
        2001 ..............................          2,339
        Thereafter ........................        275,735
                                                  --------
         Total ............................        407,533
        Less unamortized discount .........          1,967
                                                  --------
        Total .............................       $405,566
                                                  ========

     In addition, Foamex L.P. has approximately $0.8 million of total capital lease obligations that are payable in 1997 through 2000 in annual amounts of approximately $0.2 million.


7.  EMPLOYEE BENEFIT PLANS

   Defined Benefit Pension Plans

     Foamex L.P. maintains noncontributory defined benefit pension plans for salaried and certain hourly employees. The salaried plan provides benefits that are based principally on years of credited service and level of compensation. The hourly plans provide benefits that are based principally on stated amounts for each year of credited service.

     Foamex L.P.'s funding policy is to contribute annually an amount that both satisfies the minimum funding requirements of the Employee Retirement Income Security Act of 1974 and does not exceed the full funding

                           FMXI, INC. AND SUBSIDIARY

7.  EMPLOYEE BENEFIT PLANS (continued)

limitations of the Internal Revenue Code of 1986, as amended (the "Code"). Plan investments consist primarily of corporate equity and debt securities, mutual life insurance funds and cash equivalents. During 1996, the discount rate was adjusted to 7.50%. The following table sets forth the funded status of Foamex L.P.'s underfunded plans and the amounts recognized in the accompanying consolidated balance sheet as of December 29, 1996:

                                                                    December 29,
                                                                        1996
                                                                    ------------
                                                                    (thousands)
   Actuarial present value of accumulated benefit obligations:
   Vested benefits ..............................................    $  55,336
   Nonvested benefits ...........................................        2,137
                                                                     ---------
   Accumulated benefit obligations ..............................    $  57,473
                                                                     =========
   Total projected benefit obligations ..........................    $  58,775
   Fair value of plan assets ....................................       53,734
                                                                     ---------
   Projected benefit obligations in excess of plan assets .......       (5,041)
   Unrecognized net loss from past experience difference
    from that assumed and effect of changes in assumptions ......        1,099
   Additional minimum liability .................................       (2,694)
                                                                     ---------
   Accrued pension cost .........................................    $  (6,636)
                                                                     =========

     Significant assumptions used in determining the plans' funded status are as follows:


                                                                   December 29,
                                                                       1996
                                                                   ------------
   Expected long-term rates of return on plan assets ..............    9.50%
   Discount rates on projected benefit obligations ................    7.50%
   Rates of increase in compensation levels (where applicable) ....    4.00%

   Defined Contribution Plan

     Foamex L.P. maintains a defined contribution plan which is qualified under
Section 401(k) of the Code and is available for eligible employees who elect to participate in the plan. Employee contributions are voluntary and subject to certain limitations as imposed by the Code. During 1996, Foamex L.P. provided contributions amounting to a 25% match of employees' contributions up to 4% of eligible compensation. Foamex L.P. also provides an additional 25% match of employees' contributions up to 4% of eligible compensation made to a fund which invests in Foamex International common stock. In addition, Foamex L.P. may make discretionary contributions amounting to a 25% match of employees' contributions up to 4% of eligible compensation. The expense for these contributions for 1996 was approximately $0.8 million.

   Postretirement Benefits

     In addition to providing pension benefits, Foamex L.P. provides postretirement health care and life insurance for eligible employees. During 1996, certain employees accepted an early retirement program resulting in a special termination loss of $0.6 million. These plans are unfunded and Foamex L.P. retains the right, subject to existing agreements, to modify or eliminate these benefits. The accumulated postretirement benefit obligation at December 29, 1996 resulted in an unfunded obligation of $2.1 million.

     A 9% annual rate of increase in the per capita costs of covered health care benefits was assumed for 1996. This rate was assumed to gradually decrease to 5% by the year 2000. Increasing the weighted average assumed health care cost trend rates by one percentage point would have an insignificant impact on the accumulated

                           FMXI, INC. AND SUBSIDIARY

7.  EMPLOYEE BENEFIT PLANS (continued)

postretirement benefit obligation and service and interest cost. The discount rate used was 7.50% as of December 29, 1996.

   Postemployment Benefits

     Foamex L.P. provides certain postemployment benefits to former or inactive employees and their dependents during the time period following employment but before retirement. At December 29, 1996, Foamex L.P.'s liability for postemployment benefits was insignificant.


8.  INCOME TAXES

     The tax effects of the temporary differences that give rise to significant deferred tax assets and liabilities are:

                                                                    December 29,
                                                                        1996
                                                                    ------------
                                                                    (thousands)
   Deferred tax assets:
   Inventory basis differences ..................................    $     415
   Employee benefit accruals ....................................          714
   Allowances and contingent liabilities ........................        2,548
   Restructuring and plant closing accruals .....................        3,632
   Other ........................................................          221
   Net operating loss carryforwards .............................        5,154
   Capital loss carryforwards ...................................       14,193
   Valuation allowance for deferred tax assets ..................      (15,988)
                                                                     ---------
   Deferred tax assets ..........................................       10,889
                                                                     ---------
   Deferred tax liabilities:
   Basis difference in property, plant and equipment ............        7,644
   Basis difference in Foamex L.P. Partnership interest .........          335
   Other ........................................................        1,188
                                                                     ---------
   Deferred tax liabilities .....................................        9,167
                                                                     ---------
   Net deferred tax assets (liabilities) ........................    $   1,722
                                                                     =========

     Foamex L.P. has determined that taxable capital gains in the foreseeable future for a subsidiary that files a separate federal income tax return will likely not be sufficient to recognize the deferred tax asset associated with the capital loss carryforward of that subsidiary. Accordingly, a valuation allowance has been provided for the deferred tax asset associated with the capital loss carryforward and certain other deferred tax assets. During 1996, the valuation allowance for deferred tax assets increased by $2.5 million which included a $14.2 million increase for the capital loss carryforward, offset by $6.9 million decrease due to reversal of General Felt preacquisition temporary differences and $4.8 million for reversal of General Felt postacquisition temporary differences which is reflected in the consolidated statement of operations. The $6.9 million reversal of preacquisition temporary differences was used to reduce cost in excess of assets acquired. As of December 29, 1996, approximately $1.8 million of deferred tax assets are related to preacquisition activities and if utilized will further reduce cost in excess of assets acquired. At December 29, 1996, General Felt has $14.7 million of regular tax net operating loss carryforwards for federal income tax purposes expiring from 2003 to 2010 of which $7.0 million was acquired in 1993 and is subject to limitations. In addition, General Felt has $40.6 million of capital loss carryforwards that expire in 2001.

                           FMXI, INC. AND SUBSIDIARY

9.  COMMITMENTS AND CONTINGENCIES

   Operating Leases

     Foamex L.P. is obligated under various noncancelable lease agreements for rental of facilities, vehicles and other equipment. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and lessors' operating expenses. Total minimum rental commitments required under operating leases at December 29, 1996 are:

                              Third Party     Related Party
                                 Leases          Leases
                              -----------     -------------
                                      (thousands)
      1997 ...............      $ 7,874          $ 1,767
      1998 ...............        6,164            1,823
      1999 ...............        4,866            1,823
      2000 ...............        3,812            1,823
      2001 ...............        2,883            2,265
      Thereafter .........        4,122            5,800
                                -------          -------
       Total .............      $29,721          $15,301
                                =======          =======

     Rental expense charged to operations under operating leases approximated $9.6 million for 1996. Substantially all such rental expense represented the minimum rental payments under operating leases. In addition, Foamex L.P. incurred rental expense of approximately $1.7 million for 1996 under leases with related parties.


10.  RELATED PARTY TRANSACTIONS AND BALANCES

     Foamex L.P. regularly enters into transactions with its affiliates in the ordinary course of business.

     During April 1996, Foamex International contributed the foam products operations of Foamex Mexico to Foamex L.P. The contribution was accounted for in a manner similar to a pooling of interests since the entities were under common control.

     During 1996, Foamex L.P. chartered an aircraft (which is owned by a wholly owned subsidiary of Foamex International) through a third party and incurred costs of approximately $1.4 million.

     In December 1995, Foamex L.P. entered into a $2.0 million promissory note with Foamex International. The note bears interest at a rate per annum equal to six months LIBOR plus 4.0% and is payable semiannually in June and December. The note matures in December 1997. The note has been classified in the other component of stockholder's equity (deficit).

     On July 7, 1996, Trace International Holdings, Inc. ("Trace Holdings") issued to Foamex L.P. a promissory note for $4.4 million in principal amount plus accrued interest of $0.4 million, which is an extension of a promissory note of Trace Holdings that was due in July 1996. The promissory note is due and payable on demand or, if no demand is made, July 7, 1997, and bears interest at 9.5%, payable quarterly in arrears commencing October 1, 1996. The promissory note is included in other stockholder's equity (deficit).

     In connection with the acquisition of Great Western, Foamex L.P. issued a promissory note to Rallis (see Note 6) and entered into lease agreements (see
Note 9) with Rallis and an affiliate of Rallis, for the rental of former Great Western manufacturing facilities located in Orange, Ontario and Hayward, California and a warehouse facility in Tigard, Oregon. Foamex L.P. has the option to purchase each of these properties from Rallis or such affiliate.

     Foamex L.P. has a management service agreement with Trace Foam Company, Inc. ("Trace Foam"), a wholly-owned subsidiary of Trace Holdings, pursuant to which Trace Foam provides general managerial services of a financial, technical, legal, commercial, administrative and/or advisory nature to Foamex L.P. for an annual fee of $1.75 million and reimbursement of expenses incurred. Trace Holdings rents approximately 5,900 square feet of

                           FMXI, INC. AND SUBSIDIARY

10.  RELATED PARTY TRANSACTIONS AND BALANCES (continued)

general, executive, and administrative office space in New York, New York from Foamex L.P. on substantially the same terms as Foamex L.P. leases such space from a third party lessor.

     In June 1994, Foamex L.P. also entered into a supply agreement with Foamex International (the "Supply Agreement"). Pursuant to the terms of the Supply Agreement, at the option of Foamex L.P., Foamex International will purchase certain raw materials which are necessary for the manufacture of Foamex L.P.'s products, and resell such materials to Foamex L.P. at a price equal to net cost plus reasonable out of pocket expenses. Management believes that the terms of the Supply Agreement are no less favorable than those which Foamex L.P. could have obtained from an unaffiliated third party. During 1996, Foamex L.P. made $129.7 million of purchases relating to the Supply Agreement.

     As of December 29, 1996, due to related parties amounted to $8.9 million and represents the net amounts payable to Foamex International and subsidiaries for purchases under the Supply Agreement and other matters.

     Foamex L.P. made charitable contributions to the Trace International Holdings, Inc. Foundation of approximately $0.2 million in 1996.

     On December 11, 1996, Foamex L.P. entered into a Tax Distribution Advance Agreement with FJPS, pursuant to which FJPS is entitled to obtain advances, in the aggregate not to exceed $17.0 million, against future distributions under Foamex L.P.'s tax distribution agreement. As of December 29, 1996, there were no advances under this agreement.


11.  STOCKHOLDER'S EQUITY (DEFICIT)

     The other component of stockholder's equity (deficit) consists of the following:

                                                          December 29,
                                                              1996
                                                         -------------
                                                          (thousands)
   Foreign currency translation adjustment ...........      $ 3,494
   Additional pension liability ......................        2,407
   Note receivable from Trace Holdings ...............        4,373
   Note receivable from Foamex International .........        2,000
                                                            -------
                                                            $12,274
                                                            =======

12.  ENVIRONMENTAL MATTERS

     Foamex L.P. is subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances and the remediation of environmental contamination, and as a result, is from time to time involved in administrative and judicial proceedings and inquiries relating to environmental matters. During 1996, expenditures in connection with Foamex L.P.'s compliance with federal, state, local and foreign environmental laws and regulations did not have a material adverse effect on Foamex L.P.'s operations, financial position, capital expenditures or competitive position. As of December 29, 1996, Foamex L.P. has environmental accruals of approximately $4.1 million for environmental matters. In addition, as of December 29, 1996 Foamex L.P. has net receivables of approximately $0.9 million relating to indemnification for environmental liabilities, net of an allowance of approximately $1.0 million relating to potential disagreements regarding the scope of the indemnification. Foamex L.P. believes that realization of the net receivables established for indemnification is probable.

     The Clean Air Act Amendments of 1990 (the "1990 CAA Amendments") provide for the establishment of federal emission standards for hazardous air pollutants including methylene chloride and TDI, principal raw materials used in the manufacturing of foam. Foamex L.P. completely eliminated the use of chlorofluorocarbons

                           FMXI, INC. AND SUBSIDIARY

12.  ENVIRONMENTAL MATTERS (continued)

and methylchloroform by the end of 1995. The 1990 CAA Amendments also may result in the imposition of more stringent standards regulating air emissions from the use of these chemicals by polyurethane foam manufacturers, but these standards have not yet been promulgated.

     Foamex L.P. has reported to appropriate state authorities that it has found soil and groundwater contamination in excess of state standards at four facilities and soil contamination in excess of state standards at three other facilities. Foamex L.P. has begun remediation and is conducting further investigations into the extent of the contamination at these facilities and, accordingly, the extent of the remediation that may ultimately be required. The actual cost and the timetable of any such remediation cannot be predicted with any degree of certainty at this time. As of December 29, 1996, Foamex L.P. has environmental accruals of approximately $3.2 million for the remaining potential remediation costs for these facilities based on engineering estimates.

     Federal regulations require that by the end of 1998 all underground storage tanks ("USTs") be removed or upgraded in all states to meet applicable standards. Foamex L.P. has six USTs that will require removal or permanent in-place closure by the end of 1998. Due to the age of these tanks, leakage may have occurred resulting in soil and possibly groundwater contamination. Foamex L.P. has accrued $0.4 million for the estimated removal and remediation, if any, associated with these USTs. However, the full extent of contamination and, accordingly, the actual cost of such remediation cannot be predicted with any degree of certainty at this time. Foamex L.P. believes that its USTs do not pose a significant risk of environmental liability because of Foamex L.P.'s monitoring practices for USTs and conditional approval for the permanent in-place closure for certain USTs. However, there can be no assurance that such USTs will not result in significant environmental liability in the future.

     Foamex L.P. has been designated as a Potentially Responsible Party ("PRP") by the United States Environmental Protection Agency (the "EPA") with respect to thirteen sites, with an estimated total liability to Foamex L.P. for the thirteen sites of less than approximately $0.5 million. Estimates of total cleanup costs and fractional allocations of liability are generally provided by the EPA or the committee of PRP's with respect to the specified site. In each case, the participation of Foamex L.P. is considered to be immaterial.

     Although it is possible that new information or future developments could require Foamex L.P. to reassess its potential exposure relating to all pending environmental matters, including those described herein, management believes that, based upon all currently available information, the resolution of such environmental matters will not have a material adverse effect on Foamex L.P.'s operations, financial position, capital expenditures or competitive position. The possibility exists, however, that new environmental legislation and/or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated and that may be material.


13.  LITIGATION

     As of February 26, 1997, Foamex L.P. and Trace Holdings were two of multiple defendants in actions filed on behalf of approximately 5,000 recipients of breast implants in various United States federal and state courts and one Canadian provincial court, some of which allege substantial damages, but most of which allege unspecified damages for personal injuries of various types. Five of these cases seek to allege claims on behalf of all breast implant recipients or other allegedly affected parties, but no class has been approved or certified by the court. In addition, three cases have been filed alleging claims on behalf of approximately 700 residents of Australia, New Zealand, England, and Ireland. During 1995, Foamex L.P. and Trace Holdings were granted summary judgments and dismissed as defendants from all cases in the federal courts of the United States and the state courts of California. ppeals for these decisions were withdrawn and the decisions are final. In addition, two of the cases filed on behalf of 903 foreign plaintiffs were dismissed on the grounds that the cases could not be brought in the United States courts. This decision is subject to appeal. Foamex L.P. believes that the number of suits and claimants may increase. Although breast implants do not contain foam, certain silicone gel implants were produced using a polyurethane

                           FMXI, INC. AND SUBSIDIARY

13.  LITIGATION (continued)

foam covering fabricated by independent distributors or fabricators from bulk foam purchased from Foamex L.P. or Trace Holdings. Neither Foamex L.P. nor Trace Holdings recommended, authorized or approved the use of its foam for these purposes. While it is not feasible to predict or determine the outcome of these actions, based on management's present assessment of the merits of pending claims, after consultation with the general counsel of Trace Holdings, and without taking into account potential indemnity from the manufacturers of polyurethane covered breast implants, management believes that the disposition of matters that are pending or that may reasonably be anticipated to be asserted should not have a material adverse effect on either Foamex L.P.'s or Trace Holdings' consolidated financial position or results of operations. In addition, Foamex L.P. is also indemnified by Trace Holdings for any such liabilities relating to foam manufactured prior to October 1990. Although Trace Holdings has paid Foamex L.P.'s litigation expenses to date pursuant to such indemnification and management believes Trace Holdings likely will be in a position to continue to pay such expenses, there can be no absolute assurance that Trace Holdings will be able to provide such indemnification. Based on information available at this time with respect to the potential liability, and without taking into account the indemnification provided by Trace Holdings and the coverage provided by Trace Holdings' and Foamex L.P.'s liability insurance, Foamex L.P. believes that the proceedings should not ultimately result in any liability that would have a material adverse effect on the financial position or results of operations of Foamex L.P. If management's assessment of Foamex L.P.'s liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex L.P.

     Foamex L.P. is party to various other lawsuits, both as defendant and plaintiff, arising in the normal course of business. It is the opinion of management that the disposition of these lawsuits will not individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Foamex L.P. If management's assessment of Foamex L.P.'s liability with respect to these actions is incorrect, such actions could have a material adverse effect on Foamex L.P.'s consolidated financial position.


14.  FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

   Interest Rate Swap Agreements

     Foamex L.P. has two interest rate swap agreements involving the exchange of fixed and floating interest payment obligations without the exchange of the underlying principal amounts. At December 29, 1996, the total notional principal amount of these interest rate swap agreements was $300.0 million. The counterparty to these agreements is a large international financial institution. The interest rate swap agreements subject Foamex L.P. to financial risk that will vary during the life of these agreements in relation to market interest rates.


   Concentration of Credit Risk

     Financial instruments which potentially subject Foamex L.P. to significant concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Foamex L.P. maintains cash and cash equivalents and certain other financial instruments with various large financial institutions. Foamex L.P.'s periodic evaluation of these financial institutions is considered in Foamex L.P.'s investment strategy.

     Foamex L.P. sells foam products to the automotive, carpet, cushioning and other industries. Foamex L.P. performs ongoing credit evaluations of its customers and generally does not require collateral. Foamex L.P. maintains allowance accounts for potential credit losses and such losses have been within management's expectations.

   Disclosure about Fair Value of Financial Instruments

     The following disclosures of the estimated fair value amounts have been determined based on Foamex L.P.'s assessment of available market information and appropriate valuation methodologies.

                           FMXI, INC. AND SUBSIDIARY

14.  FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK (continued)

     The estimated fair values of Foamex L.P.'s financial instruments as of December 29, 1996 are as follows:


                                     Carrying Amount     Fair Value
                                    -----------------   -----------
                                              (thousands)
   Liabilities:
    Long-term debt ..............        $406,352        $427,862
                                         ========        ========
    Interest rate swaps .........        $     --        $  3,160
                                         ========        ========

     Carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and short-term borrowings approximates fair value due to the short-term nature of these instruments.

     The fair value of long-term debt is estimated using quoted market prices, where available, or discounted cash flows.

     The fair value of interest rate swaps is based on the amount at which Foamex L.P. would pay if the swaps were settled, as determined by estimates obtained from dealers.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Stockholder of Trace Foam Company, Inc.:

We have audited the accompanying consolidated balance sheet of Trace Foam Company, Inc. and subsidiary ("Trace Foam") as of December 31, 1996. This balance sheet is the responsibility of Trace Foam's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Trace Foam at December 31, 1996, in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.
Princeton, New Jersey
February 26, 1997

                    TRACE FOAM COMPANY, INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEET
                                  (thousands)

                                                                  December 31,
                                                                      1996
                                                                 -------------
ASSETS:
CURRENT ASSETS:
 Cash and cash equivalents ...................................    $      502
 Other current assets ........................................             7
                                                                  ----------
   Total current assets ......................................           509
  DUE FROM PARENT ............................................           393
                                                                  ----------
   Total Assets ..............................................    $      902
                                                                  ==========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT):
CURRENT LIABILITIES:
  Short-term debt ............................................    $   29,224
LONG-TERM LIABILITIES:
  Negative investments in affiliates .........................        29,078
  Deferred income taxes ......................................        53,139
                                                                  ----------
   Total long-term liabilities ...............................        82,217
                                                                  ----------
STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock, par value $.01 per share; 1,000 shares
   issued and outstanding ....................................        29,078
  Accumulated deficit ........................................      (110,539)
                                                                  ----------
   Total stockholder's equity (deficit) ......................      (110,539)
                                                                  ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT) .........    $      902
                                                                  ==========


       The accompanying notes are an integral part of the balance sheets.

                    TRACE FOAM COMPANY, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED BALANCE SHEET


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

     The consolidated balance sheet includes the accounts of Trace Foam Company, Inc. and subsidiary ("Trace Foam"). Trace Foam has approximately a 28% ownership interest in Foamex International Inc. ("Foamex International") and a 1% non-managing general partnership interest in Foamex L.P. Foamex International indirectly owns the remaining 99% of Foamex L.P. through Foamex-JPS Automotive L.P., which has a 98% limited partnership interest in Foamex L.P. and through FMXI, Inc., which has a 1% managing general partnership interest in Foamex L.P. Foamex L.P. is a significant manufacturer and marketer of flexible polyurethane foam and foam products in North America. Foamex L.P.'s products include (i) foam for carpet cushion and other carpet products, (ii) cushioning foams for furniture, bedding, packaging and health care, (iii) foam for automotive trim and accessories and (iv) technical foams for filtration, consumer products and packaging.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

   Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     All highly liquid instruments with original maturities of three months or less when purchased are considered to be cash equivalents.

   Income Taxes

     Income taxes are accounted for under the liability method, in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.


2. INVESTMENT IN AFFILIATES

     The investment in affiliates consists of Trace Foam's investments in Foamex International and Foamex L.P. which are accounted for on the equity method. Summarized consolidated financial information of Foamex International as of December 31, 1996 is as follows:

                                             December 31, 1996
                                             -----------------
                                                (thousands)
          Balance sheet data:
           Current assets .................      $307,104
           Noncurrent assets ..............       312,742
           Current liabilities ............       170,523
           Noncurrent liabilities .........       507,426

     At December 31, 1996, the quoted market value of Trace Foam's investment in Foamex International was $115,504. The valuation represents a mathematical calculation based on a quotation published by Dow Jones and is not necessarily indicative of the amount that could be realized upon the sale.

     Foamex International Inc. is subject to extensive and changing environmental laws and regulations. Expenditures to date in connection with Foamex International's compliance with such laws and regulations did not have a material adverse effect on its operations, financial position or competitive position. Although it is possible that new information or future developments could require Foamex International to reassess its potential exposure

                    TRACE FOAM COMPANY, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED BALANCE SHEET


2. INVESTMENT IN AFFILIATES (continued)

to all pending environmental matters, management of Foamex International believes that based upon all currently available information, the resolution of all pending environmental matters will not have a material adverse effect on its operations, financial position or competitive position.

     Foamex International is a defendant in various actions filed on behalf of recipients of breast implants, some of which allege substantial damages, but most of which allege unspecified damages for personal injuries of various types. While it is not feasible to predict or determine the outcome of these actions, management of Foamex International believes that the disposition of matters that are pending or that may reasonably be anticipated to be asserted should not have a material adverse effect on its financial position of results of operations. If Foamex International management's assessment of its liability with respect to these actions is incorrect, such actions could have a material adverse effect on its financial position and results of operation.


3. SHORT-TERM DEBT

     Trace Foam was obligated for $29,224 which represents borrowings outstanding under secured margin loans. The interest rate on the outstanding balances was $8.0% on December 31, 1996. Borrowing are due on demand and collateralized by the common stock of Foamex International owned by Trace Foam.


4. INCOME TAXES

     Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements and will result in differences between income for tax purposes and income for financial statement purposes in future years. The temporary differences that give rise to deferred income taxes and liabilities are as follows:

          Assets (liabilities):
           Net operating loss carryforward .........    $  4,060
           Basis difference in investments .........     (57,199)
                                                        --------
            Net liability ..........................    $(53,139)
                                                        ========

     At December 31, 1996, Trace Foam has net operating loss carryforwards for federal income tax purposes of approximately $11,500, which will expire during 2008 through 2011.

========================================   =====================================

   No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representations not contained in this
Prospectus in connection with the
Exchange Offer covered by this
Prospectus. If given or made such
information or representations must
not be relied upon as having been
authorized by the Issuers or the
Subsidiary Guarantors. This Prospectus
does not constitute an offer to sell,
or a solicitation of an offer to buy,
the New Notes in any jurisdiction
where, or to any person to whom, it is
unlawful to make such offer or
solicitation. Neither the delivery of
this Prospectus nor any sale made
hereunder shall, under any
circumstances, create any implications
that there has not been any change in
the facts set forth in this Prospectus     -------------------------------------
or in the affairs of the Issuers or
the Subsidiary Guarantors since the                       PROSPECTUS
date hereof.
                                           -------------------------------------
           TABLE OF CONTENTS

                                     Page                 $98,000,000
                                    -----
Incorporation of Certain
  Documents by Reference ........... iii                   Foamex L.P.
Available Information .............. iii                       and
Prospectus Summary .................   1          Foamex Capital Corporation
Risk Factors .......................  11
The Crain Acquisition ..............  17      13-1/2% Senior Subordinated Notes
Use of Proceeds ....................  17                   due 2005
Capitalization .....................  18
Pro forma Condensed Combined
  Financial Information ............  19
Selected Historical Consolidated
  Financial Information
  of Foamex ........................  25
Selected Historical Consolidated
  Financial Information of
  General Felt .....................  27
Selected Historical Consolidated
  Financial Information of
  Foamex Fibers ....................  29
Selected Historical Consolidated
  Financial Information of Crain ...  31
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations ........  33
Business ...........................  47
The Exchange Offer .................  58
Management .........................  66
Security Ownership of Certain
  Beneficial Owners ................  70
Certain Relationships and
  Related Transactions .............  71
Description of Certain
  Debt Instruments .................  75
Description of Notes ...............  78
Description of the
  Partnership Agreement ............ 106
Certain Federal Income Tax
  Considerations ................... 108
Plan of Distribution ............... 110
Legal Matters ...................... 110
Experts ............................ 111
Forward-Looking Statements ......... 111
Index to Financial Statements ...... F-1

UNTIL                , 1998 (90 DAYS
AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN
THE NEW NOTES OFFERED HEREBY, WHETHER           ---------------------- , 1998
OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN
ADDITION TO THE OBLIGATION OF DEALERS
TO DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

========================================   =====================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.
     The Fourth Amended and Restated Agreement of Limited Partnership of Foamex dated as of December 14, 1993 and amended as of June 28, 1994, June 12, 1997 and December 23, 1997 (the "Partnership Agreement") generally provides that, to the fullest extent permitted by law, Foamex will indemnify the partners, their respective affiliates, officers, directors, stockholders, employees and agents, and any employee, agent and officer of Foamex, against all expenses actually and reasonably incurred by it or them in connection with any threatened, pending or completed action, suit or proceeding against it or them or by, against or in the right of Foamex to which it or them is or was a party, or is threatened to be made a party, involving an alleged cause of action for damages arising out of, or in any way related to or connected with, the business or internal affairs of Foamex, if, in the transaction giving rise to such action, suit, or proceeding, such person acted in good faith, without gross negligence or willful misconduct or the willful breach of the Partnership Agreement and in a manner such person reasonably believed to be within the scope of its authority under the Partnership Agreement.

     The Certificate of Incorporation and Bylaws of FCC, General Felt and Foamex Fibers provide that each such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of such corporation), by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Bylaws of FCC, General Felt and Foamex Fibers further provide that for actions by or in the right of each of such corporation, similar indemnification exists, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The Certificates of Incorporation of FCC, General Felt and Foamex Fibers also provide that a director of any such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. Additionally, the Certificates of Incorporation of FCC, General Felt and Foamex Fibers provide that to the fullest extent permitted by Delaware Law, a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Operating Agreement of FLLC (the "Operating Agreement") provides that FLLC shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was (i) a member, or (ii) an employee, officer, director, shareholder or partner of a member, or (iii) such other persons (including employees of FLLC) as the majority-in-interest members may designate from time to time, in their sole and absolute discretion, for any losses or damage sustained with respect to such action or proceeding, and FLLC shall advance such person's reasonable related expenses to the fullest extent permitted by law. The duty of FLLC to indemnify such persons shall not extend to actions or omissions of any person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such person or which are in material breach or violation by such person of the Operating Agreement or which are in derogation of the fiduciary duties owed by such person to FLLC and the members, in each case as determined by a court of competent jurisdiction. No person shall be liable to FLLC or any other member for actions taken in good faith. The duty of FLLC to indemnify such persons shall be limited to the assets of FLLC, and no recourse shall be available against any member for satisfaction of such indemnification obligations of FLLC.

     The directors and officers of Foamex International and its subsidiaries are covered in their capacities as such under a Directors and Officers insurance policy.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1(a)        --Certificate of Limited Partnership of Foamex L.P.
                ("Foamex").
3.2.1(a)      --Fourth Amended and Restated Agreement of Limited
                Partnership of Foamex L.P., dated as of December 14, 1993, by and among FMXI Inc. ("FMXI") and Trace Foam Company, Inc. ("Trace Foam"), as general partners, and Foamex International Inc. ("Foamex International"), as a limited partner (the "Partnership Agreement").
3.2.2(b)      --First Amendment to the Partnership Agreement, dated
                June 28, 1994.
3.2.3(c)      --Second Amendment to the Partnership Agreement, dated
                June 12, 1997.
3.2.4(s)      --Third Amendment to the Partnership Agreement, dated
                December 23, 1997.
3.3(a)        --Certificate of Incorporation of FMXI.
3.4(a)        --By-laws of FMXI.
3.5(k)        --Certificate of Incorporation of Foamex Capital
                Corporation ("FCC").
3.6(k)        --By-laws of FCC.
3.7(g)        --Certificate of Incorporation of General Felt
                Industries, Inc. ("General Felt").
3.8(g)        --By-laws of General Felt.
3.9(r)        --Certificate of Incorporation of Foamex Fibers, Inc.
                ("Foamex Fibers").
3.10(r)       --By-laws of Foamex Fibers.
3.11***       --Certificate of Limited Liability Company of Foamex LLC
                ("FLLC").
3.12***       --Amended and restated Operating Agreement of FLLC.
4.1.1(d)      --Indenture, dated as of June 12, 1997, by and among
                Foamex L.P., FCC, the Subsidiary Guarantors and The Bank of New York, as Trustee, relating to $150,000,000 principal amount of 9-7/8% Senior Subordinated Notes due 2007 (the 9-7/8% Notes"), including form of Senior Subordinated Note and Subsidiary Guarantee.
4.1.2(s)      --First Supplemental Indenture, dated as of December 23,
                1997, between FLLC and The Bank of New York, as trustee, relating to the 9-7/8% Notes.
4.2.1(e)      --Indenture, dated as of June 3, 1993, among Foamex and
                FCC, as joint and several obligors, General Felt, as Guarantor, and Shawmut Bank, National Association ("Shawmut"), as trustee, relating to $160,000,000 principal amount of 9-1/2% Senior Secured Notes due 2000 (the "Senior Secured Notes"), including form of Senior Secured Note.
4.2.2(a)      --First Supplemental Indenture, dated as of November 18,
                1993, among Foamex and FCC, as Issuers, General Felt and Perfect Fit Industries, Inc. ("Perfect Fit"), as Guarantors and Shawmut, as trustee, relating to the Senior Secured Notes.
4.2.3(a)      --Second Supplemental Indenture, dated as of December
                14, 1993, among Foamex and FCC, as Issuers, Foamex International, General Felt and Perfect Fit, as Guarantors and Shawmut, as trustee, relating to the Senior Secured Notes.
4.2.4(f)      --Third Supplemental Indenture, dated as of August 1,
                1996, by and among Foamex and FCC, as Issuers, Foamex International, as parent guarantor, General Felt, as guarantor, Perfect Fit, as withdrawing guarantor, and Fleet National Bank ("Fleet"), as trustee relating to the Senior Secured Notes.
4.2.5(c)      --Fourth Supplemental Indenture, dated as of May 28,
                1997, by and among Foamex and FCC, as Issuers, Foamex International, as Parent Guarantor, General Felt, as Guarantor, and Fleet, as Trustee.
4.2.6(e)      --Company Pledge Agreement, dated as of June 3, 1993, by
                Foamex in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.7(r)      --Amendment No. 1 to Company (Foamex L.P.) Pledge
                Agreement, dated June 12, 1997.
4.2.8(e)      --Company Pledge Agreement, dated as of June 3, 1993, by
                FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.9(r)      --Amendment No. 1 to Company (FCC) Pledge Agreement,
                dated June 12, 1997.

4.2.10(e)     --Subsidiary Pledge Agreement, dated as of June 3, 1993,
                by General Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.11(r)     --Amendment No. 1 to Subsidiary (General Felt) Pledge
                Agreement, dated June 12, 1997.
4.2.12(e)     --Company Security Agreement, dated as of June 3, 1993,
                by Foamex and FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.1(r)      --Amendment No. 1 to Company Security Agreement, dated
                June 12, 1997 (Foamex and FCC).
4.2.14(e)     --Subsidiary Security Agreement, dated as of June 3,
                1993, by General Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.15(r)     --Amendment No. 1 to Subsidiary Security Agreement,
                dated June 12, 1997 (General Felt).
4.2.16(e)     --Collateral Assignment of Patents and Trademarks, dated
                as of June 3, 1993, by Foamex in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.17(r)     --Amendment No. 1 to Collateral Assignment of Patents
                and Trademarks (Foamex), dated June 12, 1997.
4.2.18(e)     --Collateral Assignment of Patents and Trademarks, dated
                as of June 3, 1993, by FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.19(r)     --Amendment No. 1 to Collateral Assignment of Patents
                and Trademarks (FCC), dated June 12, 1997.
4.2.20(e)     --Collateral Assignment of Patents and Trademarks, dated
                as of June 3, 1993, by General Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.21(r)     --Amendment No. 1 to Collateral Assignment of Patents
                and Trademarks (General Felt), dated June 12, 1997.
4.2.22(r)     --Amended and Restated Receivables Security Agreement,
                by and among Fleet, Citicorp USA, Inc. and The Bank of Nova Scotia, dated as of June 12, 1997.
4.2.23(r)     --Intercreditor Agreement, by and among, Fleet, Citicorp
                USA, Inc. and The Bank of Nova Scotia, dated as of June 12, 1997 (re: Senior Secured Notes).
4.3.1(s)      --Indenture, dated as of December 23, 1997, by and among
                Foamex and FCC as issuers, Foamex Fibers, FLLC and General Felt as guarantors and The Bank of New York, as trustee, relating to 13-1/2% Senior Subordinated Notes due 2005.
4.4.1 (d)     --Credit Agreement, dated as of June 12, 1997, by and
                among Foamex, General Felt, Trace Foam, FMXI, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, and Citicorp USA, Inc. and The Bank of Nova Scotia, as Administrative Agents.
4.4.2(r)      --Foamex International Guaranty, dated as of June 12,
                1997, made by Trace Foam and FMXI in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.3(r)      --Partnership Guaranty, dated as of June 12, 1997, made
                by Trace Foam and FMXI in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.4(r)      --Foamex Guaranty, dated as June 12, 1997, made by
                Foamex in favor of Citicorp USA, Inc., as Collateral
                Agent.
4.4.5(r)      --General Felt Guaranty, dated as of June 12, 1997, made
                by General Felt in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.6(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Fibers in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.7(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.8(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.9(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by FCC in favor of Citicorp USA, Inc., as Collateral
                Agent.
4.4.10(r)     --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.11(r)     --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.12(r)     --Partnership Pledge Agreement, dated as of June 12,
                1997, made by Trace Foam, FMXI and Foamex
                International in favor of Citicorp USA, Inc., as Collateral Agent.

4.4.13(r)     --Foamex Pledge Agreement, dated as June 12, 1997, made
                by Foamex in favor of Citicorp USA, Inc., as
                Collateral Agent.
4.4.14(r)     --General Felt Pledge Agreement, dated as of June 12,
                1997, made by General Felt in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.15(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by FCC in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.16(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Fibers in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.17(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.18(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.19(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.20(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.21(r)     --Foamex Security Agreement, dated as of June 12, 1997,
                made by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.22(r)     --General Felt Security Agreement, dated as of June 12,
                1997, made by General Felt in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.23(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Fibers in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.24(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.25(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.26(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.27(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.28(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by FCC in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.29(s)     --First Amendment to Credit Agreement, dated December
                23, 1997.
4.4.30***     --Amended and Restated Foamex International Guaranty,
                dated as of December 23, 1997, made by Foamex International in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.31***     --First Amendment to Foamex Pledge Agreement, dated as
                of December 23, 1997, by Foamex in favor of Citicorp USA, Inc. as Collateral Agent.
4.4.32***     --First Amendment to Foamex Security Agreement, dated as
                of December 23, 1997, by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.33***     --First Amendment to Foamex Patent Agreement, dated as
                of December 23, 1997, by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.34***     --First Amendment to Trademark Security Agreement, dated
                as of December 23, 1997, by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.35***     --Acknowledgement of Guaranty by each of the guarantors
                to a Guaranty dated June 12, 1997 in favor of Citicorp
                USA, Inc.
4.4.36***     --Crain LLC Security Agreement, dated as of December 23,
                1997, made by FLLC in favor of Citicorp USA, Inc.
4.4.37***     --Crain LLC Guaranty, dated as of December 23, 1997,
                made by FLLC in favor of Citicorp USA, Inc.
4.4.38***     --First Amendment to Pledge Agreement, dated as of
                December 23, 1997, by pledgors in favor of Citicorp
                USA, Inc.
4.4.39***     --Crain Industries Guaranty, dated as of December 23,
                1997, made by Crain in favor of Citicorp USA, Inc.
4.4.40***     --First Amendment to Partnership Pledge Agreement, dated
                as of December 23, 1997, among Trace Foam, FMXI and Foamex International in favor of Citicorp USA, Inc.

 4.4.41***    --First Amendment to Credit Agreement, dated as of
                December 23, 1997, among Foamex, General Felt, Trace
                Foam, FMXI, the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Citicorp USA, Inc., as Collateral Agent and The Bank of Nova Scotia, as
                Funding Agent.
 4.5(j)       --Commitment Letter, dated July 9, 1996, from The Bank
                of Nova Scotia to Foamex Canada Inc.
 4.6(a)       --Subordinated Promissory Note, dated as of May 6, 1993,
                in the original principal amount of $7,014,864
                executed by Foamex to John Rallis ("Rallis").
 4.7(a)       --Marely Loan Commitment Agreement, dated as of
                December 14, 1993, by and between Foamex International and Marely s.a. ("Marely").
 4.8(a)       --DLJ Loan Commitment Agreement, dated as of December
                14, 1993, by and between Foamex International and DLJ Funding, Inc. ("DLJ Funding").
 4.9.1(r)     --Promissory Note, dated July 12, 1997, in the aggregate
                principal amount of $5,000,000, executed by Trace
                Holdings to Foamex.
 4.9.2(r)     --Promissory Note, dated July 12, 1997, in the aggregate
                principal amount of $4,794,828, executed by Trace
                Holdings to Foamex.
 5.1***       --Opinion of Willkie Farr & Gallagher.
 8.1***       --Opinion of Willkie Farr & Gallagher, as to tax
                matters.
10.1.1(r)     --Amendment to Master Agreement, dated as of
                June 5, 1997, between Citibank, N.A. and Foamex.
10.1.2(r)     --Amended confirmation, dated as of June 13, 1997,
                between Citibank, N.A. and Foamex.
10.2(h)       --Reimbursement Agreement, dated as of March 23, 1993,
                between Trace Holdings and General Felt.
10.3(h)       --Shareholder Agreement, dated December 31, 1992, among
                Recticel, S.A. ("Recticel"), Recticel Holding Noord
                B.V., Foamex, Beamech Group Limited, LME-Beamech,
                Inc., James Brian Blackell and Prefoam AG relating to
                foam technology sharing arrangement.
10.4.1(k)     --Asset Transfer Agreement, dated as of October 2, 1990,
                between Trace Holdings and Foamex (the "Trace Holdings Asset Transfer Agreement").
10.4.2(k)     --First Amendment, dated as of December 19, 1991, to the
                Trace Holdings Asset Transfer Agreement.
10.4.3(k)     --Amended and Restated Guaranty, dated as of December
                19, 1991, made by Trace Foam in favor of Foamex.
10.5.1(k)     --Asset Transfer Agreement, dated as of October 2, 1990,
                between RFC and Foamex (the "RFC Asset Transfer
                Agreement").
10.5.2(k)     --First Amendment, dated as of December 19, 1991, to the
                RFC Asset Transfer Agreement.
10.5.3(k)     --Schedule 5.03 to the RFC Asset Transfer Agreement (the
                "5.03 Protocol").
10.5.4(h)     --The 5.03 Protocol Assumption Agreement, dated as of
                October 13, 1992, between RFC and Foamex.
10.5.5(h)     --Letter Agreement between Trace Holdings and Recticel
                regarding the Recticel Guaranty, dated as of July 22,
                1992.
10.6  (l)     --Supply Agreement, dated June 28, 1994, between Foamex
                and Foamex International.
10.7.1(l)     --First Amended and Restated Tax Sharing Agreement,
                dated as of December 14, 1993, among Foamex, Trace
                Foam, FMXI and Foamex International.
10.7.2(d)     --First Amendment to Amended and Restated Tax Sharing
                Agreement of Foamex, dated as of June 12, 1997, by and among Foamex, Foamex International, FMXI, Inc. and
                Trace Foam.
10.7.3***     --Second Amendment to Amended and Restated Tax Sharing
                Agreement of Foamex, dated as of December 23, 1997, by
                and among Foamex, Foamex International, FMXI, Inc. and
                Trace Foam.
10.8.1(m)     --Tax Distribution Advance Agreement, dated as of
                December 11, 1996, by and between Foamex and
                Foamex-JPS Automotive L.P.
10.8.2(d)     --Amendment No. 1 to Tax Distribution Advance Agreement,
                dated as of June 12, 1997, by and between Foamex International and Foamex.
10.9.1(h)     --Trace Foam Management Agreement between Foamex and
                Trace Foam, dated as of October 13, 1992.

10.9.2(l)     --Affirmation Agreement re: Management Agreement, dated
                as of December 14, 1993, between Foamex and Trace
                Foam.
10.9.3(d)     --First Amendment to Management Agreement, dated as of
                June 12, 1997, by and between Foamex and Trace Foam.
10.10.1(k)    --Salaried Incentive Plan of Foamex and Subsidiaries.
10.10.2(k)    --Trace Holdings 1987 Nonqualified Stock Option Plan.
10.10.3(k)    --Equity Growth Participation Program.
10.10.4(o)    --General Felt Industries, Inc. Retirement Plan for
                Salaried Employees, effective as of January 1, 1995.
10.10.5(o)    --Foamex L.P. Salaried Retirement Plan (formerly known
                as the Foamex L.P. Products, Inc.Salaried Employee Retirement Plan), as amended, effective July 1, 1984.
10.10.6(n)    --Foamex/General Felt 401(k) Savings Plan dated July 1,
                1995.
10.10.7(a)    --Foamex International's 1993 Stock Option Plan.
10.10.8(a)    --Foamex International's Non-Employee Director
                Compensation Plan.
10.11.1(o)    --Employment Agreement, dated as of February 1, 1994, by
                and between Foamex and William H. Bundy.
10.11.2(p)    --Employment Agreement, dated as of July 26, 1995, by
                and between Foamex and Salvatore J. Bonanno.
10.12(a)      --Warrant Exchange Agreement, dated as of December 14,
                1993, by and between Foamex International and Marely.
10.13(a)      --Warrant Exchange Agreement, dated as of December 14,
                1993, by and between Foamex International and DLJ
                Funding.
10.14(o)      --Stock Purchase Agreement, dated as of December 23,
                1993, by and between Transformacion de Espumas y Fieltros, S.A., the stockholders which are parties thereto, and Foamex.
10.15(q)      --Asset Purchase Agreement, dated as of August 29, 1997,
                by and among General Felt, Foamex, Bretlin, Inc. and The Dixie Group, Inc.
12.1***       --Computation of Ratios of Earnings to Fixed Charges
                (Foamex).
12.2***       --Computation of Ratios of Earnings to Fixed Charges
                (General Felt).
12.3***       --Computation of Ratios of Earnings to Fixed Charges
                (Crain).
21.1***       --Subsidiaries of the Registrants.
23.1***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Foamex L.P.
23.2***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to General Felt Industries, Inc.
23.3***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Foamex Capital Corporation.
23.4***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Foamex Fibers, Inc.
23.5***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to FMXI, Inc.
23.6***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Trace Foam Company, Inc.
23.7***       --Consent of Arthur Andersen independent accountants, to
                Crain Industries, Inc.
23.8***       --Consent of Willkie Farr & Gallagher included in
                Exhibit 5.1.
25***         --Form T-1 Statement of Eligibility and Qualification
                under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture.
27.1***       --Financial Data Schedule (Foamex Fibers).
27.2***       --Financial Data Schedule (General Felt).
99.1***       --Form of Letter of Transmittal.
99.2***       --Form of Notice of Guaranteed Delivery.

--------

**  To be filed by amendment.
*** Filed herewith.
(a) Incorporated herein by reference to the Exhibit to Foamex International's Registration Statement on Form S-1, Registration No. 33-69606.
(b) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended January 1, 1995.
(c) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P. reporting an event that occurred May 28, 1997.

(d) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P.reporting an event that occurred June 12, 1997.
(e) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and Foamex Capital Corporation on Form S-4, Registration No. 33-65158.
(f) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended June 30, 1996.
(g) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P., Foamex Capital Corporation and General Felt on Form S-1, Registration Nos. 33-60888, 33-60888-01 and 33-60888-02.
(h) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. and Foamex Capital Corporation for the fiscal year ended January 3, 1993.
(i) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 1, 1995.
(j) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended September 30, 1996.
(k) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and Foamex Capital Corporation on Form S-1, Registration Nos. 33-49976 and 33-49976-01.
(l) Incorporated herein by reference to the Exhibit to the Registration Statement of FJPS, FJCC and Foamex International on Form S-4, Registration No. 33-82028.
(m) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended December 29, 1996.
(n) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended July 2, 1995.
(o) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 2, 1994.
(p) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended December 31, 1995.
(q) Incorporated herein by reference to the Exhibit to the Current Report of Form 8-K of Foamex L.P. reporting an event that occurred August 29, 1997.
(r) Incorporated herein by reference to the Exhibit to the registration Statement of Foamex L.P. and Foamex capital Corporation on Form S-4, Registration No. 333-30291.
(s) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P., Foamex Capital Corporation and Foamex International reporting an event that occurred December 23, 1997.

    Certain instruments defining the rights of security holders have been excluded herefrom in accordance with Item 601(b)(4)(iii) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

(d) Schedules

    None.


Item 22. Undertakings.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the Issuers being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrants undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                                      FOAMEX L.P.
                                      By: FMXI, Inc.,
                                         Its Managing General Partner


                                      By: /s/ Andrea Farace
                                          ------------------------------------

                                          Name: Andrea Farace

                                          Title: Chairman and Chief Executive
                                                 Officer of FMXI, Inc. and
                                                 Foamex L.P.


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip
N. Smith, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


               Signature                                   Title
               ---------                                   -----
          /s/ Andrea Farace               Chairman and Chief Executive Officer of FMXI, Inc.
-------------------------------------      and Foamex L.P. (principal executive officer)
            Andrea Farace

     /s/ Salvatore J. Bonanno             President and Chief Operating Officer of Foamex L.P.
-------------------------------------      and FMXI, Inc. (principal executive officer)
        Salvatore J. Bonanno

       /s/ Kenneth R. Fuette              Senior Vice President of Finance and Chief Financial
-------------------------------------     Officer of Foamex L.P. and Senior Vice President
         Kenneth R. Fuette                of Finance and a director of FMXI, Inc.
                                          (principal financial and accounting officer)
       /s/ Marshall S. Cogan              Vice Chairman of Foamex L.P. and FMXI, Inc.
-------------------------------------
          Marshall S. Cogan

     /s/ Salvatore J. Bonanno             Director of FMXI, Inc.
-------------------------------------
        Salvatore J. Bonanno

          /s/ Andrea Farace               Director of FMXI, Inc.
-------------------------------------
            Andrea Farace

       /s/ Kenneth R. Fuette              Director of FMXI, Inc.
-------------------------------------
          Kenneth R. Fuette

       /s/ Marshall S. Cogan              Director of FMXI, Inc.
-------------------------------------
          Marshall S. Cogan

      /s/ Philip N. Smith, Jr.            Director of FMXI, Inc.
-------------------------------------
        Philip N. Smith, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                                        FOAMEX CAPITAL CORPORATION



                                        By: /s/ Andrea Farace
                                            ------------------------------------

                                            Name: Andrea Farace

                                            Title: Chairman and Chief Executive
                                                   Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip
N. Smith, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                 Signature                              Title
                 ---------                              -----
                  /s/ Andrea Farace          Chairman and Chief Executive Officer
----------------------------------------     (principal executive officer)
                    Andrea Farace

                /s/ Robert H. Nelson         Vice President (principal executive officer)
----------------------------------------
                  Robert H. Nelson

               /s/ Kenneth R. Fuette         Senior Vice President of Finance and
----------------------------------------      Chief Financial Officer
                  Kenneth R. Fuette           (principal financial and accounting officer)


               /s/ Marshall S. Cogan         Director
----------------------------------------
                  Marshall S. Cogan

                  /s/ Andrea Farace          Director
----------------------------------------
                    Andrea Farace

               /s/ Kenneth R. Fuette         Director
----------------------------------------
                  Kenneth R. Fuette

                /s/ Robert H. Nelson         Director
----------------------------------------
                  Robert H. Nelson

                /s/ Barry Zimmerman          Director
----------------------------------------
                   Barry Zimmerman

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                                        GENERAL FELT INDUSTRIES, INC.



                                        By: /s/ Theodore J. Kall
                                            ------------------------------------

                                            Name: Theodore J. Kall
                                            Title: President


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip
N. Smith, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                 Signature                             Title
                 ---------                             -----

         /s/ Andrea Farace         Chairman
-------------------------------     (principal executive officer)
          Andrea Farace

       /s/ Theodore J. Kall        President and a director
-------------------------------     (principal executive officer)
         Theodore J. Kall

      /s/ Kenneth R. Fuette        Vice President, Treasurer and
-------------------------------     Chief Financial Officer
         Kenneth R. Fuette          (principal financial and accounting officer)


      /s/ Marshall S. Cogan        Director
-------------------------------
         Marshall S. Cogan

      /s/ Kenneth R. Fuette        Director
-------------------------------
         Kenneth R. Fuette

         /s/ Andrea Farace         Director
-------------------------------
           Andrea Farace

       /s/ Theodore J. Kall        Director
-------------------------------
       Theodore J. Kall

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                                        FOAMEX FIBERS, INC.



                                        By: /s/ Andrea Farace
                                            ------------------------------------

                                            Name: Andrea Farace

                                            Title:  Chairman and Chief Executive
                                                    Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip
N. Smith, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                 Signature                                Title
                 ---------                                -----

            /s/ Andrea Farace          Chairman and Chief Executive
----------------------------------      Officer (principal executive officer)
              Andrea Farace

          /s/ Robert H. Nelson         Vice President
----------------------------------      (principal executive officer)
            Robert H. Nelson

         /s/ Kenneth R. Fuette         Treasurer (principal financial and
----------------------------------      accounting officer)
            Kenneth R. Fuette

       /s/ Salvatore J. Bonanno        Director
----------------------------------
          Salvatore J. Bonanno

         /s/ Marshall S. Cogan         Director
----------------------------------
            Marshall S. Cogan

        /s/ Andrea Farace              Director
----------------------------------
           Andrea Farace

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                                        FOAMEX LLC

                                        By: Foamex L.P., its Member

                                        By: FMXI, Inc.,
                                          Its Managing General Partner


                                        By: /s/ Andrea Farace
                                            ------------------------------------
                                            Name: Andrea Farace

                                            Title:  Chairman and Chief Executive
                                                    Officer of FMXI, Inc. and
                                                    Foamex L.P.


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip
N. Smith, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 6th day of February, 1998.


                 Signature                              Title
                 ---------                              -----
          /s/ Andrea Farace             Chairman and Chief Executive Officer of FMXI,
-----------------------------------      Inc. and Foamex L.P. (principal executive officer)
            Andrea Farace

        /s/ Salvatore J. Bonanno        President and Chief Operating Officer of Foamex
-----------------------------------      L.P. and FMXI, Inc. (principal executive officer)
           Salvatore J. Bonanno

          /s/ Kenneth R. Fuette         Senior Vice President of Finance and Chief
-----------------------------------      Financial Officer of Foamex L.P. and Senior Vice
             Kenneth R. Fuette           President of Finance and a director of FMXI, Inc.
                                         (principal financial and accounting officer)

          /s/ Marshall S. Cogan         Vice Chairman of Foamex L.P. and FMXI, Inc.
-----------------------------------
             Marshall S. Cogan

        /s/ Salvatore J. Bonanno        Director of FMXI, Inc.
-----------------------------------
           Salvatore J. Bonanno

             /s/ Andrea Farace          Director of FMXI, Inc.
-----------------------------------
               Andrea Farace

          /s/ Kenneth R. Fuette         Director of FMXI, Inc.
-----------------------------------
           Kenneth R. Fuette

                                  EXHIBIT INDEX

                                                                  Page Number in
                                                                    Sequential
Exhibit                                                              Numbering
Number        Description                                             System
----------    -----------                                           ----------
3.1(a)        --Certificate of Limited Partnership of Foamex L.P.
                ("Foamex").
3.2.1(a)      --Fourth Amended and Restated Agreement of Limited
                Partnership of Foamex L.P., dated as of December 14,
                1993, by and among FMXI Inc. ("FMXI") and Trace Foam
                Company, Inc. ("Trace Foam"), as general partners, and
                Foamex International Inc. ("Foamex International"), as
                a limited partner (the "Partnership Agreement").
3.2.2(b)      --First Amendment to the Partnership Agreement, dated
                June 28, 1994.
3.2.3(c)      --Second Amendment to the Partnership Agreement, dated
                June 12, 1997.
3.2.4(s)      --Third Amendment to the Partnership Agreement, dated
                December 23, 1997.
3.3(a)        --Certificate of Incorporation of FMXI.
3.4(a)        --By-laws of FMXI.
3.5(k)        --Certificate of Incorporation of Foamex Capital
                Corporation ("FCC").
3.6(k)        --By-laws of FCC.
3.7(g)        --Certificate of Incorporation of General Felt
                Industries, Inc. ("General Felt").
3.8(g)        --By-laws of General Felt.
3.9(r)        --Certificate of Incorporation of Foamex Fibers, Inc.
                ("Foamex Fibers").
3.10(r)       --By-laws of Foamex Fibers.
3.11***       --Certificate of Limited Liability Company of Foamex LLC
                ("FLLC").
3.12***       --Amended and restated Operating Agreement of FLLC.
4.1.1(d)      --Indenture, dated as of June 12, 1997, by and among
                Foamex L.P., FCC, the Subsidiary Guarantors and The
                Bank of New York, as Trustee, relating to $150,000,000
                principal amount of 9-7/8% Senior Subordinated Notes
                due 2007 (the 9-7/8% Notes"), including form of Senior Subordinated Note and Subsidiary Guarantee.
4.1.2(s)      --First Supplemental Indenture, dated as of December 23,
                1997, between FLLC and The Bank of New York, as
                trustee, relating to the 9-7/8% Notes.
4.2.1(e)      --Indenture, dated as of June 3, 1993, among Foamex and
                FCC, as joint and several obligors, General Felt, as
                Guarantor, and Shawmut Bank, National Association
                ("Shawmut"), as trustee, relating to $160,000,000
                principal amount of 9-1/2% Senior Secured Notes due
                2000 (the "Senior Secured Notes"), including form of
                Senior Secured Note.
4.2.2(a)      --First Supplemental Indenture, dated as of November 18,
                1993, among Foamex and FCC, as Issuers, General Felt
                and Perfect Fit Industries, Inc. ("Perfect Fit"), as
                Guarantors and Shawmut, as trustee, relating to the
                Senior Secured Notes.
4.2.3(a)      --Second Supplemental Indenture, dated as of December
                14, 1993, among Foamex and FCC, as Issuers, Foamex International, General Felt and Perfect Fit, as
                Guarantors and Shawmut, as trustee, relating to the
                Senior Secured Notes.
4.2.4(f)      --Third Supplemental Indenture, dated as of August 1,
                1996, by and among Foamex and FCC, as Issuers, Foamex International, as parent guarantor, General Felt, as guarantor, Perfect Fit, as withdrawing guarantor, and
                Fleet National Bank ("Fleet"), as trustee relating to
                the Senior Secured Notes.
4.2.5(c)      --Fourth Supplemental Indenture, dated as of May 28,
                1997, by and among Foamex and FCC, as Issuers, Foamex International, as Parent Guarantor, General Felt, as
                Guarantor, and Fleet, as Trustee.
4.2.6(e)      --Company Pledge Agreement, dated as of June 3, 1993, by
                Foamex in favor of Shawmut, as trustee for the holders
                of the Senior Secured Notes.
4.2.7(r)      --Amendment No. 1 to Company (Foamex L.P.) Pledge
                Agreement, dated June 12, 1997.
4.2.8(e)      --Company Pledge Agreement, dated as of June 3, 1993, by
                FCC in favor of Shawmut, as trustee for the holders of
                the Senior Secured Notes.
4.2.9(r)      --Amendment No. 1 to Company (FCC) Pledge Agreement,
                dated June 12, 1997.

4.2.10(e)     --Subsidiary Pledge Agreement, dated as of June 3, 1993,
                by General Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.11(r)     --Amendment No. 1 to Subsidiary (General Felt) Pledge
                Agreement, dated June 12, 1997.
4.2.12(e)     --Company Security Agreement, dated as of June 3, 1993,
                by Foamex and FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.1(r)      --Amendment No. 1 to Company Security Agreement, dated
                June 12, 1997 (Foamex and FCC).
4.2.14(e)     --Subsidiary Security Agreement, dated as of June 3,
                1993, by General Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.15(r)     --Amendment No. 1 to Subsidiary Security Agreement,
                dated June 12, 1997 (General Felt).
4.2.16(e)     --Collateral Assignment of Patents and Trademarks, dated
                as of June 3, 1993, by Foamex in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.17(r)     --Amendment No. 1 to Collateral Assignment of Patents
                and Trademarks (Foamex), dated June 12, 1997.
4.2.18(e)     --Collateral Assignment of Patents and Trademarks, dated
                as of June 3, 1993, by FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.19(r)     --Amendment No. 1 to Collateral Assignment of Patents
                and Trademarks (FCC), dated June 12, 1997.
4.2.20(e)     --Collateral Assignment of Patents and Trademarks, dated
                as of June 3, 1993, by General Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
4.2.21(r)     --Amendment No. 1 to Collateral Assignment of Patents
                and Trademarks (General Felt), dated June 12, 1997.
4.2.22(r)     --Amended and Restated Receivables Security Agreement,
                by and among Fleet, Citicorp USA, Inc. and The Bank of Nova Scotia, dated as of June 12, 1997.
4.2.23(r)     --Intercreditor Agreement, by and among, Fleet, Citicorp
                USA, Inc. and The Bank of Nova Scotia, dated as of June 12, 1997 (re: Senior Secured Notes).
4.3.1(s)      --Indenture, dated as of December 23, 1997, by and among
                Foamex and FCC as issuers, Foamex Fibers, FLLC and General Felt as guarantors and The Bank of New York, as trustee, relating to 13-1/2% Senior Subordinated Notes due 2005.
4.4.1(d)      --Credit Agreement, dated as of June 12, 1997, by and
                among Foamex, General Felt, Trace Foam, FMXI, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, and Citicorp USA, Inc. and The Bank of Nova Scotia, as Administrative Agents.
4.4.2(r)      --Foamex International Guaranty, dated as of June 12,
                1997, made by Trace Foam and FMXI in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.3(r)      --Partnership Guaranty, dated as of June 12, 1997, made
                by Trace Foam and FMXI in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.4(r)      --Foamex Guaranty, dated as June 12, 1997, made by
                Foamex in favor of Citicorp USA, Inc., as Collateral
                Agent.
4.4.5(r)      --General Felt Guaranty, dated as of June 12, 1997, made
                by General Felt in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.6(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Fibers in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.7(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.8(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.9(r)      --Subsidiary Guaranty, dated as of June 12, 1997, made
                by FCC in favor of Citicorp USA, Inc., as Collateral
                Agent.
4.4.10(r)     --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.11(r)     --Subsidiary Guaranty, dated as of June 12, 1997, made
                by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.12(r)     --Partnership Pledge Agreement, dated as of June 12,
                1997, made by Trace Foam, FMXI and Foamex
                International in favor of Citicorp USA, Inc., as Collateral Agent.

4.4.13(r)     --Foamex Pledge Agreement, dated as June 12, 1997, made
                by Foamex in favor of Citicorp USA, Inc., as
                Collateral Agent.
4.4.14(r)     --General Felt Pledge Agreement, dated as of June 12,
                1997, made by General Felt in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.15(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by FCC in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.16(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Fibers in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.17(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.18(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.19(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.20(r)     --Subsidiary Pledge Agreement, dated as of June 12,
                1997, made by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.21(r)     --Foamex Security Agreement, dated as of June 12, 1997,
                made by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.22(r)     --General Felt Security Agreement, dated as of June 12,
                1997, made by General Felt in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.23(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Fibers in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.24(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.25(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.26(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.27(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.28(r)     --Subsidiary Security Agreement, dated as of June 12,
                1997, made by FCC in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.29(s)     --First Amendment to Credit Agreement, dated December
                23, 1997.
4.4.30***     --Amended and Restated Foamex International Guaranty,
                dated as of December 23, 1997, made by Foamex International in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.31***     --First Amendment to Foamex Pledge Agreement, dated as
                of December 23, 1997, by Foamex in favor of Citicorp USA, Inc. as Collateral Agent.
4.4.32***     --First Amendment to Foamex Security Agreement, dated as
                of December 23, 1997, by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.33***     --First Amendment to Foamex Patent Agreement, dated as
                of December 23, 1997, by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.34***     --First Amendment to Trademark Security Agreement, dated
                as of December 23, 1997, by Foamex in favor of Citicorp USA, Inc., as Collateral Agent.
4.4.35***     --Acknowledgement of Guaranty by each of the guarantors
                to a Guaranty dated June 12, 1997 in favor of Citicorp
                USA, Inc.
4.4.36***     --Crain LLC Security Agreement, dated as of December 23,
                1997, made by FLLC in favor of Citicorp USA, Inc.
4.4.37***     --Crain LLC Guaranty, dated as of December 23, 1997,
                made by FLLC in favor of Citicorp USA, Inc.
4.4.38***     --First Amendment to Pledge Agreement, dated as of
                December 23, 1997, by pledgors in favor of Citicorp
                USA, Inc.
4.4.39***     --Crain Industries Guaranty, dated as of December 23,
                1997, made by Crain in favor of Citicorp USA, Inc.
4.4.40***     --First Amendment to Partnership Pledge Agreement, dated
                as of December 23, 1997, among Trace Foam, FMXI and Foamex International in favor of Citicorp USA, Inc.

 4.4.41***    --First Amendment to Credit Agreement, dated as of
                December 23, 1997, among Foamex, General Felt, Trace
                Foam, FMXI, the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Citicorp USA, Inc., as Collateral Agent and The Bank of Nova Scotia, as
                Funding Agent.
 4.5(j)       --Commitment Letter, dated July 9, 1996, from The Bank
                of Nova Scotia to Foamex Canada Inc.
 4.6(a)       --Subordinated Promissory Note, dated as of May 6, 1993,
                in the original principal amount of $7,014,864
                executed by Foamex to John Rallis ("Rallis").
 4.7(a)       --Marely Loan Commitment Agreement, dated as of
                December 14, 1993, by and between Foamex International and Marely s.a. ("Marely").
 4.8(a)       --DLJ Loan Commitment Agreement, dated as of December
                14, 1993, by and between Foamex International and DLJ Funding, Inc. ("DLJ Funding").
 4.9.1(r)     --Promissory Note, dated July 12, 1997, in the aggregate
                principal amount of $5,000,000, executed by Trace
                Holdings to Foamex.
 4.9.2(r)     --Promissory Note, dated July 12, 1997, in the aggregate
                principal amount of $4,794,828, executed by Trace
                Holdings to Foamex.
 5.1***       --Opinion of Willkie Farr & Gallagher.
 8.1***       --Opinion of Willkie Farr & Gallagher, as to tax
                matters.
10.1.1(r)     --Amendment to Master Agreement, dated as of
                June 5, 1997, between Citibank, N.A. and Foamex.
10.1.2(r)     --Amended confirmation, dated as of June 13, 1997,
                between Citibank, N.A. and Foamex.
10.2(h)       --Reimbursement Agreement, dated as of March 23, 1993,
                between Trace Holdings and General Felt.
10.3(h)       --Shareholder Agreement, dated December 31, 1992, among
                Recticel, S.A. ("Recticel"), Recticel Holding Noord
                B.V., Foamex, Beamech Group Limited, LME-Beamech,
                Inc., James Brian Blackell and Prefoam AG relating to
                foam technology sharing arrangement.
10.4.1(k)     --Asset Transfer Agreement, dated as of October 2, 1990,
                between Trace Holdings and Foamex (the "Trace Holdings Asset Transfer Agreement").
10.4.2(k)     --First Amendment, dated as of December 19, 1991, to the
                Trace Holdings Asset Transfer Agreement.
10.4.3(k)     --Amended and Restated Guaranty, dated as of December
                19, 1991, made by Trace Foam in favor of Foamex.
10.5.1(k)     --Asset Transfer Agreement, dated as of October 2, 1990,
                between RFC and Foamex (the "RFC Asset Transfer
                Agreement").
10.5.2(k)     --First Amendment, dated as of December 19, 1991, to the
                RFC Asset Transfer Agreement.
10.5.3(k)     --Schedule 5.03 to the RFC Asset Transfer Agreement (the
                "5.03 Protocol").
10.5.4(h)     --The 5.03 Protocol Assumption Agreement, dated as of
                October 13, 1992, between RFC and Foamex.
10.5.5(h)     --Letter Agreement between Trace Holdings and Recticel
                regarding the Recticel Guaranty, dated as of July 22,
                1992.
10.6(l)       --Supply Agreement, dated June 28, 1994, between Foamex
                and Foamex International.
10.7.1(l)     --First Amended and Restated Tax Sharing Agreement,
                dated as of December 14, 1993, among Foamex, Trace
                Foam, FMXI and Foamex International.
10.7.2(d)     --First Amendment to Amended and Restated Tax Sharing
                Agreement of Foamex, dated as of June 12, 1997, by and among Foamex, Foamex International, FMXI, Inc. and
                Trace Foam.
10.7.3***     --Second Amendment to Amended and Restated Tax Sharing
                Agreement of Foamex, dated as of December 23, 1997, by
                and among Foamex, Foamex International, FMXI, Inc. and
                Trace Foam.
10.8.1(m)     --Tax Distribution Advance Agreement, dated as of
                December 11, 1996, by and between Foamex and
                Foamex-JPS Automotive L.P.
10.8.2(d)     --Amendment No. 1 to Tax Distribution Advance Agreement,
                dated as of June 12, 1997, by and between Foamex International and Foamex.
10.9.1(h)     --Trace Foam Management Agreement between Foamex and
                Trace Foam, dated as of October 13, 1992.

10.9.2(l)     --Affirmation Agreement re: Management Agreement, dated
                as of December 14, 1993, between Foamex and Trace
                Foam.
10.9.3(d)     --First Amendment to Management Agreement, dated as of
                June 12, 1997, by and between Foamex and Trace Foam.
10.10.1(k)    --Salaried Incentive Plan of Foamex and Subsidiaries.
10.10.2(k)    --Trace Holdings 1987 Nonqualified Stock Option Plan.
10.10.3(k)    --Equity Growth Participation Program.
10.10.4(o)    --General Felt Industries, Inc. Retirement Plan for
                Salaried Employees, effective as of January 1, 1995.
10.10.5(o)    --Foamex L.P. Salaried Retirement Plan (formerly known
                as the Foamex L.P. Products, Inc.Salaried Employee Retirement Plan), as amended, effective July 1, 1984.
10.10.6(n)    --Foamex/General Felt 401(k) Savings Plan dated July 1,
                1995.
10.10.7(a)    --Foamex International's 1993 Stock Option Plan.
10.10.8(a)    --Foamex International's Non-Employee Director
                Compensation Plan.
10.11.1(o)    --Employment Agreement, dated as of February 1, 1994, by
                and between Foamex and William H. Bundy.
10.11.2(p)    --Employment Agreement, dated as of July 26, 1995, by
                and between Foamex and Salvatore J. Bonanno.
10.12(a)      --Warrant Exchange Agreement, dated as of December 14,
                1993, by and between Foamex International and Marely.
10.13(a)      --Warrant Exchange Agreement, dated as of December 14,
                1993, by and between Foamex International and DLJ
                Funding.
10.14(o)      --Stock Purchase Agreement, dated as of December 23,
                1993, by and between Transformacion de Espumas y Fieltros, S.A., the stockholders which are parties thereto, and Foamex.
10.15(q)      --Asset Purchase Agreement, dated as of August 29, 1997,
                by and among General Felt, Foamex, Bretlin, Inc. and The Dixie Group, Inc.
12.1***       --Computation of Ratios of Earnings to Fixed Charges
                (Foamex).
12.2***       --Computation of Ratios of Earnings to Fixed Charges
                (General Felt).
12.3***       --Computation of Ratios of Earnings to Fixed Charges
                (Crain).
21.1***       --Subsidiaries of the Registrants.
23.1***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Foamex L.P.
23.2***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to General Felt Industries, Inc.
23.3***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Foamex Capital Corporation.
23.4***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Foamex Fibers, Inc.
23.5***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to FMXI, Inc.
23.6***       --Consent of Coopers & Lybrand, L.L.P. independent
                accountants, to Trace Foam Company, Inc.
23.7***       --Consent of Arthur Andersen independent accountants, to
                Crain Industries, Inc.
23.8***       --Consent of Willkie Farr & Gallagher included in
                Exhibit 5.1.
25***         --Form T-1 Statement of Eligibility and Qualification
                under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture.
27.1***       --Financial Data Schedule (Foamex Fibers).
27.2***       --Financial Data Schedule (General Felt).
99.1***       --Form of Letter of Transmittal.
99.2***       --Form of Notice of Guaranteed Delivery.

--------

**  To be filed by amendment.
*** Filed herewith.
(a) Incorporated herein by reference to the Exhibit to Foamex International's Registration Statement on Form S-1, Registration No. 33-69606.
(b) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended January 1, 1995.
(c) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P. reporting an event that occurred May 28, 1997.

(d) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P. reporting an event that occurred June 12, 1997.
(e) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and Foamex Capital Corporation on Form S-4, Registration No. 33-65158.
(f) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended June 30, 1996.
(g) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P., Foamex Capital Corporation and General Felt on Form S-1, Registration Nos. 33-60888, 33-60888-01 and 33-60888-02.
(h) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. and Foamex Capital Corporation for the fiscal year ended January 3, 1993.
(i) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 1, 1995.
(j) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended September 30, 1996.
(k) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and Foamex Capital Corporation on Form S-1, Registration Nos. 33-49976 and 33-49976-01.
(l) Incorporated herein by reference to the Exhibit to the Registration Statement of FJPS, FJCC and Foamex International on Form S-4, Registration No. 33-82028.
(m) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended December 29, 1996.
(n) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended July 2, 1995.
(o) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 2, 1994.
(p) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended December 31, 1995.
(q) Incorporated herein by reference to the Exhibit to the Current Report of Form 8-K of Foamex L.P. reporting an event that occurred August 29, 1997.
(r) Incorporated herein by reference to the Exhibit to the registration Statement of Foamex L.P. and Foamex capital Corporation on Form S-4, Registration No. 333-30291.
(s) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P., Foamex Capital Corporation and Foamex International reporting an event that occurred December 23, 1997.